As filed with the U.S. Securities and Exchange Commission on June 5, 2026

Registration No. 333-291796

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TERRESTRIAL ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	3443	98-1785406
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217

(646) 687-8212

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Simon Irish

Chief Executive Officer

2730 W. Tyvola Road, Suite 100

Charlotte, NC 28217

(646) 687-8212

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean M. Jones

Coleman Wombwell

K&L Gates LLP

300 South Tryon Street

Suite 1000

Charlotte, NC 28202

(704) 331-7406

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

Rule 429 Statement

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-291796) that was originally declared effective by the Securities and Exchange Commission on December 23, 2025 (referred to herein as the “Registration Statement”) will be used as a combined prospectus in connection with this Registration Statement and the registrant’s Registration Statement on Form S-4 (File No. 333-288735), that was originally declared effective by the Securities and Exchange Commission on September 26, 2025 (as amended, the “Prior Registration Statement”). Accordingly, this Registration Statement also constitutes Post-Effective Amendment No. 2 to the Prior Registration Statement. Such Post-Effective Amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Terrestrial Energy Inc., a Delaware corporation (the “Company”), filed a Registration Statement on Form S-1 (Registration No. 333-291796) on November 26, 2025, which was subsequently amended on December 22, 2025 and declared effective by the Securities and Exchange Commission (the “SEC”) on December 23, 2025 (as amended and supplemented, the “Registration Statement”).

The Company also filed a Registration Statement on Form S-4 (Registration No. 333-288735) on July 17, 2025, which was subsequently amended on August 15, 2025, September 4, 2025, September 16, 2025, and September 23, 2025, and declared effective by the SEC on September 26, 2025 (as amended and supplemented, the “Prior Form S-4 Registration Statement” and together with the Registration Statement, the “Original Registration Statements”).

This Post-Effective Amendment No. 2 to the Registration Statement (the “Post-Effective Amendment”) is being filed (i) pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), to combine the prospectuses included in the Original Registration Statements, (ii) to convert the Prior Form S-4 Registration Statement into a Registration Statement on Form S-1, (iii) to serve as a Section 10(a)(3) update to each of the Original Registration Statements, and (iv) to make certain other updates to the prospectus that forms a part of this Post-Effective Amendment No. 2. No additional securities are being registered under this Post-Effective Amendment.

The information included in this filing amends the Original Registration Statements and the prospectuses contained therein (and all amendments or supplements thereto). No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the registration statement.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED June 5, 2026

TERRESTRIAL ENERGY INC.

Primary Offering of up to

53,492,818 SHARES OF COMMON STOCK UNDERLYING

WARRANTS AND EXCHANGEABLE SHARES

Secondary Offering of up to

13,723,445 SHARES OF COMMON STOCK

1,267,599 WARRANTS TO PURCHASE SHARES OF COMMON STOCK

This prospectus relates to the offer and sale by Terrestrial Energy Inc., a Delaware corporation (“us,” “we,” “Terrestrial Energy,” or the “Company”) of up to:

(i)	4,275,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company that are issuable by us upon the exercise of warrants issued to HCM Investor Holdings II, LLC (the “Sponsor”);
(ii)	2,575,000 shares of Common Stock that are issuable by us upon the exercise of warrants issued to Cantor Fitzgerald & Co., a New York general partnership (“Cantor”);
(iii)	1,267,599 shares of Common Stock that are issuable by us upon the exercise of warrants issued to an affiliate of the Sponsor in upon conversion of certain working capital loans at the closing of the Business Combination (as defined below) (the “Working Capital Warrants”, together with the warrants referenced in (i) (ii), the “Private Placement Warrants”);
(iv)	10,658,520 shares of Common Stock that are issuable by us upon the exercise of warrants held by the pre-Business Combination stockholders of Terrestrial Energy Development Inc. (“TEDI”), a Delaware corporation and wholly-owned subsidiary of the Company (the “Legacy Terrestrial Warrants”);
(v)	11,500,000 shares of Common Stock that are issuable by us upon the exercise of our publicly traded warrants (the “Public Warrants”); and
(vi)	23,216,699 shares of Common Stock issuable upon the conversion of the Class B exchangeable shares (the “Class B Exchangeable Shares”) and Class C exchangeable shares (the “Class C Exchangeable Shares”, together with the Class B Exchangeable Shares, the “Exchangeable Shares”) in the capital of Terrestrial Energy Canada (Exchange) Inc., a corporation existing under the laws of the Province of Ontario (“ExchangeCo”).

This prospectus also relates to the offer and resale from time to time by the selling securityholders (including their transferees, donees, pledgees and other successors-in-interest) named in this prospectus (the “Selling Securityholders”) entitled to resale registration rights pursuant to the Amended and Restated Registration Rights Agreement, dated as of October 28, 2025 (the “Registration Rights Agreement”) or other agreements, of up to:

(i)	6,625,450 shares of Common Stock issuable to certain Selling Securityholders upon exercise of Private Placement Warrants (the “Resale Warrant Shares”);

(ii)	2,773,995 shares of Common Stock (the “PIPE Shares”) that were issued to certain Selling Securityholders pursuant to the subscription agreements, each dated as of March 26, 2025, with the investors party thereto (the “PIPE Investors”);
(iii)	4,324,000 shares of Common Stock (the “Founder Shares”) that were issued to the Sponsor and its transferees in connection with the Company’s domestication as a Delaware corporation (the “Domestication”); and
(iv)	1,267,599 Working Capital Warrants (such securities described in clauses (i) through (iv) collectively, the “Resale Securities”).

We are registering the offer and sale and/or resale of these securities to satisfy certain registration obligations we have and certain registration rights we have granted. The Selling Securityholders may offer all or part of the Resale Securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Resale Securities are being registered to permit the Selling Securityholders to sell Resale Securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell the Resale Securities through ordinary brokerage transactions, in underwritten offerings, directly to market makers of our securities or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of Resale Securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act, or the Exchange Act. We are registering the Resale Securities for resale by the Selling Securityholders, or their donees, pledgees, transferees, distributees or other successors-in-interest selling our Common Stock or Private Placement Warrants or interests in our Common Stock or Private Placement Warrants received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer. Certain Resale Securities held by the Selling Securityholders party to the Registration Rights Agreement are subject to lock-up restrictions that prohibit them from selling such securities at this time, subject to certain exceptions. See the section of this prospectus entitled “Description of Capital Stock.”

Some of the Resale Securities were acquired by the Selling Securityholders for prices considerably below the current market price of our Common Stock. The current market price ($9.13 closing price on May 29, 2026) is below the $10.00 per unit price offered in the Company’s initial public offering, however, certain Selling Securityholders may have an incentive to sell because they have purchased their Resale Securities at effective prices significantly lower than our public investors or the current trading price of the Common Stock or Public Warrants and may profit significantly so even under circumstances in which our public securityholders or certain other Selling Securityholders would experience losses in connection with their investment.

As May 29, 2026, we had 105,935,266 shares of Common Stock and share equivalents outstanding, including 23,216,699 shares of Common Stock that would be issued and outstanding upon the exchange of outstanding Exchangeable Shares.

The shares of Common Stock being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 20.7% of our total issued and outstanding shares of Common Stock, and the Private Placement Warrants being offered for resale pursuant to this prospectus represent approximately 4.2% of our current total outstanding warrants. Upon expiration of the contractual lock-up restrictions mentioned above and described in the section entitled “Certain Relationships and Related Persons Transactions,” the Selling Securityholders, including Shawn Matthews, one of our directors (who beneficially owns approximately 8.2% of our total issued and outstanding Common Stock), will be able to sell all of their Resale Securities registered for resale hereunder for so long as this registration statement of which this prospectus forms a part is available for use. Given the substantial number of Resale Securities being registered for potential resale by the Selling Securityholders pursuant to the registration statement of which this prospectus forms a part, the sale of such Resale Securities by the Selling Securityholders, or the perception in the market that the Selling Securityholders may or intend to sell all or a significant portion of such Resale Securities, could increase the volatility of the market price of our Common Stock or Public Warrants or result in a significant decline in the public trading price of our Common Stock or Public Warrants. The Selling Securityholders acquired, or have the option to acquire, the shares of Common Stock covered by this prospectus at prices ranging from less than $0.01 per share to $11.50 per share. By comparison, the closing price per share as of May 29, 2026 was $9.13 per share and the offering price to public stockholders in the Company’s IPO was $10.00 per unit, each of which consisted of one ordinary share and one-half of one redeemable public warrant of the Company. Consequently, certain Selling Securityholders may realize a positive rate of return on the sale of their Resale Securities covered by this prospectus even if the market price of the Common Stock decreases below the current market price or remains below the $10.00 per unit price offered in the Company’s initial public offering and public stockholders and/or warrantholders may experience a negative rate of return on their investment.

We will not receive any proceeds from the sale of the Resale Securities by the Selling Securityholders. We will receive the proceeds upon exercise of any warrants to the extent such warrants are exercised for cash. Assuming the exercise of all outstanding Private Placement Warrants and Public Warrants for cash, we would receive aggregate proceeds of approximately $225.6 million. However, we will only receive such proceeds if all warrant holders fully exercise their warrants for cash. The exercise price of the Private Placement Warrants and Public Warrants is $11.50 per share. Assuming the exercise of all outstanding Legacy Terrestrial Warrants for cash, we would receive aggregate proceeds of approximately $23.9 million. However, we will only receive such proceeds if all Legacy Terrestrial Warrant holders fully exercise their warrants for cash. The exercise price of the Legacy Terrestrial Warrants is $2.24 per share. We believe that the likelihood that holders determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the market price for our Common Stock is less than the exercise price of the our warrants (on a per share basis), as applicable, we believe that holders will be very unlikely to exercise any of their warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the warrants will be or will remain “in the money” prior to their expiration or that the holders will exercise their warrants. Holders of warrants have the option to exercise their respective warrants on a cashless basis in accordance with the terms of the Amended and Restated Warrant Agreement, dated October 28, 2025, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”) and the Legacy Terrestrial Warrants (as applicable). To the extent that any warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of such warrants will decrease.

We will bear all costs, expenses, and fees in connection with the registration of the Resale Securities. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the Resale Securities.

Our Common Stock and Public Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “IMSR” and “IMSRW,” respectively. On May 29, 2026, the closing price of our Common Stock was $9.13 per share and the closing price for our Public Warrants was $3.38 per warrant.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Summary - Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in shares of our securities involves risks that are described in the “Risk Factors” section beginning on page 7 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 5, 2026.

You should rely only on the information contained in this prospectus or any amendment or supplement to this prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under the circumstances and in jurisdictions where it is lawful to do so. Neither we nor the Selling Securityholders have authorized anyone to provide you with information different from that contained in this prospectus or any amendment or supplement to this prospectus. Neither we nor the Selling Securityholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information in this prospectus or any amendment or supplement to this prospectus. The information in this prospectus or any amendment or supplement to this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any amendment or supplement to this prospectus, as applicable, or any sale of the securities offered by this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

For Investors Outside the United States: We and the Selling Securityholders are offering to sell, and seeking offers to buy, the securities offered by this prospectus only in jurisdictions where offers and sales are permitted. Neither we nor the Selling Securityholders have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities offered by this prospectus and the distribution of this prospectus outside the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. This prospectus also relates to the issuance by us of shares of Common Stock from time to time upon the occurrence of the events described in this prospectus.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Unless otherwise noted or the context otherwise requires, references to the “Company,” “Terrestrial Energy,” “Terrestrial Energy Inc.,” “we,” “us,” or “our” refer to the business of Terrestrial Energy and its subsidiaries.

We were incorporated on April 4, 2024, as a Cayman Islands exempted corporation under the name HCM II Acquisition Corp. (“HCM II”) for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On October 23, 2025, HCM II domesticated as a Delaware corporation and changed its name to “Terrestrial Energy Inc.” On October 28, 2025, pursuant to the Business Combination Agreement, by and among HCM II, HCM II Merger Sub Inc., a direct wholly owned subsidiary of HCM II (“Merger Sub”), and TEDI,  dated as of March 26, 2025, as amended by Amendment No. 1 dated effective as of October 26, 2025 (the “Business Combination Agreement”), the Company completed the domestication, merger and other transactions contemplated by the Business Combination Agreement (the “Business Combination”) with TEDI, with TEDI surviving as a wholly owned subsidiary of the Company. Following the Business Combination, the Company became a holding company whose operations are conducted through TEDI and whose primary asset is its equity interest in TEDI. For accounting and financial reporting purposes, the Business Combination was accounted for as a reverse recapitalization, with TEDI treated as the accounting acquirer and HCM II treated as the accounting acquiree.

References to a year refer to our fiscal years ended on December 31 of the specified year.

Certain monetary amounts, percentages and other figures included herein have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables and charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

MARKET AND INDUSTRY DATA

The Company is responsible for the disclosure contained in this prospectus. Information contained in this prospectus concerning the market and the industry in which the Company competes, including its market position, general expectations of market opportunity, size and growth rates, is based on information from various third-party sources, on assumptions made by the Company based on such sources and the Company’s knowledge of the markets for its services and solutions. This information and any estimates provided herein involve numerous assumptions and limitations, and you are cautioned not to give undue weight to such information. Third-party sources generally state that the information contained in such source has been obtained from sources believed to be reliable but that there can be no assurance as to the accuracy or completeness of such information. The Company has not independently verified this third-party information. The industry in which the Company is subject to a high degree of uncertainty and risk. As a result, the estimates and market and industry information provided in this prospectus are subject to change based on various factors, including those described in the sections of this prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors - Risks Related to Our Business and Industry” and elsewhere in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the effects of the Business Combination Agreement. These statements are based on the beliefs and assumptions of the Company’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. While the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about the Company, including:

●	the ability to realize the benefits expected from the Business Combination;
●	the ability to maintain the listing of the Common Stock and the Public Warrants on Nasdaq;
●	the ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;
●	the future financial performance of the Company;
●	the Company’s ability to retain or recruit, or to effect changes required in, their respective officers, key employees or directors;
●	the Company’s ability to comply with laws and regulations applicable to its business; and
●	expansion plans and opportunities.

These forward-looking statements are based on information available as of the date of this report and the Company’s management teams’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and its directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the Company’s management teams’ respective views as of any subsequent date. The Company does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

●	the fact that the Company has a limited history in commercial operations which limits the accuracy of any forward-looking forecasts, prospects or business outlook or plans;
●	that the Company may not be able to generate positive cashflow from its expected future business operations;
●	there may be time delays, unforeseen expenses, increased capital costs, and other complications;
●	inability to convert current commercial discussions and/or memorandums of understanding with customers into definitive contracts;
●	operating in a highly competitive industry;
●	inability to obtain sufficient capital or other resources necessary to provide for such production;
●	any failure by management to manage growth properly could negatively impact our business;
●	power or other utility disruption or shortage;
●	increasing costs, including rising electricity and other utility costs, or limited access to raw materials;
●	any failure to comply with the laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials;

●	any inability to meet individual customer specifications;
●	work stoppages or similar difficulties, breakdown in labor relations, or a shortage of skilled technicians and engineers;
●	failure to retain key personnel or attract additional qualified personnel;
●	failure to comply with certain agreements with government entities that have provided us with certain incentives and favorable financing;
●	impacts of force majeure events;
●	that the Company has generated negative operating cash flows and may experience negative cash flow from operations in the future;
●	extensive and costly environmental requirements;
●	the need to obtain and sustain governmental approvals and permits;
●	failure to comply with applicable anti-corruption, anti-bribery, anti-money laundering and similar laws and regulations;
●	costs of compliance with environmental, health and safety regulations;
●	the impacts of climate change;
●	possible litigation risks, including permit disputes (including in respect of access and/or validity of tenure), environmental claims, occupational health and safety claims and employee claims;
●	any infringement of the intellectual property rights of third parties;
●	failure to adequately protect intellectual property rights;
●	issue with information technology systems, including cyber threats, disruption, damage and failure;
●	use of resources and management attention related to the requirements of being a public company in the United States;
●	risks relating to the negative public or potential perception of the Company or the nuclear energy industry in general;
●	changes to United States trade policies, including new tariffs or the renegotiation or termination of existing trade agreements or treaties; and
●	substantial governmental support for competing technologies or their fuel supply may reduce our competitive advantage.

v

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

The Business

Terrestrial Energy Inc. is an advanced nuclear technology company developing the Integral Molten Salt Reactor nuclear plant (the “IMSR Plant”), which uses the Company’s proprietary design of Generation IV reactor technology. The IMSR Plant is designed to offer large improvements in affordability and utility of nuclear plants and by extension the cost competitiveness of nuclear energy supply when compared to plants built using Light Water Reactor technology as well as other Generation IV technology.

The IMSR Plant uses molten salt reactor technology, which is characterized by its distinctive use of a molten salt eutectic that acts as both nuclear fuel and reactor coolant. This approach enables stable, high-temperature reactor operation, which supports high-efficiency electricity generation using steam turbines as well as direct use as a supply of thermal energy for industrial plant operators seeking clean energy alternatives to fossil fuel combustion in industrial processes.

The Company estimates that the operational advantages accruing from reactor technology and plant design choices place the IMSR Plant competitively in a large and growing serviceable addressable market valued at $1.4 trillion today in Organization for Economic Co-operation and Development (OECD) countries. This market includes both clean, firm, and high-temperature thermal energy, and grid-based electric power supply, across a wide range of industrial and grid applications.

The Company believes that its choice of long-proven molten salt reactor technology for the IMSR Plant, designed within a pragmatic and market-focused innovative process that includes the use of standard nuclear fuel, delivers a market-competitive product in a compelling time frame. The IMSR Plant is scheduled for first commercial operation by the mid-2030s, and fleet operation commencing in the late 2030s.

The Company believes that timing of IMSR Plant development is aligned with changes in market demand for nuclear energy and nuclear reactor innovation. These are driven by major industrial innovations in other industrial sectors, by national energy supply insecurity, elevated by the Ukrainian War, by national energy policy objectives particularly in the US, and by a broad realization that net-zero is not feasible without a massive expansion in nuclear energy supply as evidenced by declarations at COP28 in Dubai.

Corporate History

HCM II was a special purpose acquisition company incorporated on April 4, 2024, as a Cayman Islands exempted corporation for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. On October 23, 2025, HCM II domesticated as a Delaware corporation and changed its name to “Terrestrial Energy Inc.” On October 28, 2025, pursuant to the Business Combination Agreement, dated as of March 26, 2025, as amended, the Company completed the Business Combination with TEDI, with TEDI surviving as a wholly owned subsidiary of the Company. Following the Business Combination, the Company became a holding company whose operations are conducted through TEDI and whose primary asset is its equity interest in TEDI. For accounting and financial reporting purposes, the Business Combination was accounted for as a reverse recapitalization, with TEDI treated as the accounting acquirer and HCM II treated as the accounting acquiree. Our principal executive office is located at 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217. Our telephone number is (646) 687-8212. Our website address is https://www.terrestrialenergy.com/.

Summary Risk Factors

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in this prospectus, before deciding to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. References to past events are provided by way of example only and are not intended to be a complete listing or a representation as to whether or not such factors have occurred in the past or their likelihood of occurring in the future. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations. In particular, the following considerations, among others, may offset our competitive strengths or have a negative effect on our business strategy, which could cause a decline in the price of our Common Stock or warrants and result in a loss of all or a portion of your investment:

●	Our limited commercial operating history makes it difficult to evaluate our prospects, the risks and challenges we may encounter and our total potential addressable market.
●	Any delays in the development and construction of our IMSR Plants and the manufacturing of their key components may adversely impact our business and financial condition.
●	If we fail to manage our growth effectively, we may be unable to execute our business plan, and our business, results of operations, and financial condition could be harmed.
●	Any failure to effectively update the design, construction, and operations of our planned IMSR Plants to ensure cost competitiveness could reduce the marketability of our designs and has the potential to impact deployment schedules.
●	Successful commercialization of new, or further enhancements to existing, alternative low-carbon energy generation technologies may adversely affect the market demand for our IMSR Plants.
●	If demand for our IMSR Plants fails to develop sufficiently, our business and operations could suffer, and we would be unable to achieve or maintain profitability.
●	Our IMSR Plant design may not attract customers as quickly as we expect, or at all.
●	Customers may rescind or back out of non-binding agreements due to various reasons, which could adversely affect our revenue streams, project timelines, and overall financial performance.
●	Our cost estimates are sensitive to broader economic factors, and our ability to control or manage our costs may be limited.
●	Competition from existing or new competitors or technologies domestically and internationally could cause us to experience one or more of downward pressures on prices, lower customer demand for our products and services, reduced margins, the inability to take advantage of new business opportunities and the loss of market share.
●	Changes in the availability and cost of electricity, natural gas, oil and other forms of energy are subject to volatile market conditions that could adversely affect our business prospects, financial condition, results of operations and cash flows.
●	The potential disruption of uranium supply chains makes long-range planning uncertain.
●	The cost of electricity and heat generated from nuclear sources may not be cost competitive with other electricity generation sources and/or heat generated from other sources in some markets, which could materially and adversely affect our business prospects, financial condition, results of operations and cash flow.
●	Our illustrative unit economics are subject to significant risks, assumptions, estimates, and uncertainties. As a result, our actual revenues, timing for achieving business milestones, expenses, capital expenditures, profitability and cash flows may differ materially from our expectations.

●	The IMSR Plants may not operate as planned.
●	We and our customers operate in a politically sensitive environment, and the public perception of nuclear energy and radioactive materials could materially and adversely affect us, our customers, and the markets in which we operate.
●	Incidents involving nuclear energy facilities, including accidents, terrorist acts or other high-profile events involving radioactive materials, could materially and adversely affect the public perception of the safety of nuclear energy and adversely affect our business.
●	The direct and indirect impact on us and our customers from severe weather and other effects of climate change and the economic impacts of the transition to low-emissions energy, could adversely affect our financial condition, operating results, and cash flows.
●	The occurrence of adverse events, cancellations of significant projects, delays in project timelines, adjustments in cost structures, and other negative developments announced by competitors could have an impact on our operations, financial performance, and future prospects.
●	The IMSR Plant involves toxic, hazardous and/or radioactive materials and could result in liability without regard to fault or negligence.
●	Unsatisfactory safety performance or security incidents at our customers’ facilities — or any nuclear facility around the world — could have a material adverse effect on our business, financial condition and results of operations.
●	We are subject to information technology and cyber security threats which could have adverse effects, including regulatory effects, on our business and results of operations.
●	We and our third-party vendors may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms or at expected costs.
●	Our failure to successfully recruit and retain experienced and qualified personnel could have a material adverse effect on our business.
●	Our ability to protect our patents and other intellectual property rights may be challenged and is not guaranteed.
●	We currently enjoy only limited geographical protection with respect to certain issued patents and trademarks and may not be able to protect our intellectual property rights throughout the world.
●	We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial fees and costs.
●	We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect our ability to develop and market our IMSR Plants.
●	We may be subject to claims of ownership and other rights to our patents and other intellectual property by third parties.
●	Customization and hybridization of the Thermal and Electric Facility may require additional research and development and/or reliance on external service providers.
●	Some of our management team have limited experience in operating a public company.
●	Compliance with the reporting obligations under the United States securities laws and Section 404 of Sarbanes-Oxley requires expenditures of capital and other resources and may divert management’s attention. If we fail to comply with these reporting obligations or to maintain adequate internal controls our operations, and investors’ confidence in us, could be materially and adversely affected.
●	Risks related to compliance with law, government regulation and litigation.
●	Risks related to our capital resources and our ability to continue as a going concern, and risks related to tax laws and regulations.
●	Risks related to the volatility of our common stock, and provisions in our certificate of incorporation and bylaws.
●	Risks as an emerging growth company.

THE OFFERING

Issuer	Terrestrial Energy Inc.

Common Stock Offered by Us

Up to 53,492,818 shares of Common Stock, consisting of: (i)up to 8,117,599 shares of Common Stock that are issuable upon the exercise of the Private Placement Warrants, (ii) up to 10,658,520 shares of Common Stock that are issuable by us upon the exercise of the Legacy Terrestrial Warrants, (iii) up to 11,500,000 shares of Common Stock that are issuable by us upon the exercise of the Public Warrants, and (iv) up to 23,216,699 shares of Common Stock issuable upon the conversion of the Exchangeable Shares.

Common Stock That May Be Offered and Sold From Time to Time by the Selling Securityholders

Up to 13,723,445 shares of Common Stock held by or issuable to Selling Securityholders entitled to resale registration rights pursuant to the Registration Rights Agreement or other agreements, consisting of up to (i) 6,625,450 Resale Warrant Shares, (ii) 2,773,995 PIPE Shares, and (iii) 4,324,000 Founder Shares.

Warrants That May Be Offered and Sold From Time to Time by the Selling Securityholders	1,267,599 Working Capital Warrants.

Terms of the Offering

We will issue shares of Common Stock upon (i) exercise of the Public Warrants and Private Placement Warrants pursuant to the terms of the Warrant Agreement, and (ii) exercise of the Legacy Terrestrial Warrants pursuant to the terms of the Legacy Terrestrial Warrants.

The Selling Securityholders will determine when and how they will dispose of any Resale Securities.

Terms of Warrants Offered for Resale

Each Working Capital Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $11.50 per share, subject to adjustment pursuant to the terms of the Warrant Agreement.

All Working Capital Warrants expire on October 28, 2030, at 5:00 p.m., New York City time.

Share and Share Equivalents Outstanding Before this Offering
●
82,718,567 shares of Common Stock issued and outstanding and 23,216,699 shares of Common Stock that would be issued and outstanding upon the exchange of outstanding Exchangeable Shares;
●
20 shares of special voting preferred stock, par value $0.0001 per share (the “Special Voting Stock”);
●
Private Placement Warrants exercisable for 8,117,599 shares of Common Stock, at an exercise price of $11.50 per share, subject to adjustment;
●
Legacy Terrestrial Warrants exercisable for 10,658,520 shares of Common Stock, at an exercise price of $2.24 per share, subject to adjustment; and
●
Public Warrants exercisable for 11,500,000 shares of Common Stock, at an exercise price of $11.50 per share, subject to adjustment.

Share and Share Equivalents Outstanding After this Offering
●
136,211,385 shares of Common Stock issued and outstanding assuming the full exchange of outstanding Exchangeable Shares and cash exercise of all Private Placement Warrants, Legacy Terrestrial Warrants and Public Warrants; and
●
0 shares of Special Voting Stock.

Use of Proceeds

We will receive the proceeds from any exercise of the warrants for cash. Each Public Warrant and Private Placement Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share and each Legacy Terrestrial Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $2.24 per share. Assuming the exercise of all outstanding Public Warrants and Private Placement Warrants for cash, we would receive aggregate proceeds of approximately $225.6 million. Assuming the exercise of all outstanding Legacy Terrestrial Warrants for cash, we would receive aggregate proceeds of approximately $23.9 million. We believe that the likelihood that holders of warrants determine to exercise their warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the price of our Common Stock is below the applicable exercise price, holders will be unlikely to cash exercise their warrants, resulting in little to no cash proceeds to us. There is no assurance that the warrants will be “in the money” prior to their expiration or that holders will exercise their warrants, as applicable. Holders of warrants have the option to exercise their warrants on a cashless basis in accordance with the Warrant Agreement or the Legacy Terrestrial Warrants, as applicable. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises.

We intend to use the proceeds received from the exercise of the warrants, if any, for general corporate purposes. See “Use of Proceeds.”

All of the Resale Securities offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Securityholders in disposing of their Resale Securities, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

Risk Factors

See the section titled “Risk Factors” and other information included in this prospectus, and incorporated by reference herein, for a discussion of factors you should consider carefully before deciding to invest in our capital stock.

Nasdaq Symbol for our Public Warrants	IMSRW

Nasdaq Symbol for our Common Stock, par value $0.0001 per share	IMSR

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of our IPO, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our Common Stock may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in this prospectus, before deciding to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.

Risks Related to Our Business and Industry

We have not yet constructed an IMSR Plant, nor have we entered into any binding contract with any customer, including any of our current portfolio of project consortium partners, to operate an IMSR Plant or deliver electricity or heat, and there is no guarantee that we will be able to do so in the future. Our limited commercial operating history makes it difficult to evaluate our prospects, the risks and challenges we may encounter and our total potential addressable market.

Our business plan includes entering into arrangements with customers, which we also refer to as project consortium partners (including builder-operators, offtake customers, suppliers as well as public and private project investors), who will construct and operate IMSR Plants. Our ability to execute on our business plan will be subject to reaching binding agreements with potential customers for electricity or heat delivered by our IMSR Plant. If no potential near-term customer enters into such binding agreements, our planned construction and operation of our IMSR Plants could be significantly delayed. Such delays would result in delays in revenue and could hinder our ability to gain market traction with other potential customers. This could have a material adverse effect on our business and financial condition. To date, we have entered into contingent non-binding letters of intent to cooperate with potential customers to identify sites and land-use requirements for IMSR Plant licensing and construction, which may not result in binding agreements for the purchase of our products or services. We have been selected to site an IMSR Plant at the Texas A&M-RELLIS campus, subject to successful site characterization studies, governing body approvals and regulatory approvals. As a result of our limited commercial operating history and ongoing changes in our new and evolving industry, including evolving demand for our products and services and the potential development of technologies that may prove more efficient or effective for our intended use cases, our ability to forecast our future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. Therefore, there can be no assurance that our internal estimates relating to the size of our serviceable addressable market will be correct. In addition, our expectations with respect to our serviceable addressable market may differ from those of third parties, including investors or securities analysts.

Any delays in the development and construction of our IMSR plants and the manufacturing of their key components due to a number of factors, including the degree of pre-fabrication, standardization, on-site construction, long-lead procurement, contractor performance, plant pre-operational and startup testing and other site-specific considerations may adversely impact our business and financial condition.

The success of our business will depend in large part on our ability to successfully deliver the IMSR plant to customers on-time and on-budget at specified performance levels. There is no guarantee that our planned deployments of the IMSR plant will be successful, timely, or on budget. There can be no assurance that we will not experience operational or process failures and other problems during our first commercial deployment or any planned deployment thereafter.

In the future, we may experience delays, cost overruns or other complications in the design, manufacture, production and delivery of the IMSR plant and its key components, such as the IMSR Core-unit and IMSR Fuel Salt, that could prevent us from delivering IMSR plants in 2034 or beyond. We have not updated third-party cost estimates related to building our IMSR plants since 2021 and the cost environment may have adversely changed since such preliminary third-party cost estimates were obtained. Such third-party cost estimates may be significantly higher than our current estimates, which affect the marketability, capital and operational costs of our IMSR plants and our expectations with respect to our business plan and future profitability. The effect of such complications may be increased as a result of rising commodity prices and interest rates, which may increase costs to us and to our customers and may adversely affect the competitiveness of our

IMSR plants compared to more established, competing means of supplying electricity or heat. If delays like this occur, we could experience issues or delays in sustaining or further increasing production and sales of IMSR plants. Similarly, we do not yet have binding commitments with any customers for the purchase of our IMSR Core-unit or IMSR Fuel Salt, and if we are unable to competitively price these components as a result of increased costs or delays in their production or otherwise, we may not realize the expected revenues associated with supplying our IMSR Plant to our customers, or our customers may need to rely on third-parties to provide components and fuel for their IMSR plants.

If we encounter difficulties in scaling our production and delivery capabilities, if we fail to develop and successfully commercialize our IMSR plants and related technologies, if we fail to timely develop such technologies before our competitors or if such technologies fail to perform as expected, are inferior to those of our competitors or are perceived as less safe or less efficient than those of our competitors, our business and financial condition could be materially and adversely impacted.

Our limited commercial operating history in a rapidly evolving industry makes it difficult for us to evaluate our future prospects and prepare for the risks and challenges we may encounter.

We have a limited commercial operating history in a rapidly evolving industry. The markets for nuclear reactor design, nuclear reactor production, nuclear fuel design, nuclear fuel supply, and services related to any or all of the foregoing business may not continue to develop in a manner that we expect or that otherwise would be favorable to our business. As a result of our limited operating history and ongoing changes in our new and evolving industry, including evolving demand for our products and services and the potential development of technologies that may prove more efficient or effective for our intended use cases, our ability to forecast our future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. We have encountered and expect to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, such as the risks and uncertainties described in this annual report. Accordingly, should we provide forecasts in the future, we may be unable to prepare accurate internal financial forecasts or replace anticipated revenue that we do not receive as a result of delays, changed circumstances, or changed market conditions arising from these factors, and our results of operations in future reporting periods may be below the expectations of investors or analysts. If we do not address these risks successfully, our results of operations could differ materially from our estimates and forecasts or the expectations of investors or analysts, causing our business to suffer and our common stock price to decline.

If we fail to manage our growth effectively, we may be unable to execute our business plan, and our business, results of operations, and financial condition could be harmed.

In order to achieve the future revenue growth anticipated, we must finalize our IMSR Plant design, receive regulatory approvals, including the USNRC and other regulatory bodies licensing our IMSR Plants, design, construct and license facilities to manufacture and produce IMSR Core-units and IMSR Fuel Salt, and continue to develop and market new products and services to traditional and non-traditional end-users. If our operations grow as planned, we intend to expand our operations significantly to meet anticipated demand. To properly manage our growth, we will need to hire and retain additional personnel, upgrade our existing operational management and financial and reporting systems, and improve our business processes and controls. Our future expansion will include:

●	hiring and training new personnel;
●	completing the designs and licensing of our first IMSR Plant;
●	customizing applications of our IMSR Plants to serve both traditional utility and electric power customers and a broad base of non-traditional industrial customers interested in utilizing the efficient high-temperature heat produced by our design;
●	developing the supply chain necessary to supply components for our IMSR Plant;
●	developing the processes and technologies to transport radiological materials;
●	developing IMSR Fuel Salt production capabilities and capacity to transport and deliver IMSR Fuel Salt, including the ability to purchase SALEU UF4 and the other elements of the IMSR Fuel Salt;
●	developing the operational capabilities and functions necessary for others to operate our IMSR Plant;
●	controlling expenses and investments in anticipation of expanded operations and rising costs;

●	upgrading the existing operational management and financial reporting systems and team to comply with requirements as a public company; and
●	implementing and enhancing administrative infrastructure, systems and processes.

If our operations continue to grow as planned, of which there can be no assurance, we will need to expand our sales and marketing, research and development, customer and commercial strategy, permitting and licensing, products and services, manufacturing, supply, and operations functions. These efforts will require us to invest significant financial and other resources, including in industries and sales channels in which we have limited experience to date. We will also need to continue to leverage our manufacturing and operational systems and processes, and there is no guarantee that we will be able to scale the business as currently planned or within the planned timeframe. The continued expansion of our business may also require additional manufacturing and operational facilities, as well as space for administrative support, and there is no guarantee that we will be able to find suitable locations for such facilities.

Our continued growth could increase the strain on our resources, and we could experience operating difficulties, including difficulties in hiring and training employees, finding manufacturing capacity to produce our IMSR Plants and related equipment, delays in production, finding suitable locations or partners for our IMSR Plants, challenges in scaling-up IMSR Fuel Salt and IMSR Core-unit production capacity and supply, and difficulty sourcing adequate raw materials for our IMSR Plants. These difficulties may divert the attention of management and key employees and impact financial and operational results. If we are unable to drive commensurate growth, these costs, which include lease commitments, headcount and capital assets, could result in decreased margins, which could have a material adverse effect on our business, financial condition and results of operations.

IMSR Plants may suffer significant construction delays or cost increases as a result of a variety of factors. Any such delays could cause the construction of a project to ultimately be unprofitable for the Company or otherwise adversely affect the Company’s business, financial condition and results of operations.

Our IMSR Plant design development will be actively managed through design reviews, prototyping of key systems, involvement of external partners and application of industry lessons, but we could still fail to identify latent manufacturing and construction issues early enough to avoid negative effects on construction or ultimate performance of our IMSR Plants.

While the Company anticipates improved cost efficiency as it gains further experience in delivering IMSR Plants, there may be delays or unexpected developments at such later stages of completing projects, which could cause construction costs to exceed the Company’s expectations as a result of a variety of factors, including but not limited to:

●	failure to secure and maintain environmental and other permits or regulatory approvals;
●	failure to complete the interconnection to transmission networks;
●	changes in local or municipal support for the project;
●	unexpected problems with EPC contractor or supplier solvency;
●	appeals of environmental and other permits or approvals that the Company obtains;
●	changes in the regulatory regime applicable to the construction of the project;
●	failure to obtain required financing;
●	increases in interest rates;
●	failure to obtain all necessary rights to land access and use;
●	failure to receive critical components and equipment that meet design specifications;
●	delays in scheduled deliveries of critical components and equipment;
●	failure to receive quality and timely performance from key contractors and vendors;
●	increases in supplier costs, including those due to unexpected increases in inflation, currency exchange rates, tariffs, or commodity prices;
●	unforeseen engineering problems;
●	failure by third parties to timely construct facilities that will be used by the Company under co-tenancy arrangements;
●	work stoppages, strikes, labor underperformance or shortages of skilled labor;
●	inclement weather conditions;

●	adverse environmental and geological conditions; and
●	force majeure or other events beyond the Company’s control, including changes in law or in political support.

Any failure to effectively update the design, construction, and operations of our planned IMSR Plants to ensure cost competitiveness could reduce the marketability of our designs and has the potential to impact deployment schedules.

Updating our designs, construction models, and operation models will be necessary to be competitive and attractive in the market, particularly in the United States where the price of power is generally lower than in certain other key markets. If we are not able to achieve and maintain cost-competitiveness of our IMSR Fuel Salt or our planned IMSR Plants in the United States or elsewhere, our business could be materially and adversely affected.

Successful commercialization of new, or further enhancements to existing, alternative low-carbon energy generation technologies, such as adding carbon capture and sequestration/storage mechanisms to fossil fuel power plants, wind, solar, geothermal or fusion, may prove to be more cost effective or appealing to the global energy markets and therefore may adversely affect the market demand for our IMSR Plants, potentially adversely affecting our ability to successfully commercialize our IMSR Plants.

The expected market for our IMSR Plant generating electric power and high-temperature heat may be superseded or rendered obsolete by new technology or the novel application of existing technologies. Our estimates for the serviceable addressable market and our expectations, inclusive of recent updates, with regards to certain unit economics are based on a number of internal and third-party estimates, including our potential contracted revenue, the number of potential customers who have expressed interest in our IMSR Plant, assumed prices and production and regulatory costs for our IMSR Plant, our ability to leverage our current logistical and operational processes, assumptions regarding our technology and general market conditions. However, our assumptions and the data underlying our estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, reducing the predictive accuracy of these underlying factors. As a result, our expected performance, our estimates of the serviceable addressable market for our products and services, as well as the expected growth rate for the serviceable addressable market for our products and services, may prove to be incorrect. Any material change to our assumptions or expectations with respect to the foregoing may have a material adverse effect on our business prospects, financial condition, results of operations and cash flows and could harm our reputation.

If demand for our IMSR Plants fails to develop sufficiently, our business and operations could suffer, and we would be unable to achieve or maintain profitability.

The viability and continued growth in demand for new nuclear technologies, and in turn, our IMSR Plant, may be impacted by many factors outside of our control, including:

●	market acceptance of nuclear energy;
●	cost competitiveness, reliability and performance of our IMSR Plants compared to conventional and renewable energy sources and products;
●	the extent to which the nuclear power industry and broader energy industries are deregulated to permit quicker and broader adoption of nuclear electricity generation;
●	the cost and availability of skilled labor, key materials and components used in the production of our IMSR Plants;
●	prices of traditional utility-provided energy sources; and
●	the emergence, continuance, or success of, or increased government support for, other alternative energy generation technologies and products.

Reduction in energy demand or changes in climate-related policies may change market conditions, reducing our product’s competitiveness and affecting our performance. If demand does not grow, our business and operations could suffer, which would have an adverse impact on our ability to grow our business and we could be unable to achieve or maintain profitability.

Our IMSR Plant design may not attract customers as quickly as we expect, or at all.

IMSR and other advanced nuclear technologies are relatively new and unproven and may be more costly than alternatives. Accordingly, adoption of our technology, IMSR Plants or advanced nuclear technologies generally, among our potential customers may progress more slowly than we anticipate, or it may be more expensive to bring potential customers into our pipeline. Any delay or failure to sell IMSR Plants to our customers may have a material and adverse impact on our business and financial condition.

Customers may rescind or back out of non-binding agreements due to various reasons, which could adversely affect our revenue streams, project timelines, and overall financial performance.

We have entered into and may enter into additional non-binding agreements, such as a memorandum of understanding or a letter of interest with customers for the purchase of power or to collaborate on projects. These memoranda of understanding and letters of interest are non-binding and the underlying contracts may not come to fruition as a result of, among other things, changes in business priorities, financial constraints, regulatory changes, force majeure events, failure to obtain necessary approvals, or failure to meet contractual obligations by either party. The termination of these agreements could adversely affect our business. For example, while we expect to enter into agreements with the Texas A&M University System to construct an IMSR Plant at the Texas A&M-RELLIS campus site in accordance with our December 2024 MOU, no assurances can be given as to whether or when we may be able to do so. Additionally, loss of planned customers or projects may negatively impact our reputation and future business prospects.

Our cost estimates are sensitive to broader economic factors, and our ability to control or manage our costs may be limited.

Capital and operating costs for the deployment of our first commercial IMSR Plant may be difficult to project, are inherently variable and are subject to significant change based on a variety of factors, including site specific factors, customer off-take requirements, regulatory oversight, operating agreements, supply chain availability, inflation, cost escalations for first-of-a-kind technologies and other factors. Opportunities for cost reductions with subsequent deployments are similarly uncertain. To the extent cost reductions are not achieved within the expected timeframe or magnitude, the IMSR Plant may not be cost competitive with alternative technologies, which could materially and adversely affect our expected revenues, gross margins and unit economics and levelized cost expectations.

Competition from existing or new competitors or technologies domestically and internationally could cause us to experience one or more of downward pressures on prices, lower customer demand for our products and services, reduced margins, the inability to take advantage of new business opportunities and the loss of market share.

We operate in highly competitive markets and are subject to competition based upon product design, performance, technology, pricing, quality, and services, from competing nuclear suppliers as well as from alternative means of producing electricity and/or heat. There are a number of advanced reactor designs, and advanced reactor projects, under development in the United States. Many of these designs are involved in pre-application review with the USNRC. Our advanced design, projected product design performance, engineering expertise, and quality control have been important factors in our growth; nonetheless other companies providing competing technologies could capture customers or market share from us, which could have a material adverse effect on our business or financial condition.

Moreover, our competitors may develop or adopt technologies that are superior, more efficient, more effective, and/or more attractive to prospective customers compared to our technologies (on a price-to-value basis, operational impact, or otherwise), or may adapt more quickly to leverage new or emerging technologies or meet new or evolving regulatory requirements in our target markets. We will need to anticipate and respond to these changes by enhancing our offerings and/or internal processes in order to maintain our competitive position, but we may not be successful in doing so. In such scenarios, the Company may not be able to commercialize the IMSR Plant.

For sales and/or deployments outside of jurisdictions with highly-developed nuclear regulatory frameworks, some of our foreign competitors currently benefit from, and others may benefit in the future from, permissive regulatory and licensing regimes and/or from protective measures by their home countries where governments are providing financial support, including significant investments in the development of new technologies. Those competitors may have a competitive advantage if they are able to obtain approvals, or if they can demonstrate to potential customers the value and benefits of their products and services, particularly in jurisdictions that have less stringent nuclear regulatory requirements. These competitors may have access to greater sources of funding to develop and commercialize their products than we do, whether as a result of potential competitive advantages or from supportive national governments, and may be able to substantially discount sales costs of nuclear plants in their respective markets. This market environment may result in increased pressures on our pricing and other competitive factors.

Substantial governmental support for competing technologies or their fuel supply may reduce our competitive advantages.

The U.S. government has announced initiatives to support a variety of Generation IV SMR technologies, including our technology and competing technologies. Among other programs, the U.S. Department of Energy has announced programs designed to support the creation of a U.S. supply chain for HALEU. Should the Federal Government seek to preferentially support competing nuclear technologies, we may experience a loss in competitive position in our sector. For example, should the U.S. government provide the substantial funding we believe would be necessary to establish a domestic HALEU supply chain at commercial scale, then the competitive advantage of our choice of SALEU as a fuel for the IMSR Plant would be reduced.

Changes in the availability and cost of electricity, natural gas, oil and other forms of energy are subject to volatile market conditions that could adversely affect our business prospects, financial condition, results of operations and cash flows.

The prices for and availability of electricity, natural gas, oil and other energy resources are subject to volatile market conditions. We do not control these market conditions, which are, moreover, often affected by political and economic factors beyond our control. Decreases in energy prices, or changes in nuclear energy costs relative to other forms of energy, may adversely affect our business. To the extent that these uncertainties cause suppliers and customers to be more cost sensitive or to adjust their business plans and operations, decreased energy prices may have an adverse effect on our business prospects, financial condition results of operations and cash flow.

The potential disruption of uranium supply chains makes long-range planning uncertain.

Our IMSR technology depends on a reliable supply of enriched uranium, and supply restrictions and major cost increases in the international market for natural uranium, uranium enrichment, and/or conversion services could have a material adverse effect on our business, financial condition, and results of operations. Our revenue necessarily is dependent upon, and affected by, the long and short-term availability of uranium, which is subject to significant volatility. The international market for uranium has been and will continue to be affected by numerous factors beyond our control. These factors include the demand for nuclear power, political and economic conditions in uranium producing and consuming countries, uranium production levels and costs of production.

The cost of electricity and heat generated from nuclear sources may not be cost competitive with other electricity generation sources and/or heat generated from other sources in some markets, which could materially and adversely affect our business prospects, financial condition, results of operations and cash flow.

Many U.S. electricity markets price electric energy, heat, capacity, and/or ancillary services on a competitive basis, with market prices subject to substantial fluctuations. Other markets remain heavily regulated by state or local utility regulatory authorities, with power or heat purchase decisions by electric utilities subject to various competitiveness or prudence tests. As a result of competitive pressures, some electricity markets experience low marginal energy and heat prices at certain times due to a combination of subsidized generating resources, competitors with low-cost or no-cost fuel sources, or market-design features that create incentives for certain attributes or deliver revenue in unpredictable ways over time, and we may not be able to compete in these markets unless the benefits of our SALEU-fuel nuclear plant using our advanced technology and business model are sufficiently valued. Even in markets that price reliable capacity on a long-term basis, there is no guarantee that our IMSR Plants will be sufficiently low-cost so as to clear auction-style capacity markets, or to attract customers to sign power purchase agreements with our IMSR Plants on commercially acceptable terms, and, further, clearing in any one (1) year is no guarantee of similar outcome in successive years.

Given the relatively lower electricity prices and higher availability of power in the United States when compared to many international markets, the risk may be greater with respect to business in the United States. Regardless of jurisdiction, however, failure of the cost of electricity and heat generated from our IMSR Plants to be cost competitive with electricity and/or heat generated from other sources, will limit our ability to charge a premium relative to other energy sources, which could materially and adversely affect our business prospects, financial condition, results of operations and cash flows.

Our illustrative unit economics and levelized cost information are subject to significant risks, assumptions, estimates, and uncertainties. As a result, our actual revenues, timing for achieving business milestones, expenses, capital expenditures, profitability and cash flows may differ materially from our expectations.

Our illustrative unit economics and levelized cost information are subject to significant risks, assumptions, estimates and uncertainties. They reflect our then-current views with respect to future events or our future financial performance, were based on assumptions, and involved known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the illustrative unit economics and levelized cost information that we may provide from time to time. We may not actually achieve the plans, expectations or objectives contemplated by our illustrative unit economics and levelized cost information, and the underlying assumptions may prove incorrect. Such deviations may be due to factors outside our control or currently unknown to us. For example, our actual revenues, timing for achieving business milestones, expenses, capital expenditures, profitability and cash flows may differ materially from our expectations. Therefore, undue reliance should not be placed on any such data.

The IMSR Plants may not operate as planned.

The success of our business will depend, among other things, on the amount of electricity and heat produced by the IMSR Plants we develop. A number of different factors, including plant start-up issues, degradation of our IMSR Core-unit at a faster rate than anticipated, latent defect, design error, operator error, slow response to outages due to underperforming monitoring systems, poor weather conditions and vandalism or theft could adversely affect the amount of nuclear power produced, and thus reduce revenues. Even if our IMSR Plants do perform as expected, external factors such as grid connectivity issues may affect their output. Unplanned outages or prolonged downtown for maintenance and repair typically increase operation and maintenance expenses and reduce revenues as a result of diminished output. We do not have current plans to carry insurance coverage for, or employ other risks sharing structures, to mitigate all risks associated with the successful delivery and performance of the IMSR Plant.

Any actual or perceived safety or reliability issues may result in significant reputational harm to our businesses, in addition to tort liability and other costs that may arise. Such issues could result in delaying or cancelling planned deployments of IMSR Plants, increased regulation, or other systemic consequences. Our inability to meet safety standards or adverse publicity affecting our reputation as a result of accidents or mechanical failures could have a material adverse effect on our business and financial condition.

We and our customers operate in a politically sensitive environment, and the public perception of nuclear energy and radioactive materials could materially and adversely affect us, our customers, and the markets in which we operate.

Successful execution of our business model is dependent upon public support for nuclear power in the United States and other countries. The risks associated with uses of radioactive materials, both in our nuclear facilities and the public perception of those risks, can affect our business. Opposition by third parties can delay or prevent the licensing and construction of new nuclear power facilities and in some cases can limit the operation of nuclear reactors. Adverse public reaction to developments in the use of nuclear power could directly affect our customers and indirectly affect our business. In addition, journalists, trade press, and other third parties, potentially including one or more of the agencies with regulatory jurisdiction over us, may publish statements that negatively affect the public or political perception of us. We may also face adverse public or political perception due to a variety of environmental and social factors, including as relevant standards continue to evolve. Stakeholder and policymaker expectations on such matters are not uniform, and any failure to successfully navigate such expectations may result in various adverse impacts. Adverse public opinion or political perceptions could result in increased regulatory requirements and costs or increase the likelihood that our operations are subject to liabilities and adverse claims, and directly affect our customers and indirectly affect our business. In the past, adverse public reaction, increased regulatory scrutiny and related litigation have contributed to extended licensing and construction periods for new nuclear power facilities, sometimes delaying construction schedules by decades or more, or even shutting down operations at already-constructed nuclear power facilities.

Incidents involving nuclear energy facilities, including accidents, terrorist acts or other high-profile events involving radioactive materials, could materially and adversely affect the public perception of the safety of nuclear energy, and such adverse effects could potentially decrease demand for nuclear energy, increase regulatory requirements and costs, or result in liability or claims that could materially and adversely affect our business.

Successful execution of our business model is dependent upon public support for nuclear power, in general, in the United States and other countries. Any significant incident affecting a nuclear energy facility could materially damage public perception of nuclear power. Similarly, adverse public reaction to such incidents (for example, incidents involving incidents at Three Mile Island, Chernobyl and most recently Fukushima) led to increased public and regulatory scrutiny, which contributed to extended licensing and construction periods for new nuclear power plants, sometimes delaying construction schedules by decades or more or even shutting down operations at already-constructed nuclear power facilities. If a high-visibility or high-consequence nuclear incident, including the loss or mishandling of nuclear materials, or other event, such as a terrorist attack involving a nuclear facility, occurs, public opposition to nuclear power may increase dramatically, regulatory requirements and costs could become more onerous or prohibitory. Such an incident could also impact customer demand for heat, electricity, or fuel derived from nuclear energy. Any of these effects could materially and adversely affect our business prospects, financial condition, results of operations and cash flows.

The direct and indirect impact on us and our customers from severe weather and other effects of climate change and the economic impacts of the transition to low-emissions energy, could adversely affect our financial condition, operating results, and cash flows.

Our operations and properties, and those of our customers, may in the future be adversely impacted by flooding, wildfires, high winds, drought and other effects of severe weather conditions that may be caused or exacerbated by climate change. These events can force our customers to suspend operations at impacted properties and may result in significant damage to such properties. Even if these events do not directly impact us or our customers, they may indirectly impact us and our customers through increased insurance, energy or other costs. In addition, although the ongoing transition to low-emissions energy is creating significant opportunities for us and our customers, the transition also presents certain risks, including macroeconomic risks related to higher energy costs and energy shortages, among other things. These direct and indirect impacts from climate change could adversely affect our financial condition, operating results, supply chain and cash flows.

The occurrence of adverse events, cancellations of significant projects, delays in project timelines, adjustments in cost structures, and other negative developments announced by competitors could have an impact on our operations, financial performance, and future prospects.

The occurrence of newsworthy events in the nuclear industry as a whole, including, but not limited to, the delay of major projects, inflated cost adjustments, fluctuations in product pricing strategies, cancellations of public offerings, customer withdrawals, or disruptions in supply chain adversely affect our business in several ways, including:

●	Negative news or events associated with industry peers may lead to decreased investor confidence in the sector, which could impact the broader stock market performance of companies operating within the industry, including the Company.
●	Adverse events in competitor firms may alter the competitive landscape, affecting market share dynamics, pricing strategies, and overall positioning within the industry. This could impact our ability to retain or expand our market presence.
●	Changes in market dynamics influenced by competitors’ actions, such as inflated cost adjustments or potential cancellations, could have ripple effects on our financial stability and profitability, influencing our financial metrics and potentially impacting investor perceptions.

While we implement risk mitigation strategies and highlight our unique business approach and how it differentiates from our peers, there is no guarantee that we will be insulated from the adverse effects of such events and the occurrence of any of these events could negatively impact our business operations and financial condition.

The IMSR Plant involves toxic, hazardous and/or radioactive materials and could result in liability without regard to fault or negligence.

Our customers’ operation of the IMSR Plant and the related supply chain involve the use, transportation, and disposal of toxic, hazardous and radioactive materials. A release of these materials could pose a health risk to humans, plants and animals or the environment. If an accident were to occur, its severity would depend on the volume and location of the release and the speed of corrective action taken by emergency response personnel, as well as other factors beyond our control, such as weather and wind conditions.

The IMSR Fuel Salt from each spent IMSR Core-unit is partially reused in each replacement IMSR Core-unit with the excess fuel salt removed and stored in a spent fuel vault within the plant nuclear containment until decommissioning of the IMSR Plant. Furthermore, each spent IMSR Core-unit, emptied of IMSR Fuel Salt, is removed to a separate and secure IMSR Core-unit Storage Silo within the reactor building, where it will remain for the life of the plant. As a result of the IMSR Plant’s spent fuel management process, we do not anticipate the plant requires a separate licensed facility for the interim storage of spent nuclear fuel required by some of our competitors.

Nevertheless, IMSR Plant operations inherently involve the use, transportation, and disposal of toxic, hazardous and radioactive materials.

Under federal, state and local laws and regulations, a current or former owner or operator of real property may be liable for costs to remediate contamination resulting from the presence or release of hazardous substances, wastes or petroleum products. These costs to the owners and operators of our IMSR Plants could be substantial and liability under such laws is strict and may attach whether or not the owner or operator knew of or caused such contamination. We also may be liable for costs of remediating third-party disposal sites to which we arranged for the disposal or treatment of hazardous substances without regard to whether such disposal occurred in compliance with environmental laws. These matters could have a direct and indirect adverse effect on our financial condition.

Additionally, we may be responsible for decontamination or decommissioning of facilities where we conduct operations such as facilities for component manufacturing and fuel supply. Activities of our contractors, suppliers or other counterparties similarly may involve toxic, hazardous, and radioactive materials and we may be liable contractually, or under applicable law, to contribute to remedy damages or other costs arising from such activities, including the decontamination or decommission of third-party facilities.

Although we do not intend to operate IMSR Plants, IMSR Plants inherently involve radioactive materials and may involve toxic and hazardous materials. In the United States, the nuclear liability law codified at 42 U.S.C. 2210 et seq. (along with subsequent amendments, the “Price-Anderson Act”) and applicable USNRC regulations and corresponding insurance requirements channel liability to the nuclear operator of a nuclear power plant for third-party offsite damages caused by a nuclear incident or a precautionary evacuation due to a possible or actual nuclear incident. U.S. law is substantially similar in effect to global nuclear liability regimes wherein operators are subject to robust financial protection regimes, such as required insurance policies or government indemnification, to cover the operator’s financial risk in the event of a nuclear incident that gives rise to third-party offsite liability. Nonetheless it is possible that we may be liable contractually, or under applicable law, to contribute to remedy damages or other costs arising from such activities of operators or contractors, suppliers, our counterparties, including the decontamination or decommission of third-party facilities. In our contracts, we seek to protect ourselves from liability, but there is no assurance that such contractual limitations on liability will be effective in all cases or in all jurisdictions. The costs of defending against a claim arising out of a nuclear incident or precautionary evacuation not otherwise covered by insurance, and any damages awarded as a result of such claim, could adversely affect our results of operations and financial condition. Long-term spent nuclear fuel storage, disposal and its associated costs could have a significant negative impact on our business operations if IMSR Plant customers view the risks associated with these issues and costs as unacceptably high.

Nuclear operations inherently produce various types of nuclear waste materials. The approval of a national repository for the storage of such waste materials and the timing of that facility opening may significantly affect the costs associated with the long-term storage of spent IMSR Core-units and IMSR Fuel Salt. Any regulatory action relating to the timing and availability of a repository for long-term storage of nuclear waste could adversely affect the ability to decommission fully our IMSR Plants and IMSR Core-units. We cannot predict whether a fee may be established or to what extent in the future for the long-term disposal of such waste.

Unsatisfactory safety performance or security incidents at our customers’ facilities — or any nuclear facility around the world — could have a material adverse effect on our business, financial condition and results of operations.

We design IMSR Plants that depend on complex, unproven technology. We also work cooperatively with our customers, suppliers, subcontractors, and other parties. Failures, disruptions or compromises to our or our third parties’ systems or facilities may be caused by natural disasters, accidents, power disruptions, telecommunications failures, acts of terrorism or war, computer viruses, bugs or vulnerabilities, physical or electronic break-ins, human error, targeted cyberattacks, other intentional conduct, or similar events or incidents. While we have built operational processes to ensure that the design, construction, performance and servicing of our IMSR Plants meet rigorous safety standards and performance goals, there can be no assurance that we will not experience operational or process failures or other problems, including through manufacturing or design defects, failure of third-party safeguards, mishandling or process failures, natural disasters, cyber attacks, or other intentional acts, that could result in potential safety risks. There can be no assurance that our preparations, or those of third parties, will be able to prevent any such incidents.

Any actual or perceived safety issues may result in significant reputational harm to our businesses, in addition to tort liability, maintenance, increased safety infrastructure and other costs that may arise. Such issues with our IMSR Plants, facilities, or customer safety could result in delaying or cancelling delivery of IMSR Plants to our customers, increased regulation or other systemic consequences. Our inability to meet our safety standards or address adverse publicity affecting our reputation as a result of accidents, mechanical failures, damages to customer property or medical complications could have a material adverse effect on our business, financial condition and results of operation.

In the nuclear industry, accidents or incidents involving the mishandling of nuclear materials at any nuclear facility in the world have had and, in the future, could have an impact on other nuclear facilities around the world in terms of public acceptance, political pressures, and regulatory requirements and scrutiny. Incidents involving nuclear energy facilities, including accidents, terrorist acts or other high-profile events involving radioactive materials, could materially and adversely affect the public perception of the safety of nuclear energy, and such adverse effects could potentially decrease demand for nuclear energy, increase regulatory requirements and costs for us or our customers, impose delays or result in liability or claims that could materially and adversely affect our business.

We are subject to information technology and cyber security threats which could have adverse effects, including regulatory effects, on our business and results of operations.

We are increasingly dependent upon information technology systems, infrastructure and data to operate our business. In the ordinary course of business, we collect, store and transmit confidential information (including but not limited to intellectual property, proprietary business information and personal information). It is critical that we do so in a secure manner to maintain the confidentiality and integrity of such confidential information. We also have outsourced elements of our operations to third parties, and as a result we manage a number of third-party contractors who have access to our confidential information. Regarding actual IMSR Plant deployments, we are subject to the USNRC’s regulations in this area, the violation of which could carry regulatory enforcement action.

Despite the implementation of security measures, given their size and complexity and the increasing amounts of confidential information that they maintain, our internal information technology systems and those of our contractors and consultants are potentially vulnerable to breakdown or other damage or interruption from service interruptions, system malfunction, natural disasters, terrorism, war and telecommunication and electrical failures, as well as security breaches from inadvertent or intentional actions by our employees, contractors, consultants, business partners, and/or other third parties, or from cyber-attacks by malicious third parties (including the deployment of harmful malware, ransomware, denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information), which may compromise our system infrastructure or lead to data leakage. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and reputational damage, and the further development and commercialization of our products could be delayed.

We cannot assure you that our data protection efforts and our investment in information technology will prevent significant breakdowns, data leakages, breaches in our systems or other cyber incidents that could have a material adverse effect upon our reputation, business, operations or financial condition. For example, we maintain databases comprised of our IMSR Plant design technical and engineering information and operations information. If one or more of these databases were to be lost or compromised, our ability to efficiently deploy and operate our IMSR Plants could be significantly impaired.

Furthermore, significant disruptions of our internal information technology systems or security breaches could result in the loss, misappropriation, and/or unauthorized access, use, or disclosure of, or the prevention of access to, confidential information (including, but not limited to, intellectual property, proprietary business information, and personal information), which could result in financial, legal, business, and reputational harm to us. For example, any such event that leads to unauthorized access, use, or disclosure of personal information, including personal information related to our employees, could harm our reputation directly, compel us to comply with federal and/or state breach notification laws and foreign law equivalents, subject us to mandatory corrective action, and otherwise subject us to liability under laws and regulations that protect the privacy and security of personal information, which could result in significant legal and financial exposure and reputational damages that could potentially have an adverse effect on our business.

We rely on a limited number of suppliers for certain materials and supplied components, some of which are highly specialized and are being designed for first-of-a-kind or sole use in the IMSR Plant. We and our third-party vendors may not be able to obtain sufficient materials or supplied components to meet our manufacturing and operating needs, or obtain such materials on favorable terms or at expected costs.

We rely on a limited number of suppliers for certain raw materials and supplied components. While alternative suppliers to our current suppliers are available, we may not be able to obtain sufficient raw materials or supplied components to meet our manufacturing and operating needs from alternative suppliers, or obtain such materials on favorable terms or at expected costs, which could impair our ability to meet demand in a timely manner or increase our costs of production.

We do not directly manufacture, and do not expect to manufacture, IMSR Plants, though we will manufacture the IMSR Core-unit and supply the IMSR Fuel Salt that are necessary for the operation of our IMSR Plants. Our ability to construct our IMSR Plants with project partners is dependent upon sufficient availability of raw materials, high quality equipment, parts, and components, including many highly technical components that are still under design, are being designed for first-of-a-kind or sole use in our IMSR Plant and have not yet been qualified for use, are only produced by a limited number of suppliers and may be particularly susceptible to cost increases, supply chain disruptions or inflationary pressures. Any supply chain disruption incurred by our third-party suppliers or degradation in the quality and processes of our manufacturer partners, may result in delays, cost overruns or impairments to the development of our IMSR Plants.

Certain key nuclear grade materials and components, such as graphite, are currently produced in limited quantities and available predominantly from vendors outside of the United States e.g., Germany and Japan. Although U.S. graphite suppliers are developing the capability and capacity to supply our needs, any reliance on foreign suppliers to secure raw materials and supplied components exposes us to changing tariffs and volatility in the prices and availability of these materials, and may result in our being susceptible to changes in geopolitical relationships. We may not be able to obtain a sufficient supply of raw materials or supplied components, on favorable terms or at all, which could result in delays in, or the inability to, manufacture our IMSR Fuel Salt and IMSR Core-unit components and, in turn, construct our IMSR Plants with project partners or result in increased costs. These key materials and components may also be particularly vulnerable to inflationary pressures and cost increases.

Additionally, the imposition of tariffs and impacts of inflation on raw materials or supplied components for our IMSR Plants could have a material adverse effect on our operations. Prolonged disruptions in the supply of any of our key raw materials or components, difficulty qualifying new sources of supply, implementing use of replacement materials or new sources of supply or any volatility in prices could have a material adverse effect on our ability to operate in a cost-efficient, timely manner. Such prolonged disruptions could also cause us to experience cancellations or delays of scheduled launches, customer cancellations or reductions in our prices and margins, any of which could harm our business, financial condition and results of operations.

We depend on key executives, management, directors, and other highly skilled personnel with highly technical expertise to execute our business plan and oversee our operations, as applicable. Our failure to successfully recruit and retain experienced and qualified personnel could have a material adverse effect on our business.

Our success depends, in significant part, on the continued services of our senior management team and on our ability to attract, motivate, develop and retain a sufficient number of other highly skilled personnel, including highly competent engineers and scientists, and other qualified personnel with requisite industry knowledge, manufacturing and quality assurance, finance, marketing and sales personnel. Our senior management team has extensive experience in the energy and manufacturing industries, and we believe that their depth of experience is instrumental to our continued success. Nevertheless, the Company competes with other nuclear reactor companies, including Generation IV reactor companies, for the limited pool of these skilled professionals and such competition is intense. The loss of any one or more members of our senior management team, for any reason, including resignation or retirement, could impair our ability to execute our business strategy and have a material adverse effect on our business and financial condition if we are unable to successfully attract and retain qualified and highly skilled replacement personnel. Additionally, possible loss of experienced personnel to competitors, and a possible transfer of know-how and trade secrets associated therewith, including the patenting by our competitors of technology built on our know-how obtained through former employees, could negatively affect the Company’s long-term growth prospects. If we are unable to recruit and retain highly skilled personnel, especially senior management and personnel with sufficient technical expertise to develop our IMSR Plants including its component and service supply IMSR, we may experience delays, increased costs and reputational harm.

Our ability to protect our patents and other intellectual property rights may be challenged and is not guaranteed. If we are unable to protect our intellectual property rights, our business and competitive position may be harmed.

We may not be able to prevent unauthorized use of our intellectual property, which could harm our business and competitive position. We rely upon a combination of the intellectual property protections afforded by patents, trademarks/service marks, copyrights and trade secret laws in the United States and other jurisdictions, as well as commercial agreements such as confidentiality agreements, assignment agreements, and license agreements to establish, maintain and enforce rights associated with our IMSR Plants and related proprietary technologies. These measures are aimed at preventing third parties from using, practicing, selling, manufacturing, or otherwise commercially exploiting our IMSR Plants and related technologies, which would erode our competitive position in our market.

Our success depends in large part on our ability to obtain and enforce patent protection for our IMSR Plants, as well as our ability to operate without infringing or violating the proprietary rights of others. We either own or have significant license rights to certain intellectual property applicable to our IMSR Plant, IMSR Fuel Salts and, key components, such as the IMSR Core Unit, including patent rights and pending patent applications on the same, and we will continue to file patent applications claiming new technologies directed to our IMSR Plants in the United States and in other jurisdictions based on several factors including, but not limited to, commercial viability. Monitoring unauthorized use of our intellectual property rights is difficult and costly, and the steps we have taken or will take to prevent misappropriation may not be sufficient.

As noted above, we also rely upon unpatented trade secret protection, unpatented know-how and continuing technological innovation to develop and help maintain our business and competitive position. We seek to protect our proprietary technology, in part, by entering into confidentiality agreements with our suppliers, subcontractors, venture partners, employees and consultants, and other third parties. However, we may not be able to prevent the unauthorized disclosure or use of information which we consider to be confidential, our technical know-how or other trade secrets by the parties to these agreements, despite the existence generally of confidentiality provisions and other contractual restrictions. If any of the suppliers, subcontractors, venture partners, employees and consultants, and other third parties who are parties to these agreements breaches or violates the terms of any of these agreements, we may not have adequate remedies for any such breach or violation, and we could lose our trade secrets as a result. It is also possible that our trade secrets, know-how or other proprietary information could be obtained by third parties as a result of breaches of our physical or electronic security systems. Even where remedies are available, enforcing a claim that a party illegally disclosed or misappropriated our trade secrets is expensive and time consuming, and the outcome is unpredictable. Courts outside the United States are sometimes less willing to protect trade secrets. Additionally, despite our efforts to protect our proprietary technology, our trade secrets could otherwise become known or be independently discovered by our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them, or those to whom they communicate, from using that technology or information to compete with us.

The patent position of our IMSR Plant and its key components is not a guarantee of protection or rights. During the patent prosecution process, a patent office may require us or our licensors to narrow the scope of the claims of our or our licensors’ pending and future patent applications. This may limit the scope of patent protection and our or our licensors’ ability to assert patent infringement if the patent is subsequently issued. In some cases, a patent may not issue if we or our licensors are unable to overcome rejections from a patent office. By pursuing patent rights by filing a patent, we or our licensors may lose trade secrets that would have otherwise been protected had a patent not been sought and third parties may be able to exploit such published information in our patent application. Additionally, even if we obtain a patent in one jurisdiction (e.g., the United States), we cannot guarantee that we will obtain a corresponding patent in another jurisdiction (e.g., China) as patent laws differ from jurisdiction to jurisdiction. Additionally, maintaining and enforcing patent rights can involve complex legal and factual questions and may be subject to litigation in some cases. For example, third parties may challenge the validity of our or our licensors’ patents based on prior art at a tribunal such as the Patent Trial and Appeal Board at the U.S. Patent and Trademark Office and in a federal court. Because we cannot assure that all of the potentially relevant prior art relating to our patents and patent applications has been found, third parties may prevail in invalidating a patent or preventing a patent application from being issued as a patent. If we or our licensors are able to maintain valid patents or prevail in patent challenges instituted by third parties, we or our licensors may still bear the risk of third parties “designing around” our technologies to avoid an intellectual property infringement claim.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. The status of patents involves complex legal and factual questions, and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us will afford protection against competitors with similar technology. Numerous patents, published pending patent applications and unpublished pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. In addition to the risk of infringing those patents, those patents and patent applications owned by others may also be used as a basis to invalidate our patents or prevent our patent applications from issuing as patents. Our patents may also be challenged as invalid under other prior art and/or be challenged as unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.

Even if our patent applications succeed and we are issued patents in accordance with those applications, it is still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement than in the United States. In addition, the claims of any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar us from licensing and exploiting any patents that issue from our pending patent applications. From time to time, we may develop technology with funding from the United States Department of Energy. Inventions conceived or first actually reduced to practice under agreements with the Department of Energy (“subject inventions”) grant the U.S. Government certain rights and impose specific obligations on our ability to practice and license these inventions. The U.S. Government also has march-in rights, although it has never exercised such rights, to require us to license a patent on subject inventions on reasonable terms under very limited circumstances. In addition, patents issued to us could be infringed or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operation results.

We currently enjoy only limited geographical protection with respect to certain issued patents and trademarks and may not be able to protect our intellectual property rights throughout the world. If we are unable to protect our intellectual property rights, our business and competitive position may be harmed.

We do not have worldwide patent rights for our IMSR Plant and related proprietary technologies because there is no such thing as worldwide or “international patent rights.” We also do not have worldwide trademark protection for our brand for similar reasons. Accordingly, we may not be able to protect our intellectual property rights in certain jurisdictions and their legal systems. Filing, prosecuting and defending patents on our IMSR Plant worldwide can pose several challenges. First, procuring patent rights in multiple jurisdictions may be cost prohibitive because individual patent offices in different jurisdictions will have to independently examine each patent application. Therefore, costs such as examination fees, translation fees and attorneys’ fees are considered when deciding whether to pursue patent protections in a given jurisdiction. Once a patent is registered, we or our licensors will also have the continued obligation of paying maintenance fees periodically to avoid patents from becoming abandoned or lapsed. Second, the breadth of claims in patents may vary from jurisdiction to jurisdiction. For instance, certain patent offices may require narrower claims, resulting in patent rights that are less extensive. Further, as noted above, we may not be able to obtain patents in some jurisdictions even if we obtain patents in other jurisdictions. Accordingly, our competitors may operate in countries where we do not have patent protection and can freely use our technologies and discoveries in such countries to the extent such technologies and discoveries are publicly known or disclosed in countries where we do have patent protection or pending patent applications.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. Many countries also limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If we or any of our licensors are forced to grant a license to third parties with respect to any patents relevant to our business, our competitive position may be impaired, and our business and financial condition may be adversely affected.

We may need to defend ourselves against intellectual property infringement claims, which may be time-consuming and could cause us to incur substantial fees and costs.

Companies, organizations or individuals, including our existing and future competitors, may hold or obtain patents, trademarks/service marks or other intellectual property rights that would prevent, limit or interfere with our ability to develop our intellectual property and make, use, develop, import, offer to sell or sell our IMSR Plants and its related proprietary technologies, which could make it more difficult for us to operate the Company. From time to time, we may receive inquiries from holders of patents or trademarks/service marks inquiring whether we are infringing their proprietary rights and/or seek court declarations that they do not infringe our intellectual property rights. Companies holding patents or other intellectual property rights similar to our technology may bring proceedings alleging infringement of such rights or otherwise asserting their rights and seeking licenses. In addition, if we are determined to have infringed a third party’s intellectual property rights, we may be required to do among other things, one or more of the following: (i) cease selling, incorporating or using IMSR Plants that incorporate the challenged intellectual property; (ii) pay substantial damages; (iii) pay for and obtain a license from the holder of the infringed intellectual property right, which may not be available on reasonable terms or at all; or (iv) redesign part or all of our technology. In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology, our business, prospects, operating results and financial condition could be materially adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs and diversion of resources and management’s focus and attention.

We also anticipate licensing patents and other intellectual property from third parties, and we may face claims that the use of this intellectual property infringes the rights of other third parties. In such cases, we may seek indemnification from the licensors under our license contracts with those licensors or other damages. However, our rights to indemnification or damages may be unavailable or insufficient to cover our costs and losses, depending on our use of the technology, whether we choose to retain control over conduct of the litigation, and other factors.

We may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect our ability to develop and market our IMSR Plants.

We cannot guarantee that any of our patent searches or analyses, including the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, are complete or thorough because there may be hundreds of thousands of relevant patents worldwide. We also cannot be certain that we have identified each and every third-party patent and pending application in the United States and abroad that is relevant to or necessary for the commercialization of our IMSR Plants in any jurisdiction. The scope of a patent claim is generally determined by an interpretation of the law, the written disclosure in a patent, and the patent’s prosecution history. Our interpretation of the relevance or the scope of a patent or a pending application may be incorrect or not accepted by a court of competent jurisdiction. Our determination of the expiration date of any patent in the United States or abroad that we consider relevant may be incorrect or inaccurate. Our failure to identify and correctly interpret relevant patents may negatively impact our ability to develop and market our IMSR Plants.

There are several circumstances under which a patent application may not be published and accessible to us or our licensors. For example, patent applications in the United States and many foreign jurisdictions are typically not published until 18 months after filing, but some patent applications in the United States may be maintained in secrecy until the patents are issued. Publications in the scientific literature also often lag behind actual discoveries. Therefore, we cannot be certain that others have not filed patent applications for technology covered by our issued patents or our pending applications, or that we were the first to invent the technology or to file a patent application covering the technology. Our competitors may have filed, and may in the future file, patent applications covering our IMSR Plants or technology similar to ours without us knowing. Any such patent application may have priority over our patent applications or patents, which could require us to procure rights to issued patents covering such technologies in order to avoid infringement claims.

Customization and hybridization of the Thermal and Electric Facility may require additional research and development and/or reliance on external service providers.

We believe the IMSR Thermal and Electric Facility can be customized by the adaption of existing industrial technologies although we cannot provide assurance that will be the case. Should this not be the case, customization and hybridization of the Thermal and Electric Facility for specific applications may require extensive research and development programs and/or the development of new technologies. We have little experience of customization of the IMSR Thermal and Electric Facility and its hybridization with other energy systems and may rely on others to provide these services. As such, the timeline and cost of commercializing customized IMSR Plants will be longer than we currently anticipate.

We may be subject to claims of ownership and other rights to our patents and other intellectual property by third parties.

Our confidentiality and intellectual property assignment agreements with our employees, consultants, and contractors generally provide that inventions conceived by the party in the course of rendering services to us will be our exclusive intellectual property and are required to be assigned to us if necessary. While we require our employees, consultants, and contractors to assign such intellectual property to us in the event that the intellectual property is not automatically assigned (e.g., as work made for hire), those agreements may not be honored and obligations to assign intellectual property may be challenged or breached. Moreover, there may be some circumstances, where we are unable to negotiate for such ownership rights and others misappropriate those rights in the process.

We may be subject to claims that former employees, collaborators, or other third parties have an interest in our patents or other intellectual property as an owner, a joint owner, a licensee, an inventor, or a co-inventor. In the latter two cases, the failure to name the proper inventors on a patent application can result in the patents issuing thereon being unenforceable. Inventorship disputes may arise from conflicting views regarding the contributions of different individuals named as inventors, the effects of foreign laws where foreign nationals are involved in the development of the subject matter of the patent, conflicting obligations of third parties involved in developing our patented technology or as a result of questions regarding co-ownership of potential joint inventions. Litigation may be necessary to resolve these and other claims challenging inventorship and ownership. Alternatively, or additionally, we may enter into agreements to clarify the scope of our rights in such intellectual property. If we fail in defending any such claims, in addition to paying monetary damages, we may lose exclusive ownership of, or right to use or license valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Some of our management team have limited experience in operating a public company.

While several of our board members have experience as directors of publicly traded companies, some of our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to our management and growth. We may need to add additional personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting to maintain what is required of public companies in the United States. The development and implementation of the standards and controls necessary for us to maintain the level of accounting standards required of a public company in the United States may require costs greater than expected. We could be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

Compliance with the reporting obligations under the United States securities laws and Section 404 of Sarbanes-Oxley requires expenditures of capital and other resources and may divert management’s attention. If we fail to comply with these reporting obligations or to maintain adequate internal controls our operations, and investors’ confidence in us, could be materially and adversely affected.

We are required to comply with the periodic reporting obligations of the Exchange Act, Sarbanes-Oxley and other applicable securities rules and regulations, including the preparation of annual reports, quarterly reports, and current reports. Complying with these rules and regulations could cause us to incur additional legal and financial compliance costs and make some activities more difficult, time-consuming and costly. Further, by complying with public disclosure requirements, our business and financial condition are more visible, which may result in increased threatened or actual litigation.

Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable after the Business Combination. If management is unable to conclude that we have effective internal control over financial reporting, or to certify the effectiveness of such controls, and our independent registered public accounting firm cannot render an unqualified opinion on management’s assessment and the effectiveness of our internal control over financial reporting at such time as it is required to do so, and material weaknesses in our internal control over financial reporting are identified, we could be subject to regulatory scrutiny, a loss of public and investor confidence, and to litigation from investors and stockholders, which could have a material adverse effect on our business and our stock price. In addition, if we do not maintain adequate financial and management personnel, processes and controls, we may not be able to manage our business effectively or accurately report our financial performance on a timely basis, which could cause a decline in our common stock price and adversely affect our business, financial condition and results of operations. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, the exchange upon which our securities are listed or other regulatory authorities, which would require additional financial and management resources.

If we fail to timely meet our reporting obligations under the Exchange Act, Sarbanes-Oxley and other applicable securities rules and regulations in their entirety, we could be subject to penalties under federal securities laws and regulations of the Nasdaq and face lawsuits, and we will not be able to obtain independent accountant certifications required for public companies under Sarbanes-Oxley.

Risks Related to Compliance with Law, Government Regulation and Litigation

Our business may be subject to the policies, priorities, regulations, mandates and funding levels of governmental entities and may be negatively or positively impacted by any change thereto.

From time to time, we may be subject to a wide variety of laws and regulations relating to various aspects of our business, including with respect to use and possession of radioactive materials; design, manufacture, operations, marketing and export of nuclear technologies; employment and labor; tax; data security of the operational and information technology we use; health and safety; zoning and environmental issues. Laws and regulations at the foreign, federal, state and local levels frequently change and are often interpreted in different ways, especially in relation to new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future regulatory or administrative changes. While we monitor these developments and devote a significant amount of management’s time and external resources towards compliance with these laws, regulations and guidelines, we cannot guarantee that these measures will be satisfactory to regulators or other third parties, such as our customers, who are also subject to extensive governmental regulation. Our efforts to comply with new and changing laws and regulations may result in increased general and administrative expenses and a diversion of management time and attention. Moreover, changes in law, the imposition of new or additional regulations or the enactment of any new or more stringent legislation that impacts our business could require us to change the way we operate and could have a material adverse effect on our sales, profitability, cash flows, financial condition, and lead to regulatory delays that could impact our ability to obtain licenses, certificates, authorizations, permits, approvals, and/or certifications from regulatory agencies (collectively referred to herein as “regulatory approvals”).

Failure to comply with these laws may result in civil penalties or private lawsuits, or the suspension or revocation of those regulatory approvals, which would prevent us from operating our business. With respect to our IMSR Plants, we and our customers require regulatory approval from the USNRC or other relevant regulators to construct and operate the IMSR Plants, and any additional local and state permitting requirements, as needed, including with respect to nuclear safety, environmental, and financial qualification, among other requirements. Similar regulatory approvals apply to Terrestrial Energy’s ability to develop the manufacturing capacity to supply IMSR Core-units and IMSR Fuel Salt to its customers. Our plans to deploy IMSR Plants rely on timely receipt of such regulatory approvals in the jurisdictions in which we seek to do business. Such regulatory approval processes may be subject to change, can be technically challenging to address, may result in the imposition of conditions that impact the financial viability of our IMSR Plants, and may also provide opportunities for third parties to lodge objections or seek more stringent requirements for our IMSR Plants. Failure to comply with these laws, obtain the required regulatory approvals, or receive exemptions from such regulations when available could result in regulatory enforcement, violations, fines, penalties, or the inability to operate our business. Any delays in regulatory approvals could also adversely affect our and our project partners’ ability to meet construction and operation timelines and thereby affect our financial performance.

The U.S. government’s budget deficit and the national debt, as well as any inability of the U.S. government to complete its budget or appropriations process for any government fiscal year could have an adverse impact on our or our customers’ business, financial condition, results of operations and cash flows.

The U.S. government’s budget deficit and the national debt, along with any negotiated resolution to increase or suspend the so-called debt ceiling, as well as any inability of the U.S. government to complete its budget process for any government fiscal year and consequently having to shut down or operate on funding levels equivalent to its prior fiscal year pursuant to a “continuing resolution,” could have an adverse direct or indirect impact on our or our customers’ business, financial condition, results of operations and cash flows.

Considerable uncertainty exists regarding how future budget and program decisions will unfold, including the energy spending priorities of the U.S. government, what challenges budget reductions will present for the energy industry and whether annual appropriations bills for all agencies will be enacted by the U.S. government in a given fiscal year and thereafter due to many factors, including but not limited to, changes in the political environment, including before or after a change to the leadership within the government administration, and any resulting uncertainty or changes in policy or priorities and resultant funding. The U.S. government’s budget deficit and the national debt could have an adverse impact on our business, prospects, financial condition, results of operations and cash flows in a number of ways, including the following:

●	The U.S. government could reduce or delay its spending on, reprioritize its spending away from, or decline to provide funding for the government programs in which we participate;
●	U.S. government spending could be impacted by arrangements similar in effect to sequestration, which increases the uncertainty as to U.S. government spending priorities and levels; and
●	We may experience declines in revenue, profitability and cash flows as a result of reduced or delayed demand or payments or other factors caused by economic difficulties of our customers and prospective customers, including U.S. federal, state and local governments.

These factors may become exacerbated by rising interest rates as more U.S. government spending must be appropriated to servicing the national debt or if a deal to increase or suspend the debt ceiling reduces, or blocks previously proposed increases in, government programs in which we participate. In the event we receive or benefit from significant support from state, local or non-U.S. governmental support, similar factors may impact such support as well. Furthermore, we believe continued budget pressures could have negative consequences for the nuclear energy industry and the customers, employees, suppliers, investors and communities that rely on companies in the nuclear energy industry. Budget and program decisions made in this environment would have long-term implications for us and the entire nuclear energy industry.

We may pursue government awards involving cost-share related to our R&D work, which could be affected by our failure to comply with certain laws and regulations.

From time to time, we may pursue federal funds under grants and cooperative agreements, in which case we would be required to comply with various statutes and regulations applicable to entities that perform awards in support of government entities. We must also comply with various national policy requirements that are prescribed by statute, Executive Order, policy guidance issued by the Executive Office of the President, or other regulations. Our performance under our U.S. government awards and our compliance with the terms of those awards and applicable laws and regulations would be subject to periodic audit, review, and investigation by various agencies of the U.S. government. Compliance with these laws and regulations may affect how we do business and may impose added costs on our business. Failure to comply may also lead to civil or criminal penalties, including whole or partial suspension or termination of our U.S. government awards, and/or suspension or debarment from contracting with federal agencies.

Uncertain global macro-economic and political conditions could materially adversely affect our business prospects, financial condition, results of operations and cash flow.

Our results of operations are materially affected by economic and political conditions in the United States and internationally, including inflation, deflation, interest rates, availability of capital, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions. Current or potential customers may delay or decrease spending on our products and services as their business and budgets are impacted by economic conditions. The inability of current and potential customers to pay us for our products and services may adversely affect our earnings and cash flows.

The ongoing war in Ukraine has escalated tensions between the United States, and its North Atlantic Treaty Organization (“NATO”) allies on one hand, and Russia on the other. These developments or other tensions in the future may continue to contribute to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions for equipment, which could have an adverse impact on our operations and financial performance. Global supply chain disruptions have increasingly affected both the availability and cost of raw materials, component manufacturing, reactor fuel and deliveries. These disruptions may result in delays in equipment deliveries and cost escalations that could adversely affect our business prospects, financial condition, results of operations and cash flows.

We and our suppliers are subject to stringent U.S. export and import control laws and regulations and analogous laws and regulations in other jurisdictions. Unfavorable changes in these laws and regulations or U.S. government or other relevant government licensing policies, our failure to secure timely U.S. government or other relevant government authorizations under such laws and regulations, or our failure to comply with such laws and regulations could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

Our and our suppliers’ inability to secure and maintain required export or import licenses or authorizations in applicable jurisdictions could negatively impact our ability to compete successfully or develop or market our IMSR technology for commercial applications in and outside the United States. For example, if we were unable to obtain or maintain licenses to export our IMSR technology or certain hardware to a particular country, we would be effectively prohibited from exporting our IMSR technology in that country, which would limit the number of customers to those in the United States and in countries where we are able to secure licenses (or where licenses are not required). If we were unable to obtain authorization to export our technology, hardware, code or technical assistance, we would experience a limited market for our technology, which would provide a commercial advantage to international suppliers of nuclear plant technology that is competitive to ours. In these cases, these restrictions could lead to an adverse impact on our ability to sell our commercial technology. Similarly, if we were unable to secure export or import authorizations, we may need to implement design changes to our IMSR Plants to address issues with our supplier chain, which may increase costs or result in delays in delivery of new plants and subsequent additional IMSR Plants.

Failure to comply with export control laws and regulations could expose us to civil or criminal penalties, fines, investigations, more onerous compliance requirements, loss of export privileges, debarment from government contracts or limitations on our ability to enter into contracts with the U.S. or other relevant government. Any changes in export control regulations or U.S. or other government licensing policy, such as that necessary to implement U.S. government commitments to multilateral control regimes, may restrict our operations.

We are part of the nuclear power industry, which is highly regulated. Our molten salt nuclear fuel form differs from fuel forms currently licensed and used by commercial nuclear power plants, and our IMSR technology differs from reactor technology currently in commercial operation, including with respect to potential industrial uses. As a result, the regulatory licensing and approval process for our IMSR Plants may be delayed and made more costly, and industry acceptance of our nuclear fuels may be hampered.

The nuclear power industry is highly regulated. All entities that operate nuclear power facilities, fabricate nuclear fuel and transport nuclear materials in the United States are subject to the jurisdiction of the USNRC (except for those facilities and applications separately regulated by the DOE), and entities performing the same activities in other countries are subject to regulation by the USNRC’s counterparts around the world. Our IMSR Fuel Salt differs significantly in some respects from the fuel form used today by commercial nuclear power facilities. These differences may result in a longer and more extensive review by the USNRC and its counterparts around the world, which could cause fuel development program delays and delays in commercialization. Similarly, our IMSR design differs significantly in some respects from the nuclear reactors used today at commercial nuclear power facilities. These differences could result in more prolonged and extensive review by the USNRC and its counterparts around the world that could cause reactor development program delays and delays in commercialization. Under the Atomic Energy Act and the implementing USNRC regulations, members of the public, state, or tribal governments may request a public hearing opposing the issuance of any USNRC permit or license, or challenging portions of the license or permit application or of the USNRC’s review. Certain USNRC actions also include provision for a mandatory administrative hearing regardless of whether any contentions are submitted in conjunction with the action. These hearing processes may delay or prevent the issuance of required regulatory approvals (e.g., permits or licenses) for our IMSR reactors.

While we have planned for engagements with any other nuclear regulators, such as the Office of Nuclear Regulation in the United Kingdom, to date we have only engaged with the USNRC and CNSC. Any planned international expansion will increase our exposure to U.S. export control laws as well as laws and regulations of foreign jurisdictions the impact of which cannot be predicted at this time. Exports to other countries may require cooperation from the United States or other governments and may result in shortages and delays if not accomplished within assumed timelines or costs. Additionally, we may require U.S. approvals in order to import certain materials and components which may be predominantly produced outside of the United States. We must obtain governmental licenses to transport, possess, and use radioactive materials, including isotopes of uranium, in our operations. These are generally granted as part of operations licensing. Our IMSR Plant project developer and operator customers will also require licensing and approvals, from initial approval or licensing through construction and operations and into decommissioning. Failure to obtain or maintain, or delays in obtaining, such licenses could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

Our IMSR Fuel Salt development timeline relies on the relevant nuclear regulator to accept and approve technical information and documentation about our reactor fuel that is generated during the fuel qualification program. For example, we started our engagement with the USNRC in 2017, entering a pre-application phase of the U.S. nuclear regulatory process, which is guided by our regulator engagement plan, which we periodically update and file with the USNRC. There is a risk that regulators may require additional information regarding the fuel’s behavior or performance that necessitates additional, unplanned analytical and/or experimental work which could cause schedule delays and require more research and development funding. Similarly, our reactor development timeline relies on the relevant nuclear regulator to accept and approve technical information and documentation about our IMSR Plant design in the course of any design-specific licensing, certification, approval or similar process, or in the course of facility-specific licensing. There is a risk that regulators may require additional information regarding the IMSR Plant’s behavior or performance that necessitates additional, unplanned analytical and/or experimental work which could cause schedule delays and require more research and development funding.

We must complete nuclear material qualifications in a manner compliant with regulatory standards and obtain regulatory approvals for the use of various materials in our IMSR design. This includes long lead-time irradiation testing and analysis, which may require redesign or use of alternative suppliers if results are unsatisfactory. Further, certain key nuclear grade materials and components, such as graphite, are only produced in limited quantity and predominantly outside of the United States. Cultivating expanded foreign or domestic U.S. supply chain manufacturing capacity for key materials and components depends on cooperation from government and supply chain partners that may result in shortages and delays if not accomplished within assumed timelines or costs. These key materials and components may also be particularly vulnerable to inflationary pressures and cost increases.

The equipment, components, and materials used in a nuclear power plant are subject to a heightened level of manufacturing and quality assurance scrutiny, in compliance with USNRC regulations, applicable codes and nuclear industry standards. Moreover, it is critical to demonstrate in facility design and development that the materials used in the facility that will be exposed to radiation will perform in accordance with necessary design parameters. The heightened manufacturing and quality assurance requirements and regulatory oversight limit the number of potential suppliers from whom we can procure many types of equipment, components, and materials used in our IMSR Plant, as well as the types of facilities where we can test certain materials. These suppliers and the key materials and essential components may be particularly vulnerable to price increases, as a result of supply and demand dynamics, inflation and other price pressures. As a result, supplier delays, unexpected performance testing results, issues in the manufacturing process or procuring necessary materials, international procurement needs, regulatory compliance issues, component qualification issues or delays, increases in costs as a result of inflation or otherwise, and geopolitical considerations can all impact our ability to perform necessary R&D, construct and deploy our IMSR Plants. This could impact our project timelines and costs, as well as affect potential customer interest in our IMSR Plant design.

The IMSR Plant design has not yet been approved or licensed for use by the USNRC or the Canadian Nuclear Safety Commission at any site, and approval or licensing of these designs is not guaranteed. Further, the Company does not intend to act as the licensee, owner, or operator of IMSR Plants. Our business model is based on the supply of nuclear reactor systems, fuel, and engineering services to owner-operator customers who are responsible for securing all necessary regulatory approvals and financings. Unfavorable changes in the laws and regulations or other relevant government licensing policies applicable to our customers, or the failure of our customers to secure timely relevant government authorizations under such laws and regulations or to secure necessary financing to operate IMSR Plants, could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

Terrestrial Energy has completed the CNSC Vendor Design Review process to systematically identify any fundamental barriers to licensing in the Canadian market, with no fundamental barriers to licensing identified by the CNSC. Terrestrial Energy is similarly engaged with the USNRC to address technical, policy, and programmatic matters ahead of formal application review. We started our engagement with the USNRC in 2017, entering a pre-application phase of the U.S. nuclear regulatory process guided by our regulator engagement plan. This plan anticipates that we will seek as applicant 10 C.F.R. Part 52 Standard Design Approval of the IMSR.

Notwithstanding those actions, the IMSR Plant design has not yet been licensed, certified or approved by the USNRC or the CNSC, and no currently operating USNRC- or CNSC-regulated reactor uses molten salt reactor technology. The USNRC has not advanced our status from the pre-application phase of the U.S. nuclear regulatory process. Additionally, no commercial nuclear reactor that is not water cooled is currently operating in the U.S. under an USNRC-issued license, and no advanced fission technology has been approved for commercial operation by the USNRC and, pending regulatory activity may not be finalized on timelines favorable to its commercialization schedule, or may impose requirements more onerous than anticipated.

The USNRC has the authority to issue notices of violation for violations of Title 10 of the Code of Federal Regulations, executing the Atomic Energy Act of 1954, as amended (the “Atomic Energy Act”), USNRC’s regulations and conditions of licenses, certificates of compliance, and orders. The USNRC has authority to impose civil penalties (the maximum amount of which is adjusted annually to account for inflation) or additional requirements and to order cessation of operations for violations of these requirements. Penalties under the USNRC regulations and applicable agency guidelines could include substantial fines, imposition of additional requirements, or withdrawal or suspension of licenses or certificates and criminal penalties.

If the USNRC or CNSC disagrees with our, or our customers’, licensing approach or the technical bases supporting the nuclear safety and environmental impact evaluations, the construction and operating license application processes could take longer than currently expected, or a license may not be granted at all, which could materially and adversely affect our business. Further, the USNRC or CNSC could impose conditions in a license that are not acceptable to us or our customers, which could materially and adversely affect our business. Any delays, conditions or unexpected requirements may increase costs for us or our customers and may result in uncertainty regarding the ability to deploy our technology in a predictable way, which may adversely impact our competitiveness and have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

IMSR Plant projects are expected to be financed at the project level by consortium participants, including operators, offtakers, suppliers, and third-party investors, potentially including the public sector, and those parties may be unable to raise sufficient capital, may face higher-than-expected costs of capital, or may impose conditions that delay or prevent a project from proceeding. We do not control, and may have limited visibility into, the financial condition, capital structure, or financing strategy of any particular owner-operator or project consortium. The failure of any consortium participant to fulfill its financing commitments, the withdrawal of a key participant, or the inability of the consortium to close project-level financing could result in a project being delayed, restructured, or abandoned entirely, which would in turn delay or eliminate the revenues we expect to derive from that project.

Changes in government agency budgets as well as staffing shortages at national laboratories and other government agencies may lengthen our estimated timelines for regulatory approval and construction.

Certain of our IMSR Plant’s components and materials including IMSR Fuel Salt production are dependent upon collaborations with national laboratories and/or various regulatory approvals. Government agency budgets and staffing are driven by the priorities of leadership at federal agencies as well as policy makers. Changes in government agency budgets, personnel, and any resulting staffing shortages may delay operating of our IMSR Plants, including IMSR Fuel Salt production and delay or prevent the issuance of required regulatory approvals (e.g., permits or licenses) for our nuclear facilities.

Even if the IMSR Plant is licensed in the United States or Canada, we must still obtain approvals on a country-by-country basis to deploy these reactor technologies, which approvals may be delayed or denied or which may require modification to our design.

Even if the IMSR Plant is licensed, certified and/or approved in the United States or Canada, if we are to deploy our technology in other countries, we must first obtain regulatory approvals for our technology in those countries. The regulatory framework to obtain approvals is complex, varies from country to country, and may involve authorities on a sub-national or local level. Timelines are likely to be longer for initial deployments of our technology in any jurisdiction, as regulatory agencies may not be familiar with our technology and how it differs from the technology used in legacy nuclear power facilities. Moreover, other countries’ approval processes may differ markedly from the USNRC process or the CNSC process, or they may require that we alter aspects of our design before providing approval. Denial or delay in approvals abroad could materially and adversely affect our business outside of the United States and Canada.

There is no assurance that nuclear regulators will accept the exclusion of the Thermal and Electric Facility from the operating license requirements for the IMSR Plant.

We believe the Thermal and Electric Facility of the IMSR Plant is outside the scope of nuclear regulation based on our understanding of nuclear regulatory requirements following our completed VDR engagement with the CNSC. However, there is no assurance that a nuclear regulator will accept the exclusion of the Thermal and Electric Facility. If this is not the case, our pursuit of new markets with novel applications will be severely limited and will likely exclude the use of natural gas for initial thermal energy supply and as back-up during full operation of the IMSR Plant.

Our customers could incur substantial costs as a result of violations of, or liabilities under, environmental laws.

The operations and properties of our customers are subject to a variety of federal, state, local and foreign environmental, health and safety laws and regulations governing, among other things, air emissions, wastewater discharges, management and disposal of hazardous, non-hazardous and radioactive materials and waste and remediation of releases of hazardous materials. Although our business is to design and sell our IMSR Plant design and supply key components and services, rather than to construct and own or operate power plants, we must design our IMSR Plant so it complies with such laws and regulations. Compliance with environmental requirements could require our customers to incur significant expenditures or result in significant restrictions on their operations, and the failure to comply with such laws and regulations, including failing to obtain any necessary permits, could result in substantial fines or enforcement actions, including regulatory or judicial orders enjoining or curtailing operations or requiring our customers to conduct or fund remedial or corrective measures, install pollution control equipment or perform other actions. More vigorous enforcement by regulatory agencies, the future enactment of more stringent laws, regulations or permit requirements, including relating to climate change, or other unanticipated events may arise in the future and adversely impact the market for our products or demand for our products from our customers, which could materially and adversely affect our business, financial condition and results of operations.

We are subject to laws and regulations governing the use, transportation, and disposal of toxic, hazardous and/or radioactive materials. Failure to comply with these laws and regulations could result in substantial fines and/or enforcement actions.

With respect to our component manufacturing and fuel supply both in the United States and abroad, our operations will be subject to a variety of federal, state, local environmental, health and safety laws and regulations governing, among other things, air emissions, wastewater discharges, management and disposal of hazardous, non-hazardous, and radioactive materials and waste and remediation of releases of hazardous materials. Additionally, we are responsible for decommissioning of facilities where we conduct, or previously conducted, commercial, USNRC-licensed, operations.

We may be liable if we fail to comply with federal, state, and local environmental, health and safety laws and regulations. Failing to comply with such laws and regulations, including failing to obtain any necessary permits, could result in substantial fines or enforcement actions. This might require us to stop or curtail operations or conduct or fund remedial or corrective measures, make additional investments into safety-related improvements or perform other actions. The enactment of more stringent laws, regulations or permit requirements or other unanticipated events may arise in the future and adversely impact the market for our products, which could materially and adversely affect our business, financial condition, and results of operations. We could incur substantial costs as a result of a violation of, or liabilities under, environmental laws.

Changes in tax laws could adversely affect our business prospects and financial results.

We will be subject to taxes in the United States and certain foreign jurisdictions. Due to economic and political conditions, tax rates in various jurisdictions, including the United States, may be subject to change. Our future effective tax rates could be affected by changes in the mix of earnings in countries with differing statutory tax rates, changes in the valuation of deferred tax assets and liabilities and changes in tax laws or their interpretation. We may be subject to income tax audits by various tax jurisdictions. An adverse resolution by one or more taxing authorities could have a material impact on our finances. Further, we may be unable to utilize any net operating losses in the event a change in control is determined to have occurred.

We may become involved in litigation that may materially adversely affect our business, financial condition and results of operations.

From time to time, we may become involved in various legal proceedings relating to matters incidental to the ordinary course of our business, including intellectual property, commercial, product liability, employment, class action, whistleblower and other litigation and claims, and governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources from the operation of our business and cause us to incur significant expenses or liability or require us to change our business practices. Because of the potential risks, expenses and uncertainties of litigation, from time to time, we may settle disputes, even where we believe that we have meritorious claims or defenses. We are currently not a party to any material litigation. However, if any legitimate cause of action arose which was successfully prosecuted against us, the operations, results of operations or financial condition of the Company could be adversely affected. Because litigation is inherently unpredictable, we cannot assure you that the results of any of these actions will not have a material adverse effect on our business.

Risks Related to Capital Resources

In order to fulfill our business plan, we will require additional funding. To the extent we require such additional investor funding in the future, such funding may be dilutive to our investors and no assurances can be provided as to terms of any such funding. Any such funding and the associated terms will be highly dependent upon market conditions and the progress of our business at the time we seek such funding. The terms of any financing that we pursue may be less favorable than previously anticipated and could become even less favorable depending on the amount of funds we may require.

Our business plan is capital intensive. We cannot be certain when or if our operations will generate sufficient cash to fully fund our ongoing operations or the growth of our business. We intend to continue to make investments to support our business, and expect that significant additional capital will be needed in the future to continue our planned operations, including commercialization efforts, expanded research and development activities and costs associated with operating a public company. To raise capital, we may enter into financing arrangements that may be costly or impose certain restrictive covenants or otherwise restrict our ability to seek additional leverage or financing. We may also seek to sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights, preferences and privileges senior to the holders of our common stock. Pursuant to the 2025 Plan, our board is authorized to grant compensatory equity awards to our employees, directors and consultants. If the number of shares reserved under our 2025 Plan is increased pursuant to the terms of the 2025 Plan, our stockholders may experience additional dilution, which could cause our stock price to fall. Any of the above events could significantly harm our business, prospects, financial condition and results of operations and cause the price of our common stock to decline.

Our corporate expenditures, including our corporate level outspend, are subject to numerous risks and uncertainties.

Our current and future operating expenses are uncertain and impacted by various factors outside of our control, including rising costs and other impacts of inflation, evolving regulatory requirements, raw material availability, global conflicts, global supply chain challenges and component manufacturing and testing uncertainties, among other factors. Accordingly, it is possible that our overall expenses and related outspend could be higher than the levels we currently estimate, and any increases could have a material adverse effect on our business, financial condition and results of operations.

We may experience an adverse impact from inflation and rising costs.

Over the last several years, inflation has increased to its highest level in decades. Inflation has resulted in, and may continue to result in, higher interest rates and capital costs, higher shipping costs, higher material costs, supply shortages, increased costs of labor and other similar effects. Although the impact of material cost, labor, or other inflationary or economically driven factors will impact the entire nuclear and energy transition industry (including renewable sources of electricity, like solar and wind), the relative impact may not be the same across the industry, and the particular effects within the industry will depend on a number of factors, including material use, design, structure of supply agreements, project management and others, which could result in significant changes to the competitiveness of our technology and our ability to sell IMSR Plants, which could have a material adverse effect on our business, financial condition and results of operations. In particular, higher interest rates can have significant impact on the total cost on long-term development and constructions projects such as power plants. Accordingly, higher interest rates may make it more difficult to obtain contracts and customers for the IMSR Plant.

We have a history of financial losses and may not achieve profitability in the future. We will need substantial additional capital to complete the design of the IMSR Plant and fund our operations.

We expect our operating expenses to increase over the next several years and expect to continue to incur operating losses for the foreseeable future as we continue to expand and develop, and we will need additional capital from external sources, regardless of redemption levels. If we are unable to raise additional capital we will have to make significant adjustments to our business plan which could impact some of our strategic objectives and significantly delay, scale back or discontinue one or more or all of our research and development programs. We may be required to cease operations or seek partners for our technologies at an earlier stage than otherwise would be desirable and on terms that are less favorable than might otherwise be available. In the absence of additional capital, we may also be required to relinquish, license or otherwise dispose of rights to technologies or products that we would otherwise seek to develop or commercialize on terms that are less favorable than might otherwise be available. If we are unable to secure additional capital, we may be required to take additional measures to reduce costs in order to conserve our cash in amounts sufficient to sustain operations and meet our obligations. These measures could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

Future indebtedness could expose us to risks that could adversely affect our business, financial condition and results of operations.

In the future, we may incur indebtedness. Such indebtedness could have significant negative consequences for our security holders, business, results of operations and financial condition by, among other things:

●	increasing our vulnerability to adverse economic and industry conditions;
●	limiting our ability to obtain additional financing;
●	requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, which will reduce the amount of cash available for other purposes;
●	limiting our flexibility to plan for, or react to, changes in our business; and
●	placing us at a possible competitive disadvantage with competitors that are less leveraged than us or have better access to capital.

Should we incur additional indebtedness in the future, our business may not generate sufficient funds, and we may otherwise be unable to maintain sufficient cash reserves, to pay any additional indebtedness that we may incur. Any future indebtedness that we may incur may contain financial and other restrictive covenants that will limit our ability to operate our business, raise capital or make payments under our indebtedness. If we fail to comply with such covenants or to make payments under any of our indebtedness when due, then we would be in default under that indebtedness, which could, in turn, result in that indebtedness becoming immediately payable in full and cross-default or cross-acceleration under our other indebtedness and other liabilities.

Our actual operating results may differ significantly from any guidance we may provide.

From time to time, we may release guidance in our quarterly earnings releases, quarterly earnings conference calls, or otherwise once we are a public company, regarding our future performance that represents our management’s estimates as of the date of release. This guidance, which would include forward-looking statements, would be based on projections prepared by our management. Should we provide projections, we do not expect that they would be prepared with a view toward compliance with published guidelines of the American Institute of Certified Public Accountants, and neither our registered public accountants nor any other independent expert or outside party is expected to compile or examine the projections. Accordingly, no such person currently expresses, or in the future would be expected to express, any opinion or any other form of assurance with respect to the projections.

Projections are based upon a number of assumptions and estimates that, while presented with numerical specificity, are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control, such as pandemics and public health emergencies, the Russia-Ukraine conflict and the effects of changes to interest rates and inflation on our cost estimates and expectations, and are based upon specific assumptions with respect to future business decisions, some of which will change. Any material change to the assumptions or estimates underlying the projections management may prepare, or any material overruns or other unexpected increase in costs, could have a material adverse effect on the projections and the guidance on which it is based. The rapidly evolving market in which we operate, may make it difficult to evaluate our current business and our future prospects, including our ability to plan for and model future growth. Actual results may vary from our guidance and the variations may be material. The principal reason that we may from time to time release guidance is to provide a basis for our management to discuss our business outlook as of the date of release with analysts and investors. We do not accept any responsibility for any projections or reports published by any such persons. Investors are urged not to rely upon our guidance in making an investment decision regarding our common stock.

Any failure to successfully implement our operating strategy or the occurrence of any of the events or circumstances set forth in this “Risk Factors” section could result in our actual operating results being different from our guidance, and the differences may be adverse and material.

Our financial results may vary significantly from quarter to quarter.

We expect our revenue and operating results to vary from quarter to quarter. We may incur significant operating expenses during the start-up and early stages of large contracts and may not be able to recognize corresponding revenue in that same quarter. We may also incur additional expenses when contracts are terminated or expire and are not renewed. We may also incur additional expenses when companies are newly acquired.

Additional factors that may cause our financial results to fluctuate from quarter to quarter include those addressed elsewhere in this “Risk Factors” section and the following factors, among others:

●	the terms of customer contracts that affect the timing of revenue recognition;
●	variability in demand for our services and solutions;
●	commencement, completion or termination of contracts during any particular quarter;
●	timing of shipments and product deliveries;
●	timing of significant bid and proposal costs;
●	the costs of remediating unknown defects, errors or performance problems of our product offerings;
●	restrictions on and delays related to the export of nuclear articles and services;
●	costs related to government inquiries;
●	strategic decisions by us or our competitors, such as acquisitions, divestitures, spin-offs and joint ventures;
●	strategic investments or changes in business strategy;
●	changes in the extent to which we use subcontractors;
●	changes in our effective tax rate, including changes in our judgment as to the necessity of the valuation allowance recorded against our deferred tax assets; and
●	the length of sales cycles.

Changes in our accounting estimates and assumptions could negatively affect the reporting of our financial position and results of operations.

We prepare our consolidated financial statements in accordance with U.S. GAAP. These accounting principles require us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of our financial statements. We are also required to make certain judgments that affect the reported amounts of revenues and expenses during each reporting period. We periodically evaluate our estimates and assumptions including, but not limited to, those relating to business acquisitions, revenue recognition, recoverability of assets including customer receivables, contingencies, valuation of financial instruments, stock-based compensation and income taxes. We base our estimates on historical experience and various assumptions that we believe to be reasonable based on specific circumstances. These assumptions and estimates involve the exercise of judgment and discretion, which may evolve over time in light of operational experience, regulatory direction, developments in accounting principles and other factors. Actual results could differ from these estimates as a result of changes in circumstances, assumptions, policies or developments in the business, which could materially affect our consolidated financial statements.

Risks Related to our Securities

We incur additional costs as a public company that reports to the SEC and our management is required to devote substantial time to meet compliance obligations.

Requirements associated with being a public company in the United States require significant resources and management attention. We are subject to certain reporting requirements of the Exchange Act, and the other rules and regulations of the SEC, and Nasdaq. We are also subject to various other regulatory requirements, including the Sarbanes-Oxley Act. These rules and regulations increase our legal, accounting and financial compliance costs and make some activities more time-

consuming and costly. For example, these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. In addition, complying with rules and regulations and the increasingly complex laws pertaining to public companies requires substantial attention from our senior management, which could divert their attention away from the day-to-day management of our business. These cost increases and the diversion of management’s attention could materially and adversely affect our business, results of operations and financial condition. We will also need to hire additional personnel to support our financial reporting function and may face challenges in doing so.

The market price of Terrestrial Energy’s securities may decline.

Fluctuations in the price of our common stock could contribute to the loss of all or part of your investment. The trading price of our common stock could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Terrestrial Energy’s control. Inflationary pressures, increases in interest rates and other adverse economic and market forces may contribute to potential downward pressures in market value of our common stock. Additionally, any of the risk factors discussed in this annual report could have a material adverse effect on your investment and our common stock may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our common stock may not recover and may experience a further decline.

Broad market and industry factors may materially harm the market price of our common stock irrespective of Terrestrial Energy’s operating performance. The stock market in general, and Nasdaq specifically, has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your securities at or above the price at which they were acquired. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to Terrestrial Energy could depress Terrestrial Energy’s share price regardless of Terrestrial Energy’s business, prospects, financial conditions or results of operations. A decline in the market price of Terrestrial Energy’s securities also could adversely affect Terrestrial Energy’s ability to issue additional securities and Terrestrial Energy’s ability to obtain additional financing in the future.

There is no guarantee that our warrants will ever be in the money, and they may expire worthless.

The average exercise price for our warrants is $8.24 per share of common stock, subject to adjustment. There is no guarantee that the warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

Your unexpired Public Warrants may be redeemed prior to their exercise at a time that is disadvantageous to you, thereby making your Public Warrants worthless.

Our outstanding Public Warrants may be redeemed at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, provided that the last reported sales price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period ending on the third (3rd) trading day prior to the date the Company sends the notice of redemption to the Public Warrant holders. If and when the warrants become redeemable by us, the Company may not exercise its redemption rights if the issuance of common stock upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification, subject to our obligation in such case to use its best efforts to register or qualify the common stock under the blue sky laws of the state of residence in those states in which the Public Warrants were initially offered in our IPO. Redemption of the outstanding Public Warrants could force you (a) to exercise your Public Warrants and pay the exercise price at a time when it may be disadvantageous for you to do so, (b) to sell your Public Warrants at the then-current market price when you might otherwise wish to hold your Public Warrants or (c) to accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, is likely to be substantially less than the market value of your Public Warrants.

The warrants may have an adverse effect on the market price of our Common Stock.

The Company has outstanding warrants to purchase up to an aggregate of 30,267,119 shares of our Common Stock. Such warrants, when exercised, will increase the number of issued and outstanding shares and may reduce the market price of our Common Stock. The Common Stock issuable upon such exercises may represent overhang that may adversely affect the market price of our Common Stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of our stock could decrease, and any additional shares which stockholders attempt to sell in the market may only further decrease the share price. If the share volume of our Common Stock cannot absorb shares sold by holders of our outstanding convertible securities, then the value of our Common Stock will likely decrease.

The Certificate of Incorporation provides, subject to limited exceptions, that the courts of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, a state court located within the State of Delaware or the federal district court for the District of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. In addition, the Certificate of Incorporation provides that this choice of forum does not apply to any complaint asserting a cause of action under the Securities Act and the Exchange Act. Finally, the Certificate of Incorporation provides that federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act or the Exchange Act.

While the Delaware Supreme Court has upheld provisions of the certificates of incorporation of other Delaware corporations that are similar to the exclusive forum provision in the Certificate of Incorporation, there is uncertainty as to whether courts will enforce the exclusive forum provision in the Certificate of Incorporation. In that regard, Section 22 of the Securities Act provides that federal and state courts have concurrent jurisdiction over lawsuits brought under the Securities Act or the rules and regulations thereunder. To the extent the exclusive federal forum provision for causes of action arising under the Securities Act restricts the courts in which claims arising under the Securities Act may be brought, there is uncertainty as to whether a court would enforce such a provision. Shareholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

A significant portion of our total outstanding shares of Common Stock are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.

Sales of a substantial number of shares of Common Stock could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock.

We are party to certain agreements that provide registration rights to the counterparties.

As restrictions on resale end, including lock-up restrictions applicable to certain affiliates holding approximately 48,673,323 shares of our common stock that end between March 27, 2026 and October 28, 2026 depending on the trading price of our Common Stock and if the registration statement is available for use, the market price of our Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which we have elected to do.

We cannot predict if investors will find our common stock less attractive because we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active market for our common stock, our share price may be more volatile and the price at which our securities trade could be less than if we did not use these exemptions.

Risks Related to this Offering by Us and the Selling Securityholders

Sales, or the perception of sales, of our Common Stock or warrants by us or our existing securityholders could dilute existing stockholders and cause the market price for our Common Stock or Public Warrants to decline.

The sale of substantial amounts of Common Stock or our warrants could dilute existing security holders and such sales, or the perception that such sales could occur, could harm the prevailing market price of the Common Stock or our Public Warrants. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Subject to the continued effectiveness of this registration statement, securities held by or issuable to certain of our securityholders are or will be eligible for resale. As restrictions on resale end, the market price of our Common Stock could drop significantly if the holders of these securities sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our Common Stock or other securities.

In particular, this registration statement covers our primary issuance of up to 53,492,818 shares of Common Stock consisting of: (i) up to 8,117,599 shares that are issuable by us upon the exercise of Private Placement Warrants; (ii) up to 10,658,520 shares that are issuable by us upon the exercise of Legacy Terrestrial Warrants; (iii) up to 11,500,000 shares that are issuable by us upon the exercise of the Public Warrants; and (iv) up to 23,216,699 shares of Common Stock issuable upon the conversion of the Exchangeable Shares. Upon effectiveness of this registration statement, all 53,492,818 shares of Common Stock registered for primary issuance would be freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates.”

Further, pursuant to this registration statement, the Selling Securityholders can sell, under this prospectus, up to 13,723,445 shares of Common Stock, constituting approximately 15.4% of our outstanding Common Stock, or approximately 17.0% of our publicly held shares of Common Stock, as of May 29, 2026 (excluding in each case 19,617,599 shares issuable upon the exercise of all outstanding Private Placement Warrants and Public Warrants, and 10,658,520 shares issuable upon the exercise of all outstanding Legacy Terrestrial Warrants), including: (i) 2,773,995 PIPE Shares issued to certain Selling Securityholders pursuant to those certain subscription agreements, each dated as of March 26, 2025 (the “PIPE Subscription Agreements”); (ii) 4,324,000 Founder Shares; and (iii) up to 6,625,450 Resale Warrant Shares. An affiliate of the Sponsor also may sell up to 1,267,599 Working Capital Warrants.

In the case of this registration statement, depending on the price, the public securityholders may have paid significantly more than the Selling Securityholders for any Resale Securities they may have purchased in the open market based on variable market price. All of the securities offered pursuant to such registration statement may be resold for so long as the applicable registration statement and prospectus are available for use.

The sale of all or a substantial portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the Selling Securityholders may still experience a positive rate of return on the securities they purchased due to the price at which such securityholder initially purchased the securities. See the sections of this prospectus entitled “Selling Securityholders” and “- Risks Related to Our Securities - Certain existing securityholders, including certain Selling Securityholders, purchased or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.” for additional information on potential dilution as a result of the securities held by the Selling Securityholders and certain other securityholders entitled to registration rights and the potential profits the Selling Securityholders and such other securityholders may experience.

In addition, the shares of Common Stock reserved for future issuance under our equity incentive plans will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations under Rule 144, as applicable. Approximately 38,478,290 shares of Common Stock are reserved for issuance under our equity incentive plans. Shares registered under our registration statements on Form S-8 that have been filed to date are available for sale in the open market upon effectiveness.

Certain existing securityholders, including certain Selling Securityholders, purchased or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

The Selling Securityholders have purchased their respective Resale Securities at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public securityholders experience a negative rate of return on their investment. As a result, the Selling Securityholders are able to recognize a greater return on their investment than stockholders or holders of Public Warrants that acquired their shares of Common Stock or Public Warrants in the public market. In particular, certain Selling Securityholders are able to recognize a positive return even though the closing price of our Common Stock on May 29, 2026 was $9.13, which is below the $10.00 offering price of the units offered in the Company’s initial public offering Furthermore, the Selling Securityholders may earn a positive rate of return even if the price of our Common Stock declines significantly. As a result, the Selling Securityholders may be willing to sell their shares at a price less than shareholders that acquired their Resale Securities in the public market or at higher prices than the price paid by such Selling Securityholders, the sale of which would result in the Selling Securityholder realizing a significant gain even if other stockholders experience a negative rate of return.

USE OF PROCEEDS

We will receive the proceeds from any exercise of the Company’s outstanding warrants for cash. Each Public Warrant and Private Placement Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share and each Legacy Terrestrial Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $2.24 per share. Assuming the exercise of all outstanding Public Warrants and Private Placement Warrants for cash, we would receive aggregate proceeds of approximately $225.6 million. Assuming the exercise of all outstanding Legacy Terrestrial Warrants for cash, we would receive aggregate proceeds of approximately $23.9 million. We believe that the likelihood that holders of our warrants determine to exercise their warrants and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Common Stock. If the price of our Common Stock is below the exercise price of the warrants, holders will be unlikely to exercise their warrants using cash, resulting in little to no cash proceeds to us. There is no assurance that the warrants will be “in the money” prior to their expiration or that holders will exercise their warrants. Holders of our warrants have the option to exercise their warrants on a cashless basis in accordance with the Warrant Agreement or the Legacy Terrestrial Warrants, as applicable. If the warrants are exercised pursuant to a cashless exercise feature, we will not receive any cash from these exercises.

We intend to use the proceeds received from the exercise of the warrants, if any, for general corporate purposes.

All of the Resale Securities offered by the Selling Securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales.

The Company will not receive any proceeds from the conversion of Exchangeable Shares into shares of Common Stock.

The Selling Securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such Selling Securityholders in disposing of their Resale Securities, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

MARKET INFORMATION

Market Information

Our Common Stock and Public Warrants began trading on Nasdaq under the symbols “IMSR” and “IMSRW,” respectively, on October 29, 2025. The Company has not paid any cash dividends on its shares of Common Stock to date. It is the present intention of the Board to retain all earnings, if any, for use in the Company’s business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements, and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, the ability of the Company to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

As of May 29, 2026, there were 105,935,266 shares of Common Stock and share equivalents outstanding (including 82,718,567 shares of Common Stock issued and outstanding and 23,216,699 shares of Common Stock that would be issued and outstanding upon the exchange of outstanding Exchangeable Shares), 11,500,000 Public Warrants outstanding, and 20 shares of Special Voting Stock outstanding. The Company has reserved a total of 15,473,715 shares of Common Stock for issuance pursuant to the 2025 Plan, subject to certain adjustments set forth therein.

Holders

As of May 29, 2026, there were 130 holders of record of our Common Stock, 20 holders of record of our Special Voting Stock, 38 holders of record of our Private Placement Warrants and Public Warrants, and 60 holders of our Legacy Terrestrial Warrants. The number of holders of record of our Common Stock and Public Warrants does not include a substantially greater number of “street name” holders or beneficial holders whose Common Stock and Public Warrants are held of record by banks, brokers and other financial institutions.

BUSINESS

References in this section to “we,” “our,” “us,” the “Company” or “Terrestrial Energy” generally refer to Terrestrial Energy Inc. and its subsidiaries.

Mission

Terrestrial Energy Inc. is an advanced nuclear technology company developing the Integral Molten Salt Reactor nuclear plant (“IMSR Plant”), which uses the Company’s proprietary design of Molten Salt Reactor (“MSR”). Our mission is to transform global energy markets by commercializing our IMSR Plant, which will deliver low-carbon electricity and industrial heat with superior economics, speed to deployment, and siting flexibility. In a world demanding rapid, scalable nuclear solutions, the IMSR Plant offers a viable, efficient alternative to both the limitations of legacy nuclear and the intermittency of renewables.

Corporate History

HCM II was a special purpose acquisition company incorporated on April 4, 2024, as a Cayman Islands exempted corporation for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. On October 23, 2025, HCM II domesticated as a Delaware corporation and changed its name to “Terrestrial Energy Inc.” On October 28, 2025, pursuant to the Business Combination Agreement, dated as of March 26, 2025, as amended, the Company completed the Business Combination with TEDI. Following the Business Combination, the Company became a holding company whose operations are conducted through TEDI and whose primary asset is its equity interest in TEDI. For accounting and financial reporting purposes, the Business Combination was accounted for as a reverse recapitalization, with TEDI treated as the accounting acquirer and HCM II treated as the accounting acquiree. Our principal executive office is located at 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217. Our telephone number is (646) 687-8212. Our website address is https://www.terrestrialenergy.com/. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Market Opportunity

Global energy fundamentals are shifting rapidly in response to geopolitical tensions, infrastructure demands, and surging electricity consumption, with nuclear energy emerging as a critical component of future supply. According to the U.S. Energy Information Agency (“EIA”) and its International Energy Outlook of 2023, global primary energy demand is projected to rise 29% from 2025 to 2050, and electricity generation by 43% in that same period.

Nuclear energy’s role in meeting this demand is driven by both energy security objectives and changing requirements from innovations such as those in the digital economy. In advanced economies, energy supply growth is hindered by electric transmission and pipeline congestion, leading governments and industrial consumers to reconsider electricity infrastructure and reframe nuclear energy, particularly distributed generation solutions with small and modular nuclear plants as a pillar of strategic energy reliability.

Governments are responding with forceful and coordinated action. On May 23, 2025, the President of the United States signed a set of executive orders that lower deployment barriers and streamline federal support for developing new nuclear energy technologies. These actions follow a broader policy pivot, where national energy strategy is increasingly aligned with national security strategy. Compared to past decades, the recent policy recognition of the advantages of nuclear energy is exceptional and a positive development for the nuclear energy industry.

In this policy and market demand context, we believe our IMSR Plant is well-suited to meet the urgent energy priorities now shaping markets and policy across advanced economies to deliver secure, reliable, and resilient power at a time when nations are reasserting control over critical infrastructure and supply chains.

The IMSR Plant we are developing offers a scalable solution for governments and industries seeking reliable energy at fossil fuel scale. It is designed to provide low-cost, firm power and deployable at or near sites of industrial demand enabling distributed generation with customizable thermal and electric output. This decentralized capability will reduce transmission risks, enhance energy autonomy, and support rapid deployment without requiring major grid expansion. As demand accelerates across sectors, we believe our IMSR Plant will enable and promote both economic competitiveness and sovereign energy resilience.

We estimate our current serviceable addressable market (“SAM”) to exceed $1.4 trillion in Organisation for Economic Co-operation and Development (“OECD”) countries ($800 billion in grid-based electricity and $600 billion in high-temperature industrial heat), growing to $1.9 trillion by 2050.

Overview

IMSR and Gen IV Technology

Our IMSR is an MSR, one of the generic advanced reactor technologies classified as a Generation IV (“Gen IV”) reactor by the Generation IV International Forum (“GIF”), an intergovernmental organization founded in 2001 by the United States, Canada, the United Kingdom, and other member countries as they aimed to respond to the economic, environmental and social requirements of nuclear energy in the 21st century. GIF members seek to bring to market advanced reactors through international collaboration for their timely development. Its objectives for selecting Gen IV reactor technologies are those that encompass enhanced fuel efficiency, minimized waste generation, economic competitiveness, and adherence to rigorous safety and proliferation resistance measures.

The Gen IV reactor class is a diverse set of reactor technologies, fundamentally distinct from legacy (Light Water Reactor) nuclear technology. Despite wide variations, Gen IV reactor technologies generally have a principal common operational attribute: they operate at higher temperatures (approximately 400°C to 800°C).

We believe that the reactor technology and nuclear plant design choices that we have used in our IMSR Plant design address a major factor limiting the growth of nuclear energy supply: the fundamental capital inefficiency of legacy nuclear technology, and by extension the uncompetitive levelized cost of nuclear energy supply over full life of plant. Legacy nuclear technology was originally developed for military submarine propulsion and adapted for civilian use in the 1950s. New nuclear plants built using legacy nuclear technology today face increasing economic challenges and a threat of economic obsolescence due to rising construction costs, costly and complex regulatory requirements, and limited operational flexibility. We believe that new plants built on legacy nuclear technology will not be commercially viable without substantial public subsidies and sponsorship. In addition, they are generally only well suited for serving electric grid markets and are not well aligned with energy demand requirements for distributed and efficient supply of cost-competitive and flexible thermal and electric energy.

An MSR uses a molten salt as both the nuclear fuel and reactor coolant, in contrast to legacy nuclear technology that uses a solid nuclear fuel arranged in assemblies of fuel rods and water as the reactor coolant. Molten salt coolants are thermally far more stable than water, which enables stable, high-temperature reactor operation. This importantly allows for high-efficiency steam turbines operation and electric power generation, as well as the direct supply of high-temperature thermal energy for industrial plant operators seeking clean energy alternatives to fossil fuel combustion in industrial processes. Our IMSR Plant incorporates our proprietary design of MSR.

We have developed a recognized expertise in MSR technology since inception of our company in 2013. At the invitation of the Canadian government in May 2019, our Company, represented by our Chief Technology Officer, joined the Gen IV International Forum as a signatory to the MSR provisional System Steering Committee. To our knowledge our Company is currently the only private sector company that is a signatory; we believe this demonstrates the Company’s leadership position in MSR technology.

We have designed our IMSR Plant to be small and modular, which we believe will enable greater geographic siting flexibility and more efficient construction through the use of factory manufactured modules and their on-site assembly. We believe the market will demand clean, firm, and cost-competitive energy at, or near to, the point of industrial demand to mitigate grid and pipeline congestion. We believe that the IMSR Plant’s attributes including its size and modular architecture, and economic efficiency, may make it a competitive and timely solution to this demand.

Our IMSR Plant will use low enriched uranium enriched to <5% U235, which we refer to as standard-assay low enriched uranium (“SALEU”). This is the nuclear fuel used by the large majority of the world’s nuclear plants and widely available in today’s nuclear supply chain. We have intentionally avoided high-assay low enriched uranium enriched to between 15% and 19.9% U235 (“HALEU”), the nuclear fuel used by competing Gen IV technologies. We believe that HALEU presents substantially greater supply chain challenges than the SALEU used by the IMSR Plant. Accordingly, we believe that the use of SALEU will position the IMSR Plant more favorably for earlier deployment than other Gen IV technologies using HALEU as their nuclear fuel.

Since 2015, we have engaged with U.S. and Canadian nuclear regulators and achieved clear IMSR Plant regulatory milestones, which are described in the “Regulatory Matters” section below. Based on our experiences from our engagements with nuclear regulators, including the Canadian regulator’s programmatic review of our IMSR Plant design concluded in April 2023, we believe that the IMSR Plant is well-positioned to secure regulatory approval for commercial operations in the U.S. and other target markets upon application by customers. Commercialization of the IMSR Plant is subject to applicable regulatory approvals. See “- Regulatory Matters” below.

Our business model is intended to support long-term, recurring, and capital-efficient revenue streams through the development, commercialization, and deployment of our IMSR Plant. Our customers will be IMSR Plant project developers who are also likely to be the owner-operators of the IMSR Plant to whom we plan to provide engineering and construction services and supply fuel and key components. We intentionally avoid a build-own-operate model for nuclear plants, preferring to leverage scale in our nuclear supply chain to support faster deployment of IMSR Plants to the owners/operators of nuclear plants, subject to regulatory and market conditions.

We expect our revenues to derive from four principal streams - (i) pre-construction services, (ii) construction services and component supply, including the main reactor component called the “IMSR Core-unit”, (iii) post-construction IMSR Core-unit supply and (iv) post-construction IMSR fuel supply. Each revenue stream is anticipated to be repeatable across multiple IMSR Plant projects simultaneously, and IMSR Core-unit and IMSR fuel supply revenues are structured to recur throughout the 56-year operating life of an IMSR Plant. The operating life of the IMSR Plant is 56 years by design; revenue generation for the Company begins during pre-construction and construction, typically four years or more, making the period of revenue generation for the Company over 60 years excluding decommissioning services. Each subsequent IMSR Core-unit replacement cycle provides an additional revenue opportunity at attractive margins.

In response to evolving market demand for our IMSR Plant, we have a pipeline of over ten early-stage IMSR Plant projects each at an identified site. We play an active role in the establishment of each project and its member consortium. An IMSR Plant project is established with an initial consortium of members, and each includes one or more of off-takers, site owners, nuclear plant operators, and suppliers expressing interest in the project with an MOU and/or LOI. Our portfolio of early-stage projects covers a range of industrial sectors such as mining, chemical and petrochemical production, data centers, and grid power provision. Our near-term project milestones include the completion of site characterization work, which is the antecedent to the project’s submission of a USNRC Construction Permit application. We establish a project’s initial consortium by drawing from our portfolio of over 50 collaborative industry relationships, where each such relationship has expressed an interest in our IMSR Plant and has undertaken investigations and due diligence. We expect these collaborative industry relationships to support the growth of our project pipeline with additional IMSR Plant projects. Illustrating this approach to IMSR Plant project development from the formation of its initial consortium, we have announced developments with consortia members and projects over the last 12 months with industrials, suppliers, research partners, and site owners, such as Schneider Electric, Zachry Group, Viaro Energy, Energy Solutions, Texas A&M University and most recently Ameresco. To illustrate further, our Texas A&M project consortium consists of an EPC, a nuclear utility, the site owner, a nuclear fuel supply, and other suppliers.

Our Texas A&M project is a collaboration with Texas A&M University, a leading nuclear engineering and technology university in the U.S., to construct and operate a commercial IMSR Plant at its RELLIS campus in Bryan, Texas, as well as undertake IMSR system R&D testing activities employing the expert resources of the university’s engineering faculty. Our collaboration with Texas A&M has the potential to accelerate our business plans, in particular as it aligns with recent policy statements supporting the commercialization of advanced nuclear technologies made by the Trump Administration, and U.S. Federal and Texas state governments.

We believe the development and commercialization of the IMSR Plant aligns with increasing U.S. and international policy support for nuclear innovation, driven by national energy supply insecurities, and elevated by geopolitical risks such as the Ukraine War. Other recent international developments, such as the declarations at the 28th Conference of the Parties to the UN Framework Convention on Climate Change (“COP28”) in Dubai, have underscored the necessity of a massive expansion of nuclear energy supply to achieve policy, economic and environmental goals. Our technology development roadmap targets first commercial operations of an IMSR Plant during 2034, subject to regulatory approval and financing, with commercial fleet deployment anticipated in the late 2030s.

Our IMSR Plant’s Competitive Strengths

Our IMSR Plant incorporates operating characteristics that differentiate it from nuclear plants built using legacy nuclear technology as well as other competing Gen IV reactor technologies. We believe that these differentiating operating characteristics create competitive advantages for our IMSR Plant.

●	High-temperature and low-pressure reactor operation with high inherent safety for efficient electricity generation and thermal energy supply for industrial processes. Our IMSR Plant’s MSR technology is designed to enable it to supply thermal energy at 585°C from a reactor that operates at low pressure with high inherent safety. These are not the defining characteristics of legacy nuclear technology nor many other Gen IV technologies. Importantly at this high temperature, the IMSR Plant facilitates high-efficiency steam turbine operation and electric power generation as well as direct application to a broad set of industrial processes that require these high temperatures, such as chemical synthesis, petrochemical refining, materials manufacturing, and efficient hydrogen production. By comparison, legacy nuclear technologies typically supply thermal energy at <300 °C, which when used for steam generation leads to lower efficiency for turbine operation and electric power generation. Other current Gen IV competing technologies generally range from 440-585 °C and are less well-suited for high temperature industrial applications.
●	Availability of Nuclear fuel supply. Our IMSR Plant uses SALEU nuclear fuel, as opposed to more expensive and supply-constrained HALEU nuclear fuel relied upon by other competing Gen IV technologies, including those using MSR technology. SALEU fuel has been the standard fuel used by legacy nuclear technologies for many decades, and as such, is generally available from the current nuclear supply chain in commercial quantities, and the regulatory requirements for its safe and secure use are long established and widely understood in the nuclear industry. Our use of SALEU aligns our IMSR Plant with existing fuel suppliers and fuel supply regulatory frameworks for production and transportation, potentially supporting earlier commercialization. We believe that our IMSR Plant is one of the very few Gen IV nuclear plant designs that provides high temperature output using SALEU as opposed to HALEU nuclear fuel.
●	Cost Efficiencies and Use Flexibility from Separating Nuclear and Thermal/Electrical systems. Our IMSR Plant’s Nuclear Facility consists of nuclear systems that are required to comply with nuclear regulatory standards for operation (see Figure 3 on page 51 below), the Plant’s Thermal and Electric Facility are separate and remote from nuclear systems. We believe that as a result of MSR technology and plant design features, the Thermal and Electric Facility systems fall outside the scope of nuclear regulation, which we believe provide the IMSR Plant a competitive advantage compared to legacy nuclear reactors and most other Gen IV nuclear technologies.

This regulatory separation is typically not achievable with legacy nuclear technology nor with other Gen IV technologies, which generally integrate nuclear and thermal supply systems within a single set of regulated nuclear systems. We believe that the functional and regulatory separation of the IMSR Thermal and Electric Facility enables commercial flexibility to tailor the IMSR Plant’s thermal and electrical output to specifical industrial needs, particularly for near- or co-located deployment at industrial facilities.

In addition, as Thermal and Electric Facility systems and their components are not required to meet nuclear-grade standards, we believe that we will be able to construct the Thermal and Electric Facility with many off-the-shelf components from the broader industrial supply chain. We anticipate that this will reduce costs, reduce procurement timelines, and enable greater scalability in delivery.

●	Load-following and black-start capability. Our IMSR Plant is designed to be capable of rapid load-following, enabling it to back-up variable wind and solar generation. Our IMSR Plant is also capable of starting and operating without grid power (“black-start capability”); nuclear plants using legacy nuclear technology are typically not black-start capable and exhibit poor if any capability to load-follow. We believe these features of our IMSR Plant will contribute to grid resilience and reliability and therefore are valued by grid operators.
●	Plant size and siting flexibility. Our IMSR Plant is sized to supply 822MW (net) thermal, which can be used to generate 390MW (net) of electricity if desired. We believe this scale is well-suited for both grid and industrial customers seeking distributed generation and both thermal and electric demand. The IMSR Plant is intended to support near- or co-located siting including “behind-the-fence”, enabling direct delivery of at-scale, clean, firm thermal and electric energy to the point of industrial demand, and therefore avoiding electric grid transmission and natural gas pipeline congestion.
●	Modular architecture for efficient construction. Our IMSR Plant is designed with modular architecture to support factory fabrication of key systems and components. This modularity is intended to substitute on-site construction with more efficient and lower cost factory-based construction, enable further efficiencies from serial component production, and ultimately reduce IMSR Plant construction time and cost.
●	Supply Chain. Our supply chain strategy covers sourcing of components such as reactor vessels, heat exchangers and steam turbines, as well as materials such as graphite and the chemical components of the IMSR fuel salt eutectic (“IMSR Fuel Salt”) and services necessary to construct and operate IMSR Plants. Our IMSR Fuel Salt avoids the use of isotopically enriched lithium or beryllium proposed by others. Our supply chain strategy aims to secure these components, materials and services from suppliers at the scale necessary to achieve our objective of fleet operation of IMSR Plants in the late 2030s.
●	Demonstrated MSR technology. Our IMSR design intention has been to leverage research and development of MSRs by national laboratories over many decades, starting in the 1950s and 1960s at the U.S. Department of Energy’s Oak Ridge National Laboratory (ORNL), which included the construction and operation of three test reactors. Our design process has combined this extensive body of historic R&D with the powerful computing and modeling capabilities of the modern nuclear industry. We believe that this approach facilitates an efficient IMSR Plant design process and supports our timetable for commercialization.
●	Experienced Professional Management Team with Deep Technical Experience. We have a highly educated and growing workforce of approximately 80, 29 of whom have advanced degrees in engineering and science. We have a seasoned leadership team with over 170 years of cumulative experience in the nuclear and energy industries, in addition to those with nuclear regulatory experience over many decades with the U.S. Nuclear Regulatory Commission (“USNRC”) and the Canadian Nuclear Safety Commission (“CNSC”). Together, we bring expertise and experience from several industries, such as from the nuclear power, aerospace, and petrochemical sectors, to deliver on our mission.

Historical Results and Recent Developments

To date our revenues have derived from preliminary site assessment and pre-construction engineering services. Since inception, we have invested substantial resources in R&D and testing of IMSR nuclear systems to complete the IMSR Plant design and to prepare for regulatory submissions. Accordingly, we have a history of operating losses and negative cash flows since inception funded with a series of private placements; our accumulated deficit is $124.6 million as of December 31, 2025. To commercialize our IMSR Plant will require additional capital investments; since December 31, 2024, we have raised $36.7 million of additional capital, including a $25.8 million preferred stock private placement on July 1, 2025, and $292 million of gross proceeds before expenses from the business combination as discussed above. For further information regarding our historical results and financial condition, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation of Terrestrial Energy” and our consolidated financial statements included elsewhere herein. For information regarding risks regarding our business, see “Risk Factors - Risks Related to Our Business and Industry” and “- Risks Related to Compliance with Law, Government Regulation and Litigation” and “- Risks Related to Terrestrial Energy’s Capital Resources.”

Industry

Energy market supply-demand dynamics

We believe recent energy market fundamentals create a compelling demand case for a large-scale expansion of nuclear energy supply. Global energy demand continues to increase driven in part by energy-intensive industrial transformation. In parallel, governments and major industrials and technology companies are increasingly focused on technologies that can deliver clean, firm, and cost-competitive energy supply at the point of energy demand. We believe nuclear energy is the only scalable supply source that meets these anticipated demand requirements.

Additional structural drivers are also contributing to increased demand for new nuclear capacity and distributed energy generation solutions. These include energy security concerns, grid transmission and natural gas pipeline congestion, and industrial decarbonization needs. We believe these pressures, amplified both by government policy and growing energy demand from energy-intensive industries, create a strong stimulus for the nuclear sector to deliver supply solutions.

Governments are responding with significant and clear policy support as well as ambitious deployment targets. At COP28 in 2023, the United States and more than twenty other countries made commitments to triple global installed nuclear capacity by 2050. We believe the operational and performance merits of our IMSR Plant place us in a competitive market position as these strong sector dynamics unfold. The Trump administration has continued to signal its support for nuclear energy, with specific policy steps to promote domestic nuclear energy, including supporting advanced reactors, expediting construction permit review, and supporting continued research and development, and issued a series of executive orders on May 23, 2025, further promoting domestic nuclear energy. President Trump’s executive order in May 2025 created a new U.S. Department of Energy (“DOE”) pathway (the Advanced Reactor Pilot Program) to fast-track commercial licensing activities for small and modular nuclear plants that use advanced reactor technologies, expediting their broad deployment. On August 12, 2025, the Company announced that it had been selected for the DOE’s Advanced Reactor Pilot Program.

Fundamental limitations of legacy nuclear technology

In our view, nuclear plants using legacy nuclear technology are not well-positioned to take advantage of this nuclear renaissance as they are saddled with acute economic and efficiency challenges. Over the past decade, every new nuclear plant construction project in North America and Europe using legacy nuclear technology experienced significant cost overruns, construction delays, and other economic and operational challenges. We believe these outcomes are the manifestations of the economic limitations of legacy nuclear technology due to low capital efficiency, high upfront costs, and long construction timelines. We believe these projects are economically cost-prohibitive on a standalone project basis and only moved forward due to large-scale public sector sponsorship.

Projects such as the Alvin W. Vogtle Units 3 and 4 (U.S.), Olkiluoto 3 (Finland), Flamanville (France) and Hinkley Point C (UK) typify these challenges. Vogtle Units 3 and 4 were completed seven years behind schedule with a cost overrun of $17 billion. The National Association of Regulatory Utility Commissioners (“NARUC”), the association of state public utility commissioners, has expressed apprehension toward approving similar large-scale nuclear projects in the future.

The fundamental economic limitations of legacy nuclear technology are linked to its operational characteristics. Using water as the reactor coolant, legacy nuclear technology is limited to low-temperature reactor and high-pressure operation. This results in the engineering expense of designing high pressure cooling systems to nuclear safety standards, and the consequences of low-temperature heat and steam supply (<300°C), which are low turbine efficiency for electricity generation and high levelized cost. In addition, at these low temperatures, legacy nuclear technologies are generally unsuitable for many industrial heat processes, such as chemical synthesis and petrochemical refining, which generally require high-temperature (>400 °C) thermal energy supply.

With these limitations, we believe legacy nuclear technology is not practical for thermal energy supply for industrial applications and its use is limited to electric power generation. Furthermore, the need to strive against low efficiency for acceptable commercial performance has resulted in the repeated application of economies of plant unit-scale as plant designs have evolved, leading to ever larger plant designs. With increasing size, plants using legacy nuclear technology have trended toward centralized deployments, which are generally unsuitably sized for distributed energy generation and private project financing models. We believe the IMSR Plant design incorporates technology and design features to address these limitations.

Industrial thermal energy supply

The industrial sector has proven to be an obstacle to achieve decarbonization targets. Due to a lack of practicable alternatives to fossil fuel combustion for thermal energy supply, the sector remains one of the most carbon-intensive segments of the global economy, accounting for more than 30% of final energy demand according to the International Energy Agency, and 20% of CO2 emissions according to analysis by McKinsey & Company.

Industrial thermal energy supply remains dependent on natural gas and heating oil, unlike electric energy supply, which has already been partially decarbonized with hydroelectric plants, plants employing legacy nuclear technology, and renewable (wind and solar) power plants. The DOE and International Energy Agency (“IEA”) both cite industrial process heat as the most difficult segment to decarbonize, due to its high temperature requirements, 24/7 demand, and sensitivity to energy cost.

The IMSR Plant is designed to supply industrial-grade heat at 585 °C - sufficient for more than two-thirds of industrial thermal applications. The IMSR Plant’s ability to provide reliable, high-temperature thermal energy without greenhouse gas emissions allows it to replace fossil combustion systems at many industrial facilities, such as those associated with chemical and petrochemical production.

Electricity supply

Power plants with the ability to “dispatch” supply - meaning supply that can be quickly varied to meet fluctuations in demand - are highly valued by grid operators mandated to deliver reliable grid supply for all consumers irrespective of the time of day or local weather conditions. While supply from renewable (wind and solar) plants can provide low-cost electricity, it is generally not dispatchable, which may create challenges for grid reliability in the absence of complementary dispatchable supply. Today, dispatchable supply is largely provided by fossil fuels, which are vulnerable to fuel price volatility and contribute significantly to greenhouse gas emissions.

Our IMSR Plant is designed to provide grid operators with new dispatchable electricity supply without the environmental impacts of fossil fuel generators. We believe that the IMSR Plant’s 390 MW (net) designed electrical output is also capable of meeting utility-scale needs for dispatchable zero-carbon electric energy supply, and its small land footprint allows for flexible siting and distributed generation, which has the potential to mitigate electric grid congestion. As described in more detail below, we believe the IMSR Plant would also pair well with many of the hundreds of sites in North America which previously hosted coal generation plants.

Competitive levelized cost of thermal and electricity

We estimate, based on internal cost modeling and market data, that the IMSR Plant may achieve a Levelized Cost of Electricity (“LCOE”) of approximately $69/MWh and a Levelized Cost of Heat (“LCOH”) of approximately $8.60/MMBtu. We believe these estimates may position the IMSR Plant favorably in competitive markets relative to competing dispatchable energy supply alternatives, including solar plants and battery storage, combined-cycle and simple-cycle natural gas plants, and some plants using legacy nuclear technology.

The assumptions for the estimated LCOE of $69/MWh and LCOH of $8.60/MMBtu draw from the “Nth Commercial Plant” (“NCP”) basis where both upfront capital expenditures and operating & maintenance costs are reduced from the “First Commercial Plant” (“FCP”) as a result of learning curve effects on costs from prior experience. The Company’s cost estimates for its FCP are in part derived from capital cost estimates obtained by the Company from third-party nuclear plant cost engineers during a procurement engagement and in collaboration with a nuclear utility during 2020 and 2021. In 2025, Terrestrial Energy revised these estimates to reflect the estimated impact of inflation on the materials and services costs estimated in 2021. The target date of the deployment of the NCP cannot be estimated based on the early stage of our commercial pipeline. The LCOE and LCOH estimates are based on an IMSR Plant consisting of two operating IMSRs for a plant capacity of 390 MWe or 822MWt net output.

The calculations of LCOE and LCOH are principally derived from: the total amount of electricity (MWh) or heat (MMBtu) generated and operating & maintenance costs over the 56-year operating life of the plant; total plant upfront capital expenditures; and cost of capital. The LCOE and LCOH is defined by the cost that achieves a project zero net-present-value. We have assumed a 7.5% and 7.0% for the project developer’s cost of capital over the project’s construction and operation periods, respectively. We have assumed a 4-year construction time and a 95% plant capacity factor. We have not assumed any federal or state subsidies, although we believe that a number may be available. Our LCOE and LCOH estimates are most sensitive to the IMSR Plant’s upfront capital expenditures, and the project developer’s cost of capital assumptions as our IMSR Plant is a long duration asset. Our LCOE and LOCH calculations were prepared in good faith by our management team and are based on our management’s reasonable estimates and assumptions with respect to the expected performance of Terrestrial Energy, as applicable, at the time those estimates were prepared and speak only as of that time. We are not aware of subsequent developments that would materially impact our views regarding these estimates as of the date of this filing.

Key market verticals for deployment

We are focused on deploying the IMSR Plant in three industrial verticals: data center electricity supply, thermal and electric energy supply for the industrial sector, and in the coal sector as a technology to convert (“repower”) coal plants. We believe that the IMSR Plant’s operational capabilities are most competitive in these three large market verticals beyond grid deployment.

●	Data center supply. The rapid growth of artificial intelligence, cloud computing, and digital infrastructure has led to equally rapidly growing energy demands for around-the-clock, reliable, scalable electricity. The IMSR Plant is designed to provide cost-competitive, firm dispatchable power with zero carbon emissions, which we believe may be a viable alternative in this market sector to power plants using fossil fuel thermal generation, intermittent renewable technology (wind and solar) and other nuclear technologies.
●	Industrial. Our IMSR Plant addresses a major and unsolved decarbonization challenge: the provision of clean, firm, high-temperature thermal energy for industrial processes. Many of these - such as chemical synthesis, petrochemical refining, materials manufacturing, and efficient hydrogen production - require sustained thermal energy at temperatures above the capabilities of legacy nuclear technology. The IMSR Plant is designed or expected to deliver heat at temperatures suitable for more than two-thirds of these applications while also offering co-generation of electric energy. Its compact footprint and modular design may support near- and co-located deployment across a range of industrial facilities.
●	Repowering Coal Plants. A potential large and immediate market for our IMSR technology is in the replacement of retiring coal-fired power plants. According to a 2022 U.S. Department of Energy report, more than 80% of U.S. coal plant sites are suitable for conversion to advanced nuclear based on factors such as infrastructure, transmission access, and regulatory feasibility. These sites represent a 198.5 GWe installed base, much of which is slated for retirement by 2035. The IMSR Plant is well matched to these projects due to its compatible output temperature and suitable size, and potential reuse of existing balance-of-plant assets such as generators, cooling systems, switchyards, labor force and grid interconnections. This may reduce project costs and shorten construction timelines.

Our Business Model

Our business model is intended to support long-term, recurring, and capital-efficient revenue streams through all phases of deployment and operation of our IMSR Plant. Our customers will be the owner-operators of the IMSR Plants to which we provide pre-construction and construction engineering services and supply of fuel and major components. We intentionally avoid a build-own-operate (BOO) model for nuclear plants, preferring to leverage the existing scale and capabilities in our nuclear supply chain to support faster deployment of IMSR Plants. Our revenue strategy spans the 60+ year IMSR Plant project lifecycle (its 56-year operating life plus plant pre-construction and construction periods).

This full-lifecycle, low capital expenditure business model is purposefully designed to maximize returns while reducing capital intensity and exposure to construction and operational risks. We are strategically positioned as a nuclear plant designer, major components (most importantly, the reactor itself - the IMSR Core-unit) and nuclear fuel supplier (the IMSR Fuel Salt), rather than a plant owner or operator, thereby reducing exposure to construction risk, accelerating the path to scalability, and establishing a repeatable project development template that may support recurring revenues across a growing base of IMSR Plants in construction and operation. This approach broadly resembles established business models in the nuclear sector, where nuclear plant design providers supply key components including IMSR Fuel Salt and long-term support services without owning or operating end-user infrastructure.

Project economics

The expected cost for our NCP, inclusive of all construction, commissioning, and licensing activities is based on detailed cost engineering work firstly conducted by a third-party engineering firm with a prospective owner-operator customer in 2020 - 2021, and leverages the management team’s combined industrial and nuclear engineering experience. The capital cost range reflects a modeled NCP scenario, incorporating anticipated cost reductions from supply chain maturation and learning curve effects. Early-stage plants are expected to have higher costs, while later units benefit from standardization, volume procurement, project management efficiencies, and reduced construction time and risk leading to lower financing costs. For further information regarding assumptions and other considerations in connection with these estimates, see “- Lifecycle Unit Economics” below.

We anticipate that capital expenditures to construct an IMSR Plant will be borne by the project’s consortium partners, primarily by its operator, offtake customers, suppliers as well as third-party project investors, which may include the public sector. At the project level, we expect to be supplying the IMSR Plant design, key components (such as the IMSR Core-unit and associated systems), the IMSR Fuel Salt, and services, many under long-term contract arrangements as described below.

Revenue streams

We expect our revenues to derive from the Company’s project delivery model, which consists of four principal revenue streams (see Figure 1). Each is anticipated to leverage Terrestrial Energy’s proprietary nuclear plant design and technology, its licensing expertise, its developed supply chain, and the project delivery models’ repeatability across multiple IMSR Plant projects operating simultaneously. The IMSR Core-unit and IMSR Fuel Salt supply revenues are structured to recur throughout the 56-year operating lifecycle of an IMSR Plant (see Figure 2). Each subsequent IMSR Core-unit replacement cycle provides an additional revenue opportunity at attractive margins. The selection of these four revenue streams is intended to optimize recurring revenue potential, reduce capital intensity for Terrestrial Energy, and support a scalable fleet-based business model.

Figure 1: Illustrative potential revenue streams

Pre-construction services. We anticipate generating early-stage revenue through the supply of site- and use-specific engineering services to IMSR Plant projects to support project development, construction and procurement planning, and the preparation of USNRC construction permits. These services are typically offered on a fixed-fee or time-and-materials basis. While comprising a modest portion of total IMSR Plant life-time revenues (~4%), they create early cash flow, initiate project development activities, establish relationships with IMSR Plant developers, and the supply chain. We have conducted several engagements related to pre-construction services that have generated initial revenue.

Construction services, IMSR Core-unit and component supply. We anticipate generating further revenue through the supply of engineering services, major components (including supply of first IMSR Core-units), IMSR Fuel Salt to IMSR Plant projects supporting construction, USNRC operation license submissions, and commissioning. This revenue stream is expected to represent approximately 23% of IMSR Plant project lifecycle value, supported by a developed supply chain and nuclear-qualified manufacturing partners, enabling scalable deployment and cost control.

Post-construction IMSR Core-unit supply. We anticipate generating further revenue from the supply of IMSR Core-units to operational IMSR Plants over the expected 56-year operating life and ancillary operations and maintenance (“O&M”) services. We expect this to be a significant and recurring revenue stream, which occurs on a predictable seven-year cycle over a plant’s anticipated 56-year operating lifespan. Each IMSR Core-unit is replaced periodically with a “plug-and-play” maintenance procedure, which we believe achieves that necessary simplicity of maintenance to achieve a high plant uptime contributing to its capital efficiency. This model represents over 55% of IMSR Plant project lifecycle revenues and may support recurring major component supply revenue and gross margin contribution over time, subject to market adoption and plant deployment. To illustrate, over a typical 56-year operating life of an IMSR Plant, sixteen IMSR Core-units are required, the initial pair at commissioning plus fourteen replacements. Consequently, our revenue model is expected to provide recurring major component supply revenues per plant over many decades, subject to market demand and customer deployment.

Post-construction IMSR fuel supply. We intend to also supply IMSR Fuel Salt to operational IMSR Plants over the plant’s 56-year operating life together with ancillary O&M services. IMSR Fuel Salt must be manufactured to the precise specifications of the IMSR Plant design as approved by the USNRC in the U.S. or the relevant nuclear regulator in non-U.S. markets. We intend to provide services at the end of IMSR Plant operating life to assist with the decommissioning of the IMSR Plant and its spent IMSR Fuel Salt.

The structure of the IMSR Plant project lifecycle, with a multi-decade operational design life, periodic core replacements, ongoing O&M contracts, and fuel supply, enables long-term revenue visibility that may provide a strong foundation for recurring, predictable, and durable cash flows, subject to successful commercialization. With each IMSR Plant requiring post-construction operations and maintenance support for 56 years, replacement of IMSR Core-units and IMSR Fuel Salt supply will generate revenue at regular intervals, such that we expect our business model to deliver recurring revenues with defensible gross margins that scale linearly with the installed base of operating IMSR Plants.

Lifecycle unit economics

Figure 2 below sets for our estimated lifecycle unit economics from the revenue streams described above and are based on a 60+ year IMSR Plant project lifecycle, with recurring revenue from IMSR Core-unit replacements every seven years and ongoing annual IMSR Fuel Salt supply. The model assumes a pre-construction stage and a four-year construction stage, with Terrestrial Energy earning revenue at each stage through engineering, procurement, and component supply services. The underlying project delivery model with its revenue volume and margin assumptions are drawn from the management team’s estimates based on their experience in the nuclear energy industry. Specifically, unit economics are calculated at NCP status, reflecting industrial learning effects over a planned 10-plant deployment cycle, and include updated assumptions for higher uranium and enrichment costs, while excluding decommissioning expenses. See “- Competitive levelized cost of thermal and electricity” above. Our unit economics calculations were prepared in good faith by our management team and are based on our management’s reasonable estimates and assumptions with respect to the expected performance of Terrestrial Energy, as applicable, at the time those estimates were prepared and speak only as of that time.

We are not aware of subsequent developments that would materially impact our views regarding these estimates as of the date of this filing.

Figure 2: IMSR Plant project lifecycle unit economics

IMSR Plant Overview

End-user heat / power (industry / grid electric power)
C
Heat
Power
IMSR Non-nuclear Thermal and Electric Facility
B
Thermal storage
R2
A
Dual IMSR Nuclear Facility

A **Standardized dual IMSR Nuclear Facility**

- Subject to nuclear regulation
- Standardized, simplifying design and saving costs
- 884 MW (gross) thermal energy production for 585°C supply

B **Customized non-nuclear Thermal and Electrical facility**

- Converts 884 MW (gross) thermal energy from two IMSRs to 585°C 822 MW (net) thermal or 390 MW (net) electric power for commercial supply – or any heat/electric power mix in between
- Can include molten-salt thermal energy storage and buffering to enhance its inherent strong load-following capability for commercial advantage
- Separate Nuclear Facility & non-nuclear Cogeneration Facility enables incentive safe harbor post-2035

C **Prospective industrial cogeneration off-takers**

- Chemical and petrochemical plant
- Hydrogen / ammonia / fertilizer plant
- Other industrials requiring clean heat & power

Prospective municipal off-takers

- Electric grid
- Desalination
- Edge AI Datacenters

Principal flow of energy
HEAT 585°C
Conversion loss
822 MWt (thermal)
585°C
390 MWe (electrical)

Figure 3: IMSR Plant with its customizable Thermal and Electricity Facility (“B”)

The figure above illustrates that the conceptual customization of Thermal and Electric Facility enabling the integration of other energy systems such as thermal storage to supply a near-located industrial facility (“C”). We believe that the Thermal and Electricity Facility can be hybridized with other energy systems, such as by integration with natural gas thermal energy supply. This is intended to serve as an initial source of thermal energy supply, and later as a backup source of thermal energy supply to the operating IMSR Nuclear Facility. We believe the customization of the IMSR Thermal and Electricity Facility with the integration of natural gas systems will accelerate commercial energy supply and increase the reliability of energy supply from a fully operational IMSR Plant; in our experience early electricity supply and reliably supply are both prized by industrial users and datacenter operators. While there are many methods to customize the IMSR Thermal and Electricity Facility, we are focused on the development of the small and modular regulated nuclear systems that form the Nuclear Facility (“A”) in the figure above, which is not conceptual but rendered from civil structures engineered by Terrestrial Energy and represents a part of IMSR Plant design that CNSC’s VDR reviewed. Our Company has a generic configuration of the Thermal and Electric Facility for 390 MW of electricity supply. We expect that the configuration of the Thermal and Electric Facility will be customized by project level requirements for energy supply.

Plant and infrastructure. Our IMSR Core-unit constitutes the primary nuclear system. It houses the key components such as graphite moderator, IMSR Fuel Salt, primary pumps and primary heat exchanges. We have agreements for the design and development of these components. Our supply strategy includes working with suppliers on plant infrastructure, such as turbine generators, simulation technology, and product lifecycle management.

Graphite supply. Our IMSR Core-unit utilizes a thermal spectrum nuclear system with graphite as moderator, requiring approximately 125 metric tons of graphite per Core-unit. We are evaluating the optimal graphite grade from variations offered by four leading nuclear graphite suppliers. Our rigorous selection process includes testing graphite samples at the High Flux test reactor in Petten, Netherlands owned by the European Union Joint Centre, the European Commission’s science and knowledge service. We are undertaking an ongoing program of graphite irradiation testing at the Petten reactor for nuclear-grade graphite, advised by recognized industry leaders in graphite performance services.

Engineering services. Our planned supply of services to an IMSR Plant spans its full project lifecycle, providing an anticipated 60+ years of revenue opportunity. We expect that these engineering services will provide: (i) assistance with regulatory applications; (ii) project management and component procurement before and during construction; and (iii) operations and maintenance support during operation, including for IMSR Core-unit replacement management and fuel management. A pivotal development in our IMSR Plant project execution strategy is the timely selection of experienced engineering, procurement and construction firms with demonstrated nuclear power plant detailed design, construction, and large-scale procurement capabilities.

Nuclear fuel supply. We are engaged with suppliers including Springfields Fuels Limited, a Westinghouse subsidiary, to establish production capabilities for key IMSR Fuel Salt elements, including SALEU, with the scale to support a fleet of IMSR Plants operating in the 2030s. To provide supply chain resilience, we have engaged with other fuel vendors for similar services, and with those offering fuel transport packaging and shipping services, unenriched uranium supply, and enrichment services.

A major differentiator of the IMSR Plant among other competing Gen IV technologies, including those using MSR technology, is its use of SALEU as nuclear fuel. This is the enrichment standard of fuel for nuclear plants using legacy nuclear technology and has been in use for many decades. To our knowledge, almost all of the other competitive nuclear technologies in commercialization today - those capable of supplying high-temperature thermal energy - use HALEU. Commercial HALEU production requires the construction and licensing of entirely new enrichment facilities as current facilities cannot be converted to HALEU production. Prior to the Ukraine conflict, many of our competitors anticipated sourcing HALEU from Russian sources, which was the only known source of commercial supply. As a result of changing geopolitical factors, the U.S. government has funded pilot programs in onshore HALEU production, but it is currently available only in small test quantities.

We believe our fuel choice for the IMSR Plant aligns our product with existing fuel suppliers and fuel supply regulatory frameworks for production and transportation, potentially enabling earlier commercialization of our IMSR Plant and reducing the development and supply chain risks associated with restricted fuel types such as HALEU. In our view, the use of SALEU may also help mitigate policy and regulatory uncertainties in key markets.

The table below summarizes certain technical attributes and specifications of our IMSR Plant design.

IMSR Plant attribute	Specification
Reactor Type	Liquid fueled molten salt
Neutron Spectrum	Thermal
Reactor Thermal Output, gross	2x442 MWt
Power Plant Electrical Output, net	2x195 MWe
Moderator	Graphite
Thermal Efficiency (net)	44% for normal electric power configuration
Reactor Operating Pressure	Near Atmospheric
Temperature of thermal supply	585°C/1,085°F
Fuel and coolant salt eutectic (Fuel Salt)	Common Fluoride Salts with UF4 - No beryllium or isotopically enriched lithium
Initial Fuel Enrichment	Less than 3% SALEU

IMSR Plant attribute	Specification
Make-up Fuel Enrichment	Less than 5% SALEU
Reactor Vessel Diameter (Core-unit)	4.1 m/13 ft.
Reactor Vessel Height (Core-unit)	18 m/59 ft.
Core-unit Design Life	Replaced every 7 years
Refueling	On-power make-up fuel added during reactor operation.
Plant Operating Life	56 years
IMSR Plant land footprint with the Thermal and Electricity Facility designed for electricity generation only	6.4 hectares/16 acres

Design, testing, and development status

We have developed an engineering program to advance the timely, safe and efficient evolution of the IMSR Plant within a controlled engineering environment. Our engineering program develops the design requirements and specifications of the Structures, Systems and Components that make up the IMSR plant. It employs advanced software and engineering methods used in the highly regulated aviation industry for document and design control, which we believe express best practice. During the CNSC’s Vendor Design Review (“VDR”) of the IMSR Plant design, the CNSC reviewed our engineering program and concluded that it was aligned to CNSC requirements for controlled development of a nuclear plant design.

Our engineering program consists of five distinct phases - Conceptual Engineering, Basic Engineering, Detailed Engineering, Operations Support and Decommissioning. Conceptual Engineering, which laid the foundation for the IMSR’s nuclear systems, was completed in 2017 coincident with the first major regulatory milestone, the CNSC Vendor Design Review Phase 1. Basic Engineering was started immediately, and it developed safety and design requirements of the IMSR Plant, computer models for process systems and engineering of plant interfaces such as the relationship between mechanical and electrical systems of the IMSR Plant’s Nuclear Facility. This work facilitated CNSC’s VDR Phase 2 process. We considered the Basic Engineering phase complete in April 2023 when CNSC concluded its VDR and issued its Phase 2 report.

We are currently in the Detailed Engineering phase where design focus has moved from the system level to components and the performance requirements for integrated systems, including the requirements for their manufacture, construction and operation. This is an important undertaking to ensure plant economics are achieved.

Our engineering program is designed to coordinate with the scope and timing of elements of our R&D and testing program, as well as our supply chain development activities. Our objective is to ensure that we are able to validate & verify and qualify systems and materials with data secured from accredited R&D and testing counterparties to support our engineering program.

We have progressed the engineering of the IMSR Plant’s Structures, Systems and Components to the Detail Engineering phase. The completion of Detailed Engineering requires that we have R&D and test data to support Operating License applications with nuclear regulatory authorities. We have advanced the engineering program of our IMSR Plant to complete the CNSC VDR, which reactor developers can complete during the design process if the applicable criteria are met. We believe that the conclusion of the CNSC’s VDR as well as the co-incident inter-agency CNSC-USNRC review to be a positive reflection of our engineering program, R&D and testing program, and the status of our IMSR Plant design. Our engineering and R&D and testing programs are facilitating the preparation and submission of technical material to the USNRC supporting our pre-application engagement.

Our R&D and testing program has specified detailed individual tests that we need to undertake to qualify our materials, including our graphite moderator; those tests have been underway since 2020 at the NRG Petten reactor in the Netherlands and given us a deep understanding of graphite performance. Our R&D and testing program has specified the individual tests to qualify our IMSR Fuel Salt. While many tests have already been undertaken and are complete, giving us a deep understanding of graphite/fuel salt and alloy/fuel salt interactions, our program for IMSR Fuel Salt qualification is continuing.

We have developed a comprehensive code validation & verifications strategy, which is being implemented in part through U.S. DOE-funded projects targeting validation & verifications of physics and thermal-hydraulics computational models. We intend to build and operate test rigs that will deliver the data to validate and verify our key models for IMSR fission power control and heat transport. We consider all these activities to be typical for the design and licensing a fission reactor for commercial use.

Our engineering program has progressed our IMSR Plant design to a Preliminary Safety Analysis Report (PSAR) standard, a recognized development status of nuclear plant design in the nuclear industry. While we believe the status of our IMSR Plant design process to be satisfactory for an IMSR Plant project to secure a Construction Permit, this process must be substantially complete for an Operating License application and expressed by a Final Safety Analysis Report for our IMSR Plant design.

Regulatory Matters

Regulatory strategy and engagement

Our regulatory strategy has been a central element of our commercialization plan since the Company’s inception. Its objective is to establish the IMSR Plant as licensable and deployable by the plant’s owner-operator in key global markets, starting with the United States and Canada. We have structured our regulatory engagement to reduce commercial and development risks, which includes our objective to align to the greatest extent we can with existing regulatory frameworks, particularly in the United States and Canada. This approach supports strategic entry in other markets based on jurisdictional readiness and market demand.

The nuclear power industry in the United States is subject to extensive regulation by the USNRC and in Canada by the CNSC, which oversees licensing, safety, environmental impact, and decommissioning. Compliance with USNRC/CNSC regulations is mandatory at all stages of nuclear plant project development and operation, and regulatory approvals can significantly impact project timelines and costs. Additional oversight may come from federal, state/provincial, and local authorities, particularly concerning environmental and construction permits.

Our regulatory strategy has focused on early, collaborative engagement with regulators to develop our IMSR Plant design under regulator-informed conditions. Its intention is to reduce development risk, enhance commercial readiness, and establish a clear pathway for the deployment of the IMSR Plant by future owner-operators in key global markets. Importantly, as noted above, our Company does not intend to act as the licensee, owner, or operator of IMSR Plants. Our business model is based on the supply of nuclear reactor systems, fuel, and engineering services to owner-operator customers who are responsible for securing all necessary regulatory approvals. As such, our regulatory engagement is focused on providing a technology and design foundation that can support third-party licensing activities without requiring Terrestrial Energy itself to hold construction or operating licenses. This model reduces our direct regulatory burden and exposure to project-specific licensing timelines and requirements.

We have prioritized deep, early-stage technical engagement with the CNSC and the USNRC to advance mutual understanding of the IMSR Plant’s design and licensing potential. This early engagement enables regulators to provide feedback on the design’s alignment with existing regulatory frameworks and expectations well in advance of the submission of any construction and operating license applications. By investing in this pre-licensing dialogue, we have been able to systematically identify and address potential regulatory challenges, support future applications by owner-operators, and build commercial confidence in the IMSR Plant’s licensability.

Until our successful completion of the Canadian Vendor Design Review (VDR) process described below, we focused on the CNSC regulatory process as it was accessible mid-design to a nuclear plant developer and aligned well with our business objectives. While we have planned for engagements with any other nuclear regulators, such as the Office of Nuclear Regulation in the United Kingdom, to date we have only engaged with the USNRC and CNSC. The completion of our engagement with the CNSC in 2023 has allowed us to focus on our USNRC engagement.

In 2019 we were selected by leadership of the USNRC and CNSC for the first-ever inter-agency collaborative cross-border regulatory review of a Gen IV reactor technology; the review was completed in May 2022. This joint review assisted with advancing regulatory understanding of our IMSR technology in advance of license applications. This cross-border regulatory collaboration provided early alignment on reactor design and licensing considerations across both agencies, facilitating future licensing submissions.

In 2016, we requested the CNSC to undertake a VDR of our IMSR Plant design. A VDR is a pre-licensing programmatic review of a nuclear power plant against Canadian nuclear regulatory requirements for commercial operation and is designed to identify early in the reactor design process any barriers to licensing for commercial use, and to establish commercial confidence in the “licensability” of a nuclear plant design before proceeding to site specific activities. The scope of the VDR covered design, operation and decommissioning of the IMSR plant. A completed VDR has historically been required by Canadian owner-operators of nuclear plants before a decision will be made to progress to site-specific licensing activities for a new nuclear plant, as it establishes the “licensability” of the nuclear plant, a critical commercial risk mitigator.

In April 2023, the CNSC completed its VDR of our IMSR Plant design. Our Company became the first developer of a Gen IV power plant to complete the CNSC’s VDR. The CNSC issued a public summary report confirming that our IMSR Plant design meets the expectations set out in the 19 focus areas required for licensing, including reactor physics, thermal-hydraulics, human factors, fuel qualification, and decommissioning. The CNSC concluded that there are “no fundamental barriers to licensing” the IMSR Plant design in Canada for commercial use. The CNSC defines a fundamental barrier as “a failure to address known issues of safety significance or the use of unproven engineering practices for new or innovative design features (i.e., not adequately supported by analysis, research and development, or both)”.

Consequently, we believe the CNSC VDR completion was a major milestone for our Company and our IMSR Plant commercialization program. While this does not constitute a regulatory approval of the design in Canada, it has provided us with a detailed understanding of regulatory requirements for licensed operation of an IMSR Plant and commercial confidence that our nuclear plant design, which employs MSR technology, is “licensable” for commercial use in Canada and, by extension, also potentially licensable in other Western markets. We believe that this is first time in Western markets that a power plant design using MSR technology has been presented to a leading nuclear regulator for a detailed and programmatic regulatory review for commercial use.

The insights gained through the VDR process - including regulator feedback on IMSR nuclear systems, fuel qualification, and safety-related features - are now being directly incorporated into the technical basis for future construction permit and operating license applications. This improves the completeness and defensibility of our licensing submissions.

In 2017, we started our engagement with the USNRC, entering a pre-application phase of the U.S. nuclear regulatory process with a program of technical reports, white papers and topical report submissions. Our USNRC pre-application engagement is guided by our regulator engagement plan, which we periodically update and file with the USNRC. This plan anticipates that we will seek as applicant 10 C.F.R. Part 52 Standard Design Approval of the IMSR.

For the FCP IMSR Plant project, we have assumed a 10 C.F.R. Part 50 licensing process, rather than a 10 C.F.R. Part 52 process. A Part 50 process bifurcates the process for licensing nuclear reactors into two steps, one for the Construction Permit and one for the Operating License, whereas the Part 52 combines the approval process for both the Construction Permit and the Operating License into a single application. The decision to use a Part 50 or 52 process will be made by the IMSR Plant project developer depending on the individual circumstances applicable to a project, which are not determinable at this time. The USNRC process permits our 10 C.F.R. Part 52 Standard Design Approval work to be transferred to support a 10 C.F.R. Part 50 application by the developer of our FCP IMSR Plant project. By pursuing this pathway, we believe this will accelerate our ability to receive a USNRC approval under Part 50. We anticipate that our FCP IMSR Plant project will consist of an approximately five-year pre-construction period, concluding with USNRC’s issuance of a Construction Permit to the IMSR Plant project developer, and an approximately five-year construction period, concluding with the USNRC’s issuance of an Operating License to the IMSR Plant project developer.

We anticipate assisting the IMSR Plant project developer with the preparation of the Construction Permit application to the USNRC. This will require the completion of the IMSR Plant’s site characterization analysis, which covers site water, soil, weather, seismic and other environment datasets. We also anticipate assisting the IMSR Plant project developer with the preparation of the Operating License application to the USNRC. An Operating License application will require us to have substantially completed our IMSR Plant design as well as our R&D and testing program, which will achieve the validation & verification and qualification of IMSR plant nuclear systems required for USNRC approval of the Operating License application.

We have assumed a 10 C.F.R. Part 50 licensing process for an NCP IMSR Plant project. This is expected to consist of an approximately four-year pre-construction period, concluding with the USNRC’s issuance of Construction Permit to the IMSR Plant project developer, and an approximately four-year construction period, concluding with the USNRC’s issuance of an Operating License to the IMSR Plant project developer.

In addition to its value in supporting licensing efforts in North America, our regulatory engagement with the CNSC and USNRC is also expected to inform future licensing applications in other jurisdictions. The technical materials, methodologies, and regulatory precedents developed through our VDR with the CNSC and our pre-application interactions with the USNRC are intended to form a core body of licensing support documentation that can be adapted for use by our Company, as well as owner/operators in other national regulatory contexts. This includes markets such as the United Kingdom, where the Memorandum of Cooperation signed between the CNSC, USNRC, and the UK’s Office for Nuclear Regulation (“ONR”) facilitates trilateral information-sharing and collaborative review of advanced reactor technologies. We believe this formal regulatory cooperation, along with other multilateral initiatives, will enable the technical and regulatory basis for the IMSR Plant to be more efficiently recognized by regulators beyond Canada and the United States, enhancing the scalability and international deployment potential of our technology. Given the USNRC’s international leadership in the establishment of nuclear regulatory standards, we believe that design approval by the USNRC will assist with our development and the market acceptance of a standard IMSR Plant design outside of North America, reducing the cost of subsequent regulatory review activities in international markets.

Coordinated with our CNSC VDR engagement, we have engaged with the International Atomic Energy Agency (“IAEA”) as part of our program to ensure compliance with international safeguards for non-proliferation and security of nuclear materials. We continue to participate in global intergovernmental working groups on Molten Salt Reactor technologies, supporting our goal to establish the IMSR Plant and viable international solution in export markets beyond Canada and the United States.

Environmental, Health and Safety

The IMSR Plant presents known and novel safety, health, and environmental risks with respect to its construction, operation, IMSR Core-unit replacement, IMSR spent fuel and Core-unit storage, and decommissioning. These activities share risks common to energy-related capital projects, such as construction safety, industrial hazards, and material handling risks.

The IMSR Plant also presents unique risks due to its nuclear fission process and innovative design, including the use of IMSR Core-unit and IMSR Fuel Salt. We believe many of these risks are mitigated by our design of safety systems for our IMSR Plant and its high inherent safety in operation attributable to our use of MSR technology and our proprietary design of MSR. By design, during IMSR operation non-gaseous radioactive products and by-products of the fission process are contained in the sealed IMSR Core-unit and immobilized in the IMSR Fuel Salt via strong ionic chemical bonding. Gaseous fission products are captured safety by a specifically designed “off-gas” system. The IMSR Fuel Salt from each spent IMSR Core-unit is partially reused in each replacement IMSR Core-unit with the excess fuel salt removed and stored in a spent fuel vault within the plant nuclear containment until decommissioning of the IMSR Plant. Furthermore, each spent IMSR Core-unit, emptied of IMSR Fuel Salt, is removed to a separate and secure IMSR Core-unit Storage Silo within the reactor building, where it will remain for the life of the plant. As a result of the IMSR Plant’s spent fuel management process, we do not anticipate the plant requires a separate licensed facility for the interim storage of spent nuclear fuel required by some of our competitors. Nevertheless, IMSR Plant operations and the related supply chain inherently involve the use, transportation, and disposal of toxic, hazardous and radioactive materials.

The risks of our IMSR Plant and its design features for safe operation were the subject of the CNSC’s formal and programmatic VDR process from 2016 to 2023. The scope of the VDR covered design, operation and decommissioning of the IMSR Plant. At the conclusion the CNSC VDR process, the CNSC stated that IMSR Plant design demonstrated compliance with Canadian safety codes and standards and there were no “fundamental barriers” to licensing. The CNSC defines a fundamental barrier as “a failure to address known issues of safety significance or the use of unproven engineering practices for new or innovative design features (i.e., not adequately supported by analysis, research and development, or both)”.

We anticipate supplying the IMSR Plant design for construction, the IMSR Core-unit and IMSR Fuel Salt as well as O&M services. We expect to have contractual provisions to limit liability to breaches in contracted performance of our IMSR design, components and services. Although we will not be the owner and operator of an IMSR Plant, we believe the risks from incidents during the operation of a licensing nuclear plant are insurable and furthermore they are underwritten by the Price-Anderson Act, which generally establishes a no-fault insurance-type system in which the first approximately $15 billion is industry-funded as provided for under such Act. See “Risk Factors - Risks Related to Our Business and Industry - The IMSR Plant involves toxic, hazardous and/or radioactive materials and could result in liability without regard to fault or negligence.”

Research, Development and Testing

Our reactor design process is supported by a comprehensive research and development (R&D) program that works collaboratively with our design teams to integrate rigorous nuclear systems testing, iterative design refinement, and regulatory safety analysis. Our R&D program, which was reviewed by the CNSC as part of its VDR of the IMSR Plant, spans critical technical areas including reactor materials’ qualification, neutronic and thermal-hydraulic systems’ design and testing, and plant instrumentation. Our rigorous computer code validation & verification program of major reactor systems, leveraging the availability of U.S. DOE funding, supports these efforts to verify our neutronics and thermal-hydraulics simulation models against experimental and reference data. We believe that this R&D integrated design process will reduce time-to-market, achieve regulatory compliance, and provide the technical foundation defining IMSR Plant performance.

In August 2025, our “TETRA” proposal was selected by DOE Office of Nuclear Energy for its Advanced Reactor Pilot Program for Accelerated Development, which targets first criticality by July 2026. This program was established as part of President Trump’s Executive Order 14301 in May, creating a new DOE pathway to fast-track commercial licensing activities for small and modular nuclear plants that use advanced reactor technologies, expediting their broad deployment.

TETRA purpose and scope is part of our program to prepare for commercial licensing applications. These applications require that neutronic reactor models, including our neutronic model for the IMSR are verified with reference data collected from a small scale “pilot” reactor and in a manner compliant with NRC requirements for a future commercial operating license application.

We believe our TETRA pilot reactor was selected as it was a direct product of our R&D integrated design process that since its creation in 2013 also integrates the licensing requirements for IMSR plant operation as well as the capabilities of our IMSR plant supply chain; the former has been deeply informed by our regulatory experiences with the CNSC and the USNRC. In addition, our TETRA pilot reactor’s target criticality-date benefits from our use of SALEU and the availability of its reactor fuel, as well as the DOE’s willingness to expedite TETRA’s licensed operation using its existing statutory authority, an alternative to the USNRC’s process.

Our testing strategy involves relationships with laboratory facilities that possess the necessary quality assurance programs, technical capabilities, and qualified personnel. We have cultivated these strategic relationships across a network of facilities spanning North America, Western Europe, and Australia. Our North American relationships include three U.S. national laboratories: Argonne National Laboratory (ANL), Idaho National Laboratory (INL) and Pacific Northwest National Laboratory (PNNL), alongside Canada’s Canadian Nuclear Laboratory (CNL). In Europe, we collaborate with the UK’s National Nuclear Laboratory (NNL), the European Union Joint Research Centre (JRC) including its NRG Pallas facility in the Netherlands. Our international reach extends to the Australian Nuclear Science and Technology Organisation (ANSTO). These relationships are complemented by targeted academic engagements, including with Virginia Polytechnic Institute and State University (Virginia Tech) and Université de Paris, which conduct fundamental research critical to IMSR technological advancement. We are collaborating with Texas A&M University, a leading nuclear engineering and technology university in the U.S., on a proposed IMSR Plant project at the RELLIS campus in Bryan, Texas. We have also integrated specialized private sector expertise through partnerships with KSB in Germany for pump technology and Heat Transfer Research, Inc. (HTRI) in the U.S. for heat exchanger and thermohydraulic test loop design. These R&D and testing relationships provide or have provided contracted R&D and testing services with defined scopes of work to us as part of our normal course business activities to develop the IMSR Plant design to license, construct and commercial operation at fleet scale. Grant awards from the U.S. DOE, Canadian Federal Government, and UK Government have assisted us with our testing and development activities with these diverse organizations.

Each of our R&D and testing counterparties must be “accredited” and comply with our Quality Assurance program required for regulatory compliance before the start of R&D and testing activities. These “accredited” and collaborative R&D and testing relationships under agreed scopes of work intend to demonstrate safe operation of IMSR systems and components, a process referred to as “verification & validation” and “qualification.” In parallel, our R&D relationships have supported critical graphite irradiation tests conducted at the High Flux Reactor in Petten, Netherlands. The first phase of this program has yielded a substantial volume of essential data that demonstrate the performance of our preferred graphite grades at high temperatures under irradiation. R&D activities also encompass testing, optimization, and scale-up of ANSTO’s liquid fuel stabilization and encapsulation “Synroc®” technology. Synroc is recognized in the nuclear industry as an alternative to vitrification for the management of waste nuclear material. We believe our activities with ANSTO have demonstrated Synroc® to be a robust and safe solution for the management of spent IMSR Fuel Salt and its long-term storage. Parallel advancements have been achieved in the design of neutronics and thermalhydraulic test rigs, and the design of key nuclear components - including primary pumps and primary heat exchangers in the IMSR Core-unit. These efforts build upon our design expertise in IMSR technology that commenced in 2013 and are complemented by our understanding of regulatory requirements to demonstrate validation & verification and qualification.

IMSR Technology

The IMSR is a design of MSR that operates in the thermal neutron spectrum achieved by a graphite moderator with a fluoride salt eutectic operating as the reactor’s nuclear fuel and its primary coolant. A MSR is defined by its use of a molten salt - a fluid with high thermal stability that acts as both the reactor fuel and primary coolant - operating in a low-pressure cooling system. As such, this is a major departure from legacy nuclear technology, which is characterized by solid fuel cooled with high-temperature water, a thermally unstable fluid, which necessitates a highly pressurized active cooling system and almost universally by forced coolant flow from pump action. We believe that these and other clear and distinct operational differences articulated in this document offer considerable potential for the IMSR Plant to improve safety, economic efficiency, flexibility, and overall commercial value compared to nuclear plants built with legacy nuclear technology and other Gen IV technologies.

We believe that our IMSR Plant can achieve a competitive position in commercial markets due to the distinct characteristics of MSR technology and our application of it within the IMSR Plant design. Our IMSR Plant has the following operating characteristics that we believe may be fundamental to addressing certain economic challenges associated with legacy and other Gen IV nuclear technologies, such as high-temperature gas reactors (HTR) and sodium fast reactors (SFR). While high-temperature and low-pressure operation with high inherent safety is characteristic of MSR technology, our IMSR Plant collectively expresses the five characteristics of a small and modular nuclear plant that we believe are essential for commercial success. These five characteristics differentiate the IMSR Plant from nuclear plant using legacy technology as well as other Gen IV nuclear technologies. Additionally, as discussed previously, our IMSR Plant uses readily obtained SALEU fuel instead of HALEU. Figure 4 below sets out the connection between these characteristics and the levelized cost of electricity.

Figure 4: Waterfall chart of LCOE (USD per MWh) and IMSR operating characteristics

High-temperature operation. The IMSR Core-unit operates at ~700 °C, which facilitates the IMSR Plant’s thermal energy supply temperature for commercial use of 585 °C. As a result of this high-temperature reactor operation and energy supply, we have calculated the IMSR Plant’s steam turbines to be approximately 44% (net) thermal efficiency for electricity generation, substantially higher than the approximately 30% (net) efficiency typical of steam turbines driven by a SMR using legacy nuclear technology. Holding all other variables constant, we have calculated that this increased thermal efficiency will lead to a proportionally lower (~32% reduction) in the levelized cost of electricity supplied.

Low-pressure operation. Unlike legacy nuclear technology and some Gen IV nuclear technologies, which require a primary cooling system pressurized to 60-170 atmospheres, the IMSR’s primary cooling system operates at near atmospheric pressure. We believe that as a result of avoiding the regulatory safety requirements and engineering complexity of high-pressure operation, the IMSR may allow for simplified containment and systems, which has the potential to reduce manufacturing, construction complexity and cost in U.S., North American and other markets.

Inherent safety in operation. The IMSR’s use of a thermally stable coolant, which is also the nuclear fuel, has inherent performance characteristics that we believe to be advantageous. For example: (i) low-pressure reactor operation enabled by the use of a thermally stable coolant avoids the hazards of high-pressure reactor operation; (ii) the IMSR Fuel Salt dissipates fission heat through a process of convective fluid flow of the fuel, which is not an inherent operating attribute of legacy nuclear technology, this uses a solid fuel; (iii) our primary means of reactor power control is inherent and facilitated by the IMSR’s strong negative temperature-of-reactivity, rather than with active mechanisms such as mechanical control rods; and, finally (iv) many of the radioactive products and by-products of the IMSR’s nuclear fission process are captured and contained by the IMSR Fuel Salt via strong ionic chemical bonding. These mechanisms, which are highly relevant to IMSR safety, are inherent properties of our reactor’s systems and distinct from the mechanisms of reactor safety used in plants built with legacy and many Gen IV nuclear technologies, which typically involve engineered active safety systems. We believe that economic advantage can be gained from inherent safety.

IMSR innovation

The technological centerpiece of the IMSR Plant is its proprietary IMSR Core-unit. This is a sealed, replaceable reactor vessel that encapsulates all primary reactor systems. Each Core-unit contains the IMSR Fuel Salt, graphite moderator, primary heat exchangers, primary pumps, and other systems.

The IMSR Core-unit leverages MSR technology first developed over many decades, starting in 1950s and 1960s, by the U.S. Department of Energy’s Oak Ridge National Laboratory (“ORNL”), resulting in the benchmark Molten Salt Reactor Experiment (“MSRE”), a prototype MSR that operated successfully for over 13,000 hours. Subsequent innovations to the MSRE include the Denatured Molten Salt Reactor (“DMSR”) design in 1980 and the Sm-AHTR high-temperature reactor in 2010. These later designs introduced important advancements such as a once-through fuel cycles using SALEU and cartridge-based core architecture, further enhancing safety and proliferation resistance.

A key challenge to early MSR commercialization efforts was limited lifetime of components in the reactor core, which is exacerbated at the reactor power densities required for a commercial reactor. Such high-power densities significantly reduce the lifetime of components and particularly the graphite moderator, requiring periodic replacement; this has the potential to create significant maintenance challenges that must be overcome for industrial use of MSR technology.

We believe our proprietary innovation - the IMSR Core-unit - addresses this maintenance challenge. The IMSR Core-unit innovation is the integration of the primary reactor components (the graphite moderator, primary pumps, primary heat exchangers, and other components) into a sealed and replaceable reactor vessel; see Figure 5. During operating each IMSR Core-unit is housed its Operating Silo and after use a Storage Silo.

This replaceable IMSR Core-unit is designed to mitigate the limited lifetimes of reactor components with a “plug-and-play” component replacement process that operates every seven years and involves the installation of a replacement IMSR Core-unit. We expect the IMSR Core-unit innovation to streamline maintenance, support operational efficiency, and confer potential safety benefits.

Core-unit replaced every 7 years
Primary Heat Exchangers
Flow of salt
Passive cooling system
Graphite Moderator

All primary reactor components will be contained in the sealed and replaceable "Core-unit"

Key innovation is integration of all primary reactor components into a sealed, compact and replaceable reactor vessel designed to have a 7-year operating life:

- Reactor graphite core
- Primary heat exchanger
- Pumps

This "integral" design captures commercial value through:

- Maintenance simplicity of "plug-and-play"
- High capital efficiency

IMSR Plant has defensible IP

- 90 patents pending or granted across 6 invention families

Figure 5: Illustrative rendering of the IMSR Core-unit innovation to facilitate efficient MSR maintenance. Actual Core-units design, characteristics and appearance may vary materially.

The IMSR Core-unit is designed to be fabricated in a quality-controlled factory-based manufacturing environment and transported to IMSR Plant site for installation in its standardized operating silo. At the end of each seven-year cycle, the now-spent IMSR Core-unit is replaced with a new one. IMSR Fuel Salt from each spent IMSR Core-unit is partially reused in the subsequent IMSR Core-unit and the remainder is removed and stored in a spent fuel vault inside the plant’s nuclear containment structure until decommissioning of the IMSR Plant. Each spent IMSR Core-unit, emptied of IMSR Fuel Salt, is stored in a separate and secure IMSR Core-unit Storage Silo within the Nuclear Facility, where it will remain until decommissioning of the IMSR Plant.

As a result of the IMSR Plant’s distinct operating characteristics, we believe that it will offer improved affordability and cost-competitiveness of nuclear energy supply relative to new nuclear plants built with legacy and other Gen IV nuclear technologies, and in doing so, address the economic obstacles to the deployment of new nuclear plant and the expansion of nuclear supply to meet demand.

Intellectual property

The MSR was invented in the 1950’s and its key innovation - the nuclear fuel and coolant combined into single molten salt eutectic - was successfully demonstrated by a graphite moderated thermal spectrum MSR in the 1960s at the U.S. Department of Energy’s Oak Ridge National Laboratory and subsequently improved upon. However, the long-standing design challenge to commercialization of a graphite moderated thermal spectrum MSR remained graphite’s limited lifetime in the reactor core operating at the high-power densities of commercial power reactor, and the high complexity and challenging safety requirements of maintenance protocols for its replacement along with other primary reactor components during plant operation.

The Company’s key MSR innovation, which solves for this maintenance challenge, is the IMSR Core-unit. This component integrates the primary reactor systems (for example the reactor vessel, graphite moderator, primary molten salt pumps and primary heat exchangers) into a swappable and replaceable reactor module. We believe the swappable and replaceable IMSR Core-unit design addresses not only the limited lifetimes of all primary reactor system components, include the graphite moderator, but does so with a simpler and safer maintenance protocol and enables the high reactor power density and high plant capacity factors necessary for capital efficiency and successful commercial use.

Our intellectual property strategy is designed to establish and maintain a defensible portfolio of patents, trademarks, trade secrets, and proprietary know-how related to the IMSR Plant and its key systems and components, including the IMSR Core-unit. This strategy is designed to safeguard our technological leadership and support our business objectives. We seek to protect key innovations through targeted patent filings in jurisdictions primary to our business and regulatory strategy, including the United States, Canada, the European Union, China, and Japan. Our IP protections cover the IMSR Core-unit innovation.

We currently have approximately 90 patents granted or pending across six invention families, of which approximately 83 are granted, 7 pending, and 8 are Patent Cooperation Treaty applications. These patents include both broad and narrow claims that collectively create significant barriers to entry around the IMSR technology, which may discourage or prevent replication of our technology by competitors.

Our patented technology is distinct from MSR technology in the public domain. While we have built on public domain MSR research, other developers are employing public domain MSR technology in different ways, creating different MSR designs. During the tenor of our patents, we believe that these developers will have to find alternative solutions to the operational maintenance challenges from limited materials’ lifetimes of MSRs that our IMSR addresses in the jurisdictions where we benefit from that patent protection. We are not presently aware of infringing technologies.

Accordingly, our IMSR technology is proprietary and not available for public use, and we will license it in the course of our operations to the extent commercially necessary to owners and operators of IMSR Plants. We do not license our IMSR technology from third parties; it is our proprietary design.

Our patent families cover innovations such as: the IMSR Core-unit with multiple independent heat exchangers for redundancy and safety in operation; neutron fluence control; pneumatic motor assemblies; a nuclear core design; thermal storage; and method patents. U.S. Patents and descriptions in these extended families are (i) Integral molten salt reactor (US 10056160), (ii) Pneumatic Motor Assembly, Flow Induction System Using Same And Method Of Operating A Pneumatic Motor Assembly (US 2018/0258829), (iii) Molten salt nuclear reactor (US 2014/0023172), (iv) Cooling system for nuclear reactor (US 2022/0375635), (v) Power Plant system (US 11756696), (vi) Molten Salt Nuclear Reactor (US 11,200,991). Filing dates of patents granted or in the process of prosecution range from 2013 to 2023, with and the correlative expiry dates are accordingly 2033 to 2043.

We also generally maintain trade secrets for design and engineering elements where disclosure is not commercially advantageous and regularly evaluate this balance. The trademark “IMSR” is registered in Canada and the UK and used as an unregistered mark in the United States.

Commercialization Pathway

In response to evolving market demand for our IMSR Plant, we have a pipeline of over ten early-stage IMSR Plant projects each at an identified site. We play an active role in the establishment of each project and its member consortium. An IMSR Plant project is established with an initial consortium of members, and each includes one or more of off-takers, site owners, nuclear plant operators, and suppliers expressing interest in the project with MOU and LOI. Our portfolio of early-stage projects covers a range of industrial sectors such as mining, chemical and petrochemical production, data centers, and grid power provision.

Our near-term project milestones include the completion of site characterization work, which is the antecedent to the project’s submission of a USNRC Construction Permit application. We establish a project’s initial consortium by drawing from our portfolio of over 50 collaborative industry relationships, where each such relationship has expressed an interest in our IMSR Plant and has undertaken investigations and due diligence. We expect these collaborative industry relationships to support the growth of our project pipeline with additional IMSR Plant projects. Illustrating this approach to IMSR Plant project development from the formation of its initial consortium, we have announced developments with consortia members and projects over the last 12 months with industrials, suppliers, research partners, and site owners, such with Schneider Electric, Zachry Group, Viaro Energy, Energy Solutions, Texas A&M University and most recently Ameresco. To illustrate further, our Texas A&M project consortium consists of an EPC, a nuclear utility, the site owner, a nuclear fuel supply, and other suppliers.

Our Texas A&M project is a collaboration with Texas A&M University, a leading nuclear engineering and technology university in the U.S., to construct and operate a commercial IMSR Plant at its RELLIS campus in Bryan, Texas, as well as undertake IMSR system R&D testing activities employing the expert resources of the university’s engineering facility. The IMSR Plant project at the RELLIS campus site with an attendant consortium was proposed by Terrestrial Energy following Texas A&M University’s competitive RFP process in the third quarter of 2024. Terrestrial Energy was one of four companies selected by Texas A&M in the fourth quarter of 2024 to collaborate with Texas A&M on SMR projects at the RELLIS campus site. Terrestrial Energy and its project consortium partners intend to pursue licensing, construction, and operation of the IMSR Plant at the RELLIS campus site, subject to regulatory approvals and financing. This plant is intended to supply clean, firm power to the campus and to the ERCOT grid. Our collaboration with Texas A&M University has the potential to accelerate our business plans and aligns with recent policy statements supporting commercialization of advanced nuclear technologies by the Trump Administration, and U.S. Federal and Texas state governments. As noted above, on August 12, 2025, the Company announced that it had been selected for the DOE’s Advanced Reactor Pilot Program, which we believe represents a significant milestone in Terrestrial Energy’s commercialization pathway, leveraging the program’s fast-track approach to advance the licensing and deployment of the Company’s proprietary IMSR technology.

Government support and financing

The IMSR Plant development has benefitted from multiple grant awards totaling approximately $30 million in non-dilutive funding support from the governments of the United States, Canada, and the United Kingdom for licensing, engineering, and fuel supply activities.

The U.S. Department of Energy’s Loan Programs Office (“LPO”) has accepted a loan guarantee application for up to $890 million to support project financing of an IMSR Plant in the United States. The application included a project plan and supporting technical, regulatory, and financial materials, in accordance with the LPO’s review requirements. As of the date of this filing, our application is under review with the LPO.

If approved, the loan guarantee may help reduce project financing risk, enhance investor confidence, and improve project viability. However, acceptance of an application does not imply regulatory approval or project endorsement. Furthermore, no assurance can be given that such funding will be approved or disbursed.

Competition

Our competitors are other electricity and thermal generation technologies, including those used for traditional baseload electricity and industrial thermal power production. They include fossil fuels, renewables such as hydroelectric, wind and solar with storage, and other nuclear technologies. We believe our competitive strengths differentiate us from our competition.

Traditional Baseload. According to the U.S. Energy Information Agency’s (“EIA”) International Energy Outlook, approximately 83% of global primary energy demand (and approximately 66% of global electricity generation) was forecasted to be met by coal, natural gas, petroleum, and large-scale nuclear in 2025. These technologies are highly reliable, cost-effective, dispatchable and land-use efficient. However, except for traditional large-scale nuclear, these resources are carbon-intensive, and we expect them to largely be replaced with carbon-free generation over time. Traditional large-scale nuclear power plants, while carbon-free, require significant upfront capital expenditures, have a history of extensive construction times, complex safety systems and do not have viable business cases apart from utility-scale generation. We believe our IMSR Plant contain all of the positive attributes of traditional baseload and addresses many of the commercial limitations of legacy nuclear power plants.

Industrial Thermal Power Production. At present there is no viable source of industrial thermal power production other than from the combustion of fossil fuels. Such methods are carbon intensive and subject to the commercial risk of commodity price volatility. We believe our IMSR Plant offers a valuable solution to many customers seeking low-carbon intensity industrial heat production to maintain their businesses.

Renewables. According to the EIA’s International Energy Outlook, approximately 17% of global primary energy demand in 2025 was forecasted to come from renewable power generation sources. Although these sources generate carbon-free power, wind and solar are highly intermittent and non-dispatchable, and hydroelectric is often seasonal and subject to curtailment. Additionally, since renewables are weather-dependent, they are too unreliable to support certain end-use cases, including mission-critical applications or industrial applications that require extensive on-site, always-available power.

Legacy Nuclear Technology. Legacy nuclear power plants face fundamental economic and technical constraints that limit their competitiveness in the current and future energy landscape. These plants are characterized by high capital costs, prolonged construction timelines, and low thermal and by extension capital efficiency, often resulting in levelized costs of electricity that are uncompetitive without significant public subsidy. As a result, we believe that new projects based on legacy nuclear technology are unlikely to be commercially viable on a standalone basis and are poorly suited to meet modern demands for distributed, flexible, and cost-effective clean energy.

Other Advanced Nuclear Reactors. There are a number of reactor technologies that are in various stages of development, such as high temperature gas reactors, sodium fast reactors, molten salt reactors, fusion technologies and others. These technologies, like ours, are designed to be clean, safe and highly reliable. However, the commercial operation of plant with these technologies has not received regulatory approval in the United States, and many of the technologies have not been commercially demonstrated nor have commercial scale fuel supply infrastructure.

Facilities

We have offices in Charlotte, North Carolina and Oakville, Ontario. Our office in Charlotte is our corporate headquarters and consists of office space for our executives and to expand our U.S. engineering, operations, sales and corporate functions. We expect our office in Oakville will continue to provide engineering and R&D support as well as expertise relevant for developing Canada IMSR Plant projects.

Export Controls

Our business is or will be subject to, and complies with or will comply with, U.S. and Canadian nuclear export and import control regimes. We are required to comply with stringent regulations administered by the DOE, the USNRC, the Bureau of Industry and Security within the U.S. Department of Commerce (“BIS”), and the CNSC. These regulations are designed to protect national security, advance foreign policy and non-proliferation objectives, and control the transfer of nuclear-related materials, technology, and services.

Under DOE regulations at 10 C.F.R. Part 810, the export of certain nuclear-related technology and the provision of technical assistance by U.S. persons to foreign nuclear programs require prior authorization or reporting. These controls apply to a broad range of technical exchanges and commercial activities, including design, engineering, consulting, and training services associated with nuclear reactor technology. Not all exports require a license; for example, exports of Part 810-controlled technology to Canada are only subject to reporting requirements.

The USNRC regulates the physical export and import of nuclear materials and equipment under 10 C.F.R. Part 110, including reactor components, source and special nuclear material, and related commodities. Exports may require specific licenses depending on the destination country and nature of the item; exports of major nuclear equipment and nuclear material from the U.S. also require there to be a bilateral nuclear cooperation agreement (known as a “123 Agreement”) between the United States and the end-user country before the export license can be granted. As of July 11, 2025, the United States has twenty-five (25) 123 Agreements in force. These agreements cover 48 countries, as well as the IAEA and Taiwan. All of our current markets are covered by Section 123 Agreements. Further, exports of minor reactor items are subject to a general license and don’t require advance approval from the USNRC.

The BIS, through its Export Administration Regulations (“EAR”), oversees the export of “dual-use” items - goods and technologies that have both civilian and military or strategic applications. Certain components, software, and supporting technologies related to nuclear operations may fall under EAR controls depending on their classification and end use. Exports of IMSR items subject to the EAR generally don’t require a license from the BIS.

In Canada, the CNSC administers export and import licenses under the Nuclear Non-Proliferation Import and Export Control Regulations (“NNIECR”). These regulations control the cross-border transfer of nuclear and nuclear-related dual-use items, including reactor technologies, fuel cycle components, and technical data. Exports from Canada may require CNSC authorization if destined for countries outside of Canada, including the United States, depending on the item and its strategic classification. Licenses are typically issued within 15 business days.

Collectively, these export and import control frameworks impose compliance obligations on our business operations. The U.S. government agencies responsible for administering the nuclear export control regulations have a degree of discretion interpreting and enforcing these regulations. These agencies also have significant discretion in approving, denying, or instituting specific conditions regarding authorizations to engage in controlled activities. However, as noted above, many of the exports related to the IMSR in our target market will not require specific licenses.

We have IMSR technology and proprietary technology information that was developed and is owned by our Canadian subsidiary; this information is subject to CNSC export control of nuclear technology. It includes elements of the IMSR Plant design that was submitted to the CNSC for its VDR of the IMSR Plant. We have obtained requisite export licenses when required from the CNSC to export this technology including its export to our U.S.-domesticated company. We anticipate that our U.S. operation will provide a substantial part of the remaining engineering work to complete of the IMSR design for U.S. and export market deployment. We have also reported to the DOE the export of nuclear technology to our Canadian operations, which was generated from our U.S. activities and engagements with U.S. laboratories for R&D and testing of IMSR nuclear systems.

Collectively, these export and import control frameworks impose extensive compliance obligations on our business operations. As we pursue international commercial opportunities for our IMSR Plant and engage with cross-border development partners, we will continue to maintain internal policies and compliance mechanisms designed to ensure adherence to all applicable regulatory requirements. Our ability to obtain and maintain the necessary authorizations from the DOE, USNRC, CNSC, and other regulatory bodies may impact the timing and scope of our commercialization efforts in various jurisdictions.

Human Capital

As of May 29, 2026, we were headquartered in Charlotte, North Carolina and employed 86 full-time employees. The Company has a seasoned leadership team with extensive experience in the nuclear industry and adjacent industries. In managing our team, we focus on employee recruitment, retention, developing a pipeline of talent, and tracking progress against our performance objectives.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “we”, “us”, “our”, “its”, “Terrestrial Energy”, or the “Company” refer to Terrestrial Energy Inc. and its subsidiaries.

The following discussion and analysis of the financial condition and results of operations of Terrestrial Energy includes information that Terrestrial Energy’s management believes is relevant to an assessment and understanding of Terrestrial Energy’s consolidated results of operations and financial condition. You should read the following discussion and analysis of our financial condition and results of operations together with our audited consolidated financial statements for the years ended December 31, 2025 and 2024, together with the respective notes thereto. This discussion contains forward-looking statements reflecting current plans, estimates and assumptions concerning events and financial trends that may affect future operating results or financial position, which involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors. All amounts in the below discussion and analysis are in thousands except share and per share data or where otherwise noted.

Overview

For an overview of the Company, see the information above presented under the section labeled “Business.”

Corporate History

HCM II was a special purpose acquisition company incorporated on April 4, 2024, as a Cayman Islands exempted corporation for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. On October 23, 2025, HCM II domesticated as a Delaware corporation and changed its name to “Terrestrial Energy Inc.” On October 28, 2025, pursuant to the Business Combination Agreement, dated as of March 26, 2025, as amended, the Company completed the Business Combination with TEDI, a Delaware corporation, with TEDI surviving as a wholly owned subsidiary of the Company. Following the Business Combination, the Company became a holding company whose operations are conducted through TEDI and whose primary asset is its equity interest in TEDI. For accounting and financial reporting purposes, the Business Combination was accounted for as a reverse recapitalization, with TEDI treated as the accounting acquirer and HCM II treated as the accounting acquiree.

Recent Developments

Department of Energy (“DOE”) Advanced Nuclear Reactor Pilot Program

On August 12, 2025, the Company announced that it had been selected for the DOE’s Advanced Reactor Pilot Program, established by the Trump administration’s May 2025 executive order to fast-track commercial licensing activities for small and modular nuclear plants that use advanced reactor technologies, expediting their broad deployment. We believe this represents a significant milestone in Terrestrial Energy’s commercialization pathway, leveraging the program’s fast-track approach to advance the licensing and deployment of the Company’s proprietary IMSR technology.

DOE Advanced Nuclear Fuel Line Pilot Project

On September 30, 2025, the Company announced that it had been selected for the DOE’s Advanced Nuclear Fuel Line Pilot Project, established by the Trump administration’s May 2025 executive order to fast-track commercial licensing activities for small and modular nuclear plants that use advanced reactor technologies, expediting their broad deployment. The selection of Terrestrial Energy to the Fuel Line Pilot Project will expand access to the advanced fuel required to test our design and accelerate the transition from demonstration to deployment. When combined with our selection to the Advanced Nuclear Reactor Pilot Program, and our use of standard assay low enriched uranium (“SALEU”) fuel, we believe this represents another significant milestone in Terrestrial Energy’s commercialization pathway as we won’t have to rely on scarce fuel in the commercialization of our proprietary IMSR technology.

DOE Other Transaction Authority (“OTA”) Agreements

In January 2026, the Company executed two OTA agreements with the DOE under programs established by Executive Order 14301. The first agreement, for Project TETRA under the DOE’s Advanced Reactor Pilot Program, provides for the construction and operation of a pilot reactor utilizing the Company’s IMSR technology and SALEU fuel, enabling the Company to advance from design to operation under DOE authorization outside traditional federal contracting constraints. The second agreement, for Project TEFLA under the DOE’s Fuel Line Pilot Program, provides for a pilot production facility to demonstrate the Company’s proprietary IMSR Fuel Salt production technology using SALEU feedstock. Fuel produced under Project TEFLA will support the Company’s Project TETRA test reactor project, being developed under DOE’s Advanced Reactor Pilot Program. Together, these agreements are intended to support the commercialization of the Company’s IMSR Plant.

Results of Operations

For the years ended December 31, 2025 and 2024

The following tables set forth our consolidated statement of operations for the years ended December 31, 2025 and 2024, and the dollar and percentage change between the two periods:

	For the Year ended
	December 31,
(in thousands)	2025	2024	Change $	Change %
Revenue	—	248	(248)	(100)%
Operating expenses:
Research and development costs	9,768	5,177	4,591	89%
General and administrative	14,267	4,169	10,098	242%
Depreciation and amortization	1,162	1,256	(94)	(7)%
Total Operating Expenses	25,197	10,602	14,595	138%
Operating loss	(25,197)	(10,354)	(14,843)	143%
Other (expense) income:
Government grants	323	708	(385)	(54)%
Interest expense	(3,901)	(1,224)	(2,677)	219%
Interest expense – related party	(438)	(89)	(349)	393%
Loss on extinguishment of debt	—	(1,183)	1,183	100%
Interest and dividend income	1,271	60	1,211	2,018%
Foreign exchange gain (loss)	(57)	617	(674)	(109)%
Other (expense) income	(2,802)	(1,111)	(1,691)	152%
Net loss before income taxes	(27,999)	(11,465)	(16,534)	144%
Income tax expense	(18)	(21)	3	(14)%
Net loss	$(28,017)	$(11,486)	(16,531)	144%

Revenue

During 2024, the Company provided engineering services to a customer, which was recognized over time as the services were performed. The Company’s contracts with customers are typically to provide a significant service by integrating a complex set of agreed tasks into a single deliverable. Consequently, the entire contract is accounted for as one performance obligation. The Company recognizes revenue from engineering services over time using an input method as performance obligations have no alternative use for the Company and the contracts would require payment to be received for the time and effort spent by the Company on progressing the contracts in the event of the customer cancelling the contract prior to completion for any reason other than the Company’s failure to perform its obligations under the contract. Specifically, labor hours incurred are used to measure progress towards complete satisfaction of the service. This is considered a faithful depiction of the transfer of services as the contracts are initially priced on the basis of anticipated hours to complete the projects and, therefore, also represents the amount to which the Company would be entitled based on its performance to date.

Revenue for the years ended December 31, 2025 and 2024 was $0.0 and $248, respectively. The decrease in revenue in 2025 is attributed to the completion of a contract with a customer in the oil and gas sector for pre-construction and use-specific engineering services, which was completed during 2024 and did not provide any revenue in 2025.

Operating Expenses

Research and development expense

R&D expenses represent costs incurred to design and engineer the IMSR Plant, including the costs of developing design tools. All research and development costs related to product development are expensed as incurred. R&D expense for the years ended December 31, 2025 and 2024 was $9,768 and $5,177, respectively. The increase in 2025 is attributed to an increase in R&D activities performed by the Company in 2025, compared to 2024, as the Company increased its expenditures in testing activities and expanded headcount.

General and administrative expense

General and administrative expenses consist of costs, such as rent or lease costs, legal, audit and accounting services, and other professional fees, marketing costs, stock compensation, as well as personnel-related expenses for employees, executives and contractors.

General and administrative expense for the years ended December 31, 2025 and 2024 was $14,267 and $4,169, respectively. The increase in 2025 compared to 2024 is primarily attributable to additional stock-based compensation expense associated with stock options and restricted stock units issued, along with overall operational growth including headcount as part of the business growth strategy.

Depreciation and amortization

Depreciation and amortization consist primarily of depreciation of our computer software and equipment and amortization of our patents and trademarks.

Depreciation and amortization expense for the years ended December 31, 2025 and 2024 was $1,162 and $1,256, respectively. The decrease in 2025 was primarily due to certain fixed assets becoming fully depreciated in fiscal 2024.

Other Income and Expenses

Government Grants

Government grants decreased by $385, or 54% for the year ended December 31, 2025, as compared to the year ended December 31, 2024.

Interest expense and Interest expense - related parties

Interest expense and interest expense - related parties increased by $3,026, or 230%, for the year ended December 31, 2025 compared to the year ended December 31, 2024. The increase was primarily due to the issuance of convertible debt securities by the Company in the third and fourth quarters of 2024 and the first quarter of 2025 which accrued interest expense and the write-off of debt discount for a portion of 2024, and for ten months of the year in 2025. Additionally, average borrowings outstanding were higher during 2025 compared to 2024.

Interest and Dividend Income

Interest and dividend income increased by $1,211 for the year ended December 31, 2025 compared to the same period in 2024 as a result of higher short-term investment balances.

Foreign exchange gain (loss)

Foreign exchange gain (loss) decreased by $674 for the year ended December 31, 2025 compared to the same period in 2024 due to the volatility of the US dollar to Canadian dollar exchange rate.

For the three months ended March 31, 2026 and 2025

The following tables set forth our condensed consolidated statement of operations for the three month periods ended March 31, 2026 and 2025, and the dollar and percentage change between the two periods:

	Three months ended March 31,
(in thousands)	2026	2025	Change $	Change %
Operating expenses:
Research and development costs	$4,566	$1,408	3,158	224%
General and administrative	7,304	3,289	4,015	122%
Depreciation and amortization	61	181	(120)	(66)%
Total Operating Expenses	11,931	4,878	7,053	145%
Operating loss	(11,931)	(4,878)	(7,053)	145%
Other income (expense):
Government grants	48	23	25	109%
Interest expense	(2)	(1,231)	1,229	(100)%
Interest expense - related party	—	(140)	140	(100)%
Interest and dividend income	1,453	4	1,449	36,225%
Foreign exchange gain (loss)	(34)	(30)	(4)	13%
Other income (expense):	1,465	(1,374)	2,839	(207)%
Net loss before income taxes	(10,466)	(6,252)	(4,214)	67%
Income tax expense	(37)	—	(37)	—%
Net Loss	(10,503)	(6,252)	(4,251)	68%

Operating Expenses

Research and development expense

R&D expenses represent costs incurred for designing and engineering the IMSR Plant, including the costs of developing design tools. All research and development costs related to product development are expensed as incurred.

R&D expense for the three months ended March 31, 2026 and 2025 was $4,566 and $1,408, respectively. The increase is attributed to an increase in R&D activities performed relating to the IMSR project, compared to 2025, as the Company continues to increase its fuel and graphite testing along with headcount additions to support commercialization activities.

General and administrative expense

General and administrative expenses consist of costs, such as rent or lease costs, legal, audit and accounting services, and other professional fees, marketing costs, stock compensation, as well as personnel-related expenses for employees, executives and contractors.

General and administrative expense for the three months ended March 31, 2026 and 2025 was $7,304 and $3,289, respectively. The increase is primarily attributable to additional stock-based compensation expense associated with stock options and restricted stock units issued, along with overall operational growth including headcount as part of the business growth strategy.

Depreciation and amortization

Depreciation and amortization consists primarily of depreciation of our computer software and equipment and amortization of our patents and trademarks.

Depreciation and amortization expense for the three months ended March 31, 2026 and 2025 was $61 and $181, respectively. The decrease is attributed to a reduction in total net depreciable fixed assets, as the Company had assets which were fully depreciated in fiscal 2025.

Other Income and Expenses

Interest expense and Interest expense — Related parties

Interest expense and interest expense — related parties decreased by $1,369, or 100%, when comparing the results for the three months ended March 31, 2026 and 2025. The decrease was primarily due to conversion of convertible notes by the Company in the fourth quarter of 2025, resulting in no debt outstanding or accruing interest in the first quarter of 2026.

Interest and Dividend Income

Interest and dividend income increased by $1,449 for the three months ended March 31, 2026 when compared to the same period in 2025 as a result of higher short-term investment and long-term investment balances.

Liquidity and Capital Resources

Historically, the Company’s primary sources of liquidity have been cash flows from private fundraising offerings to related parties or other investors and other financing activities to fund operations. For the three months ended March 31, 2026 and 2025, the Company reported operating losses of $11,931 and $4,878, respectively, and negative cash flows from operations of $9,093 and $2,760, respectively. As of March 31, 2026, the Company had $76,946 in cash and cash equivalents and $198,018 in short-term investments. The Company had net working capital of $271,695 and an accumulated deficit of $135,128. Management expects that significant on-going expenditures will be necessary to successfully implement our business plan.

The Company commenced trading on Nasdaq under the symbol “IMSR” on October 29, 2025, after completing its business combination with HCM II on October 28, 2025. Pursuant to the closing of the business combination, the Company received in excess of $292,000 in gross proceeds before expenses, which included gross proceeds of $50,000 from the sale of common stock in a private placement (the “PIPE”) and approximately $242,000 from HCM II’s trust account following redemptions of less than 1%.

The Company’s future capital requirements will depend on many factors, including the timing and extent of spending to support further sales and marketing, research and development efforts, the Company’s commercial development and deployment of its IMSR Plants, and future revenues. The Company may seek to obtain additional financing to commercialize the IMSR Plant technology through possible public or private equity offerings, debt financings, corporate collaborations, and other means. We believe that we have sufficient cash and cash equivalents and investments, along with continued access to capital markets, to satisfy our cash requirements for the next 12 months and beyond based on current operating plans.

Cash flows for the years ended December 31, 2025 and 2024

The following table summarizes the Company’s cash flows from operating, investing and financing activities for the years ended December 31, 2025 and 2024:

	For the year ended
	December 31,
(in thousands)	2025	2024
Net cash used in operating activities	$(16,473)	$(8,203)
Net cash used in investing activities	$(200,638)	$(662)
Net cash provided by financing activities	$311,394	$7,254

Cash flows used in operating activities

Net cash used in operating activities for the year ended December 31, 2025 and 2024 was $16,473 and $8,203, an increase of $8,270. The increase was primarily due to an increase in the Company’s operating loss after non-cash items. The cause of the increase in the Company’s operating loss was an increase in engineering costs and general and administrative costs as discussed above.

Cash flows used in investing activities

Net cash used in investing activities for the year ended December 31, 2025 was $200,638. The corresponding amount for the year ended December 31, 2024 was cash used of $662. The increase was primarily related to an increase in the purchases of property and equipment and short-term investments.

Cash flows provided by financing activities

Cash provided by financing activities for the year ended December 31, 2025 was $311,394 compared to $7,254 for the year ended December 31, 2024, an increase of $304,140. The increase was a result of the net proceeds from the recapitalization of $220,761, net proceeds of $49,500 from the PIPE, proceeds from the exercise of stock options and warrants of $4,500, proceeds from issuance of convertible notes of $10,985, and proceeds from issuance of preferred stock of $25,797.

Cash flows for the three months ended March 31, 2026 and 2025

The following table summarizes the Company’s cash flows from operating, investing and financing activities for the three months ended March 31, 2026 and 2025:

	For the three months ended
	March 31,
(in thousands)	2026	2025
Net cash used in operating activities	$(9,093)	$(2,760)
Net cash used in investing activities	$(11,506)	$(184)
Net cash provided by financing activities	$149	$10,945

Cash flows used in operating activities

Net cash used in operating activities for the three months ended March 31, 2026 was $9,093 compared to $2,760 for the three months ended March 31, 2025, an increase of $6,333. The increase was primarily due to an increase in the Company’s operating loss after non-cash items. The cause of the increase in the Company’s operating loss was an increase in engineering costs and general and administrative costs as discussed above.

Cash flows used in investing activities

Net cash used in investing activities for the three months ended March 31, 2026 and March 31, 2025 was $11,506 and $184 The increase was primarily related to purchases of short-term and long-term investments, partially offset by redemptions of short-term investments.

Cash flows provided by financing activities

Cash provided by financing activities for the three months ended March 31, 2026 was $149 compared to $10,945 for the three months ended March 31, 2025, a decrease of $10,796. The decrease was a result of issuances of convertible notes of $10,985 in the three months ended March 31, 2025 as compared to $0 in the current period.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on its financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with U.S. generally accepted accounting principles. In the preparation of these consolidated financial statements, we are required to use judgment in the making estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. Our actual results may differ from these estimates under different assumptions or conditions.

We consider an accounting judgment, estimate or assumption to be critical when (1) the estimate or assumption is complex in nature or requires a high degree of judgment and (2) the use of different judgments, estimates and assumptions could have a material impact on the consolidated financial statements. See Note 2, Significant Accounting Policies, in our accompanying consolidated financial statements for a description of our significant accounting policies.

Accordingly, these are the policies and estimates we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations:

Foreign Currency

The Company’s reporting currency is the US dollar. The functional currency of each subsidiary is determined by the currency of the primary economic environment in which the entity operates. The functional currency of TEON is the Canadian dollar, that of Terrestrial Energy Limited, a company incorporated under the laws of England and Wales, the Pound Sterling, and that of Terrestrial Energy USA, Inc., the United States dollar. Assets and liabilities of the operating subsidiaries are translated at the spot rate in effect at the applicable reporting date. Revenues and expenses of the operating subsidiaries are translated at the average exchange rates in effect during the applicable period. The resulting foreign currency translation adjustment is recorded as Accumulated other comprehensive income (loss), which is reflected as a separate component of Stockholders’ Equity. The functional currency is translated into U.S. dollars for balance sheet accounts using currency exchange rates in effect as of the balance sheet date, and for revenue and expense accounts using a weighted-average exchange rate during the fiscal year. The transactions in foreign currency (that is a different currency than the functional currency of the entity) are converted at the exchange rate prevailing to the date of the transaction. The assets and liabilities denominated in foreign currencies are evaluated in the current period on the date of the closing or at the opening rate, when applicable. The translation adjustments are deferred as a separate component of equity in “Accumulated other comprehensive income (loss)”. Gains or losses resulting from transactions denominated in foreign currencies and intercompany debt that is not of a long-term investment nature are included in Foreign exchange (gain) loss in the consolidated statements of operations and comprehensive loss.

Fair Value Measurements

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

●	Level 1: Inputs are quoted prices in active markets for identical assets or liabilities.
●	Level 2: Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.
●	Level 3: Inputs are unobservable for the asset or liability.

The carrying amounts of certain financial instruments, such as cash equivalents, prepaid expenses and other current assets, short-term investments, accounts payable and accrued liabilities, approximate fair value due to their relatively short maturities.

Convertible Notes

The Company may enter into convertible notes, some of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. In this case, the convertible notes represent a financial instrument other than an outstanding share that embodies a conditional obligation that the issuer must or may settle by issuing a variable number of its equity shares. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the convertible notes date in accordance with ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

Warrants

The Company reviews the terms of warrants to purchase its common stock to determine whether warrants should be classified as liabilities or stockholders’ deficit in its consolidated balance sheets. In order for a warrant to be classified in stockholders’ deficit, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for stockholders’ deficit classification, it is carried on the consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other items in the consolidated statements of operations and comprehensive loss. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

Stock-Based Compensation

The Company accounts for stock-based compensation arrangements granted to employees in accordance with ASC 718, “Compensation: Stock Compensation”, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

The Company uses the Black-Scholes option pricing model to determine the grant date fair value of its stock options granted. This model requires the Company to estimate the expected volatility and the expected term of the stock options, which are highly complex and subjective variables. The Company uses an expected volatility of its stock price during the expected life of the options that is based on the historical performance of the Company’s stock price as well as including an estimate using similar companies. The expected term is computed using the simplified method as the Company’s best estimate given its lack of actual exercise history. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected exercise term of the stock option.

The Company grants restricted stock units (“RSUs”) to employees and non-employee directors as part of its equity-based compensation program. RSUs represent the right to receive shares of the Company’s common stock upon vesting, subject to specified service and/or performance conditions. RSUs do not have voting or dividend rights prior to the issuance of shares, except for dividend equivalents if and when declared, as applicable under the terms of the award agreements.

The Company accounts for RSUs in accordance with ASC 718, Compensation—Stock Compensation. Compensation expense for RSUs is measured at the grant-date fair value, which is equal to the closing market price of the Company’s common stock on the date of grant. For RSUs subject solely to service-based vesting conditions, compensation expense is recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the award. The Company accounts for forfeitures as they occur.

Upon vesting, each RSU is converted into one share of the Company’s common stock. The Company may withhold shares to satisfy statutory tax withholding requirements. The issuance of shares upon vesting results in an increase to common stock and additional paid-in capital.

Government Grants

Government grants are recognized where there is reasonable assurance that the grant will be received, and all attached conditions will be complied with. When the grant relates to an expense item, the grant is recognized in other income as government grants, deferred over the period necessary to match the grant on a systematic basis to the costs that it is intended to compensate. Where the grant relates to an asset, it is recognized as deferred income, and then recognized as income over the useful life of the related depreciable asset.

Merger and Reverse Recapitalization

Our consolidated financial statements reflect the results of the merger of Merger Sub with and into the Company, pursuant to the Business Combination Agreement (the “Merger”), which was accounted for as a reverse recapitalization in accordance with U.S. GAAP. The accounting for the Merger required management to make significant estimates and judgments, particularly in identifying the accounting acquirer and evaluating the classification of certain financial instruments.

Under the guidance in ASC 805 — “Business Combinations,” the determination of the accounting acquirer required management to consider a variety of factors, including the relative voting rights of the pre-combination shareholders, the composition of the board of directors and senior management of the combined entity, and the intended purpose and substance of the transaction. After considering this guidance, the Merger was accounted for as a reverse recapitalization, with no goodwill or intangible assets recognized. The net assets of the combined entity are stated at historical cost, and the shares and per-share information presented in the consolidated financial statements were retroactively adjusted to reflect the exchange ratio established in the merger agreement.

Because the accounting for the Merger and reverse recapitalization involved estimates that relied on management’s assumptions regarding market conditions, valuation methodologies, and the interpretation of complex contractual terms, it represents a critical accounting estimate.

Recently Adopted Accounting Standards

A discussion of recently issued accounting standards applicable to the Company is described in Note 2, Recent Accounting Pronouncements, in the notes to our audited consolidated financial statements as of and for the years ended December 31, 2025 and 2024 contained elsewhere in this annual report.

Emerging Growth Company Status

In April 2012, the JOBS Act was enacted. Section 107(b) of the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company has elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, the Company will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of its financials to those of other public companies more difficult.

The Company expects to retain its emerging growth company status until the earliest of:

●	The end of the fiscal year in which its annual revenues exceed $1.2 billion;
●	The end of the fiscal year in which the fifth anniversary of its public company registration has occurred;
●	The date on which it has issued more than $1.0 billion in non-convertible debt during the previous three-year period; and
●	The date on which it qualifies as a large accelerated filer.

MANAGEMENT

Directors and Executive Officers

Below are the names of, and certain information about our current executive officers and directors, including the principal occupation and business experience of each such person during the past five years.

Name	Age	Position
Executive Officers
Simon Irish	57	Chief Executive Officer and Director
Brian Thrasher	52	Chief Financial Officer
David LeBlanc	59	Chief Technology Officer and Director
William Smith	74	Chief Operating Officer
Steven Millsap	58	General Counsel, Secretary and Chief Compliance Officer
Non-Employee Directors
Frederick Buckman	80	Director
Hugh MacDiarmid	74	Director
David Hill	77	Director
William Johnson	72	Director
Charles Pardee	66	Director
Shawn Matthews	59	Director
Robert W. Jones	76	Director

We believe that the below-mentioned attributes, along with the leadership skills and other experiences of the officers and board members described below, provide the Company with a diverse range of perspectives and judgment necessary to facilitate the Company’s goals and be good stewards of capital.

Officers, Directors and Key Employees

Simon Irish. Simon Irish served as Chief Executive Officer and a member of the board of directors of the Company’s predecessor since 2014 and as Chief Executive Officer of the Company and a member of the Board since October 28, 2025. Mr. Irish brings more than 20 years of finance and investment management experience across a broad range of market sectors and industries, both domestically and internationally. Previously, Mr. Irish held senior positions for nearly 8 years at Man Global Strategies (“MGS”), including head of MGS in North America. MGS is the strategic investment division of Man Group Plc (“MAN”), a leading global investment management business. During his time at MGS, Mr. Irish was responsible for building and managing the largest and most active strategic investment and managed account business in North America at the time. Mr. Irish was also a member of MAN’s Investment Committee and responsible for corporate acquisition opportunities in North America. Prior to that, Mr. Irish was a derivatives structurer and trader at Credit Suisse Financial Products, a London-based investment firm and a leading global bank in the derivatives sector. Mr. Irish holds an MA in Natural Sciences from Cambridge University and an MSc in Finance from the London Business School. We believe that Mr. Irish is well qualified to serve as Chief Executive Officer of the Company, and as a director of the Board, due to his deep understanding of Terrestrial Energy’s business and his significant investment banking and finance experience.

Brian Thrasher. Brian Thrasher has served as Chief Financial Officer of the Company and its predecessor since May 2025. Mr. Thrasher has more than 25 years of financial management experience holding executive management positions and serving as an officer at multi-billion dollar public and private companies. Before joining Terrestrial Energy, Mr. Thrasher served as Chief Financial Officer of Hilco Transport, Inc., from November 2021 to May 2025. Prior to that, Mr. Thrasher served in various accounting roles at Hanesbrands Inc. from April 2015 to November 2021. Throughout his career, Mr. Thrasher developed expertise in strategic financial planning, public market reporting and financing, budgeting, forecasting, and systems development and implementation. Mr. Thrasher has successfully led cross-functional teams, and played key roles in mergers and acquisitions, capital structuring, and regulatory compliance. Mr. Thrasher was a member of the board of directors of Hilco Transport, Inc, a specialty trucking company, from 2021 until 2025. Mr. Thrasher began his career in public accounting at Ernst & Young before transitioning to industry. His audit work focused primarily on large multi-national public companies. Mr. Thrasher holds a B.B.A. from Acadia University and a M.Acc. from The University of Alabama. He is a CPA licensed in the state of North Carolina and is a member of the North Carolina Association of Certified Public Accountants as well as the American Institute of Certified Public Accountants.

Dr. David LeBlanc. Dr. David LeBlanc served as Chief Technology Officer and as a member of the board of director of the Company’s predecessor since 2013 and as the Company’s Chief Technology Officer and as a member of the Board since October 28, 2025. Dr. LeBlanc is a globally recognized expert and leader on molten salt reactors and has dedicated his career to the improvement and realization of advanced nuclear power systems, in particular MSR technologies. Dr. LeBlanc is the sole private sector member of the Gen IV International Forum, an intergovernmental research group focused on advanced reactors. In 2008, Dr. LeBlanc founded Ottawa Valley Research Associates Ltd. to advance MSR technologies and has filed patents relating to such technologies that have specific bearing on improving and broadening the commercial application of the MSR technology. Dr. LeBlanc is a frequent speaker at international nuclear industry conferences on Molten Salt Reactor design concepts, he has had numerous news media engagements covering MSR technologies, and his numerous academic articles are extensively cited. Dr. LeBlanc holds a Ph.D. and M.Sc. in Physics from the University of Ottawa and a B.Sc. in Physics from the University of New Brunswick.

William Smith. William Smith has served as Chief Operating Officer of the Company and its predecessor since July 2025. Prior to that, Mr. Smith has served as Senior Vice President, Operations and Engineering of the Company’s predecessor since 2016. Throughout his 44-plus years of experience in the energy sector, including over 20 years in the nuclear industry, Mr. Smith has developed deep experience and capability in major project execution, building team capability and managing external interfaces with clients, suppliers and regulators. Prior to joining the Company’s predecessor in 2016, Mr. Smith worked at Siemens Canada, where he eventually became the Senior Vice President of its Canadian energy business. Mr. Smith was responsible for all sales and marketing, manufacturing, service delivery, and project management and successfully helped build the business into a billion-dollar enterprise. Prior to that, from 1981 to 2002, Mr. Smith worked at Ontario Hydro and Ontario Power Generation, where he advanced to the level of Vice President of Supply Chain, where his responsibilities included all nuclear procurement, materials management and source surveillance activities. Mr. Smith holds an M.B.A. from York University and a B. Eng. from Carleton University. He is a Professional Engineer registered with the Professional Engineers of Ontario and with the Association of Professional Engineers and Geoscientists of Alberta.

Steven Millsap. Steven Millsap has served as General Counsel, Secretary and Chief Compliance Officer of the Company and its predecessor since July 2025. Mr. Millsap has more than 27 years of legal experience, including over 24 years as in-house legal counsel at private and publicly traded companies. Before joining the Company’s predecessor, he held senior leadership roles where he led legal functions, worked with cross-functional teams, and served as an advisor on governance, risk management, corporate, commercial, operational, intellectual property, litigation, and compliance matters. Recently, he served as the Vice President, General Counsel, Secretary and Chief Compliance Officer at Divergent Technologies, Inc. from 2022 to 2025 and Chief Legal Officer of Virginia Transformer Corp. from April 2025 to July 2025. Prior to that, he served as Senior Vice President, General Counsel, Secretary and Chief Compliance Officer at Global Advanced Metals Pty Limited from 2012 to 2022. Prior to that, he was in-house counsel at Polymer Group, Continental Tire, and CarMax. He began his legal career at the law firms of McGuireWoods and Wright, Robinson, Osthimer & Tatum. He holds a B.A. in Economics from Rollins College, a J.D. from Florida State University College of Law, and an LL.M. in Intellectual Property from the University of New Hampshire Franklin Pierce School of Law.

Dr. Frederick Buckman. Dr. Frederick Buckman served as a director of the Company’s predecessor since 2017 and as a member of the Board since October 28, 2025. Dr. Buckman previously held other directorships for several companies, including Pacific Gas & Electric Company from April 2019 to November 2019, Solomon Corporation from 2014 to 2019, and StanCorp Financial Group from 1996 to 2021. In 1999, Dr. Buckman founded and was Chairman and Chief Executive Officer of Trans-Elect Development Company Inc., which became the first independent transmission company in North America. Earlier in his career, Dr. Buckman was the Chief Executive Officer and President of PacifiCorp, where he helped transform PacifiCorp from a regional utility to an international energy company, and, prior to that, he was the President and Chief Executive Officer of Consumers Power Company. Dr. Buckman also served as the Managing Partner of Brookfield Asset Management, where he was responsible for Brookfield’s utility sector, and the President of the Power Group of The Shaw Group Inc., where he oversaw Shaw’s fossil and nuclear power industry capabilities. Dr. Buckman holds a Ph.D. in Nuclear Engineering from the Massachusetts Institute of Technology and a B.S.E. in Science Engineering

from the University of Michigan. Dr. Buckman currently serves as a director and the Chairperson of Board. We believe that Dr. Buckman is well qualified to serve on the due to his extensive experience serving as an executive officer and director of several energy companies.

Hugh MacDiarmid. Hugh MacDiarmid served as a director of the Company’s predecessor since 2014, where he also served as Chairperson until February 2025, and has served as a member of the Board since October 28, 2025. Mr. MacDiarmid currently serves as a director of Ridge Canada Cyber Solutions Inc., a managing general agency for cyber risk insurance. Mr. MacDiarmid also served on the board of directors of SeaCube Container Leasing Limited, a global-scale marine container leasing firm, from 2013 to 2023, and of Pinnacle Renewable Energy, a wood pellet producer, from 2018 to 2021. From 2008 to 2011, Mr. MacDiarmid served as the President and Chief Executive Officer of Atomic Energy of Canada Limited. Previously, Mr. MacDiarmid was the President and Chief Executive Officer of Laidlaw Transit Inc. from 2003 to 2005, Executive Vice-President, Commercial of Canadian Pacific Railway from 1995 to 2001, and President and Chief Executive Officer of Lumonics Inc. from 1987 to 1990. Early in his career, Mr. MacDiarmid was an Associate and then Principal with McKinsey & Company, a leading international management consulting firm. Mr. MacDiarmid holds an M.B.A. from Stanford University, graduating as a Miller Scholar, and an H.B.A. in Business Administration from Western University. We believe that Mr. MacDiarmid is well qualified to serve as a director on the Board due to his significant executive experience serving on corporate boards, his executive experience gained as CEO of Atomic Energy of Canada Limited and several other C-Suite roles, and as a former Chairman of Terrestrial Energy.

Dr. David Hill. Dr. David Hill served as a director of the Company’s predecessor since 2014 and as a member of the Board since October 28, 2025. Dr. Hill is a scientist with 35 years of career experience in nuclear research and nuclear laboratory management. From 2005 to 2012, Dr. Hill was Deputy Laboratory Director for Science and Technology at Idaho National Laboratory. From 1984 to 2012, Dr. Hill held senior executive management positions in the foremost national nuclear laboratories in the U.S., specifically Argonne National Laboratory, Oak Ridge National Laboratory and Idaho National Laboratory. During this period, he led major projects, oversaw hundreds of staff, and managed annual research and development budgets totaling hundreds of millions of dollars. Dr. Hill holds a Ph.D. and B.Sc. in mathematical physics from the Imperial College, London University, and an M.B.A. from the University of Chicago Graduate School of Business. He is a Fellow of the American Nuclear Society and Member of the International Nuclear Academy.

William Johnson. William Johnson served as a director of the Company’s predecessor since 2023 and as a member of the Board since October 28, 2025. Mr. Johnson has almost 40 years of experience in and around the utility business. He started his career in 1983 as an attorney with Hunton & Williams, a firm focused broadly on the utility industry, where he represented utilities across the United States. After becoming a partner in the firm in 1990, he transitioned to working directly in the utility field. Since 1992, Mr. Johnson has served in nearly every executive capacity within utility companies and has been the Chief Executive Officer of three large utilities (Progress Energy, Tennessee Valley Authority, and Pacific Gas & Electric). Mr. Johnson has broad experience in operations, public and governmental affairs, finance, mergers and acquisitions and other aspects of the utility business. He currently holds directorships on a number of corporate boards, including TC Energy (TSX: TRP) and Nisource Inc. (NYSE: NI). Mr. Johnson holds a J.D. degree from the University of North Carolina School of Law, graduating summa cum laude, and a B.A. degree from Duke University in North Carolina. We believe that Mr. Johnson is well qualified to serve as a director on the Board due to his extensive utility and legal experience.

Charles Pardee. Charles Pardee served as a director of the Company’s predecessor since 2024 and as a member of the Board since October 28, 2025. Mr. Pardee has also served on the board of directors of Xcel Energy Inc. (Nasdaq: XEL) since 2020 and Emirates Nuclear Energy Corporation since 2019. Mr. Pardee has more than three decades of leadership experience in the electric utility industry, including past operational responsibilities at a dozen U.S. nuclear stations. Mr. Pardee also provides consulting services for U.S. and internal nuclear generation businesses. From 2013 to 2017 he was Executive Vice President and Chief Operating Officer of the Tennessee Valley Authority (“TVA”), the largest public power provider in the United States and the sixth largest by generating capacity with approximately 35 gigawatts, of which nuclear generation is 40 percent. Prior to joining TVA, he was Chief Operating Officer of Exelon Generation, where he led more than 10,000 employees and managed 30,000 megawatts of diverse generation, including the nation’s largest nuclear fleet. At the same time, he served as chairman of Constellation Energy Nuclear Group, an Exelon subsidiary. From 2018 to 2023, Mr. Pardee was a member of the Nuclear Safety Advisory Board of Tokyo Electric Power Company.

Mr. Pardee holds a B.S. in Marine Engineering from the United States Merchant Marine Academy and completed the Harvard Advanced Management Program.

Shawn Matthews. Shawn Matthews has served as a member of the Board since the inception of the Company and previously served as Chairman of the Board and Chief Executive Officer of the Company from its inception until October 28, 2025. Mr. Matthews is a financial services expert and entrepreneur with more than 30 years of management experience in public and private corporations. On January 20, 2022, HCM Acquisition Corp (Nasdaq: HCMA) (“HCM”), raised $287 million in its initial public offering, led by Mr. Matthews as Chairman and CEO. Since January 2019, Mr. Matthews founded and has served as the Chief Investment Officer of Hondius Capital Management, an alternative investment firm. In such capacity, he is responsible for the overall success of Hondius Capital Management with a particular focus on managing all firm investments. Mr. Matthews is the founder and Chief Executive Officer of Hondius Energy and its affiliate, HondGo, owners and operators of fast chargers and batteries for electric vehicles. Mr. Matthews is also the Chief Executive Officer of Mercator Power, a company that provides installation services for fast chargers and batteries for electric vehicles. From March 2009 until December 2018, Mr. Matthews served as Chief Executive Officer of Cantor Fitzgerald & Co., a leading financial services firm. Mr. Matthews also served as a member of the Executive Committee of the Cantor Fitzgerald & Co. from March 2009 until December 2018. During his tenure at Cantor Fitzgerald & Co., Mr. Matthews played a significant role in the growth of the company, with significant revenue and earnings growth during his tenure. In addition, while serving as the Chief Executive Officer of Cantor Fitzgerald & Co., Mr. Matthews founded and oversaw their sizeable SPAC business. Mr. Matthews also served on the board of directors of Securities Industry and Financial Markets Association from January 2011 through December 2013. Since July 7, 2025, Mr. Matthews has also served as Chief Executive Officer of DNA Holdings Venture, Inc., a leader in integrating Web 3, cryptocurrency, artificial intelligence, and capital markets. Mr. Matthews received his M.B.A. from Hofstra University and a B.S. in Finance and Economics from the Fairfield University Dolan School of Business. Pursuant to the Business Combination Agreement, HCM II was granted rights to designate one director for election to the Board and selected Mr. Matthews.

Robert Jones. Robert Jones served as a director of the Company’s predecessor since 2025 and as a member of the Board since October 28, 2025. Mr. Jones is a seasoned finance professional with over 50 years of experience in the financial sector. Mr. Jones served in various positions at Morgan Stanley from 1974 to 2024. Mr. Jones ran the Global Power and Utility Group at Morgan Stanley from 1990 to 1997. In 1997, Mr. Jones was named the Vice Chairman of Investment Banking, a position he held until 2009. From 2009 to 2024, Mr. Jones was a Senior Advisor to Morgan Stanley. In 2007, Mr. Jones was elected to the board of directors of Progress Energy Corporation, on which he served until its merger with Duke Energy in 2012. While serving on the board, Mr. Jones chaired the Finance Committee and was a member of both the Executive Committee and the Organization and Compensation Committee. In 2013, Mr. Jones was elected to the board of directors of BATS Global Markets Inc. where he chaired the Compensation Committee until the company was sold to the Chicago Board of Options Exchange in 2017. From 2015 to 2019, Mr. Jones also served on the board of directors of the Electric Power Research Institute. Mr. Jones received his B.A. from Colgate University and his M.B.A. from Harvard Business School.

CORPORATE GOVERNANCE MATTERS

Director Independence

Under the Company’s corporate governance guidelines and Nasdaq rules, a director will not be independent unless the Board affirmatively determines that the director does not have a direct or indirect material relationship with the Company or any of its subsidiaries. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.

The Board undertook a review of the independence of each director and considered whether each director of the Company has a material relationship with the Company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board determined that each of Frederick Buckman, Shawn Matthews, Hugh MacDiarmid, David Hill, William Johnson, Charles Pardee, and Robert Jones was considered an “independent director” as defined under the Nasdaq listing requirements and rules and the applicable rules of the 1934 Securities and Exchange Act, as amended (the “Exchange Act”).

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

There are no material proceedings to which any director or executive officer or any associate of any such director or officer is a party adverse to our company or has a material interest adverse to our company.

No director or executive officer has been involved in any of the following events during the past ten years:

Our business and affairs are managed under the direction of our board of directors, which currently consists of eight directors. Each director will continue to serve until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

No director or executive officer has been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

4.

being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and- desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Meetings and Board Attendance at the Annual Meeting

Although the Company does not have a formal requirement for director attendance at annual meetings of stockholders, each director is encouraged and expected to attend the annual meeting by means of remote communication per the Company’s Corporate Governance Guidelines.

Our Board met two (2) times during the year ended December 31, 2025. During 2025, no director attended less than 75 percent of all meetings of the Board and applicable committee meetings in 2025 held during the period for which he or she was a director, except for Mr. Hill who attended 50% of the meetings of the Board in 2025.

Classified Board of Directors

The Board currently consists of nine (9) directors. Pursuant to the Company’s certificate of incorporation, the Board is divided into three classes, with each Class I director having a term that expires at the 2026 annual meeting of stockholders, each Class II director having a term that expires at the 2027 annual meeting of stockholders, and each Class III director having a term that expires at the 2028 annual meeting of stockholders, or, until any such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation, or removal.

Board Leadership Structure

The Board has an independent chairperson, meaning that the positions of Chairperson of the Board and Chief Executive Officer are not held by a single individual. The Board believes that having an independent chairperson ensures that management is subject to independent and objective oversight and the independent directors have an active voice in the governance of the Company.

Committees of the Board of Directors

The standing committees of the Board consist of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The Board may from time to time establish other committees.

In addition, from time to time, special committees may be established under the direction of the Board when the Board deems it necessary or advisable to address specific issues. Copies of the Company’s committee charters are posted on Company’s website (https://www.terrestrialenergy.com) as required by applicable SEC and Nasdaq rules. The information contained on, or that may be accessed through, the Company’s website is not part of, and is not incorporated into, this prospectus.

Audit Committee

The Audit Committee of the Board (the “Audit Committee”) is responsible for, among other things:

●	overseeing our accounting and financial reporting process;
●	appointing, compensating, retaining, and overseeing the work of our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review, or attest services for us;
●	discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;

●	pre-approving all audit and non-audit services provided to us by our independent registered public accounting firm (other than those provided pursuant to appropriate preapproval policies established by the Audit Committee or exempt from such requirement under the rules of the SEC);
●	reviewing and discussing our annual and quarterly financial statements with management and our independent registered public accounting firm;
●	discussing our risk management policies;
●	reviewing and approving or ratifying any related person transactions;
●	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
●	preparing the audit committee report required by SEC rules.

Our Audit Committee consists of Robert Jones, William Johnson, and Hugh MacDiarmid, with Robert Jones serving as chair. All members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. The Board has affirmatively determined that each member of the Audit Committee qualifies as “independent” under Nasdaq’s additional standards applicable to Audit Committee members and Rule 10A-3 of the Exchange Act applicable Audit Committee members. In addition, the Board has determined that Hugh MacDiarmid and Robert Jones each qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met two (2) times in 2025.

Compensation Committee

The Compensation Committee of the Board (the “Compensation Committee”) is responsible for, among other things:

●	reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives, and setting our Chief Executive Officer’s compensation;
●	reviewing and setting or making recommendations to the Board regarding the compensation of our other executive officers;
●	reviewing and making recommendations to the Board regarding director compensation;
●	reviewing and approving or making recommendations to the Board regarding our incentive compensation and equity-based plans and arrangements;
●	appointing and overseeing any compensation consultants;
●	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
●	preparing the annual compensation committee report required by SEC rules, to the extent required.

Our Compensation Committee consists of Hugh MacDiarmid, Charles Pardee, and Shawn Matthews, with Hugh MacDiarmid serving as chair. The Board has determined that each of these directors qualify as “independent” under Nasdaq’s additional standards applicable to Compensation Committee members, and the Board or the Compensation Committee meets the requirements of Section 16b-3 of the Exchange Act with respect to acquisitions from the issuer. To the extent permitted by the Company’s bylaws and applicable law, rules, regulations, and listing requirements, the Compensation Committee may form and delegate authority to subcommittees of the Compensation Committee.

The Compensation Committee utilizes market compensation data from Salary.com for each of its executive officer positions. This data provides benchmark information for both base pay and total compensation for similarly situated companies. Additionally, Salary.com provided consulting services to the Compensation Committee in connection with determining executive compensation. While the Compensation Committee has not yet established a specific target for each executive officer position, the committee uses the comparison group and salary benchmark data to help ensure compensation is reasonably competitive in the industry and local job market.

Our executive officers communicate to the Compensation Committee regarding operational, financial, or other milestones related to bonus determinations. Our Chief Executive Officer participates in setting the executive compensation of other executive officers, and our Chief Financial Officer assists the Compensation Committee in calculating final compensation and award amounts, but our executive officers are otherwise not involved in determining or recommending the amount or form of executive and director compensation.

The Compensation Committee met one (1) time in 2025.

Nominating and Corporate Governance Committee

The Board’s Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) is responsible for, among other things:

●	identifying individuals qualified to become members of the Board and ensure the Board has the requisite expertise and consists of persons with sufficiently diverse and independent backgrounds;
●	recommending to the Board the persons to be nominated for election as directors and to each committee of the Board;
●	reviewing and recommending to the Board proposed changes to our corporate governance guidelines from time to time; and
●	overseeing the annual evaluations of the Board, its committees and management.

Our Nominating and Corporate Governance Committee consists of Charles Pardee, William Johnson, and Robert Jones, with William Johnson serving as chair. The Board has determined that the members of our Nominating and Corporate Governance Committee qualify as “independent” under Nasdaq rules applicable to Nominating and Corporate Governance Committee members.

The Nominating and Corporate Governance Committee has not set specific minimum qualifications for director positions. Instead, the Nominating and Corporate Governance Committee will review nominations for election or re-election to the Board on the basis of a particular candidate’s merits and the Company’s needs after taking into account the current composition of the Board. When evaluating candidates annually for nomination for election, the Nominating and Corporate Governance Committee will consider an individual’s skills, diversity, independence, experience in areas that address the needs of the Board, and ability to devote adequate time to Board duties. The Nominating and Corporate Governance Committee does not specifically define diversity, but values diversity of experience, perspective, education, race, gender, and national origin as part of its overall annual evaluation of director nominees for election or re-election. Whenever a new seat or a vacated seat on the Board is being filled, candidates that appear to best fit the needs of the Board and the Company will be identified, interviewed, and evaluated by the Nominating and Corporate Governance Committee. Candidates selected by the Nominating and Corporate Governance Committee will then be recommended to the full Board.

The Nominating and Corporate Governance Committee values the input of stockholders in identifying director candidates. Accordingly, although the Nominating and Corporate Governance Committee does not have a specific policy with regard to the consideration of candidates recommended by stockholders, the Nominating and Corporate Governance Committee considers recommendations for Board candidates submitted by stockholders using substantially the same criteria it applies to recommendations from the Nominating and Corporate Governance Committee, other directors, and members of management. Any such nominations should be submitted to the Nominating and Corporate Governance Committee in line with the instructions provided under the caption “Submission of Future Stockholder Proposals and Nominations” below and comply with other specific procedural requirements set forth in the Company’s bylaws.

The Nominating and Corporate Governance Committee did not meet in 2025.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of our executive officers, directors, contractors, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Business Conduct and Ethics is available on our website (https://www.terrestrialenergy.com).

The Company intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Business Conduct and Ethics on our website rather than by filing a Current Report on Form 8-K. Any waiver of the Code of Business Conduct and Ethics for an executive officer or director must be approved by the Board of Directors.

Policy Governing Security Holder Communications with the Board of Directors

Security holders who wish to communicate directly with the Board, the independent directors of the Board or any individual member of the Board may do so by sending such communication by certified mail addressed to the Chairperson of the Board, the entire Board, to the independent directors as a group or to the individual director or directors, in each case, c/o Secretary, Terrestrial Energy Inc., 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217. The Secretary reviews any such security holder communication and forwards relevant communications to the addressee.

Role of the Board of Directors in Risk Oversight

Enterprise risks are identified and prioritized by management and the Board receives periodic reports from management regarding the most significant risks facing the Company. These risks include, without limitation, (i) risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects, or reputation, and (ii) risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines, and credit and liquidity matters.

Insider Trading, Anti-Hedging and Pledging Policies

We have adopted an Insider Trading Policy containing policies and procedures governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, and employees, as well as by the Company itself. Such policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. Our Insider Trading Policy has been filed as required by the rules and regulations of the SEC.

Pursuant to the Company’s Insider Trading Policy, all of our employees, officers, and members of our Board of Directors, including anyone employed by or acting as a director of any of the Company’s subsidiaries, as well as any consultants and contractors engaged by the Company (who are designated as “Staff” as defined by the Company), as well as any immediate family members sharing the household of any of the foregoing are prohibited from engaging in transactions in publicly traded options, such as puts, calls and other derivative securities, relating to the Company.

EXECUTIVE AND DIRECTOR COMPENSATION

We are a “smaller reporting company” under the federal securities laws and, as such, we have elected to comply with the reduced public company executive and director compensation disclosure requirements applicable to smaller reporting companies. Additionally, the Company is an “emerging growth company,” as defined in the JOBS Act and the following is intended to comply with the reduced disclosure requirements applicable to emerging growth companies.

Executive Compensation

This section discusses the material components of the executive compensation program of the Company for our executive officers who are named in the “Summary Compensation Table” below. In 2025, our “named executive officers” and their positions (or former positions) were as follows:

●	Simon Irish, Chief Executive Officer and Current Director
●	Shawn Matthews, Former Chief Executive Officer and Current Director
●	Brian Thrasher, Chief Financial Officer
●	Steven Millsap, General Counsel, Secretary, and Chief Compliance Officer

Compensation disclosed in this section for fiscal year 2024 and the portion of fiscal year 2025 before the closing of the Business Combination on October 28, 2025 (the “Closing”) relates to the compensation paid to Messrs. Irish, Thrasher, and Millsap for their service with TEDI when it operated as a private company. As a result of the transition to a public company, the Board approved certain revised executive compensation arrangements in fiscal year 2025, which are intended to align the compensation of our named executive officers with peers and the competitive market for executive talent at similarly situated public companies.

Summary Compensation Table

				Stock Awards	Option	All Other
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	($)(2)	Awards ($)(3)	Compensation ($)		Total ($)
Simon Irish	2025	169,453	155,000	12,716,201	—	40,692	(4)	13,081,346
Chief Executive Officer	2024	43,023	—	—	61,876	136,144		241,043
Shawn Matthews(5)	2025	5,479	—	36,741	—	—		42,220
Former Chief Executive Officer	2024	—	—	—	—	—		—
Brian Thrasher(6)	2025	172,727	45,000	—	1,225,000	15,154	(7)	1,457,881
Chief Financial Officer	2024	—	—	—	—	—		—
Steven Millsap(8)	2025	163,551	55,500	—	1,230,000	19,978	(9)	1,469,029
General Counsel and Secretary	2024	—	—	—	—	—		—
(1)	The amount in this column reflects the amount of base salary actually paid during fiscal years 2025 and 2024 to the named executive officers. See “- Base Salaries” below for more details regarding the named executive officers’ salaries.
(2)	Reflects the aggregate grant date fair value of awards of restricted stock and restricted stock units granted during the applicable year calculated in accordance with FASB ASC Topic 718.
(3)	Reflects the aggregate grant date fair value of Options granted during the applicable year calculated in accordance with FASB ASC Topic 718.
(4)	Reflects reimbursement for (i) housing expenses, (ii) $23,516 in legal fees relating to the preparation of Mr. Irish’s employment agreement, and (iii) $10,776 of health insurance premiums paid.
(5)	Mr. Matthews served as Chief Executive Officer of the Company until October 28, 2025. The amounts reported in the Summary Compensation Table for fiscal year 2025 all relate to compensation paid to Mr. Matthews for his service as a non-employee director.
(6)	Mr. Thrasher commenced employment with TEDI on May 20, 2025.
(7)	Reflects $14,846 paid for health insurance premiums and a wellness subsidy.

(8)	Mr. Millsap commenced employment with TEDI on July 23, 2025.
(9)	Reflects $10,000 in reimbursement for relocation costs and health insurance premiums paid.

Outstanding Equity Awards at December 31, 2025

The following table presents information about unexercised options and unvested stock awards that were held by our named executive officers as of December 31, 2025.

	Option Awards						Stock Awards
	Number of	Number of
	Securities	Securities					Number of		Market Value
	Underlying	Underlying		Option			Shares or Units		of Shares or
	Unexercised	Unexercised		Exercise			of Stock That		Units of Stock
	Options (#)	Options		Price		Option	Have Not		That Have Not
Name	Exercisable	(#) Unexercisable		($)		Expiration Date	Vested (#)		Vested ($)(1)
Simon Irish	178,812	—		0.15	(2)	6/16/2028
	178,812	—		0.15	(2)	12/31/2029
	107,287	—		2.24		1/24/2031
	98,346	—		2.24		5/19/2032
	2,172,562	—		0.15	(2)	12/31/2034
	21,904	—		2.24		1/1/2043
	26,285	—		2.24		1/1/2043
	24,140	—		2.01		6/16/2038
	4,381	—		2.24		1/1/2045
	2,279,849	—		0.15	(2)	12/31/2034
	119,223	59,589	(3)	2.24		7/14/2033
	59,634	29,772	(4)	2.24		4/1/2043
							1,023,161	(5)	6,251,514
							166,298	(6)	1,016,081

Shawn Matthews							4,925	(7)	30,092

Brian Thrasher	—	156,460		7.83		6/4/2045

Steven Millsap	—	134,109		9.17		7/9/2045
(1)	The market value of unvested and unearned stock awards is based on the closing price of our common stock on December 31, 2025 ($6.11). Vesting is generally subject to continued service through the vest date for each award.
(2)	These option awards have exercise prices tied to Canadian dollars. The amounts presented in the table have been converted to U.S. dollars using a spot rate as of December 31, 2025 of approximately USD $0.72865 to CAD $1.00.
(3)	Represents the unvested portion of options granted on July 14, 2023, vesting in three equal installments on the first, second and third annual anniversaries of the grant date
(4)	Represents the unvested portion of options granted on April 1, 2023, vesting in three equal installments on the first, second and third annual anniversaries of the grant date.
(5)	Represents the unvested portion of time-based stock awards granted on October 21, 2025, vesting in two equal installments on the first and second annual anniversaries of the grant date.
(6)	Represents the unvested portion of time-based stock awards granted on October 28, 2025, vesting in three equal installments on the first, second, and third annual anniversaries of the grant date.
(7)	Represents the unvested portion of time-based stock awards granted on December 18, 2025 that will vest in full on December 31, 2026.

Policies and Practices Related to the Grant of Certain Equity Awards

We make awards of equity to certain employees, including our named executive officers, contractors, and our non-employee directors. The timing of the grant of stock options and other equity awards occurs independent of the release of any material, non-public information, and we do not time the disclosure of material non-public information for the purpose of affecting the value or exercise price of stock options.

Executive Compensation Arrangements

Simon Irish Employment Agreement

The Company and Simon Irish entered into an employment agreement, effective as of October 28, 2025 and assigned to TEDI as of February 24, 2026, pursuant to which Mr. Irish is employed as the Chief Executive Officer of the Company (the “Irish Employment Agreement”). Mr. Irish is entitled to certain compensation and benefits pursuant to the agreement, including (i) an annual base salary of $500,000, (ii) in each fiscal year of the Company during the term of the Irish Employment Agreement, eligibility for an annual bonus based on the achievement of performance targets established by the Board, with a target opportunity of 60% of base salary (the “Annual Bonus”), and (iii) reimbursement of reasonable expenses for Mr. Irish’s travel to the Company’s office in Charlotte, North Carolina and, in the event Mr. Irish relocates to the Charlotte, North Carolina, area, reimbursement of reasonable relocation expenses, in each case subject to the Company’s travel and relocation policies and procedures. Pursuant to his employment agreement, Mr. Irish also received a grant of 166,298 RSUs under the 2025 Plan. The RSUs will vest in one-third increments on each of the first, second and third anniversaries of the grant date, subject to Mr. Irish’s continued employment through each applicable vesting date and accelerated vesting in certain events.

If Mr. Irish’s employment is terminated by the Company without “Cause,” then, in addition to certain accrued amounts, he is entitled to the following severance, subject to his execution of a release of all claims against the Company and related persons and continued compliance with certain restrictive covenants: (i) continued payment of his base salary for (a) 12 months following his termination if such termination is not in relation to a “change of control” (as defined in the Irish Employment Agreement) or (b) 24 months following his termination if such termination occurs in the 3 months preceding or the 12 months following a “change of control,” (with each of the 12-month or 24-month periods, as applicable, the “Severance Period”); (ii) payment of an amount equal to the full target Annual Bonus for the year in which the termination occurs; (iii) accelerated vesting of any time-based vesting equity awards that are scheduled to vest in the 12-month period following the termination; and (iv) reimbursement of the monthly premium for coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) until the earliest to occur of the end of the Severance Period, the date on which Mr. Irish is no longer eligible for COBRA coverage, or the date on which Mr. Irish becomes eligible to participate in another group health plan. The Irish Employment Agreement contains restrictive covenants, including non-competition and non-solicitation covenants effective for 12 months following termination of employment.

For purposes of the Irish Employment Agreement:

“Cause” is defined as Mr. Irish’s (a) conviction of or plea of guilty or no-contest to any felony or any crime involving dishonesty or moral turpitude (meaning a crime that includes the commission of an act of depravity or poor morals); (b) material violation of law, or act of fraud or material dishonesty, in connection with Mr. Irish’s employment; (c) refusal or intentional failure to comply with any material lawful written directive of the Board; (d) material breach of Mr. Irish’s fiduciary duty or duty of loyalty to the Company; (e) material breach of the Irish Employment Agreement, the confidentiality agreement between the Company and Mr. Irish, or any other contract with the Company that is not cured (if capable of cure, as determined by the Company in its reasonable judgment) within ten (10) days after written notice to Mr. Irish identifying the breach; or (f) material violation of any written Company policy that is not cured (if capable of cure, as determined by the Company in its reasonable judgment) within ten (10) days after written notice to Mr. Irish identifying the violation, in each case, as determined by the Board in its discretion.

“Change in Control” is defined as: (i) any “person” becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total combined voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of a sale or disposition of all or substantially all of the assets of the Company, other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, more than fifty percent (50%) of the total combined voting power represented by the Company’s then-outstanding voting securities; (iii) the consummation of a merger, reorganization, share exchange, or consolidation of the Company with or into any other entity, other than a merger, reorganization, share exchange, or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger, reorganization, share exchange, or consolidation; or (iv) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. Notwithstanding anything to the contrary set forth herein, if necessary for compliance with Section 409A of the Code, a Change in Control shall not occur unless such transaction satisfies the foregoing and constitutes a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the Company’s assets under Section 409A of the Code.

Brian Thrasher Offer Letter Agreement

The Company entered into an offer letter agreement with Brian Thrasher on April 30, 2025, pursuant to which Mr. Thrasher serves as Chief Financial Officer of the Company. Pursuant to the agreement, Mr. Thrasher is entitled to an annual base salary of $300,000, subject to applicable withholdings and deductions. Mr. Thrasher is also eligible to receive a discretionary annual bonus of up to 15% of his then-applicable annual base salary, with any payment contingent upon individual and Company performance and other factors as determined by the Company in its discretion. Mr. Thrasher received a grant of 156,460 stock options under the Company’s Second Amended and Restated 2024 Stock Plan (the “2024 Plan”), with an exercise price of $7.83 per share, vesting over three years. Mr. Thrasher’s employment is at-will and may be terminated by either party at any time, with or without cause.

On April 16, 2026, TEDI and Mr. Thrasher entered into an employment agreement that replaced the prior agreement discussed above (such new agreement, the “Thrasher Employment Agreement”). Under the Thrasher Employment Agreement, Mr. Thrasher is entitled to certain compensation and benefits, including (i) an annual base salary of $350,000, as may be adjusted from time to time by the Board, (ii) eligibility for an annual bonus as may be awarded by the Board or the Compensation Committee, with a target opportunity of 43% of his base salary, and (iii) eligibility to receive equity awards as may be awarded by the Board or the Compensation Committee under the Company’s 2025 Plan.

If Mr. Thrasher’s employment is terminated by Mr. Thrasher, Mr. Thrasher will be entitled to any salary and annual bonus earned and unpaid through the termination date. If Mr. Thrasher’s employment is terminated by TEDI for “Cause” (as defined in the Thrasher Employment Agreement), Mr. Thrasher will be entitled to any salary through the termination date. If Mr. Thrasher’s employment is terminated by TEDI without “Cause”, he is entitled to the following severance, subject to his execution of a release of all claims against TEDI and related persons and continued compliance with certain restrictive covenants: (i) continued payment of his base salary for 6 months following his termination (such 6-month period, the “Severance Period”); (ii) payment of the pro rata amount, if any, of any annual bonus for the year in which the termination occurs that he would have earned, determined by the number of days in he was employed by TEDI during the year of his termination; (iii) accelerated vesting of any time-based vesting equity awards that are scheduled to vest in the 6 months following the termination date; and (iv) reimbursement of the monthly premium for coverage under COBRA until the earliest to occur of the end of the Severance Period, the date on which Mr. Thrasher is no longer eligible for COBRA coverage, or the date on which Mr. Thrasher becomes eligible to participate in another group health plan. The Thrasher Employment Agreement contains certain restrictive covenants, including non-competition and non-solicitation covenants effective during the Severance Period.

Steven Millsap Offer Letter Agreement

TEDI entered into an offer letter agreement with Steven Millsap on July 8, 2025, pursuant to which Mr. Millsap serves as General Counsel, Secretary, and Chief Compliance Officer of the Company. Pursuant to the agreement, Mr. Millsap is entitled to an annual base salary of $370,000, subject to applicable withholdings and deductions. Mr. Millsap is also eligible to receive a discretionary annual bonus of up to 15% of his then-applicable annual base salary, with any payment contingent upon individual and Company performance and other factors as determined by the Company in its discretion. Mr. Millsap received a grant of 134,109 stock options under the 2024 Plan, with an exercise price of $9.17 per share, vesting over three years. Mr. Millsap was also provided an allowance of $10,000 to assist with his relocation to Charlotte, North Carolina. In fiscal year 2026, Mr. Millsap was provided with an additional $10,000 for relocation costs. Mr. Millsap’s employment is at-will and may be terminated by either party at any time, with or without cause. If terminated without cause, Mr. Millsap is entitled to a payment equal to 30 days of his then current base salary.

On April 16, 2026, TEDI and Mr. Millsap entered into an employment agreement that replaced the prior agreement discussed above (such new agreement, the “Millsap Employment Agreement”). Under the Millsap Employment Agreement, Mr. Millsap is entitled to certain compensation and benefits, including (i) an annual base salary of $390,000, as may be adjusted from time to time by the Board, (ii) eligibility for an annual bonus as may be awarded by the Board or the Compensation Committee, with a target opportunity of 40% of his base salary, and (iii) eligibility to receive equity awards as may be awarded by the Board or the Compensation Committee under the Company’s 2025 Plan.

The Millsap Employment Agreement provides for severance in connection with a termination by TEDI without “Cause” and payments for terminations by Mr. Millsap or TEDI with “Cause” on identical terms as those described in the description of the Thrasher Employment Agreement as described above. The Millsap Employment Agreement contains certain restrictive covenants, including non-competition and non-solicitation covenants effective during the Severance Period.

Equity Compensation

Prior to the closing of the Business Combination (the “Closing”), TEDI maintained the 2024 Plan. In connection with the Closing and the adoption of the 2025 Plan, no further awards have or will be granted under the 2024 Plan.

In connection with the Business Combination we adopted, and our stockholders approved, the 2025 Plan. The 2025 Plan was designed to facilitate the grant of cash and equity incentives to our and certain of our affiliates’ directors, employees (including our named executive officers) and consultants and to enable us to obtain and retain services of these individuals, which is essential to our long term success.

Other Elements of Compensation

Employee Benefits and Prerequisites

All of our U.S. full-time employees, including our named executive officers who are resident in the United States, are eligible to participate in our health and welfare plans, including medical, dental, and vision benefits, life insurance, short-term and long-term disability, an employee assistance program, and a wellness subsidy. The Company also subsidizes premiums for health benefits for all U.S. based full time employees.

Our Canadian full-time employees, including our named executive officers who are residents in Canada, are eligible for life insurance and a wellness subsidy provided by the Company’s subsidiary, Terrestrial Energy (Ontario) Inc. (“TEON”). We believe the health and welfare benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Our named executive officers, like all of our full-time employees, are also eligible to receive reimbursement of up to $500 per year as a wellness subsidy for items not covered by health benefits but relating to physical and mental health. The Company also maintains a director and officer liability insurance policy, which covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

CEO Transaction Bonus

As of October 21, 2025 (the “Grant Date”), TEDI and Mr. Irish entered into a Restricted Stock Unit Agreement (“RSU Agreement”), pursuant to which Mr. Irish was awarded 1,023,161 RSUs. The RSU Agreement was entered into to recognize the efforts of Mr. Irish in furtherance of completion of the Business Combination and to incentivize Mr. Irish to remain employed beyond the Closing. Pursuant to the RSU Agreement, 50% of the RSUs will vest on the 12-month anniversary of the Grant Date, and the remaining 50% of the RSUs will vest on the 24-month anniversary of the Grant Date, subject to Mr. Irish’s continued employment through each vesting date; provided that, if Mr. Irish is terminated without “Cause” or due to Mr. Irish’s death or disability (each a “Qualifying Termination”), all unvested RSUs will immediately accelerate and become vested as of the date of such Qualifying Termination. In the event that Mr. Irish is terminated as a result of an event that is not a Qualifying Termination, all unvested RSUs held by Mr. Irish pursuant to the RSU Agreement will be automatically forfeited. Vested RSUs will be settled in Common Stock on or before the 10th business day following the applicable vesting date.

In the event of a “change in control” after the completion of the Business Combination, the Board may unilaterally take one or more of the following actions with respect to the RSUs: (i) arrange for the surviving corporation or acquiring corporation to assume or continue the RSU Agreement or substitute a similar stock award; (ii) accelerate the vesting, in whole or in part, of the RSU Agreement; or (iii) cancel or arrange for the cancellation of the RSU Agreement.

For purposes of the RSU Agreement, “Cause” and “Change of Control” each have the same definition as in the Irish Employment Agreement.

Non-Employee Director Compensation Program

The Company historically did not have formal arrangements under which non-employee directors received cash compensation for their service on the Board or its committees prior to the Closing. TEDI had a practice of granting awards under the 2024 Plan to non-employee directors from time-to-time prior to the Closing.

On December 19, 2025, the Board adopted a non-employee director compensation policy which provides that non-employee directors will receive cash and equity compensation for their service on the Board of Directors. The policy provides for cash compensation in the amount of $25,000 annually and an annual equity grant of $25,000 in restricted stock units pursuant to the 2025 Plan. The non-employee directors serving on a Board committee or as the Chairperson of the Board are eligible to receive additional annual cash and equity compensation pursuant to the 2025 Plan. Directors who serve on the Audit Committee receive additional annual compensation of $12,500 in cash and $12,500 in RSUs, while service on the Compensation Committee or the Nominating and Governance Committee each entitles a Director to additional annual compensation of $6,250 in cash and $6,250 in RSUs. The Chairperson of the Board is eligible to receive an additional $25,000 cash retainer and $25,000 in additional restricted stock units pursuant to the 2025 Plan annually. Non-employee directors will also be reimbursed for reasonable travel expenses incurred in connection with in-person attendance at Board of Director meetings in accordance with the Board’s compensation policy and the Company’s reimbursement policies and procedures. Named executive officers and non-employee directors are also subject to the Company’s named executive officer and director perquisite policy.

Any directors who are also employees of the Company are not paid for their service as directors.

The table below summarizes all compensation received by each of the Company’s non-employee directors for services as a director performed during the fiscal year ended December 31, 2025.

DIRECTOR COMPENSATION

	Fees
	earned or		Options
	paid in cash	Stock awards	awards
Name	($)	($)(1)	($)(2)	Total ($)
Frederick Buckman	8,767	58,777	150,000	217,544
David Hill	20,220	29,392	—	49,612
William Johnson	7,671	51,429	—	59,100
Robert Jones	7,671	51,429	350,000	409,100
Hugh MacDiarmid(3)	35,607	51,429	8,400	95,436
Charles Pardee	6,575	44,081	—	50,656
(1)	Reflects the aggregate grant date fair value of awards of restricted stock and restricted stock units granted during the applicable year calculated in accordance with FASB ASC Topic 718.
(2)	Reflects the aggregate grant date fair value of Options granted during the applicable year calculated in accordance with FASB ASC Topic 718.
(3)	Compensation paid to Mr. MacDiarmid before the Business Combination was paid in Canadian dollars. The amounts presented in the table have been converted to U.S. dollars using an average conversion rate for fiscal year 2025 of approximately USD $0.7255 to CAD $1.00.

Shawn Matthews served Chairman and CEO of the Company until October 28, 2025. See “Summary Compensation Table” above for amounts paid to Mr. Matthews during fiscal year 2025 (including amounts paid for his service as a non-employee director after October 28, 2025).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our Common Stock that may be acquired upon exercise of stock options or warrants that are exercisable or that become exercisable within 60 days of May 29, 2026 are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of May 29, 2026 by (i) each of our directors and named executive officers and (ii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, (i) none of the shares of Common Stock listed below are held under a voting trust or similar agreement, except as noted, and (ii) there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

The information below is based on an aggregate of 82,718,567 shares of Common Stock outstanding as of May 29, 2026. Unless otherwise indicated, we believe that all persons named in the table have shared or sole voting and investment power with respect to all shares of Common Stock beneficially owned by them and the business address of each of the following entities or individuals is 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217.

	Amount and
	Nature of
	Beneficial	Percent of
Directors and Executive Officers of the Company	Ownership	Class
Simon Irish(1)	8,865,770	10.3%
Brian Thrasher(2)	52,168	*	%
Steven Millsap(3)	44,703	*	%
David LeBlanc(4)	8,386,017	8.9%
William Smith(5)	1,595,894	1.9%
Frederick Buckman(6)	312,168	*	%
Hugh MacDiarmid(7)	2,166,904	2.6%
David Hill(8)	655,487	*	%
William Johnson(9)	134,109	*	%
Charles Pardee(10)	409,084	*	%
Shawn Matthews(11)	7,119,230	8.2%
Robert Jones(12)	22,396	*	%
All officers and directors as a group (12 individuals)	29,763,930	28.6%
Five Percent Holders
Roberto M. Sella and Francine F. Sella(13)	15,378,689	18.6%
*	Less than one percent
(1)	Consists of (i) 2,295,934 shares of Common Stock held directly by Mr. Irish, 2,818,520 shares of Common Stock held indirectly by SWH Capital LLC (“SWH”) and 52,255 shares of Common Stock held indirectly by Equity Trust Company Custodian FBO Simon Irish, IRA (the “Simon Irish IRA”); (ii) 550,561 shares of Common Stock issuable upon the exercise of options; (iii) 44,703 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants; (iv) 89,406 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants that are held by the Simon Irish IRA and (v) 3,014,391 shares of Common Stock (including shares of Common Stock issuable upon the exchange of Exchangeable Shares) held by Mr. LeBlanc and subject to the voting agreement between Mr. Irish and Mr. LeBlanc (the “Voting Agreement”). The Voting Agreement provides that to the extent Mr. LeBlanc would otherwise be entitled to cast more votes on any matter submitted to Company stockholders than Mr. Irish, Mr. LeBlanc has granted Mr. Irish the power to direct the voting of such excess shares. Mr. Irish maintains sole voting and investment power over the securities held by SWH and the Simon Irish IRA and thus may be deemed to beneficially own such securities. The amount reported does not include an additional 4,810,035 shares of Common Stock underlying stock options held by Mr. Irish that have vested but are not exercisable within 60 days of May 29, 2026.

(2)	Consists of 52,168 shares of Common Stock issuable upon the exercise of options.
(3)	Consists of 44,703 shares of Common Stock issuable upon the exercise of options.
(4)	Consists of (i) 5,981 shares of Common Stock held directly by Mr. LeBlanc; (ii) 11,175,778 shares of Common Stock issuable upon the exchange of Exchangeable Shares; (ii) 145,463 shares of Common Stock issuable upon the exercise of options; (iii) 17,881 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants; (iv) 13,731 shares of Common Stock held by M. Denis-LeBlanc Medecine Societe Professionelle (the “LeBlanc Entity”); (v) 41,574 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants that are held by the LeBlanc Entity; and (vi) the removal of 3,014,391 shares of Common Stock (including shares of Common Stock issuable upon the exchange of Exchangeable Shares) held by Mr. LeBlanc and subject to the Voting Agreement. The LeBlanc Entity is an entity wholly owned by Mr. LeBlanc’s wife, and, as such, Mr. LeBlanc may be deemed to beneficially own such shares.
(5)	Consists of 1,595,894 shares of Common Stock issuable upon the exercise of options.
(6)	Consists of (i) 6,669 shares of Common Stock held directly by Mr. Buckman; (ii) 223,515 shares of Common Stock issuable upon the exercise of options; (iii) 22,351 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants; and (iv) 14,930 shares of Common Stock held by the Frederick and Marion Buckman Family Trust dated July 25, 2014 (the “Buckman Trust”) and (v) 44,703 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants that are held by the Buckman Trust. Mr. Buckman maintains sole voting and investment power over the securities held by the Buckman Trust and thus may be deemed to beneficially own such securities.
(7)	Consists of (i) 25,946 shares of Common Stock and 558,787 shares of Common Stock issuable upon the exchange of Exchangeable Shares held directly by Mr. MacDiarmid; (ii) 1,369,832 shares of Common Stock issuable upon the exercise of options; (iii) 78,230 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants; and (iv) 134,109 shares of Common Stock issuable upon the exchange of Exchangeable Shares held by Visex Management Corporation (“Visex”). Mr. MacDiarmid maintains sole voting and investment power over the shares held by Visex and thus may be deemed to beneficially own such shares.
(8)	Consists of (i) 18,470 shares of Common Stock held directly by Mr. Hill; (ii) 581,138 shares of Common Stock issuable upon the exercise of options; and (iii) 55,879 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants.
(9)	Consists of 134,109 shares of Common Stock issuable upon the exercise of options.
(10)	Consists of (i) 6,758 shares of Common Stock held directly by Mr. Pardee; (ii) 379,975 shares of Common Stock issuable upon the exercise of options; and (iii) 22,351 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants.
(11)	Consists of (i) 533,514 shares of Common Stock and 1,788,117 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants held directly by Mr. Matthews; (ii) 2,755,000 shares of Common Stock and 775,000 shares of Common Stock issuable upon the exercise of private placement warrants (as described below) distributed by the Sponsor (as defined below) to Mr. Matthews; and (iii) 1,267,599 shares of Common Stock issuable upon the exercise of private placement warrants held by Hondo Holdings LLC (“Hondo”). The Resale Securities consist of 1,267,599 Working Capital Warrants issued to Hondo. Mr. Matthews is the sole managing member of Hondo and holds voting and investment power with respect to securities held of record by Hondo.
(12)	Consists of 22,396 shares of Common Stock issuable upon the exercise of option.
(13)	Consists of (i) 180,316 shares of Common Stock held directly by Roberto M. Sella (“Mr. Sella”); (ii) 539,117 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants by Mr. Sella; (iii) 12,244,088 shares of Common Stock held jointly by Roberto M. Sella and Francine M. Sella (iv) 223,515 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants by Roberto M. Sella and Francine M. Sella; (v) 807,873 shares of Common Stock held by the Roberto M. Sella 2012 Family Trust (the “Sella Trust”); (vi) 730,446 shares of Common Stock issuable upon the exercise of Legacy Terrestrial Warrants by the Sella Trust; and (vii) 653,334 shares of Common Stock held by LL Charitable Foundation. The address of Mr. and Mrs. Sella and the Sella Trust is 2400 Market Street, Philadelphia, PA 19103. Mr. Sella has sole voting and dispositive power over 719,433 shares of Common Stock. Mr. Sella, the Sella Trust, and the LL Charitable Foundation have shared voting and dispositive power over 14,659,256, 1,538,319, and 653,334 shares of Common Stock, respectively.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by the Selling Securityholders from time to time of (i) an aggregate of 13,723,445 shares of Common Stock and (ii) 1,267,599 Working Capital Warrants.

The Selling Securityholders may offer and sell, from time to time, any or all of the Resale Securities being offered for resale by this prospectus after the applicable lock-up period elapses. Please see the section entitled “Description of Capital Stock” for further information regarding the rights and restrictions of these Resale Securities.

In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus) and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the Resale Securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

Certain of the Selling Securityholders have purchased or may acquire or purchase their respective Resale Securities at prices lower than current market prices and may therefore experience a positive rate of return on their investment, even if our public stockholders experience a negative rate of return on their investment. As a result, the Selling Securityholders are able to recognize a greater return on their investment than shareholder or holders of warrants acquired in the public market. Furthermore, the Selling Securityholders may earn a positive rate of return even if the price of the Resale Securities declines significantly. As a result, the Selling Securityholders may be willing to sell their shares at a price less than stockholders that acquired their Resale Securities in the public market or at higher prices than the price paid by such Selling Securityholders, the sale of which would result in the Selling Securityholder realizing a significant gain even if other securityholders experience a negative rate of return.

The sale or possibility of sale of Common Stock or warrants, including those pursuant to this prospectus, could have the effect of increasing the volatility in our Common Stock or Public Warrant price or putting significant downward pressure on the price of our Common Stock or Public Warrants. The Common Stock being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 15.4% of our total issued and outstanding shares of Common Stock, and the Working Capital Warrants being offered for resale pursuant to this prospectus represent approximately 4.2% of our current total outstanding warrants.

The table below sets forth, as of May 29, 2026, the name of the Selling Securityholders for which we are registering Resale Securities for resale to the public, and the aggregate principal amount that the Selling Securityholders may offer pursuant to this prospectus. In accordance with SEC rules, individuals and entities below are shown as having beneficial ownership over securities they own or have the right to acquire within 60 days, as well as securities for which they have the right to vote or dispose of such securities. Also, in accordance with SEC rules, for purposes of calculating percentages of beneficial ownership, securities which a person has the right to acquire within 60 days of the date of this prospectus are included both in that person’s beneficial ownership as well as in the total number of securities issued and outstanding used to calculate that person’s percentage ownership but not for purposes of calculating the percentage for other persons. In some cases, the same securities may be reflected more than once in the table below because more than one holder may be deemed the beneficial owner of the same securities. The information set forth in the table below is based upon the information available to us as of the date hereof. Unless otherwise indicated, we believe that all persons named in the table have shared or sole voting and investment power with respect to all ordinary shares beneficially owned by them and the business address of each of the following entities or individuals is 2730 W. Tyvola Road, Suite 100, Charlotte, NC 28217.

Because each Selling Securityholder may dispose of all, none or some portion of their Resale Securities, no estimate can be given as to the number of Resale Securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the Resale Securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. Please see the section titled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these Resale Securities. In the table set forth below Common Stock Beneficially Owned is as set forth in the section titled “Security Ownership of Certain Beneficial Owners and Management.”

				Warrants to Purchase
	Common Stock			Common Stock
			Common
			Stock
			Beneficially			Beneficially
	Common		Owned			Owned
	Stock		After Sale of			After
	Beneficially	Common	all Common		Number	Sale of All
	Owned	Stock	Stock	Warrants	Registered	Warrants
	Prior to	Registered	Offered	Prior to	for Sale	Offered
Name	Offering	Hereby	Hereby	Offering	Hereby	Hereby
Cantor Fitzgerald & Co.(1)	1,132,851	1,132,851	—	1,082,851	—	1,082,851
MMCAP International Inc. SPC(2)	593,279	593,279	—	305,000	—	305,000
Alyeska Master Fund, LP(3)	454,216	454,216	—	152,500	—	152,500
The K2 Principal Fund L.P.(4)	274,500	274,500	—	152,500	—	152,500
Nautilus Master Fund, L.P.(5)	274,500	274,500	—	152,500	—	152,500
Magnetar Alpha Star Fund LLC(6)(8)	65,880	65,880	—	36,600	—	36,600
Magnetar Lake Credit Fund LLC(7)(8)	109,800	109,800	—	61,000	—	61,000
Magnetar Xing He Master Fund Ltd(8)(9)	93,330	93,330	—	51,850	—	51,850
Magnetar SC Fund Ltd(8)(10)	43,920	43,920	—	24,400	—	24,400
Magnetar Structured Credit Fund, LP(8)(11)	98,820	98,820	—	54,900	—	54,900
Magnetar Constellation Master Fund, Ltd(8)(12)	137,250	137,250	—	76,250	—	76,250
CSS, LLC(13)	274,500	274,500	—	152,500	—	152,500
Kepos Alpha Master Fund L.P.(14)	332,475	332,475	—	184,725	—	184,725
Kepos Special Opportunities Master Fund L.P.(15)	79,275	79,275	—	44,025	—	44,025
AQR Diversified Arbitrage Fund, a series of AQR Funds(16)(17)	132,905	132,905	—	73,836	—	73,836
AQR Corporate Arbitrage Master Account, L.P.(17)(18)	49,055	47,028	2,027	26,127	—	26,127
AQR Absolute Return Master Account, L.P.(17)(19)	56,957	54,184	2,773	30,102	—	30,102
AQR APEX MS Master Account, L.P.(17)(20)	41,054	38,849	2,205	21,583	—	21,583
AQR Global Alternative Investment Offshore Fund, L.P.(17)(21)	278,242	266,832	11,410	148,240	—	148,240
AQR SPAC Opportunities Offshore Fund, L.P.(19)(22)	9,202	9,202	—	5,112	—	5,112
Shawn P. Matthews(23)	40,000	40,000	—	—	—	—
Shawn Matthews(24)	7,119,231	3,530,000	—	5,810,717	1,267,599	4,543,118
Richard C. Donohoe(25)	40,000	40,000	—	—	—	—
LMR Multi-Strategy Master Fund Limited(26)	1,423,754	205,875	1,217,879	114,375	—	114,375
LMR CCSA Master Fund Limited(27)	1,423,756	205,875	1,217,881	114,375	—	114,375
Ascent Partners LLC(28)	261,000	261,000	—	145,000	—	145,000
Altana Calderwood Specialist Alpha Fund(29)(30)	13,725	13,725	—	7,625	—	7,625
Harraden Circle Investors, LP(30)(31)	109,800	109,800	—	61,000	—	61,000
Harraden Circle Special Opportunities, LP(30)(32)	150,975	150,975	—	83,875	—	83,875
Picton Mahoney Arbitrage Fund(33)(34)	6,498	6,498	—	3,610	—	3,610
Picton Mahoney Arbitrage Plus Fund(34)(35)	57,710	57,710	—	32,061	—	32,061
Picton Mahoney Fortified Arbitrage Alternative Fund(34)(36)	28,473	28,473	—	15,818	—	15,818
Picton Mahoney Fortified Arbitrage Plus Alternative Fund(34)(37)	319,069	319,069	—	177,261	—	177,261
HITE Hedge Horizon LP(38)(39)	19,100	19,100	—	—	—	—
HITE Hedge Offshore Ltd(39)(40)	127,100	127,100	—	—	—	—
HITE Hedge II LP(39)(41)	288,100	288,100	—	—	—	—
HITE Hedge LP(39)(42)	65,700	65,700	—	—	—	—
Context Partners Master Fund, L.P.(43)	137,250	137,250	—	76,250	—	76,250
Steven Bischoff(44)	40,000	40,000	—	—	—	—
YA II PN, Ltd.(45)	274,500	274,500	—	152,500	—	152,500
Galaxy Digital LP(46)	500,000	500,000	—	—	—	—
Riverview Omni Master Fund LP(47)	3,987,500	1,500,000	2,487,500	—	—	—
Alberta Investment Management Corporation(48)	411,750	411,750	—	228,750	—	228,750
Highbridge Tactical Credit Master Fund, L.P.(49)	462,341	462,341	—	256,856	—	256,856
Highbridge Tactical Credit Institutional Fund, Ltd.(50)	86,659	86,659	—	48,144	—	48,144
(1)	Common Stock Registered Hereby consists of 50,000 shares of Common Stock and 1,082,851 shares of Common Stock issuable upon exercise of Private Placement Warrants. Cantor Fitzgerald & Co. (“CF&CO”) is the record owner of the securities reported herein. The business address of CF&CO is 110 East 59th Street, New York, NY 10022. Cantor Fitzgerald Securities (“CFS”) controls the managing general partner of CF&CO. Cantor Fitzgerald, L.P. (“CFLP”) indirectly controls each of CFS and CF&CO. CFLP is controlled by CF Group Management, Inc. (“CFGM”), its managing general partner. Mr. Brandon G. Lutnick is the controlling trustee of the trusts owning all of the voting shares of CFGM, and therefore controls CFGM. No one other than Brandon G. Lutnick and entities and trusts controlled by him for the benefit of himself, his siblings and their respective descendants owns more than a 10% economic interest in Cantor Fitzgerald, L.P. As such, each of CFS, CFLP, CFGM and Mr. Lutnick may be deemed to have beneficial ownership of the securities directly held by CF&CO. Each such entity or person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(2)	Common Stock Registered Hereby consists of 288,279 shares of Common Stock and 305,000 shares of Common Stock issuable upon exercise of Private Placement Warrants. MM Asset Management, Inc. is the investment advisor to MMCAP International Inc. SPC. The business address of

MMCAP International Inc. SPC is Mourant Governance Service(Cayman) Ltd, 94 Solaris Ave Camana Bay, Grand Cayman, Cayman Islands KY1-1108.
(3)	Common Stock Registered Hereby consists of 122,000 shares of Common Stock and 152,500 shares of Common Stock issuable upon exercise of Private Placement Warrants. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P. (the “Selling Securityholder”), has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.
(4)	Common Stock Registered Hereby consists of 122,000 shares of Common Stock and 152,500 shares of Common Stock issuable upon exercise of Private Placement Warrants. K2 & Associates Investment Management Inc. is the manager of The K2 Principal Fund L.P. The business address of The K2 Principal Fund and K2 & Associates Investment Management Inc. is 2 Bloor Street West, Suite 801, Toronto, ON M4W 3E2 Canada.
(5)	Common Stock Registered Hereby consists of 122,000 shares of Common Stock and 152,500 shares of Common Stock issuable upon exercise of Private Placement Warrants. PF GP Ltd. is the general partner of Nautilus Master Fund, L.P. (“Nautilus”). Voting and investment power over the interests held by Nautilus resides with its investment manager, Periscope Capital Inc. Jamie Wise is the Chief Executive Officer of Periscope Capital Inc. and may be deemed to be the beneficial owner of the interests held by Nautilus. Jamie Wise and Periscope Capital Inc., however, disclaim any beneficial ownership of the interests held by Nautilus. The business address of Nautilus, PF GP Ltd., Periscope Capital Inc. and Jamie Wise is c/o 333 Bay Street, Suite 1240, Toronto, ON M5H 2R2 Canada.
(6)	Common Stock Registered Hereby consists of 29,280 shares of Common Stock and 36,000 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(7)	Common Stock Registered Hereby consists of 48,800 shares of Common Stock and 61,000 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(8)	Magnetar Financial LLC is the manager of Magnetar Lake Credit Fund LLC and Purpose Alternative Credit Fund - T LLC, the managing shareholder of Magnetar Xing He Master Fund Ltd., Magnetar SC Fund Ltd, Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd and Purpose Alternative Credit Fund Ltd, and the general partner of Magnetar Structured Credit Fund, LP. Magnetar Capital Partners LP is the sole member of Magnetar Financial LLC. Supernova Management LLC is the general partner of Magnetar Capital Partners LP. David J. Snyderman, the administrative manager of Magnetar Financial LLC, is a citizen of the United States and may be deemed to share voting and investment power with respect to the securities held by Magnetar Lake Credit Fund LLC, Magnetar Xing He Master Fund Ltd, Magnetar SC Fund Ltd, Magnetar Structured Credit Fund, LP, Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd, Purpose Alternative Credit Fund - T LLC and Purpose Alternative Credit Fund Ltd. Each of Magnetar Lake Credit Fund LLC, Magnetar Xing He Master Fund Ltd, Magnetar SC Fund Ltd, Magnetar Structured Credit Fund, LP, Magnetar Constellation Master Fund, Ltd, Magnetar Constellation Fund II, Ltd, Purpose Alternative Credit Fund - T LLC, Purpose Alternative Credit Fund Ltd, Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC, and Mr. Snyderman disclaims beneficial ownership of the securities except to the extent of its or his pecuniary interest therein. The business address of the Magnetar entities is c/o Magnetar Financial LLC, 1603 Orrington Avenue, 13th Floor, Evanston, IL 60201.
(9)	Common Stock Registered Hereby consists of 41,400 shares of Common Stock and 51,850 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(10)	Common Stock Registered Hereby consists of 19,520 shares of Common Stock and 24,000 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(11)	Common Stock Registered Hereby consists of 43,920 shares of Common Stock and 54,900 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(12)	Common Stock Registered Hereby consists of 61,000 N shares of Common Stock and 76,250 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(13)	Common Stock Registered Hereby consists of 122,000 shares of Common Stock and 152,500 shares of Common Stock issuable upon exercise of Private Placement Warrants. CSS, LLC is managed by Brian Bentley, Glenn McMillan and Clayton Struve. The business address is 1 North Wacker Dr., Suite 3075, Chicago, IL 60606.
(14)	Common Stock Registered Hereby consists of 147,750 shares of Common Stock and 184,725 shares of Common Stock issuable upon exercise of Private Placement Warrants. Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036.

(15)	Common Stock Registered Hereby consists of 35,250 shares of Common Stock and 44,025 shares of Common Stock issuable upon exercise of Private Placement Warrants. Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC (the “Kepos GP”) and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“Kepos MM”). Mark Carhart controls Kepos GP and Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35th Floor, New York, New York 10036.
(16)	Common Stock Registered Hereby consists of 56,009 shares of Common Stock and 73,836 shares of Common Stock issuable upon exercise of Private Placement Warrants. AQR Capital Management, LLC acts as investment adviser to AQR Diversified Arbitrage Fund, a series of AQR Funds. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(17)	The business address of AQR Diversified Arbitrage Fund, a series of AQR Funds, AQR Corporate Arbitrage Master Account, L.P., AQR Absolute Return Master Account, L.P., AQR APEX MS Master Account, L.P., AQR Global Alternative Investment Offshore Fund, L.P. and AQR SPAC Opportunities Offshore Fund, L.P.is One Greenwich Plaza, Suite 130, Greenwich, CT 06830.
(18)	Common Stock Registered Hereby consists of 20,901 shares of Common Stock and 26,127 shares of Common Stock issuable upon exercise of Private Placement Warrants. AQR Corporate Arbitrage Master Account, L.P. is a Cayman Islands exempted limited partnership. AQR Corporate Arbitrage GP, LLC, a Delaware limited liability company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Corporate Arbitrage Master Account, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(19)	Common Stock Registered Hereby consists of 24,082 shares of Common Stock and 30,102 shares of Common Stock issuable upon exercise of Private Placement Warrants. AQR Absolute Return Master Account, L.P. is a Cayman Islands exempted limited partnership. AQR Principal Global Asset Allocation LLC, a Delaware limited liability company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Absolute Return Master Account, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(20)	Common Stock Registered Hereby consists of 17,266 shares of Common Stock and 21,583 shares of Common Stock issuable upon exercise of Private Placement Warrants. AQR APEX MS Master Account, L.P. is a Cayman Islands exempted limited partnership. AQR Apex MS GP, LLC, a Delaware limited liability company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR APEX MS Master Account, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(21)	Common Stock Registered Hereby consists of 118,692 shares of Common Stock and 148,240 shares of Common Stock issuable upon exercise of Private Placement Warrants. AQR Global Alternative Investment Offshore Fund, L.P. is a Cayman Islands exempted limited partnership. AQR Capital Management GP, Ltd., a Cayman Islands company, is its general partner. AQR Capital Management, LLC and AQR Arbitrage, LLC, each a Delaware limited liability company, act as investment adviser to AQR Global Alternative Investment Offshore Fund, L.P. and have investment and dispositive power over the shares held by the fund. AQR Arbitrage, LLC is deemed to be controlled by AQR Capital Management, LLC. AQR Capital Management, LLC is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC, a Delaware limited liability company. Clifford S. Asness may be deemed to control AQR Capital Management, LLC through his voting control over the Board of Managers of AQR Capital Management Holdings, LLC. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(22)	Common Stock Registered Hereby consists of 4,090 shares of Common Stock and 5,112 shares of Common Stock issuable upon exercise of Private Placement Warrants. AQR SPAC Opportunities Offshore Fund, L.P. is a Cayman Islands exempted limited partnership. AQR SPAC Opportunities GP, LLC, a Delaware limited liability company, is its general partner. Todd Pulvino serves as the sole shareholder of AQR SPAC Opportunities Offshore Fund, L.P. Each of the parties in this footnote disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest the party may have therein.
(23)	Common Stock Registered Hereby consists of 40,000 shares of Common Stock.

(24)	Common Stock Registered Hereby consists of 3,530,000 shares of Common Stock. Includes (i) 2,755,000 shares of Common Stock held directly by Mr. Matthews; and (ii) 775,000 shares of Common Stock issuable upon the exercise of Private Placement Terrestrial Warrants. The Warrants Registered Hereby consist of 1,267,599 Private Placement Warrants issued in connection with the conversion of outstanding Working Capital Loans to Hondo Holdings LLC. Mr. Matthews is the sole managing member of Hondo Holdings LLC, which is registered owner of these warrants, and Mr. Matthews holds voting and investment power with respect to warrants held of record by Hondo Holdings LLC.
(25)	Common Stock Registered Hereby consists of 40,000 shares of Common Stock. The business address of Mr. Donohoe is c/o HCM III Acquisition Corp., 185 Washington St, 1F, Norwalk, CT 06854.
(26)	Common Stock Registered Hereby consists of 91,500 shares of Common Stock and 114,375 shares of Common Stock issuable upon exercise of Private Placement Warrants. The business address of LMR Multi-Strategy Master Fund Limited is c/o LMR Partners LLP, 9th Floor, Devonshire House, 1 Mayfair Place, London, W1J 8AJ, United Kingdom.
(27)	Common Stock Registered Hereby consists of 91,500 shares of Common Stock and 114,375 shares of Common Stock issuable upon exercise of Private Placement Warrants. The business address of LMR CCSA Master Fund Limited is c/o LMR Partners LLP, 9th Floor, Devonshire House, 1 Mayfair Place, London, W1J 8AJ, United Kingdom.
(28)	Common Stock Registered Hereby consists of 116,000 shares of Common Stock and 145,000 shares of Common Stock issuable upon exercise of Private Placement Warrants. Ascent Partners LLC is managed by Dominion Capital LLC, a Connecticut limited liability company, managed by Dominion Capital GP LLC, each a DE limited liability company, managed by Eagle Claw Corp. (the "DC Entities"), a Delaware corporation, and (ii) Masada Group Holdings LLC, a Florida limited liability company. Mikhail Gurevich, as the Chief Investment Officer of Eagle Claw Corp., and Gennadiy Gurevich, as the President of Eagle Claw Corp., may be deemed to have voting or investment control through the DC Entities and Alon Brenner may be deemed to have voting or investment control through Masada Group Holdings LLC. The business address of Ascent Partners LLP, the DC Entities, Masada Group Holdings and Messrs. M. Gurevich, G. Gurevich and Brenner is 19505 Biscayne Blvd., Suite 2350, Aventura, FL 33180.
(29)	Common Stock Registered Hereby consists of 6,100 shares of Common Stock and 7,625 shares of Common Stock issuable upon exercise of Private Placement Warrants. The investment advisor of Altana Calderwood Specialist Alpha Fund is Harraden Circle Investment, LLC, and Frederick V. Fortmiller, Jr. is the managing member of Harraden Circle Investment, LLC. The business address of Altana Calderwood Specialist Alpha Fund and Mr. Fortmiller is 885 Third Avenue, Suite 2600B, New York, NY 10022.
(30)	The business address of Altana Calderwood Specialist Alpha Fund, Harraden Circle Investors, LP, Harraden Circle Special Opportunities, LP and Mr. Fortmiller is 885 Third Avenue, Suite 2600B, New York, NY 10022.
(31)	Common Stock Registered Hereby consists of 48,800 shares of Common Stock and 61,000 shares of Common Stock issuable upon exercise of Private Placement Warrants. The general partner of Harraden Circle Investors, LP is Harraden Circle Investors GP, LP, the general partner of Harraden Circle Investors GP, LP is Harraden Circle Investors GP, LLC, and Frederick V. Fortmiller, Jr. is the managing member of the general partner of the general partner.
(32)	Common Stock Registered Hereby consists of 67,100 shares of Common Stock and 83,875 shares of Common Stock issuable upon exercise of Private Placement Warrants. The general partner of Harraden Circle Special Opportunities, LP is Harraden Circle Investors GP, LP, the general partner of Harraden Circle Investors GP, LP is Harraden Circle Investors GP, LLC, and Frederick V. Fortmiller, Jr. is the managing member of the general partner of the general partner.
(33)	Common Stock Registered Hereby consists of 2,888 shares of Common Stock and 3,610 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(34)	Picton Mahoney Asset Management is trustee for Picton Mahoney Arbitrage Fund, Picton Mahoney Arbitrage Plus Fund, Picton Mahoney Fortified Arbitrage Alternative Fund and Picton Mahoney Fortified Arbitrage Plus Alternative Fund. David Picton has voting and investment control over the units. Arthur Galloway has signing authority on behalf of Picton Mahoney Asset Management. The unitholders have voting and investment control with respect to the funds listed. The business address of the Picton Mahoney entities is 33 Yonge Street, Suite 320, Toronto, ON, M5E 1G4, Canada.
(35)	Common Stock Registered Hereby consists of 25,649 shares of Common Stock and 32,061 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(36)	Common Stock Registered Hereby consists of 12,655 shares of Common Stock and 15,818 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(37)	Common Stock Registered Hereby consists of 141,808 shares of Common Stock and 177,261 shares of Common Stock issuable upon exercise of Private Placement Warrants.
(38)	Common Stock Registered Hereby consists of 19,100 shares of Common Stock.

(39)	HITE Hedge Asset Management LLC is the investment manager of HITE Hedge Horizon LP, HITE Hedge Offshore Ltd., HITE Hedge II LP and HITE Hedge LP. Howard Rubin is the COO of HITE Hedge Asset Management LLC. The business address of the HITE entities is 25 Braintree Hill Office Park, Suite 310, Braintree, MA 02184.
(40)	Common Stock Registered Hereby consists of 127,100 shares of Common Stock.
(41)	Common Stock Registered Hereby consists of 288,100 shares of Common Stock.
(42)	Common Stock Registered Hereby consists of 65,700 shares of Common Stock.
(43)	Common Stock Registered Hereby consists of 61,500 shares of Common Stock and 76,250 shares of Common Stock issuable upon exercise of Private Placement Warrants. Context Capital Management, LLC is the investment adviser of Context Partners Master Fund, L.P. Charles Carnegie is the Chief Information Officer of the Managing Member of Context Capital Management, LLC. The business address of Context Partners Master Fund, L.P., Context Capital Management, LLC and Mr. Carnegie is 7724 Girard Ave., Suite 300, La Jolla, CA 92037.
(44)	Common Stock Registered Hereby consists of 40,000 shares of Common Stock. The business address of Mr. Bischoff is 852 Boston Post Road, Madison, CT 06443.
(45)	Common Stock Registered Hereby consists of 122,000 shares of Common Stock and 152,500 shares of Common Stock issuable upon exercise of Private Placement Warrants. Yorkville Advisors Global II, LLC is the general partner of YA II PN, Ltd. Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address of YA II PN, Ltd. and Mr. Angelo is 1012 Springfield Ave., Mountainside, NJ 07092.
(46)	Common Stock Registered Hereby consists of 500,000 shares of Common Stock. Galaxy Digital LP is the holder of record of the securities reported in this statement and is a Cayman Islands limited partnership. Galaxy Digital GP LLC is the general partner of Galaxy Digital LP and wholly owned by Galaxy Digital Holdings LP. Galaxy Digital Inc., a publicly traded company on NASDAQ (GLXY), is the general partner of Galaxy Digital Holdings LP. Galaxy Group Investments LLC holds a majority of the voting power over Galaxy Digital Inc. and is controlled by Michael Novogratz. The business address of Galaxy Digital LP is c/o Connor Finemore, 300 Vesey St., Fl 13, New York, NY 10016.
(47)	Common Stock Registered Hereby consists of 1,500,000 shares of Common Stock. Margan Stanley AIP GP LP is the investment advisor of Riverview Omni Master Fund LP. Morgan Stanley AIP GP LP is a wholly owned subsidiary of Morgan Stanley, a publicly traded company on the NYSE (MS). The business address of Riverview Omni Master Fund LP is Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
(48)	Common Stock Registered Hereby consists of 183,000 shares of Common Stock and 228,7500 shares of Common Stock issuable upon exercise of Private Placement Warrants. The business address of Alberta Investment Management Corporation is 1600, 10250 101 Street NW, Edmonton, Alberta T5J 3P4 Canada.
(49)	Common Stock Registered Hereby consists of 205,485 shares of Common Stock and 256,856 shares of Common Stock issuable upon exercise of Private Placement Warrants. Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Master Fund, L.P. Highbridge Tactical Credit Master Fund, L.P. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 390 Madison Avenue, New York, NY 10017, and the address of Highbridge Tactical Credit Master Fund, L.P. is #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.
(50)	Common Stock Registered Hereby consists of 38,515 shares of Common Stock and 48,144 shares of Common Stock issuable upon exercise of Private Placement Warrants. Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Institutional Fund, Ltd. Highbridge Tactical Credit Institutional Fund, Ltd. disclaims beneficial ownership over these shares. The address of Highbridge Capital Management, LLC is 390 Madison Avenue, New York, NY 10017, and the address of Highbridge Tactical Credit Institutional Fund, Ltd. is #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company has adopted a formal written policy providing that the Company’s officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of the Company’s capital stock, any member of the immediate family of any of the foregoing persons and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest, are not permitted to enter into a related party transaction with the company without the approval of the Audit Committee, subject to certain exceptions.

Securities and Exchange Commission rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of any class of the Company’s voting securities, or an immediate family member of any of those persons. Since January 1, 2024, the Company has not participated in any such related party transaction except as follows:

Founder Shares

On April 8, 2024, the Sponsor made a capital contribution of $25,000, or approximately $0.004 per share, to cover certain of the Company’s expenses, for which the Company issued 5,750,000 founder shares to the Sponsor. On August 19, 2024, the Sponsor transferred 25,000 founder shares to each of the Company’s then three independent directors at their original purchase price. In connection with the domestication of HCM II to the Company, the founder shares were converted into shares of Common Stock. At December 31, 2025, the Sponsor held 5,675,000 shares of Common Stock.

Private Placement Warrants

The Sponsor and Cantor, the representative of the underwriters in the Company’s initial public offering or “IPO”, purchased an aggregate of 6,850,000 private placement warrants, all of which are exercisable to purchase one share of Common Stock at a price of $11.50 per warrant, or $6,850,000 in the aggregate, in a private placement simultaneously with the closing of the IPO. Of those 6,850,000 private placement warrants, the Sponsor purchased 4,275,000 warrants and Cantor purchased 2,575,000 warrants. The private placement warrants are identical to the warrants sold in the IPO except that, so long as they are held by the Sponsor or its permitted transferees, the private placement warrants (i) are entitled to registration rights and (ii) with respect to private placement warrants held by Cantor, will not be exercisable more than five (5) years from the commencement of sales in their offering in accordance with FINRA Rule 5110(g)(8).

The non-managing sponsor investors indirectly purchased, through the purchase of non-managing sponsor membership interests, an aggregate of 3,500,000 of the 6,850,000 private placement warrants at a price of $1.00 per warrant ($3,500,000 in the aggregate) in a private placement simultaneously with the closing of the IPO. Such non-managing sponsor investors hold a total of 81.9% of the Sponsor’s 4,275,000 private placement warrants. The Sponsor issued membership interests at a nominal purchase price to the non-managing sponsor investors reflecting interests in an aggregate of 2,800,000 shares of the Company’s Common Stock. The private placement warrants held by the Sponsor, including the private placement warrants represented by the non-managing sponsor investors’ membership interests, are subject to a lock-up agreement however, the non-managing sponsor investors are not subject to transfer restrictions or a lock-up agreement on any units (or underlying Common Stock or warrants) that they may have purchased in the IPO or in the open market.

Immediately prior to the Closing, working capital loans in the amount of $1,267,599 made to the Company by the Sponsor or its affiliates converted into 1,267,599 Working Capital Warrants to acquire one (1) share of Common Stock at the price of $11.50 per warrant.

Promissory Note-Related Party

The Sponsor loaned the Company an aggregate of $300,000 to be used for a portion of the expenses of the IPO. The loan was non-interest bearing, unsecured and due at the earlier of December 31, 2024 or the closing of the IPO. The Company repaid all the outstanding balance of the note at the closing of the IPO on August 19, 2024. Borrowings under the note are no longer available.

Administrative Services Agreement and Related Party Loans

The Company entered into an agreement, commencing on August 15, 2024, through the earlier of consummation of a business combination and the liquidation of the Company, to pay the Sponsor $15,000 per month for office space, utilities and secretarial and administrative support services. In order to finance the payments under such agreement and the transaction costs of the Company incurred in connection with the Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors loaned the Company funds an aggregate of $1,267,599 (the “Working Capital Loans”). Up to $1,500,000 of the Working Capital Loans was eligible to be converted into warrants of the Company, as the post Business Combination entity at a price of $1.00 per warrant at the option of the lender. Immediately prior to the consummation of the Business Combination, the Working Capital Loans in the amount of

$1,267,599 made to the Company by the Sponsor or its affiliates converted into 1,267,599 Working Capital Warrants to purchase an equal number of shares of Common Stock, exercisable at the price of $11.50 per share.

Registration Rights Agreement

On October 28, 2025, the Company, Cantor and the Sponsor entered into the Registration Rights Agreement, pursuant to which, among other things, the Sponsor, certain stockholders of the Company and the other parties thereto are entitled to customary piggyback registration rights and demand registration rights, on the terms and subject to the conditions therein, with respect to securities of the Company that they hold following the consummation of the Business Combination.

Second Amended and Restated Exchange and Support Agreement

Concurrently with the Closing, the Company entered into a Second Amended and Restated Exchange and Support Agreement with Terrestrial Energy Canada (Call) Inc. and the ExchangeCo (the “A&R Exchange Agreement”). The A&R Exchange Agreement contains customary provisions and covenants that are intended to ensure that the equity ownership in ExchangeCo is economically equivalent to equity ownership in the Company in respect of dividends, distributions, splits, combinations, reclassifications, or similar events affecting the Company. At the option of the shareholder, each Exchangeable Share can be converted into Common Stock at any time.

TEDI Related Person Transactions

On December 23, 2024, TEDI entered into the entered into an agreement and plan of merger providing for the merger of Terrestrial Energy USA, Inc. into a wholly owned subsidiary of TEDI, pursuant to which SWH Capital LLC, which was wholly owned by the Chief Executive Officer of the Company, received 2,818,520 shares of Common Stock.

From April 2024 through February 2025, TEDI entered into subscription and exchange agreements for an offering of units with various investors, including related parties. Each unit was comprised of (i) a convertible note and (ii) ten (10) warrants expiring July 31, 2028 to buy common stock of TEDI at $2.24 exercisable in cash or by cashless exercise based on the market price of shares in the specified manner. Shawn Matthews purchased $4,000,000 aggregate principal amount of 8% Convertible Note due 2026 issued by TEDI (the “Terrestrial Convertible Notes”); Frederick Buckman purchased $50,000 aggregate principal amount of Terrestrial Convertible Notes directly; the Frederick and Marion Buckman Family Trust dated July 25, 2014, purchased $106,093 aggregate principal amount of Terrestrial Convertible Notes; Frederick W. Buckman Jr. purchased $312,493 aggregate principal amount of Terrestrial Convertible Notes; Hugh MacDiarmid purchased $184,370 aggregate principal amount of Terrestrial Convertible Notes; David Hill purchased $131,247 aggregate principal amount of Terrestrial Convertible Notes; Simon Irish purchased $100,000 aggregate principal amount of Terrestrial Convertible Notes directly and $212,493 aggregate principal amount of Terrestrial Convertible Notes through a benefit plan of which he is the sole beneficiary; David LeBlanc purchased $42,500 aggregate principal amount of Terrestrial Convertible Notes directly, as well as $97,750 aggregate principal amount of Terrestrial Convertible Notes indirectly through an entity wholly owned by his wife; and Charles Pardee purchased $50,000 aggregate principal amount of Terrestrial Convertible Notes. Each Terrestrial Convertible Note that was outstanding immediately prior to the closing of the Business Combination was cancelled and automatically converted pursuant to its terms, and the holder thereof became entitled to receive, a number of shares of Common Stock equal to (A) the outstanding amount of such Terrestrial Convertible Note, including any accrued and unpaid interest, divided by (B) $7.91 (seventy-five percent of the $10.54 redemption price).

Indemnification of Directors and Officers

The Bylaws provide that the Company will be required to indemnify its directors and officers to the fullest extent permitted by the DGCL. In addition, the Certificate of Incorporation provides that the Company’s directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

In connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement, the Company entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits, or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of the capital stock of the Terrestrial Energy Inc. is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our certificate of incorporation, as amended and corrected (the “Certificate of Incorporation”), our bylaws, as amended (the “Bylaws”), the Certificate of Designation of Special Voting Preferred Stock (the “Certificate of Designation”), and the Amended and Restated Warrant Agreement, dated October 28, 2025, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agreement”), described herein, and certain provisions of Delaware law. We urge you to read each of our Certificate of Incorporation, our Bylaws, the Certificate of Designation, and the Warrant Agreement, described herein, in their entirety for a complete description of the rights and preferences of our securities.

Certain provisions of the Certificate of Incorporation, Bylaws and the Warrant Agreement summarized below may be deemed to have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for our common stock.

General

The Certificate of Incorporation authorizes the issuance of 501,000,000 shares, consisting of:

●	500,000,000 shares of Common Stock; and
●	1,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”).

Except as otherwise required by the Certificate of Incorporation, the holders of Common Stock shall vote together as a single class (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock) on all matters submitted to a vote of stockholders of the Company.

Except as otherwise required by the Certificate of Incorporation, the holders of Common Stock shall vote together as a single class (or, if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock) on all matters submitted to a vote of stockholders of the Company.

Common Stock

Voting rights.  Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock that is outstanding and held by such holder on all matters on which stockholders are entitled to vote generally. The holders of Common Stock do not have cumulative voting rights.

Dividend rights.  Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock, in each case having a preference over or the right to participate with the Common Stock with respect to the payment of dividends and other distributions in cash, property or shares of stock of the Company, dividends and other distributions may be declared and paid ratably on the Common Stock out of the assets of the Company that are legally available for this purpose at such times and in such amounts as the Company’s Board of Directors (the “Board”), in its discretion, shall determine.

The payment of future dividends on the Common Stock will depend on the financial condition of the Company, and subject to the discretion of the Board. There can be no guarantee that cash dividends will be declared. The ability of the Company to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by the Company or any of its subsidiaries from time to time.

Rights upon liquidation, dissolution and winding up.  In the event of dissolution, liquidation or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Company upon such dissolution, liquidation or winding up of the Company, the holders of Common Stock shall be entitled to receive the remaining assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Other rights.  The holders of Common Stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of holders of the Common Stock will be subject to those of the holders of any shares of the Preferred Stock that the Company may issue in the future.

Key Holder Lock-Up Arrangement. Certain of the Selling Securityholders entered into certain lock-up agreements with the Company (the “Key Holder Lock-Up Agreements”), in which such Selling Securityholders will not be permitted, prior to October 28, 2026 (subject to the early release conditions described below), to transfer any shares of Common Stock that are or will be issued or are or will be issuable to such Selling Securityholders in connection with the transactions contemplated by the Business Combination Agreement (the “Key Holder Lock-Up Shares”) in each case, without the prior written consent of the Board of Directors. The Key Holder Lock-Up Agreements further provide that, fifty percent (50%) of the Key Holder Lock-Up Shares may be transferred once the dollar volume-weighted average adjusted price of the Company’s common stock, calculated as an average for the prior twenty business days (the “VWAP”) equals or exceeds $15.00 per share. Similarly, the Key Holder Lock-Up Agreements provide that all of the Key Holder Lock-Up Shares may be transferred once the VWAP equals or exceeds $20.00 per share. The Key Holder Lock-Up Agreements provide for certain permitted transfers of the Key Holder Lock-Up Shares including but not limited to, transfers to certain affiliates or family members, or the exercise of certain stock options and warrants.

Preferred Stock

Overview

The Certificate of Incorporation authorizes up to 1,000,000 shares of Preferred Stock to be issued from time to time in one or more series, as determined by the Board. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of Common Stock. Except as contemplated below related to the Special Voting Stock, no shares of Preferred Stock are issued or outstanding.

The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of Preferred Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Common Stock.

Special Voting Stock

On December 28, 2025, the Board authorized the creation of a new class of preferred stock, par value $0.001 per share, of the Company designated as “Special Voting Preferred Stock” pursuant to the Certificate of Incorporation (the “Special Voting Stock”) and the issuance of one (1) share of such Special Voting Stock to each holder of Exchangeable Shares.

Each holder of a share of Special Voting Stock will, with respect to all meetings of stockholders of the Company at which the holders of the Common Stock are entitled to vote, (i) be entitled to cast on such matter a number of votes equal to (a) the number of Exchangeable Shares held by such holder as of the record date for determining stockholders entitled to vote, multiplied by (b) the exchange ratio specified in the Business Combination Agreement, and (ii) have the same voting rights as the holders of Common Stock. That is, upon issuance of Special Voting Stock, holders of Exchangeable Shares will continue to vote on a one-for-one basis and have the same voting power per share as holders of Common Stock, pursuant to their voting power exercisable through their ownership of Special Voting Stock.

The holders of Special Voting Stock are not entitled to receive any dividends declared and paid by the Company. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Special Voting Stock shall rank senior to the Common Stock, and junior to all other series of Preferred Stock, and are entitled to receive, prior to the holders of Common Stock, an amount equal to the par value per share of Special Voting Stock.

At such time as any share of Special Voting Stock has no votes attached to it, such share of Special Voting Stock will be automatically cancelled for no consideration. Voting rights would cease to attach to a share of Special Voting Stock at such time as the holder of that share of Special Voting Stock ceases to hold any Exchangeable Shares.

Warrants

Following the Business Combination, the Company has three primary types of warrants outstanding: (i) the Private Placement Warrants issued to the PIPE Investors, including the Sponsor and Cantor before the closing of the Business Combination, (ii) the Public Warrants issued in the Company’s initial public offering and traded on Nasdaq under the symbol “IMSRW”, and (iii) the Legacy Terrestrial Warrants that were held by the pre-Business Combination stockholders of TEDI and assumed by the Company in the Business Combination.

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination, provided that the Company has an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of such Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise such Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of the shares of Common Stock. This means only a whole Public Warrant may be exercised at a given time by a warrant holder. Only whole Public Warrants will trade. The Public Warrants will expire five years after the completion of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act with respect to the shares of Common Stock underlying such Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations described below with respect to registration. No Public Warrant will be exercisable and the Company will not be obligated to issue a share of Common Stock upon exercise of such Public Warrant unless the share of Common Stock issuable upon exercise of such Public Warrant has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of such Public Warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any Public Warrant. In the event that a registration statement is not effective for the shares of Common Stock underlying the exercised Public Warrants, the original purchaser of a HCM II unit in the initial public offering containing the Public Warrant will have paid the full purchase price for the HCM II unit solely for the share of Common Stock underlying such HCM II unit.

HCM II registered its Class A ordinary shares, par value $0.0001 per share (the “HCM II Class A Ordinary Shares”) issuable upon exercise of the Public Warrants in the registration statement for its IPO because the Public Warrants will become exercisable 30 days after the completion of the Business Combination, which, at the time of the IPO, may have occurred within one (1) year of the IPO. However, because the Public Warrants will be exercisable until their expiration date of up to five years after the completion of the Business Combination, in order to comply with the requirements of Section 10(a)(3) of the Securities Act following the consummation of the Business Combination, under the terms of the Warrant Agreement, HCM II has agreed that, as soon as practicable, but in no event later than twenty (20) business days, after the closing of the Business Combination, the Company will use its best efforts to file with the SEC a post-effective amendment to the registration statement for the IPO or a new registration statement covering the registration under the Securities Act of the shares of Common Stock issuable upon exercise of the Public Warrants and thereafter will use its best efforts to cause the same to become effective within sixty (60) business days following the Business Combination and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Public Warrants until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. If a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective by the sixtieth (60th) business day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Common Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, the Company will use its best efforts to register or qualify the shares of Common Stock under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of such Public Warrants by (y) the fair market value. The “fair market value” as used in this paragraph means the volume weighted average price of the Common Stock for the ten (10) trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $18.00.

Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per Public Warrant; upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and
●	if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described under the heading “- Anti-dilution Adjustments”) for any twenty (20) trading days within a thirty (30)-trading day period ending three (3) Business Days before the Company sends the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Public Warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date.

However, the price of the Common Stock may fall below the $18.00 per share redemption trigger price (as adjusted for stock dividends, split-ups, reorganizations, recapitalizations and the like) as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.

Redemption Procedures

A holder of a Public Warrant may notify the Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Common Stock outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments

If the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of the Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering made to all or substantially all holders of Common Stock entitling holders to purchase Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for shares of Common Stock, in determining the price payable for shares of Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Company, at any time while the Public Warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to all or substantially all the holders of Common Stock on account of such shares of Common Stock (or other securities into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of the Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of its issued and outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of the Common Stock in such a transaction is payable in the form of capital stock or shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants were issued in registered form under a Warrant Agreement between the warrant agent and the Company. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any defective provision or mistake, (ii) adjusting the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Public Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of such Public Warrants, and, solely with respect to any amendment to the terms of the Private Placement Warrants, 50% of such Private Placement Warrants.

Private Placement Warrants

The Private Placement Warrants (including the shares of Common Stock issuable upon exercise of such Private Placement Warrants) will not be transferable, assignable or saleable until 30 days after the completion of the Business Combination (except, among other limited exceptions, to the Company’s officers and directors and other persons or entities affiliated with the Sponsor). Except as described herein, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants discussed above.

Legacy Terrestrial Warrants

As of the date hereof, there are Legacy Terrestrial Warrants outstanding to purchase an aggregate of 10,658,520 shares of Common Stock at an exercise price of $2.24 per share, subject to customary anti-dilution adjustments. The Legacy Terrestrial Warrants expire on July 31, 2028 (the “Termination Date”) The Legacy Terrestrial Warrants may also be exercised on a cashless basis.

The Legacy Terrestrial Warrants may not be sold, assigned or transferred without the prior written approval of the Company. The holders of Legacy Terrestrial Warrants will not have the rights or privileges of holders of the underlying shares of Common Stock or any voting rights in respect of the Legacy Terrestrial Warrants or underlying shares of Common Stock until they exercise their Legacy Terrestrial Warrants and receive Common Stock. After the issuance of shares of Common Stock upon exercise of the Legacy Terrestrial Warrants, each holder will be entitled to one vote for each share of Common Stock held of record on all matters to be voted on by stockholders.

Terrestrial Call Options

Pursuant to various call option agreements entered into with certain stockholders, the Company will retain the right to repurchase shares of its outstanding common stock subject to the call option agreements, at fixed exercise prices ranging from $50.00 CAD to $100.00 per share, subject to adjustment. These call options are exercisable at the Company’s discretion and expire at various dates ranging from December 31, 2035, through March 7, 2043. The call option agreements will remain enforceable and the respective call options will remain outstanding following the Closing.

The Certificate of Incorporation, the Bylaws and Certain Provisions of Delaware Law

The provisions of the Certificate of Incorporation, the Bylaws and the General Corporation Law of the State of Delaware (the “DGCL”) summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your Common Stock.

The Certificate of Incorporation and Bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by such board of directors.

These provisions include:

●	Authorized but Unissued Capital Stock. The authorized but unissued Preferred Stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued Preferred Stock could render more difficult or discourage an attempt to obtain control of a majority of common stock by means of a proxy contest, tender offer, merger or otherwise.
●	Director Designees; Classes of Directors. The Board is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the entire Board. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III at the time such classification becomes effective. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Company’s 2026 annual meeting of stockholders; each director initially assigned to Class II shall serve for a term expiring at the Company’s 2027 annual meeting of stockholders; and each director initially assigned to Class III shall serve for a term expiring at the Company’s 2028 annual meeting of stockholders; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.
●	No Cumulative Voting for Directors. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation does not provide for cumulative voting. As a result, the holders of Common Stock representing a majority of the voting power of all of the outstanding shares of our capital stock of will be able to elect all of the directors then standing for election.
●	Quorum. The Bylaws provide that at all meetings of the Board, a majority of the Whole Board (as defined therein) will constitute a quorum for the transaction of business.
●	Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in lieu of a meeting of stockholders by such holders; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate(s) of designation relating to such series of Preferred Stock.
●	Special Meetings of Stockholders. The Certificate of Incorporation provides that, except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Company for any purpose or purposes may be called at any time only by or at the direction of the Chief Executive Officer, the President, or the Chairperson of the Board or by a resolution adopted by the affirmative vote of a majority of the total number of directors at any time in office, or by any person appointed pursuant to such resolution, but such special meetings may not be called by stockholders or any other Person or Persons.
●	Advance Notice Procedures. The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of the stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the secretary of the Company timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

The Bylaws provide that the Company must indemnify and advance expenses to directors and officers to the fullest extent authorized by the DGCL. The Company is also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for directors, officers and certain employees for some liabilities. The Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in the Certificate of Incorporation and the Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. The Company believes that these provisions, liability insurance and any indemnity agreements that may be entered into are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

The Transfer Agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company.

Listing

The Common Stock and Public Warrants are listed on Nasdaq, under the symbols “IMSR” and “IMSRW,” respectively.

SECURITIES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, future sales of Common Stock or warrants, or the availability for future sale of shares of Common Stock or warrants, will have on the market price of the Common Stock or Public Warrants prevailing from time to time. The sale of substantial amounts of shares of Common Stock or our warrants in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Common Stock or of our Public Warrants and could impair our future ability to raise capital through the sale of our equity or equity-related securities at a time and price that we deem appropriate.

As of May 29, 2026, prior to the issuance and resale of the securities offered by this prospectus, we had a total of 105,935,266 shares of Common Stock and share equivalents outstanding (including 82,718,567 shares of Common Stock issued and outstanding and 23,216,699 shares of Common Stock that would be issued and outstanding upon the exchange of outstanding Exchangeable Shares). Of these shares, approximately 58,261,943 shares of Common Stock are freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates,” as of May 29, 2026. Under the Securities Act, an “affiliate” of an issuer is a person that directly or indirectly controls, is controlled by, or is under common control with that issuer. The remaining shares of Common Stock are “restricted securities,” as defined in Rule 144 under the Securities Act (“Rule 144”) or are otherwise not permitted to be sold absent registration under the Securities Act or compliance with Rule 144 thereunder or in reliance on another exemption from registration.

In addition, as of May 29, 2026, we also had outstanding:

(i)	11,500,000 Public Warrants outstanding, each exercisable for one share of Common Stock at a price of $11.50 per share;
(ii)	8,117,599 Private Placement Warrants outstanding, each exercisable for one share of Common Stock at a price of $11.50 per share; and
(iii)	10,658,520 Legacy Terrestrial Warrants, each exercisable for one share of Common Stock at an exercise price of $2.24 per share.

As a result of the registration provisions of the Registration Rights Agreement and the Warrant Agreement, all of the shares of Common Stock issuable upon exercise of the Public Warrants, Private Placement Warrants and the Legacy Terrestrial Warrants may be eligible for future sale without restriction by persons other than our “affiliates.” As a result of the registration provisions of the PIPE Subscription Agreements, all of the PIPE Shares may be eligible for future sale without restriction by persons other than our “affiliates.” We are registering issuance and/or resale of the shares of Common Stock issuable upon exercise of the Public Warrants, Private Placement Warrants and the Legacy Terrestrial Warrants, along with the resale of the PIPE Shares, and therefore such shares may be eligible for future sale without restriction.

See “Risk Factors - Risks Related to this Offering by Us and the Selling Securityholders - Sales, or the perception of sales, of our shares of Common Stock or warrants by us or our existing securityholders could dilute existing stockholders and cause the market price for our Common Stock or Public Warrants to decline” for additional information.

Equity Plans

We filed a registration statement on Form S-8 under the Securities Act on January 5, 2026 (File No. 333-292571) to register the offer and sale of all shares of Common Stock or securities convertible or exchangeable for shares of Common Stock issuable under the 2025 Plan and all eligible shares of Common Stock underlying stock options issued pursuant to the 2024 Plan. All shares of Common Stock registered under such registration statement is available for resale by nonaffiliates in the public market without restriction under the Securities Act and by affiliates in the public market subject to compliance with the resale provisions of Rule 144. We also filed a registration statement on Form S-8 (File No. 333-296028) covering the resale of shares held by our affiliates that were received under the 2025 Plan and 2024 Plan. Pursuant to this registration statement, these affiliates can sell the shares listed in the registration statement without reliance on the resale provisions of Rule 144.

Registration Rights

In connection with the consummation of the Business Combination, we entered into the Registration Rights Agreement by and among us, Cantor and the Sponsor, pursuant to which we granted them and their affiliates the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act certain securities held by such holders. These shares also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates.

The Warrant Agreement also requires that we file with the SEC and use commercially reasonable efforts to maintain a registration statement registering the issuance of the shares of Common Stock issuable upon exercise of the Private Placement Warrants. If such a registration statement is not effective at any time, warrant holders may elect to exercise their Private Placement Warrants on a “cashless basis” pursuant to the terms of the Warrant Agreement.

In connection with the PIPE, the Company and Selling Securityholders entered into the PIPE Subscription Agreements, pursuant to which we agreed to file with the SEC a shelf registration statement registering the resale of the shares of Common Stock issued to the PIPE Investors within 30 days following the Closing and to use commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies the Company that it will “review” the registration) following the filing deadline and (ii) the tenth (10th) Business Day after the Company is notified by the SEC that the registration statement will not be “reviewed” or will not be subject to further review.

Lock-Up Agreements

Sponsor Lock-Up Agreement

At the Closing, the Sponsor entered into that certain lock-up agreement (the “Sponsor Lock-Up Agreement”), pursuant to which all shares of Common Stock the Sponsor received upon conversion of its HCM II Class A Ordinary Shares after the Business Combination and Private Placement Warrants will be locked up and may not be transferred, subject to certain customary transfer exceptions, from the Closing until the date that is the earliest of (a) the twelve (12) month anniversary of the date of the Sponsor Lock-Up Agreement, and (b) following the 180th day following the Closing, (i) with respect to 50% of the shares of Common Stock that the Sponsor received upon conversion of its HCM II Class A Ordinary Shares (“Sponsor Lock-Up Shares”) and warrants received upon conversion of private placement warrants (the “Sponsor Lock-Up Warrants”), the date on which the VWAP (defined below) equals or exceeds $15.00 per share, and (ii) with respect to 100% of the Sponsor Lock-Up Shares and the Sponsor Lock-Up Warrants, the date on which the VWAP equals or exceeds $20.00 per share (the “Lock-Up Period”). “VWAP” means, for the Common Stock for a period of twenty (20) business days ending on any given determination date, the dollar volume-weighted average price for the Common Stock on the Nasdaq Capital Market, for such period, as reported by Bloomberg through its “AQR” function (excluding, for the avoidance of doubt, the opening and closing print of each VWAP purchase date), or any successor thereto.

Key Holder Lock-Up Arrangement

At the Closing, the Key Holders entered into the Key Holder Lock-Up Agreement, pursuant to which (a) shares received by the Key Holders as per share base consideration, and (b) the shares of Common Stock underlying all other securities of HCM II held by the Key Holders immediately following the Closing that are convertible into, or exercisable or exchangeable for, shares of Common Stock will be locked up and may not be transferred by the Key Holder thereof, subject to certain customary transfer exceptions, until the expiration of the Lock-Up Period.

Additionally, the holders of Convertible Notes entered into Key Holder Lock-Up Agreements in connection with the conversion of the Convertible Notes.

Letter Agreement

On August 15, 2024, HCM II, its directors and officers and the Sponsor entered into that certain letter agreement, dated August 15, 2025 (the “Letter Agreement”), containing provisions relating to transfer restrictions of the Founder Shares and Private Placement Warrants, indemnification of the Trust Account, voting obligations, waiver of redemption rights and participation in liquidation distributions from the Trust Account.

Under this Letter Agreement, the Class B ordinary shares and Private Placement Warrants and any Class A Ordinary Shares issued upon conversion or exercise thereof are each subject to transfer restrictions pursuant to lock-up provisions in the agreements entered into by our sponsor and management team. Those lock-up provisions provide that such securities are not transferable or saleable (i) in the case of the Class B ordinary shares, until the earlier of (A) one year after the completion of our initial business combination or earlier if, subsequent to our initial business combination, the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property and (ii) in the case of the private placement warrants and any Class A ordinary shares issuable upon conversion or exercise thereof, until 30 days after the completion of our initial business combination except in each case (a) to our or Cantor Fitzgerald & Co.’s officers, directors, advisors or consultants, any affiliate or family member of any of our or Cantor Fitzgerald & Co.’s officers, directors, advisors or consultants, any members or partners of the sponsor or their affiliates and funds and accounts advised by such members or partners, any affiliates of the sponsor, or any employees of such affiliates, (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the completion window or in connection with the consummation of a business combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) pro rata distributions from our sponsor or Cantor to its respective members, partners or shareholders pursuant to our sponsor’s or Cantor’s limited liability company agreement or other charter documents; (g) by virtue of the laws of the Cayman Islands or our sponsor’s limited liability company agreement upon dissolution of our sponsor or upon dissolution of Cantor, (h) in the event of our liquidation prior to our consummation of our initial business combination; (i) in the event that, subsequent to our consummation of an initial business combination, we complete a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property or (j) to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (a) through (g); provided, however, that in the case of clauses (a) through (g) and clause (j) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements.

Pursuant to the Sponsor Lock-Up Agreement, Key Holder Lock-Up Agreement and Letter Agreement entered into with HCM II, each of our Sponsor, directors and officers have agreed to restrictions on its ability to transfer, assign, or sell the units, as summarized in the table below.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Common Stock Public Warrants	12 months from Closing	HCM Investor Holdings II, LLC Andrew Brenner Michael J. Connor Jacob Loveless

180 days after Closing (i) with respect to 50% of the Sponsor Lock-Up Shares and the Sponsor Lock-Up Warrants, the date on which the VWAP equals or exceeds $15.00 per share, and (ii) with respect to 100% of the Sponsor Lock-Up Shares and the Sponsor Lock-Up Warrants, the date on which the VWAP equals or exceeds $20.00 per share. The Key Holder Lock-Up Agreements provide for certain permitted transfers of the Key Holder Lock-Up Shares including but not limited to, transfers to

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
certain affiliates or family members, or the exercise of certain stock options and warrants.

Founder Shares	12 months from Closing	HCM Investor Holdings II, LLC Andrew Brenner Michael J. Connor Jacob Loveless

The Letter Agreement provides for certain customary permitted transfers, including transfers to certain affiliates, family members or for estate planning purposes.

Transfer restrictions will expire the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their shares of Common Stock for cash, securities or other property.

If, subsequent to the initial business combination, the closing price of the Common Stock equals or exceeds $12.00 per share for any twenty (20) trading days within any thirty (30)-trading day period commencing at least 150 days after the initial business combination, the transfer restrictions on the Founder Shares will expire.

Private Placement Warrants	30 days from Closing	HCM Investor Holdings II, LLC Andrew Brenner Michael J. Connor Jacob Loveless

The Letter Agreement provides for certain customary permitted transfers, including transfers to certain affiliates, family members or for estate planning purposes.

Additionally, subsequent to our consummation of an initial business combination, transfer restrictions on the Private Placement Warrants will no longer apply if we complete a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their shares of Common Stock for cash, securities or other property.

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”) and subject to the requirements set forth under “- Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies” below, a Person who has beneficially owned restricted shares of Common Stock or warrants for at least six months would be entitled to sell their securities, provided that (a) such Person is not deemed to have been an affiliate of the Company at the time of, or at any time during the three months preceding, a sale and (b) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the twelve months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of Common Stock or warrants for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the volume limitations set forth in Rule 144.

Sales by affiliates of the Company under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if all the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding twelve months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
●	at least one (1) year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As of the consummation of the Business Combination, the Company is no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR HOLDERS OF COMMON STOCK AND PUBLIC WARRANTS

The following discussion is a summary of material U.S. federal income tax considerations to U.S. Holders and Non-U.S. Holders (each as defined below, and together, “Holders”) of the ownership and disposition of the shares of Common Stock and warrants that are being offered pursuant to this prospectus (such offered warrants, the “Offered Warrants,” and collectively with such offered shares of Common Stock, the “Offered Securities”). This discussion applies only to Holders that hold their Offered Securities as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment).

This discussion also does not address the U.S. federal income tax consequences of the exercise of warrants (other than the exercise of the Offered Warrants as specifically discussed below) by existing holders of such warrants, and such holders should consult their own tax advisors regarding the U.S. federal income tax consequences to them of their receipt of Common Stock in connection with an exercise of such warrants. This discussion is limited to U.S. federal income tax considerations and does not address any estate, gift or other U.S. federal non-income tax considerations or considerations arising under the tax laws of any U.S. state, or local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to any particular investor in light of their particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply to investors subject to special rules under U.S. federal income tax law, such as:

●	banks, financial institutions or financial services entities;
●	broker-dealers;
●	taxpayers that are subject to the mark-to-market accounting rules with respect to the Offered Securities;
●	tax-exempt entities;
●	governments or agencies or instrumentalities thereof;
●	insurance companies;
●	regulated investment companies or real estate investment trusts;
●	partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) or pass-through entities (including S Corporations), or persons that hold or will hold the Offered Securities through such partnerships or pass-through entities;
●	U.S. expatriates or former long-term residents of the United States;
●	except as specifically provided below, persons that actually or constructively own five percent or more (by vote or value) of our stock;
●	persons that acquired the Offered Securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
●	persons that hold or will hold the Offered Securities as part of a straddle, constructive sale, hedge, wash sale, conversion or other integrated or similar transaction;
●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; or
●	“specified foreign corporations” (including “controlled foreign corporations”), “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Offered Securities, the tax treatment of such partnership and a person treated as a partner, member or other beneficial owner in such partnership will generally depend on the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. Partnerships holding any Offered Securities and persons that are treated as partners, members or other beneficial owners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the ownership and disposition of the Offered Securities.

This discussion is based on the Code, Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. The Company has not sought, and does not intend to seek, any rulings from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax considerations described herein. Accordingly, there can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

THIS DISCUSSION IS ONLY A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF THE OFFERED SECURITIES. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE OFFERED SECURITIES, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

As used herein, a “U.S. Holder” is a beneficial owner of an Offered Security who or that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
●	an estate whose income is subject to U.S. federal income tax regardless of its source; or
●	a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.
A.	Taxation of Distributions

In general, distributions of cash or other property to U.S. Holders of shares of Common Stock (other than certain distributions of our stock or rights to acquire our stock) generally will constitute dividends for U.S. federal income tax purposes to the extent paid from the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its shares of Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of shares of Common Stock and will be treated as described below under the section entitled “- U.S. Holders - B. Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities.”

Dividends paid to a U.S. Holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be subject to tax at reduced rates accorded to long-term capital gains.

B.	Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities

Upon a sale or other taxable disposition of Offered Securities (which, in general, would include a redemption of Offered Warrants that is treated as a sale of such Offered Warrants as described below), a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the Offered Securities so disposed (as further described below). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Offered Securities so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Offered Securities so disposed of. A U.S. Holder’s adjusted tax basis in its Offered Securities generally will equal (A) with respect to the shares of Common Stock, the U.S. Holder’s acquisition cost, less any prior distributions treated as a return of capital, or in the case of a U.S. Holder that acquired shares of Common Stock upon exercise of an Offered Warrant for cash, as described below in “- U.S. Holders - C. Exercise, Lapse or Redemption of Offered Warrants,” and (B) with respect to the Offered Warrants, the U.S. Holder’s acquisition cost with respect thereto, plus the amount of any constructive distributions included in income by such U.S. Holder (as described below in “- U.S. Holders - D. Possible Constructive Distributions”).

C.	Exercise, Lapse or Redemption of Offered Warrants

A U.S. Holder generally will not recognize taxable gain or loss on the acquisition of shares of Common Stock upon exercise of Offered Warrants for cash. The U.S. Holder’s tax basis in the shares of Common Stock received upon exercise of the Offered Warrants generally will be an amount equal to the sum of the U.S. Holder’s tax basis in the Offered Warrants (as described above in “- U.S. Holders - B. Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities”) and the exercise price of such Offered Warrants. It is unclear whether the U.S. Holder’s holding period for the shares of Common Stock received upon exercise of the Offered Warrants will begin on the date following the date of exercise or on the date of exercise of the Offered Warrants; in either case, the holding period will not include the period during which the U.S. Holder held the Offered Warrants. If any Offered Warrants are allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the lapsed Offered Warrants.

The tax consequences of a cashless exercise of Offered Warrants are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the shares of Common Stock received would equal the U.S. Holder’s basis in the Offered Warrants exercised therefor. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period in the shares of Common Stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the Offered Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the Offered Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the shares of Common Stock would include the holding period of the Offered Warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered a number of Offered Warrants equal to the number of shares of Common Stock having a value equal to the exercise price for the total number of Offered Warrants to be exercised. In such case, the U.S. Holder would recognize capital gain or loss with respect to the Offered Warrants deemed surrendered in an amount equal to the difference between the fair market value of the shares of Common Stock that would have been received in a regular exercise of the Offered Warrants deemed surrendered and the U.S. Holder’s tax basis in the Offered Warrants deemed surrendered. In this case, a U.S. Holder’s aggregate tax basis in the shares of Common Stock received would equal the sum of the U.S. Holder’s tax basis in the Offered Warrants deemed exercised and the aggregate exercise price of such Offered Warrants. It is unclear whether a U.S. Holder’s holding period for the shares of Common Stock would commence on the date following the date of exercise or on the date of exercise of the Offered Warrants; in either case, the holding period would not include the period during which the U.S. Holder held the Offered Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the shares of Common Stock received, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

If the Company redeems Offered Warrants for cash or if it purchases Offered Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under the section entitled “- U.S. Holders - B. Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities.”

D.	Possible Constructive Distributions

The terms of each Offered Warrant provide for an adjustment to the number of shares of Common Stock for which the Offered Warrant may be exercised or to the exercise price of the Offered Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of the Offered Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits (for example, through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Offered Warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of shares of Common Stock, or as a result of the issuance of a stock dividend to holders of shares of Common Stock, in each case, which is taxable to the holders of such shares as a distribution. Such constructive distribution would be subject to tax as described above under the section entitled “- U.S. Holders - A. Taxation of Distributions” in the same manner as if the U.S. Holders of the Offered Warrants received a cash distribution from the Company equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

Payments of distributions on and the proceeds from a sale or other disposition of Offered Securities will be subject to information reporting to the IRS and U.S. backup withholding on such payments may be possible. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and the U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Non-U.S. Holders

As used herein, a “Non-U.S. Holder” is a beneficial owner of an Offered Security who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;
●	a foreign corporation; or
●	an estate or trust that is not a U.S. Holder.
A.	Taxation of Distributions

In general, any distributions (including constructive distributions, but not including certain distributions of our stock or rights to acquire our stock) made to a Non-U.S. Holder of shares of Common Stock, to the extent paid out of the Company’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, the Company will be required to withhold tax from the gross amount of the dividend at a rate of thirty percent (30%), unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such Non-U.S. Holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of shares of Common Stock, which will be treated as described below under the section entitled “- Non-U.S. Holders - B. Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities.” In addition, if the Company determines that it is likely to be classified as a

“United States real property holding corporation” (see the section entitled “- Non-U.S. Holders - B. Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities” below), the applicable withholding agent may withhold fifteen percent (15%) of any distribution that exceeds the Company’s current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides an IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise.

A Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of thirty percent (30%) (or a lower applicable treaty rate).

B.	Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of its Offered Securities (including a lapse or redemption of the Offered Warrants as described below under the section entitled “- Non-U.S. Holders - C. Exercise, Lapse or Redemption of Offered Warrants”), unless:

●	the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States);
●	such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition (as such days are calculated pursuant to Section 7701(b)(3) of the Code) and certain other requirements are met; or
●	the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the applicable Offered Securities being disposed of, except, in the case where shares of Common Stock are “regularly traded” on an “established securities market” (as such terms are defined under applicable Treasury Regulations), (x) the Non-U.S. Holder is disposing of shares of Common Stock and has owned, whether actually or based on the application of constructive ownership rules, five percent (5%) or less of shares of Common Stock at all times within the shorter of the five-year period preceding such disposition of such shares of Common Stock or such Non-U.S. Holder’s holding period for such shares of Common Stock or (y) the Non-U.S. Holder is disposing of Offered Warrants and has owned, whether actually or based on the application of constructive ownership rules, five percent (5%) or less of the total fair market value of our Warrants (provided our Warrants are considered to be “regularly traded”) at all times within the shorter of the five-year period preceding such disposition of Offered Warrants or such Non-U.S. Holder’s holding period for such Offered Warrants. There can be no assurance that any Offered Securities will be treated as regularly traded on an established securities market for this purpose. It is unclear how the rules for determining the five percent (5%) threshold for this purpose would be applied with respect to shares of Common Stock or Offered Warrants, including how a Non-U.S. Holder’s ownership of Offered Warrants impacts the five percent (5%) threshold determination with respect to the shares of Common Stock and whether the five percent (5%) threshold determination with respect to Offered Warrants must be made with or without reference to our warrants that are not Offered Warrants. In addition, special rules may apply in the case of a disposition of Offered Warrants if our shares of Common Stock is considered to be “regularly traded,” but Offered Warrants are not considered to be “regularly traded.” Non-U.S. Holders should consult their own tax advisors regarding the application of the foregoing rules in light of their particular facts and circumstances.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may also be subject to an additional “branch profits tax” imposed at a thirty percent (30%) rate (or a lower applicable income tax treaty rate).

If the second bullet point applies to a Non-U.S. Holder, such Non-U.S. Holder generally will be subject to U.S. tax on such Non-U.S. Holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of thirty percent (30%) (or a lower applicable tax treaty rate).

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, the Company may be required to withhold U.S. federal income tax at a rate of fifteen percent (15%) of the amount realized upon such disposition or redemption. The Company believes it is not currently a United States real property holding corporation and is not expected to be a United States real property holding corporation in the foreseeable future. However, such determination is factual in nature and subject to change. Accordingly, no assurance can be provided as to whether the Company would be treated as a United States real property holding corporation in any taxable year.

Non-U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences to them in respect of any loss recognized on a sale, taxable exchange or other taxable disposition of its Offered Securities.

C.	Exercise, Lapse or Redemption of Offered Warrants

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of an Offered Warrant generally will correspond to the U.S. federal income tax treatment of the exercise of an Offered Warrant by a U.S. holder, as described above in “- U.S. Holders - C. Exercise, Lapse or Redemption of Offered Warrants,” although to the extent a cashless exercise results in a taxable exchange, the tax consequences to a Non-U.S. Holder would be the same as those described below in “- Non-U.S. Holders- B. Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities.”

If the Company redeems Offered Warrants for cash or if the Company purchases Offered Warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the Non-U.S. Holder, taxed as described above under “- Non-U.S. Holders - B. Sale, Taxable Exchange or Other Taxable Disposition of Offered Securities.”

Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the exercise, lapse, or redemption of Offered Warrants.

D.	Possible Constructive Distributions

The terms of each Offered Warrant provide for an adjustment to the number of shares of Common Stock for which the Offered Warrant may be exercised or to the exercise price of the Offered Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not a taxable event. A Non-U.S. Holder of the Offered Warrants would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the Non-U.S. Holder’s proportionate interest in the Company’s assets or earnings and profits (for example, through an increase in the number of shares of Common Stock that would be obtained upon exercise or through a decrease in the exercise price of the Offered Warrant), which adjustment may be made as a result of a distribution of cash or other property, such as other securities, to the holders of shares of Common Stock, or as a result of the issuance of a stock dividend to holders of shares of Common Stock, in each case, which is taxable to the holders of such stock as a distribution. Any constructive distribution received by a Non-U.S. Holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. Holder received a corporate distribution from the Company equal to the fair market value of such increased interest without any corresponding receipt of cash, the U.S. federal income tax consequences of which are described above under “- Non-U.S. Holders - A. Taxation of Distributions.”

E.	Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of Offered Securities. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid U.S. information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a tax treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

F.	Foreign Account Tax Compliance Act

Provisions commonly referred to as “FATCA” impose withholding of thirty percent (30%) on payments of dividends (including constructive dividends) on Offered Securities to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent (30%) withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed Treasury Regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed Treasury Regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. However, there can be no assurance that final Treasury Regulations will provide the same exceptions from FATCA withholding as the proposed Treasury Regulations.

Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of Offered Securities.

PLAN OF DISTRIBUTION

The Selling Securityholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling Resale Securities or interests in any Resale Securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their Resale Securities or interests in our shares of Resale Securities on any stock exchange, market, or trading facility on which shares of Common Stock or warrants, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of their securities or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	one or more underwritten offerings;
●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	distributions to their members, partners, or stockholders;
●	short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
●	directly to one or more purchasers;
●	through agents;
●	broker-dealers who may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per share or Warrant; or
●	a combination of any such methods of sale.

The Selling Securityholders may, from time to time, pledge or grant a security interest in the Resale Securities owned by them and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the Selling Securityholders to include the pledgee, transferee, or other successors-in-interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of Resale Securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The Selling Securityholders may also sell Resale Securities short and deliver these securities to close out their short positions, or loan or pledge Resale Securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of Resale Securities offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the Resale Securities offered by them will be the purchase price of such securities, less discounts or commissions, if any. The Selling Securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Resale

Securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholders.

The Selling Securityholders also may in the future resell Resale Securities in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The Selling Securityholders and any underwriters, broker-dealers, or agents that participate in the sale of Resale Securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the Selling Securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of Resale Securities to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the Selling Securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Common Stock or our warrants. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Common Stock or our warrants than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Common Stock or our warrants by bidding for or purchasing Common Stock or warrants in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the Common Stock or warrants sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Common Stock or warrants at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement and the PIPE Subscription Agreements, we have agreed to indemnify the Selling Securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the Selling Securityholders may be required to make with respect thereto. In addition, we and the Selling Securityholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement or the applicable PIPE Subscription Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The Selling Securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, transfer taxes, and certain legal expenses relating to the offering.

A selling securityholder that is an entity may elect to make an in-kind distribution of Resale Securities to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable Resale Securities pursuant to the distribution through a registration statement.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Bryan Cave Leighton Paisner LLP and King & Spalding LLP, respectively.

EXPERTS

The consolidated financial statements of Terrestrial Energy Inc. as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 included in this prospectus and elsewhere in the registration statement have been audited by UHY LLP, an independent registered public accounting firm, as stated in their report thereon, which report expresses an unqualified opinion, and included in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Change in Certifying Accountant

On November 21, 2025, the Audit Committee of our Board of Directors approved the dismissal of WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of HCM II prior to the consummation of the Merger, as the independent registered public accounting firm of the Company, effective as of the date of notice to Withum, which was delivered to Withum on Monday, November 24, 2025.

The report of Withum on the financial statements of HCM II for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles except for the explanatory paragraph describing an uncertainty about HCM II’s ability to continue as a going concern. The report of Withum on HCM II’s report on the financial statements of HCM for the year ended December 31, 2024 included an emphasis of matter paragraph with respect to the restatement of financial statements to correct the inclusion of a transaction with HCM II’s underwriter in the related party transaction footnote.

During the period from April 4, 2024 (HCM II’s inception) through September 30, 2025 and the subsequent interim period preceding Withum’s dismissal, there were no (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1935, as amended.

We previously provided Withum with a copy of the foregoing disclosures and requested that Withum furnish us with a letter addressed to the Commission stating whether it agrees with the statements made by us set forth above. A copy of the letter from Withum, dated November 24, 2025, was filed as Exhibit 16.1 to the Current Report on Form 8-K filed by the Company on November 24, 2025, and is incorporated by reference into the registration statement of which this prospectus forms a part.

On November 21, 2025, the Audit Committee approved the engagement of UHY LLP (“UHY”) as our independent registered public accounting firm to audit the consolidated financial statements of the Company as of and for the year ended December 31, 2025. UHY served as the independent registered public accounting firm of TEDI prior to the consummation of the Merger. During the period from April 4, 2024 (HCM II’s inception) to December 31, 2025 and the subsequent interim period through March 31, 2026, HCM II did not consult with UHY with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the financial statements of HCM II, and neither a written report nor oral advice was provided to HCM II that UHY concluded was an important factor considered by HCM II in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (as defined above).

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at https://www.terrestrialenergy.com/. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

TERRESTRIAL ENERGY, INC.

Terrestrial Energy Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$76,946	$97,164
Short-term investments	198,018	200,626
Prepaid expenses and other current assets	1,779	1,769
Total current assets	276,743	299,559

Property and equipment, net	831	835
Long-term investments	14,898	—
Intangible assets, net	699	708
Right-of-use assets	1,919	1,814
Other assets	78	64
Total Assets	$295,168	$302,980

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$4,495	$5,501
Operating lease liabilities, current	520	383
Finance lease liabilities, current	33	33
Total current liabilities	5,048	5,917

Operating lease liabilities, noncurrent	1,478	1,601
Finance lease liabilities, noncurrent	46	56
Total liabilities	6,572	7,574

Commitments and Contingencies (Note 10)

Stockholders’ Equity
Common shares, $0.0001 par value; 500,000,000 authorized shares; 82,242,434 and 81,771,422 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	8	8
Exchangeable shares, $0.0001 par value; 23,692,820 and 24,011,017 shares issued and outstanding as of March 31, 2026 and December 31, 2025	2	2
Additional paid-in-capital	421,734	418,815
Accumulated deficit	(135,128)	(124,625)
Accumulated other comprehensive income	1,980	1,206
Total stockholders’ equity	288,596	295,406
Total liabilities and stockholders’ equity	$295,168	$302,980

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share data)

(Unaudited)

	Three months ended
	March 31,
	2026	2025

OPERATING EXPENSES
Research and development costs	$4,566	$1,408
General and administrative	7,304	3,289
Depreciation and amortization	61	181
Total Operating Expenses	11,931	4,878
OPERATING LOSS	(11,931)	(4,878)

OTHER INCOME (EXPENSE)
Government grants	48	23
Interest expense	(2)	(1,231)
Interest expense – related party	—	(140)
Interest and dividend income	1,453	4
Foreign exchange loss	(34)	(30)
OTHER INCOME (EXPENSE)	1,465	(1,374)

Net loss before income tax	(10,466)	(6,252)
Income tax expense	(37)	—
Net loss	(10,503)	(6,252)

Loss per common share, basic and diluted	$(0.10)	$(0.10)
Weighted-Average Shares of Common Shares Outstanding, Basic and diluted	105,861,986	63,170,918

Net loss	$(10,503)	$(6,252)
Other comprehensive (loss) income net of tax:
Foreign currency translation adjustments	(64)	(827)
Change in net unrealized gains on short-term and long-term investments	838	—
Comprehensive loss	$(9,729)	$(7,079)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

(in thousands, except share data)

(Unaudited)

						Accumulated
					Additional	Other		Total
	Common Shares		Exchangeable Shares		Paid-In-	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balance as of January 1, 2026	81,771,422	$8	24,011,017	$2	$418,815	$1,206	$(124,625)	$295,406
Stock-based compensation	—	—	—	—	2,761	—	—	2,761
Shares issued upon exercise of options	140,815	—	—	—	158	—	—	158
Conversion of exchangeable shares to common shares	318,197	—	(318,197)	—	—	—	—	—
Issuance of shares for private placement	12,000	—	—	—	—	—	—	—
Currency translation adjustments	—	—	—	—	—	(64)	—	(64)
Change in unrealized gains on short-term and long-term investments	—	—	—	—	—	838	—	838
Net loss	—	—	—	—	—	—	(10,503)	(10,503)
Balance, March 31, 2026	82,242,434	$8	23,692,820	$2	$421,734	$1,980	$(135,128)	$288,596

						Accumulated
						Other
					Additional	Comprehensive		Total
	Common Shares		Exchangeable Shares		Paid-In-	Income	Accumulated	Stockholders'
	Shares*	Amount	Shares*	Amount	Capital	(Loss)	Deficit	Deficit
Balance as of January 1, 2025, as recast	39,159,901	$4	24,011,017	$2	$82,774	$337	$(96,608)	$(13,491)
Stock-based compensation	—	—	—	—	180	—	—	180
Issuance of warrants in connection with convertible notes, net of tax	—	—	—	—	2,595	—	—	2,595
Currency translation adjustments	—	—	—	—	—	(827)	—	(827)
Net loss	—	—	—	—	—	—	(6,252)	(6,252)
Balance, March 31, 2025	39,159,901	$4	24,011,017	$2	$85,549	$(490)	$(102,860)	$(17,795)

* The shares of the Company’s common stock prior to the Recapitalization have been retrospectively recast to reflect the change in the capital structure as a result of the Recapitalization as described in Note 1.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended
	March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(10,503)	$(6,252)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	61	181
Amortization of debt discount	—	517
Interest income and accretion of discount on investments, net	(55)	—
Stock-based compensation	2,761	180
Unrealized foreign currency transaction gain	(378)	(96)
Noncash lease expense	99	62
Changes in operating assets and liabilities
Prepaid expenses and other current assets	27	(150)
Accounts payable and accrued expenses	(908)	2,023
Accrued interest	—	663
Accrued interest - related party	—	143
Operating lease payments	(197)	(31)
Net cash used in operating activities	(9,093)	(2,760)

Cash flows from investing activities
Purchases of intangible assets	—	(21)
Purchases of property and equipment	(53)	(163)
Purchase of investments	(73,146)	—
Proceeds from redemptions of investments	61,693	—
Net cash used in investing activities	(11,506)	(184)

Cash flows from financing activities
Proceeds from issuance of convertible notes	—	9,335
Proceeds from issuance of convertible notes – related parties	—	1,650
Proceeds from the exercise of stock options for common shares	158	—
Repayment of finance lease liabilities	(9)	(40)
Net cash provided by financing activities	149	10,945

Effect of exchange rate changes on cash and cash equivalents	232	295

(Decrease) increase in cash and cash equivalents during the period	(20,218)	8,296
Cash and cash equivalents, beginning of period	97,164	3,022
Cash and cash equivalents, end of period	$76,946	$11,318

Supplemental noncash investing and financing activities
Recognition of warrants in connection with convertible notes, net of tax	$—	$2,595
Operating lease liabilities obtained in exchange for operating lease assets	$228	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

Terrestrial Energy Inc.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share data or otherwise stated)

(Unaudited)

1. Organization and Description of Business

Terrestrial Energy Inc. (the “Company” or “TEI”), a Company incorporated under the laws of the State of Delaware, is a Company developing Generation IV nuclear technology, as defined by the Generation IV International Forum. The Company is committed to delivering reliable, resilient, emission-free, and cost-competitive energy by developing and deploying its patented Integral Molten Salt Reactor (“IMSR”) for commercial operation.

On October 28, 2025 (the “Closing Date”), Terrestrial Energy Inc. (formerly HCM II Acquisition Corp. “HCM II”) consummated the transactions set forth by the Business Combination Agreement dated March 26, 2025 with Terrestrial Energy Development Inc. (formerly Terrestrial Energy, Inc.) (“TEDI”) and HCM II Merger Sub Inc. (the “Business Combination”). Upon closing, Merger Sub merged with and into TEDI, with TEDI surviving as a wholly owned subsidiary of Terrestrial Energy Inc. (collectively, the “Transactions”). Under the terms of the Agreement, TEDI’s outstanding shares of common stock and convertible notes were exchanged for shares in Terrestrial Energy Inc. at an exchange ratio specified in the Business Combination Agreement.

The Business Combination was accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Under this method of accounting, TEDI was deemed to be the accounting acquirer for financial reporting purposes.

The Business Combination closed on Tuesday, October 28, 2025, with trading commencing on the Nasdaq Stock Market LLC (“Nasdaq”) on Wednesday, October 29, 2025.

Upon closing of the transaction, the combined company became known as Terrestrial Energy Inc. and its securities and warrants were listed on Nasdaq under the symbols “IMSR” and “IMSRW”, respectively.

Liquidity and Going Concern

Historically, the Company’s primary sources of liquidity have been cash flows from private fundraising offerings to related parties or other investors and other financing activities to fund operations. For the three months ended March 31, 2026 and 2025, the Company reported operating losses of $11,931 and $4,878, respectively, and negative cash flows from operations of $9,093 and $2,760, respectively. As of March 31, 2026, the Company had $76,946 in cash and cash equivalents and $198,018 in short-term investments. The Company had net working capital of $271,695 and an accumulated deficit of $135,128.

The Company believes that it has sufficient liquidity to support operations for at least the next twelve months following the date of issuance of the condensed consolidated financial statements. This projection is based on the Company’s current expectations regarding cost structure, cash burn rate and other operating assumptions.

Terrestrial Energy Inc.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share data or otherwise stated)

(Unaudited)

2. Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements and accompanying notes are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial reporting.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Articles 8 and 10 of Regulation S-X of the U.S. Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, it does not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. The information herein should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed on March 30, 2026. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair statement of the financial position, operating results, and cash flows for the periods presented.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions made when accounting for items and matters such as, but not limited to, determination of deferred income for government assistance, useful life of property and equipment and intangible assets, fair value of stock options granted, recognition of deferred income tax assets, determination of incremental borrowing rate used to measure lease liabilities, and warrants, are reasonable based on information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the condensed consolidated financial statements, as well as amounts reported on the statements of operations during the periods presented. Actual results could differ from those estimates.

Foreign Currency

The Company’s reporting currency is the United States dollar (“USD”). The functional currency of each subsidiary is determined by the currency of the primary economic environment in which the entity operates. The functional currency of Terrestrial Energy Ontario Inc. (“TEON”) is the Canadian dollar (“CAD”), that of Terrestrial Energy Limited, a company incorporated under the laws of England and Wales, the Pound Sterling and that of Terrestrial Energy USA, Inc., the USD. Assets and liabilities of the operating subsidiaries are translated at the spot rate in effect at the applicable reporting date. Revenues and expenses of the operating subsidiaries are translated at the average exchange rates in effect during the applicable period. The resulting foreign currency translation adjustment is recorded as Accumulated other comprehensive income (loss), which is reflected as a separate component of Stockholders’ Equity (Deficit). The functional currency is translated into U.S. dollars for balance sheet accounts using currency exchange rates in effect as of the balance sheet date, and for revenue and expense accounts using a weighted-average exchange rate during the respective reporting period. The transactions in foreign currency (that is a different currency than the functional currency of the entity) are converted at the exchange rate prevailing to the date of the transaction. The assets and liabilities denominated in foreign currencies are evaluated in the current period on the date of the closing or at the opening rate, when applicable. The translation adjustments are deferred as a separate component of equity in “Accumulated other comprehensive income (loss)”. Gains or losses resulting from transactions denominated in foreign currencies and intercompany debt that is not of a long-term investment nature are included in foreign exchange gain (loss) in the condensed consolidated statements of operations and comprehensive loss.

Terrestrial Energy Inc.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share data or otherwise stated)

(Unaudited)

Concentration of Credit Risks

The Company’s cash accounts in a financial institution may at times exceed the Federal Depository Insurance coverage of $250,000. No losses have been incurred to date on any deposit balance.

Fair Value Measurements

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

●	Level 1: Inputs are quoted prices in active markets for identical assets or liabilities.
●	Level 2: Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.
●	Level 3: Inputs are unobservable for the asset or liability.

The carrying amounts of certain financial instruments, such as cash equivalents, prepaid expenses and other current assets, accounts payable and accrued expenses, approximate fair value due to their relatively short maturities. The Company’s investments are classified as Level 1 or Level 2 assets (as described in Note 3). The valuation techniques used to measure the fair values of the Company’s Level 2 financial instruments, which generally have counterparties with high credit ratings, are based on quoted market prices or model-driven valuations using significant inputs derived from and corroborated by observable market data.

Warrants

The Company reviews the terms of warrants to purchase its common stock to determine whether warrants should be classified as liabilities or stockholders’ equity (deficit) in its condensed consolidated balance sheets. In order for a warrant to be classified in stockholders’ equity (deficit), the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for stockholders’ equity (deficit) classification, it is carried on the condensed consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other income (expense) in the condensed consolidated statements of operations and comprehensive loss. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the condensed consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

Terrestrial Energy Inc.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share data or otherwise stated)

(Unaudited)

Stock-Based Compensation

The Company accounts for stock-based compensation arrangements granted to employees in accordance with Accounting Standards Codification (“ASC”) 718, “Compensation: Stock Compensation”, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

The Company uses the Black-Scholes option pricing model to determine the grant date fair value of its stock-based compensation. This model requires the Company to estimate the expected volatility and the expected term of the stock options, which are highly complex and subjective variables. The Company uses an expected volatility of its stock price during the expected life of the options that is based on the historical performance of the Company’s stock price as well as including an estimate using similar companies. The expected term is computed using the simplified method as the Company’s best estimate given its lack of actual exercise history. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected exercise term of the stock option.

Prior to the Closing of the Business Combination, there was no public market for the Company’s common stock. Therefore, the Company determined the fair value of common stock at the time of each grant of stock options by considering a number of objective and subjective factors in accordance with applicable elements of the practice aid issued by the American Institute of Certified Public Accountants titled, “Valuation of Privately Held Company Equity Securities Issued as Compensation.” Stock options granted by the Company have exercise prices equal to the fair value of the Company’s common stock, as determined by the Company on the date of grant. After the Closing of the Business Combination, the closing price of the common stock on Nasdaq is used as the fair value of the Company’s common stock.

The Company grants restricted stock units (“RSUs”) to employees and non-employee directors as part of its equity-based compensation program. RSUs represent the right to receive shares of the Company’s common stock upon vesting, subject to specified service. RSUs do not have voting or dividend rights prior to the issuance of shares, except for dividend equivalents if and when declared, as applicable under the terms of the award agreements.

The Company accounts for RSUs in accordance with ASC 718, Compensation—Stock Compensation. Compensation expense for RSUs is measured at the grant-date fair value, which is equal to the closing market price of the Company’s common stock on the date of grant. For RSUs subject solely to service-based vesting conditions, compensation expense is recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the award. The Company accounts for forfeitures as they occur.

Upon vesting, each RSU is converted into one share of the Company’s common stock. The Company may withhold shares to satisfy statutory tax withholding requirements. The issuance of shares upon vesting results in an increase to common stock and additional paid-in capital.

Government Grants

Government grants are recognized where there is reasonable assurance that the grant will be received, and all attached conditions will be complied with. When the grant relates to an expense item, the grant is recognized in other income as government grants deferred over the period necessary to match the grant on a systematic basis to the costs that it is intended to compensate. Where the grant relates to an asset, it is recognized as deferred income, and then recognized as income over the useful life of the related depreciable asset.

Terrestrial Energy Inc.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share data or otherwise stated)

(Unaudited)

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed. The Company’s preferred stock does not contractually require the holders of such stock to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss attributable to common stockholders, such losses are not allocated to such participating securities.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common stock and potentially dilutive securities outstanding for the period. For purposes of this calculation, stock options, warrants, and restricted stock units have been excluded from the calculation of diluted net loss per share attributable to common stockholders as their effect is anti-dilutive for all periods presented.

Segment reporting

The Company has a single operating and reportable segment. The Company’s Chief Executive Officer (“CEO”) is its Chief Operating Decision Maker (“CODM”), who reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that the Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, these condensed consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Recent Accounting Pronouncements

The Company has assessed the adoption impacts of recently issued accounting standards by the Financial Accounting Standards Board on the Company’s condensed consolidated financial statements as well as material updates to previous assessments, if any, to the Company’s annual audited consolidated financial statements and notes thereto included in our Form 10-K for the year ended December 31, 2025.

Terrestrial Energy Inc.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share data or otherwise stated)

(Unaudited)

3. Financial Instruments

The following table shows the Company’s cash, cash equivalent and investments by significant investment category as of March 31, 2026:

	As of March 31, 2026
					Cash and Cash	Short-Term	Long-Term
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Equivalents	Investments	Investments
Cash	$—	$—	$—	$—	$4,252	$—	$—
Level 1:	—	—	—	—	—	—	—
Money market funds	—	—	—	—	72,694	—	—
U.S. Treasury securities	196,039	1,979	—	198,018	—	198,018	—
Level 2:	—	—	—	—	—	—	—
Government securities	14,910	—	(12)	14,898	—	—	14,898
Total	$210,949	$1,979	$(12)	$212,916	$76,946	$198,018	$14,898

	As of December 31, 2025
					Cash and Cash	Short-Term	Long-Term
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Equivalents	Investments	Investments
Cash	$—	$—	$—	$—	$3,267	$—	$—
Level 1:	—	—	—	—	—	—	—
Money market funds	—	—	—	—	93,897	—	—
U.S. Treasury securities	199,497	1,129	—	200,626	—	200,626	—
Level 2:	—	—	—	—	—	—	—
Government securities	—	—	—	—	—	—	—
Total	$199,497	$1,129	$—	$200,626	$97,164	$200,626	$—

As of March 31, 2026, accrued interest earned of $55 related to investments were included in prepaid expenses and other current assets on the condensed consolidated balance sheets. There was no allowance for expected credit losses on available-for-sale debt securities included as of March 31, 2026 as the unrealized losses were deemed to be temporary in nature.

The following table shows the fair value of the Company’s investments, by contractual maturity, as of March 31, 2026:

Due within 1 year	$198,018
Due after 1 year through 5 years	14,898
Total fair value	$212,916

Terrestrial Energy Inc.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share data or otherwise stated)

(Unaudited)

4. Related Party Balances and Transactions

The following table summarizes the Company’s related party transactions for:

	Three months ended
	March 31,
	2026	2025
Professional fees and expenses paid to companies controlled by officers included in general and administrative	$—	$109
Research and development expenses paid to companies controlled by officers included in general and administrative	—	18

These transactions are in the normal course of operations and are measured at fair value, which is the amount of consideration established and agreed to by the related parties.

5. Stockholders’ Equity (Deficit)

Preferred Stock

The Company has authorized 1,000,000 shares of preferred stock, par value $0.0001 per share. The Company’s board of Directors is authorized, without further stockholder action, to issue preferred stock in one or more series and to establish the designations, powers, preferences and rights of each such series and the qualifications, limitations and restrictions thereof. As of March 31, 2026 and December 31, 2025, no shares of Preferred Stock were issued and outstanding.

Common Stock

The Company’s Board of Directors has authorized 500,000,000 shares of common stock, par value $0.0001. As of March 31, 2026 and December 31, 2025, the Company had 82,242,434 and 81,771,422 shares of common stock issued and outstanding.

Common Stock Warrants

As of March 31, 2026 and December 31, 2025, the Company had 30,276,119 outstanding warrants to purchase common stock at a weighted average exercise price of $8.24 per share.

Call Options

Pursuant to various call option agreements entered into with certain stockholders prior to the Company’s Business Combination, the Company retains the right to repurchase up to an aggregate of 6,124,297 shares of its outstanding common stock at fixed exercise prices ranging from $1.12 CAD to $2.24 per share. These call options are exercisable at the Company’s discretion and expire at various dates ranging from December 31, 2035, through March 7, 2043. The call options are not subject to any service, performance, or market-based vesting conditions and are not transferable without Company consent. The Company has not exercised any of these call options to date.

The call options continue to be valid and enforceable following the consummation of the business combination. These instruments are presented within stockholders’ equity (deficit) at the original consideration price per share and are not remeasured unless exercised.

Terrestrial Energy Inc.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share data or otherwise stated)

(Unaudited)

Exchangeable Shares

As of March 31, 2026 and December 31, 2025, the Company had 23,692,820 and 24,011,017 exchangeable shares outstanding. These shares are legally issued by Terrestrial Energy Canada (Exchange) Inc., a wholly-owned subsidiary of the Company (“ExchangeCo”). Each exchangeable share is convertible on a 1-for-1 basis into the Company’s common shares, either at the option of the holder or upon the occurrence of certain events. The exchangeable shares carry economic rights and dividend entitlements equivalent to the Company’s corresponding equity instruments and participate in Company-level voting through a special voting mechanism. Exchangeable shares hold limited economic rights with respect to ExchangeCo and are not entitled to dividends of ExchangeCo; provided that holders of exchangeable shares are entitled to dividends paid on Company shares.

The Company has entered into a support and exchange agreement with ExchangeCo and a trustee to guarantee all obligations associated with the exchangeable shares and ensure that holders receive equivalent rights that are intended to be substantively equivalent to direct shareholders of the Company. As such, these instruments are treated as equity of the Company and not reported as noncontrolling interests. During the three months ended March 31, 2026 and 2025, 318,197 and zero exchangeable shares, respectively, were exchanged for common shares.

6. Net Loss per Share of Common Share

Prior to the Business Combination, the Company used the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed. The Company’s preferred stock that was outstanding prior to the Business Combination contractually entitled the holders of such stock to participate in dividends but did not contractually require the holders of such stock to participate in losses of the Company. Accordingly, in periods in which the Company reported a net loss attributable to common stockholders, such losses were not allocated to the preferred stock. The Company may be required to issue additional common shares pursuant to contingent value rights (“CVRs”) issued in connection with the Business Combination. The number of shares issuable is contingent upon the Company’s future stock price performance over a specified measurement period. As the contingency has not been met as of March 31, 2026, these shares have not been included in the calculation of basic or diluted net loss per share.

After the Business Combination, the Company applied the treasury stock method to determine the dilutive effect of potentially dilutive securities, and the if-converted method to determine the dilutive effect of any potentially dilutive convertible securities, as post-merger, the Company’s only participating securities were shares of the Company’s common stock, and any dividends declared on the common stock would be forfeitable if not vested.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted average number of common stock outstanding during the period, without consideration of potentially dilutive securities. There are no potentially dilutive securities included in the Company’s diluted net loss per share calculation for the three months ended March 31, 2026 and 2025, as the effect of any potentially dilutive security is anti-dilutive due to the net losses in those periods.

Terrestrial Energy Inc.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share data or otherwise stated)

(Unaudited)

The table below sets forth the computation of basic and dilutive net loss per share:

	For the three months ended
	March 31,
	2026	2025
Numerator:
Net loss	$(10,503)	$(6,252)
Denominator:
Weighted-average shares outstanding, basic and diluted	105,861,986	63,170,918
Net loss per share, basic and diluted	$(0.10)	$(0.10)

The weighted-average shares outstanding above include both common shares and exchangeable shares outstanding at March 31, 2026 and 2025 as these shares are exchangeable on a one-for-one basis into the Company’s common shares and are therefore economically equivalent to common shares outstanding.

The table below sets forth a listing of potentially dilutive securities that were excluded from the calculation of diluted net loss per share attributable to common shareholders because the impact of including them would have been anti-dilutive or out-of-the-money. Potentially dilutive securities include stock options, restricted stock units, warrants, and other share-settled instruments:

	For the three months ended
	March 31,
	2026	2025
Stock options	17,550,369	19,198,254
RSUs	1,232,794	—
Warrants (public and private)	30,276,119	12,670,143
Total	49,059,282	31,868,397

7. Stock-Based Compensation

In 2014, the Company adopted the amended and restated Terrestrial Energy Inc. 2014 Stock Options Plan (“the 2014 Plan”). In connection with the Company’s redomestication to Delaware, outstanding awards under the 2014 Plan were assumed by the Terrestrial Energy Delaware Inc. 2024 Stock Option Plan, which was most recently amended and restated in October 2024, as the Terrestrial Energy Inc. Second Amended and Restated 2024 Stock Option Plan. In October 2025, the Company adopted the 2025 Equity Incentive Plan, effective immediately prior to the closing of the (the “Current Plan”). As of March 31, 2026, the Current Plan authorizes the Company to award equity awards resulting in the issuance of up to 38,741,269 shares of common stock. The Current Plan provides for grants of incentive stock options, non-qualified stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other awards to employees, non-employee directors, consultants and advisors of the Company. The Current Plan is designed to promote the interests of the Company using equity investment interests to attract, motivate, and retain individuals. The Plan is administered by the Board of Directors. The Board determines the type, number, vesting requirements and other features and conditions of such awards. Generally, stock options granted from the Current Plan have a contractual term of ten years from the date of the grant and vest over one to three years, subject to the discretion of the Compensation Committee.

The Company has recorded stock-based compensation expense for options of $440 and $180 for the three months ended March 31, 2026 and 2025, respectively. As of March 31, 2026, total compensation expense related to awards not yet recognized was approximately $1,532 which is expected to be recognized over a weighted average period of 0.9 years.

The Company recorded stock-based compensation expense for RSU awards of $2,321 and $0 for the three months ended March 31, 2026 and 2025, respectively. The total unrecognized RSU expense as of March 31, 2026 was $8,952 with a weighted-average period over which it is to be recognized of 1.3 years.

Terrestrial Energy Inc.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share data or otherwise stated)

(Unaudited)

8. Income Taxes

The Company is subject to United States federal and state taxes as well as other foreign income taxes.

During the three months ended March 31, 2026 and 2025, the Company recorded a provision for income taxes of $37 and $0, which represented an effective tax rate of (0.4%) and 0%, respectively. The effective income tax rates for both the three months ended March 31, 2026 and 2025 are different from the U.S. federal statutory rate of 21.0% due to the valuation allowance.

9. Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer in accordance with ASC 280-10-50-5, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the consolidated statement of operations as net income or loss. The measure of segment assets is reported on the consolidated balance sheet as total assets when evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	Three months ended
	March 31,
	2026	2025
Research and development costs	$4,566	$1,408
General and administrative expenses	7,304	3,289
Other significant non-cash items:
Depreciation and amortization	61	181
Total Operating Expenses	$11,931	$4,878

As the Company has not earned significant revenue yet, the key measures of segment profit or loss reviewed by the Company’s CODM are research and development costs and general and administrative expenses to monitor, manage and forecast cash to ensure enough capital is available for working capital needs. The CODM also reviews research and development costs and general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

The geographic location of long-lived assets is as follows:

	March 31,	December 31,
	2026	2025
United States	$1,372	$1,191
Canada	2,077	2,166
Total	$3,449	$3,357

Terrestrial Energy Inc.

Notes to Condensed Consolidated Financial Statements

(in thousands, except share data or otherwise stated)

(Unaudited)

10. Commitments and Contingencies

Litigation and loss contingencies

From time to time, the Company may be subject to other legal proceedings, claims, investigations, and government inquiries (collectively, legal proceedings) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labor and employment rights, privacy, and contractual rights. There are no currently pending legal proceedings that the Company believes will have a material adverse impact on the business or condensed consolidated financial statements.

11. Subsequent Events

The Company evaluated subsequent events from March 31, 2026, the date of these condensed consolidated financial statements, through May 14, 2026, the issuance date of these condensed consolidated financial statements for events requiring recognition or disclosure in the condensed consolidated financial statements. The Company concluded that no events have occurred that would require recognition or disclosure in the condensed consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Terrestrial Energy Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Terrestrial Energy Inc. (the “Company”), as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2025, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ UHY LLP

We have served as the Company’s auditor since 2025

Melville, New York

March 30, 2026

Terrestrial Energy Inc.

Consolidated Balance Sheets

(Expressed in U.S. Dollars)

	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$97,164,391	$3,021,795
Short-term investments	200,626,281	—
Prepaid expenses and other current assets	1,769,264	270,091
Total current assets	299,559,936	3,291,886

Property and equipment, net	834,795	770,548
Intangible assets, net	707,749	616,972
Right-of-use assets	1,814,333	622,450
Other assets	63,611	29,748
Total Assets	$302,980,424	$5,331,604

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$5,500,946	$748,867
Operating lease liabilities, current	383,223	114,507
Finance lease liabilities, current	33,362	140,796
Related party advance (Note 12)	—	100,000
Total current liabilities	5,917,531	1,104,170

Convertible notes, net of debt discount	—	13,708,832
Accrued interest on convertible notes	—	266,554
Convertible notes, net of debt discount – related parties (Note 11)	—	2,371,994
Accrued interest on convertible notes – related parties (Note 11)	—	57,116
Operating lease liabilities, noncurrent	1,600,672	598,493
Finance lease liabilities, noncurrent	55,979	49,044
Deferred tax liabilities, net	—	665,953
Total liabilities	7,574,182	18,822,156

Commitments and Contingencies (Note 18)

Stockholders’ Equity (Deficit)
Common shares, $0.0001 par value; 500,000,000 authorized shares; 81,771,422 and 39,159,901 shares issued and outstanding as of December 31, 2025 and 2024, respectively	8,177	3,916
Exchangeable shares, $0.0001 par value; 24,011,017 shares issued and outstanding as of December 31, 2025 and December 31, 2024	2,401	2,401
Additional paid-in-capital	418,814,641	82,774,184
Accumulated deficit	(124,624,883)	(96,608,242)
Accumulated other comprehensive income	1,205,906	337,189
Total stockholders’ equity (deficit)	295,406,242	(13,490,552)
Total liabilities and stockholders’ equity (deficit)	$302,980,424	$5,331,604

The accompanying notes are an integral part of these consolidated financial statements.

Terrestrial Energy Inc.

Consolidated Statements of Operations and Comprehensive Loss

For the years ended December 31, 2025 and 2024

(Expressed in U.S. Dollars)

	2025	2024
REVENUE
Engineering services revenue	$—	$248,357
TOTAL REVENUE	—	248,357

OPERATING EXPENSES
Research and development costs	9,767,996	5,176,932
General and administrative	14,266,775	4,168,576
Depreciation and amortization	1,161,704	1,256,391
Total Operating Expenses	25,196,475	10,601,899
OPERATING LOSS	(25,196,475)	(10,353,542)

OTHER (EXPENSE) INCOME
Government grants	323,496	708,004
Interest expense	(3,900,997)	(1,223,929)
Interest expense – related party (Note 12)	(438,214)	(88,906)
Loss on extinguishment of debt	—	(1,183,289)
Interest and dividend income	1,270,713	59,860
Foreign exchange gain (loss)	(57,214)	617,357
OTHER (EXPENSE) INCOME	(2,802,216)	(1,110,903)

Net loss before income tax	(27,998,691)	(11,464,445)
Income tax expense	(17,950)	(20,965)
Net loss	(28,016,641)	(11,485,410)

Loss per common share, basic and diluted	$(0.39)	$(0.19)
Weighted-Average Shares of Common Shares Outstanding, Basic and diluted	71,646,985	60,414,175

Net loss	$(28,016,641)	$(11,485,410)
Other comprehensive (loss) income net of tax:
Foreign currency translation adjustments	(260,731)	395,525
Change in unrealized gains on short-term investments	1,129,448	—
Comprehensive loss	$(27,147,924)	$(11,089,885)

The accompanying notes are an integral part of these consolidated financial statements.

Terrestrial Energy Inc.

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the years ended December 31, 2025 and 2024

(Expressed in U.S. Dollars)

												Accumulated		Total	Attributable
												Other		Terrestrial	to
	Preferred		Common		Preferred Exchangeable		Common Exchangeable		Exchangeable		Additional	Comprehensive		Energy Inc.	Non-
	Shares		Shares		Shares		Shares		Shares		Paid-In-	Income (Loss)	Accumulated	Stockholders’	Controlling
	Shares*	Amount*	Shares*	Amount*	Shares*	Amount*	Shares*	Amount*	Shares	Amount	Capital		Deficit	Equity (Deficit)	Interest	Total
Balance, January 1, 2024, as previously reported	137,672	138	675,281	675	6,200	6	530,924	531	—	—	79,769,519	(58,336)	(85,122,832)	(5,410,299)	534,611	(4,875,688)
Retrospective application of recapitalization (Note 3)	(137,672)	(138)	35,666,101	2,959	(6,200)	(6)	(530,924)	(531)	24,011,017	2,401	(4,685)	—	—	—	—	—
Adjusted balance - January 1, 2024	—	$—	36,341,382	$3,634	—	$—	—	$—	24,011,017	$2,401	79,764,834	$(58,336)	$(85,122,832)	$(5,410,299)	$534,611	$(4,875,688)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	670,243	—	—	670,243	—	670,243
Acquisition of non-controlling interest	—	—	2,818,520	282	—	—	—	—	—	—	534,329	—	—	534,611	(534,611)	—
Issuance of warrants in connection with convertible notes, net of tax	—	—	—	—	—	—	—	—	—	—	2,006,982	—	—	2,006,982	—	2,006,982
Loss on extinguishment of debt from related parties	—	—	—	—	—	—	—	—	—	—	(202,204)	—	—	(202,204)	—	(202,204)
Currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	395,525	—	395,525	—	395,525
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(11,485,410)	(11,485,410)	—	(11,485,410)
Balance, December 31, 2024	—	$—	39,159,901	$3,916	—	$—	—	$—	24,011,017	$2,401	82,774,184	$337,189	$(96,608,242)	$(13,490,552)	$—	$(13,490,552)
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	3,103,702	—	—	3,103,702	—	3,103,702
Issuance of Series A-1 preferred shares for cash*	—	—	2,812,708	282	—	—	—	—	—	—	25,796,919	—	—	25,797,201	—	25,797,201
Issuance of warrants in connection with convertible notes, net of tax	—	—	—	—	—	—	—	—	—	—	2,594,531	—	—	2,594,531	—	2,594,531
Shares issued upon exercise of warrants	—	—	2,011,632	201	—	—	—	—	—	—	4,499,799	—	—	4,500,000	—	4,500,000
Shares issued upon exercise of options	—	—	67,054	7	—	—	—	—	—	—	129	—	—	136	—	136
Merger financing	—	—	28,742,610	2,874	—	—	—	—	—	—	243,064,103	—	—	243,066,977	—	243,066,977
Transaction costs	—	—	—	—	—	—	—	—	—	—	(22,305,729)	—	—	(22,305,729)	—	(22,305,729)
Conversion of convertible notes to Common Shares	—	—	3,977,517	397	—	—	—	—	—	—	29,787,503	—	—	29,787,900	—	29,787,900
Issuance of shares to PIPE investors	—	—	5,000,000	500	—	—	—	—	—	—	49,499,500	—	—	49,500,000	—	49,500,000
Currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	(260,731)	—	(260,731)	—	(260,731)
Change in unrealized gains on short-term investments		—	—	—	—	—	—	—	—	—	—	1,129,448	—	1,129,448	—	1,129,448
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(28,016,641)	(28,016,641)	—	(28,016,641)
Balance, December 31, 2025	-	$—	81,771,422	$8,177	—	$—	—	$—	24,011,017	$2,401	418,814,641	$1,205,906	$(124,624,883)	$295,406,242	$—	$295,406,242

* Share amounts have been retroactively restated to give effect to the Business Combination.

The accompanying notes are an integral part of these consolidated financial statements.

Terrestrial Energy Inc.

Consolidated Statements of Cash Flows

For the years ended December 31, 2025 and 2024

(Expressed in U.S. Dollars)

	2025	2024
Cash flows from operating activities
Net loss	$(28,016,641)	$(11,485,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,161,704	1,256,391
Loss on extinguishment of debt	—	1,183,289
Amortization of debt discount	2,137,984	802,573
Stock-based compensation	3,103,702	670,243
Unrealized foreign currency transaction gain	(807,193)	(812,849)
Noncash lease expense	471,362	152,086
Deferred income taxes	15,401	(15,401)
Changes in operating assets and liabilities
Accounts receivable	—	19,163
Prepaid expenses and other current assets	(1,750,631)	166,315
Accounts payable and accrued expenses	5,366,309	(196,299)
Accrued interest	1,847,554	152,571
Accrued interest - related party	326,047	37,848
Operating lease payments	(328,510)	(133,454)
Net cash used in operating activities	(16,472,912)	(8,202,934)

Cash flows from investing activities
Purchases of intangible assets	(86,150)	(54,404)
Purchases of property and equipment	(1,055,307)	(607,866)
Purchase of short-term investments	(199,496,832)	—
Net cash used in investing activities	(200,638,289)	(662,270)

Cash flows from financing activities
Proceeds from issuance of convertible notes	9,335,000	6,563,000
Proceeds from issuance of convertible notes – related parties	1,650,000	650,000
Proceeds from Series A-1 preferred shares issuance	25,797,201	—
Proceeds from the exercise of stock options for common shares	136	—
Proceeds from warrant exercise for common shares	4,500,000	—
Proceeds from issuance of shares to PIPE investors	49,500,000	—
Proceeds from merger financing	243,066,977	—
Payment of merger and recapitalization related transaction costs	(22,305,729)	—
Proceeds from related party advances	—	100,000
Repayment of finance lease liabilities	(149,138)	(58,732)
Net cash provided by financing activities	311,394,447	7,254,268

Effect of exchange rate changes on cash and cash equivalents	(140,650)	32,201

Increase (decrease) in cash and cash equivalents during the year	94,142,596	(1,578,735)
Cash and cash equivalents, beginning of year	3,021,795	4,600,530
Cash and cash equivalents, end of year	$97,164,391	$3,021,795

Supplemental cash flow information
Interest paid	$—	$514,431

Supplemental noncash investing and financing activities
Conversion of convertible notes to common shares	$29,787,900	$—
Initial recognition of finance leases	$42,590	$—
Recognition of warrants in connection with convertible notes, net of tax	$2,594,531	$2,006,982
Related party debt extinguishment	$—	$202,204
Acquisition of non-controlling interest	$—	$534,611

The accompanying notes are an integral part of these consolidated financial statements.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

1. Organization and Description of Business

Terrestrial Energy Inc. (the “Company” or “TEI”), a Company incorporated under the laws of the State of Delaware, is a Company developing Generation IV nuclear technology, as defined by the Generation IV International Forum. The Company is committed to delivering reliable, resilient, emission-free, and cost-competitive energy by developing and deploying its patented Integral Molten Salt Reactor (“IMSR”) for commercial operation.

2024 Redomestication

Prior to April 5, 2024, the Company was incorporated under the Business Corporations Act of Ontario and was domiciled in Canada. On December 13, 2023 the Company entered into an agreement with Terrestrial Energy Delaware Inc. (“DelawareCo”) and Terrestrial Energy Canada (Exchange) Inc. (the “Arrangement Agreement”) pursuant to which TEI completed a corporate redomicile under the laws of the State of Delaware by way of a statutory plan of arrangement under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”) that provided for, among other things:

(a)

the issuance to holders of Class A Common Shares, at their election and subject to applicable eligibility criteria, for their Class A Common Shares of either: (i) shares of common stock of Terrestrial Energy Delaware Inc., par value $0.001 per share (the “DelawareCo Common Shares”), a corporation existing under the laws of the State of Delaware (“DelawareCo”), on a one-for-one basis; or (ii) common exchangeable shares in the capital of Terrestrial Energy Canada (Exchange) Inc. (the “Common Exchangeable Shares”), a corporation existing under the laws of the Province of Ontario (“ExchangeCo”) and a direct wholly-owned subsidiary of Terrestrial Energy Canada (Call) Inc., a corporation existing under the laws of the Province of Ontario and a direct, wholly-owned subsidiary of DelawareCo (“CallCo”), on a one-for-one basis;

(b)

the issuance to holders of Series 4 Preferred Shares, at their election and subject to applicable eligibility criteria, for their Series 4 Preferred Shares of either: (i) shares of Series A preferred stock in the capital of DelawareCo, par value $0.001 per share (the “DelawareCo Series A Preferred Shares”), on a one-for-one basis, or (ii) Preferred Exchangeable Shares in the capital of ExchangeCo on a one-for-one basis;

(c)	the issuance to holders of Exchangeable Shares of voting shares in the Company proportionate to their beneficial ownership interest;
(d)	the entry by DelawareCo, CallCo and ExchangeCo into the Exchange and Support Agreement (the “Exchange and Support Agreement”);
(e)	the exchange of outstanding warrants issued by Terrestrial Energy (Ontario) Inc. (“TEON”) for warrants issued by TEI; and
(f)	the exchange of options exercisable for TEON securities for options exercisable for TEI securities.

The Arrangement became effective on April 5, 2024. Based on an assessment of the ownership and control of the Company both prior to and after the reorganization, the reorganization was accounted for as a transaction under common control. As a result, the assets and liabilities of the transferred entities were recognized at their carrying amounts at the date of transfer. In addition, the reorganization has been treated with retrospective application as of the beginning of the reporting period.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

2025 Merger Agreement

On October 28, 2025 (the “Closing Date”), Terrestrial Energy Inc. (formerly HCM II Acquisition Corp. “HCM II”) consummated the transactions set forth by the Business Combination Agreement dated March 26, 2025 with Terrestrial Energy Development Inc. (formerly Terrestrial Energy, Inc.) (“TEDI”) and Merger Sub (the “Business Combination”). Upon closing, Merger Sub merged with and into TEDI, with TEDI surviving as a wholly owned subsidiary of Terrestrial Energy Inc. (collectively, the “Transactions”). Under the terms of the Agreement, TEDI’s outstanding shares of common stock and convertible notes were exchanged for shares in Terrestrial Energy Inc. at an exchange ratio specified in the Business Combination Agreement.

The Business Combination was accounted for as a reverse recapitalization in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). Under this method of accounting, TEDI was deemed to be the accounting acquirer for financial reporting purposes. Additional information regarding the accounting is included in Note 3, “Reverse Recapitalization”.

The Business Combination closed on Tuesday, October 28, 2025, with trading commencing on the Nasdaq Stock Market LLC (“Nasdaq”) on Wednesday, October 29, 2025.

Upon closing of the transaction, the combined company became known as Terrestrial Energy Inc. and its securities and warrants were listed on Nasdaq under the symbols “IMSR” and “IMSRW”, respectively.

2. Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are the consolidated financial statements of the Company and its subsidiaries, each of which are controlled, and are based on the financial position and results of operations of the Company as a standalone company. Intercompany balances and transactions between consolidated entities have been eliminated.

Emerging Growth Company Status

The Company is expected to be an emerging growth company, as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as to those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these consolidated financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions made when accounting for items and matters such as, but not limited to, revenue recognition, determination of deferred income for government assistance, VIE determination, useful life of property and equipment and intangible assets, fair value of stock options granted, recognition of deferred income tax assets, determination of incremental borrowing rate used to measure lease liabilities, warrants, embedded derivatives in convertible notes, and estimates related to accounting for the merger and reverse recapitalization, are reasonable based on information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, as well as amounts reported on the statements of operations during the periods presented. Actual results could differ from those estimates.

Variable Interest Entities

The Company determines at the inception of each arrangement whether an entity in which the Company holds an investment or in which the Company has other variable interests is considered a variable interest entity (“VIE”). The Company consolidates VIEs when it is the primary beneficiary. The primary beneficiary of a VIE is the party that meets both of the following criteria: (1) has the power to make decisions that most significantly affect the economic performance of the VIE and (2) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE.

In 2014, the Company agreed to establish Terrestrial Energy USA, Inc. (“TEUSA”), a Delaware corporation, which was initially majority owned by SWH Capital LLC (“SWH”), an entity owned and controlled by the Chief Executive Officer of the Company, with the minority interest owned by the Company. TEUSA’s purpose was to be an independent entity to commercialize IMSR technology for U.S. market deployment with the support of the U.S. Federal and State governments. The Company and TEUSA had several officers and directors in common. Under mutual licensing agreements between the companies, the Company would receive revenue royalties in the event that the technology was successfully commercialized in the U.S. The Company concluded that the TEUSA was a Variable Interest Entity as defined by ASC 810.

On December 23, 2024, the Company entered into an agreement and plan of merger providing for the merger of TEUSA (the “TEUSA Merger”) into a wholly owned subsidiary of the Company. Immediately prior to the TEUSA Merger, TEUSA was 70.1% owned by SWH and 29.9% owned by the Company. The effect of the TEUSA Merger is that the Company owns 100% of TEUSA as of December 23, 2024. In accordance with ASC 810, as the Company maintained controlling financial interest, the acquisition of the noncontrolling interest was accounted for as an equity transaction, consistent with ASC 810-10-45-23.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

Foreign Currency

The Company’s reporting currency is the United States dollar (“USD”). The functional currency of each subsidiary is determined by the currency of the primary economic environment in which the entity operates. The functional currency of TEON is the Canadian dollar (“CAD”), that of Terrestrial Energy Limited, a company incorporated under the laws of England and Wales, the Pound Sterling and that of Terrestrial Energy USA, Inc., the USD. Assets and liabilities of the operating subsidiaries are translated at the spot rate in effect at the applicable reporting date. Revenues and expenses of the operating subsidiaries are translated at the average exchange rates in effect during the applicable period. The resulting foreign currency translation adjustment is recorded as Accumulated other comprehensive income (loss), which is reflected as a separate component of Stockholders’ Equity (Deficit). The functional currency is translated into U.S. dollars for balance sheet accounts using currency exchange rates in effect as of the balance sheet date, and for revenue and expense accounts using a weighted-average exchange rate during the fiscal year. The transactions in foreign currency (that is a different currency than the functional currency of the entity) are converted at the exchange rate prevailing to the date of the transaction. The assets and liabilities denominated in foreign currencies are evaluated in the current period on the date of the closing or at the opening rate, when applicable. The translation adjustments are deferred as a separate component of equity in “Accumulated other comprehensive income (loss)”. Gains or losses resulting from transactions denominated in foreign currencies and intercompany debt that is not of a long-term investment nature are included in foreign exchange gain (loss) in the consolidated statements of operations and comprehensive loss.

Liquidity and Going Concern

Historically, the Company’s primary sources of liquidity have been cash flows from private fundraising offerings from related parties or other investors and other financing activities to fund operations. For the years ended December 31, 2025 and 2024, the Company reported operating losses of $25.2 and $10.4 million, respectively, and negative cash flows from operations of $16.5 and $8.2 million, respectively. As of December 31, 2025, the Company had $97.2 million in cash and cash equivalents and $200.6 million in short-term investments. The Company had net working capital of $293.6 million and an accumulated deficit of $124.6 million.

The Company commenced trading on Nasdaq on October 29, 2025, after completing the business combination with HCM II on October 28, 2025. As outlined further below, after completing the transaction the Company received in excess of $292 million in gross proceeds before expenses, which included $50 million common stock private investment (“PIPE”) and approximately $242 million from HCM II’s trust account following redemptions of less than 1%. Based on this financing, the Company believes that it has sufficient liquidity to support operations for at least the next twelve months following the date of issuance of the consolidated financial statements. This projection is based on the Company’s current expectations regarding future sales, cost structure, cash burn rate and other operating assumptions.

Cash, Cash Equivalents and Short-Term Investments

Cash equivalents represent short-term, highly liquid investments, which are readily convertible to cash and have maturities of 90 days or less at time of purchase. The Company’s cash and cash equivalents are held with major financial institutions and earn interest at the prevailing rate for business operating accounts.

Short-term investments consist of marketable securities with original maturities greater than three months but less than one year at the time of purchase. These investments may include U.S Treasury securities, government agency securities, commercial paper, and other highly rated debt instruments. Short-term investments are subject to a periodic impairment review. If the Company does not intend to sell and it is not more likely than not that it will be required to sell the investment prior to recovery of its amortized cost basis, it will determine whether a decline in fair value below the amortized cost basis is due to credit-related factors. The credit loss is measured as the amount by which the investment’s amortized cost basis exceeds the estimate of the present value of cash flows expected to be collected, up to the difference between the amortized cost basis and the fair value. Impairment is assessed at the individual investment level. Credit-related impairment is recognized as an allowance in the consolidated balance sheets with a corresponding adjustment to interest

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

and dividend income, in the consolidated statements of operations and comprehensive loss. Any impairment that is not credit-related is recognized in accumulated other comprehensive income in the consolidated balance sheets.

The Company’s short-term investments have been classified and accounted for as available-for-sale. The cost of short-term investments is adjusted for accretion of premiums and amortization of discounts to maturity. Such accretion and amortization, as well as interest and dividends, are included in interest and dividend income. The cost of investments sold is determined using the specific identification method. Unrealized gains and losses on short-term investments classified as available-for-sale are recognized in other comprehensive income on the consolidated statements of comprehensive loss.

Property and Equipment, Net

Property and equipment is stated at cost or deemed at cost less accumulated amortization. Property and equipment is amortized monthly over its useful life on a straight-line basis at the following rates:

Computer equipment	2 – 4 years
Computer software	1 – 3 years
Equipment	5 years
Furniture and fixtures	5 years

Leasehold improvements are amortized over the shorter of their useful life or remaining lease term. Expenditures for repairs and maintenance, which do not improve or extend the life of the assets, are expensed as incurred.

Concentration of Credit Risks

The Company’s cash accounts in a financial institution may at times exceed the Federal Depository Insurance coverage of $250,000. No losses have been incurred to date on any deposit balance.

Intangible Assets, Net

Intangible assets consist of intellectual property rights and patents and trademarks related to the IMSR technology. Intangible assets acquired separately are measured on initial recognition at cost. Internally generated intangible assets are initially recognized if they meet certain recognition criteria. Development expenditures not satisfying the above criteria, and expenditure on the research phase of internal projects, are expensed as incurred and are included in research and development costs in the consolidated statement of operations and comprehensive loss.

The Company amortizes intangible assets with finite lives over their estimated useful lives of 20 years using a straight-line amortization method, which the Company believes is the best estimate to reflect the pattern in which the economic benefits of the intangible assets are consumed or otherwise realized and reviews them for impairment whenever an impairment indicator exists.

Impairment of Long-lived Assets

Management reviews each asset or asset group for impairment whenever events or circumstances indicate that the carrying value of an asset or asset group may not be recoverable. The Company measures the recoverability of the assets by comparing the carrying amount of such asset or asset group to the future undiscounted cash flows it expects the asset or asset group to generate. If the Company considers the asset or asset group to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset or asset group exceeds its fair value. No impairment losses were recorded by the Company during the years ended December 31, 2025 and 2024.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

Revenue Recognition

The Company determines revenue recognition through the following steps: a) identification of the contract with a customer, b) identification of the performance obligations in the contract, c) determination of the transaction price, d) allocation of the transaction price to the performance obligations in the contract and e) recognition of revenue when the Company satisfies a performance obligation.

The Company carries out engineering services for customers with revenue recognized typically on an over time basis. The Company’s contracts with the customer are to provide a significant service of integrating a complex set of tasks and components into a single deliverable. Consequently, the entire contract is accounted for as one performance obligation. The Company recognizes revenue from engineering services over time using an input method as performance obligations have no alternative use for the Company and the contracts would require payment to be received for the time and effort spent by the Company on progressing the contracts in the event of the customer cancelling the contract prior to completion for any reason other than the Company’s failure to perform its obligations under the contract. Specifically, labor hours incurred are used to measure progress towards complete satisfaction of the service. This is considered a faithful depiction of the transfer of services as the contracts are initially priced on the basis of anticipated hours to complete the projects and, therefore, also represents the amount to which the Company would be entitled based on its performance to date.

The Company defers incremental costs of obtaining a customer contract and amortizes the deferred costs over the period that the related revenue is recognized. The Company had no material incremental costs to obtain customer contracts in any period presented.

The Company intends to disaggregate revenue into categories to provide useful information to the users of the consolidated financial statements about the nature, amount, timing, and uncertainty of revenue and cash flows as the Company’s customer base expands.

Leases

All leases are accounted for by recognizing a right-of-use asset and a lease liability except for leases with a duration of 12 months or less.

Lease liabilities are measured at the present value of the contractual payments due to the lessor over the lease term, with the discount rate determined by reference to the rate inherent in the lease unless this is not readily determinable, in which case the Company’s incremental borrowing rate on commencement of the lease is used. Variable lease payments are only included in the measurement of the lease liability if they depend on an index or rate. In such cases, the initial measurement of the lease liability assumes the variable element will remain unchanged throughout the lease term. Other variable lease payments are expensed in the period to which they relate.

On initial recognition, the carrying value of the lease liability also includes:

●	amounts expected to be payable under any residual value guarantee;
●	the exercise price of any purchase option granted in favor of the Company if it is reasonably certain to assess that option;
●	any penalties payable for terminating the lease, if the term of the lease has been estimated on the basis of termination option being exercised.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

Right of use assets are initially measured at the amount of the lease liability, reduced for any lease incentives received, and increased for:

●	lease payments made at or before commencement of the lease;
●	initial direct costs incurred; and
●	the amount of any provision recognized where the Company is contractually required to dismantle, remove or restore the leased asset.

Subsequent to initial measurement lease liabilities increase as a result of interest charged at a constant rate on the balance outstanding and are reduced for lease payments made. Right-of-use assets are amortized on a straight-line basis over the remaining term of the lease.

When the Company revises its estimate of the term of any lease, it adjusts the carrying amount of the lease liability to reflect the payments to make over the revised term, which are discounted using a revised discount rate. The carrying value of lease liabilities is similarly revised when the variable element of future lease payments dependent on a rate or index is revised, except the discount rate remains unchanged. In both cases, an equivalent adjustment is made to the carrying value of the right-of-use asset, with the revised carrying amount being amortized over the remaining (revised) lease term. If the carrying amount of the right-of-use asset is adjusted to zero, any further reduction is recognized in profit or loss.

Fair Value Measurements

Fair value is defined as the exit price, or the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The authoritative guidance establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about the factors market participants would use in valuing the asset or liability developed based upon the best information available in the circumstances. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The hierarchy is broken down into three levels:

●	Level 1: Inputs are quoted prices in active markets for identical assets or liabilities.
●	Level 2: Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs (other than quoted prices) that are observable for the asset or liability, either directly or indirectly.
●	Level 3: Inputs are unobservable for the asset or liability.

The carrying amounts of certain financial instruments, such as cash equivalents, prepaid expenses and other current assets, accounts payable and accrued expenses, approximate fair value due to their relatively short maturities. The Company’s short-term investments are classified as Level 1 (as described in Note 7).

Convertible Notes

The Company may enter into convertible notes, certain of which contain, predominantly, fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder, into common shares at a fixed discount to the market price of the common stock at the time of conversion. The Company’s convertible notes outstanding represent a financial instrument other than an outstanding share that embodies a conditional obligation that the issuer must or may settle by issuing a variable number of its equity shares. The Company records the convertible note liability at its fixed monetary amount by measuring and recording a premium, as applicable, on the convertible notes date in accordance with ASC Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

Warrants

The Company reviews the terms of warrants to purchase its common stock to determine whether warrants should be classified as liabilities or stockholders’ deficit in its consolidated balance sheets. In order for a warrant to be classified in stockholders’ deficit, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for stockholders’ deficit classification, it is carried on the consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other income (expense) in the consolidated statements of operations and comprehensive loss. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settles. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that is it more likely than not that some portion of the deferred tax asset will not be realized.

During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting for income taxes requires a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if available evidence indicates it is more likely than not that the tax position will be fully sustained upon review by taxing authorities, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount with a greater than 50 percent likelihood of being realized upon ultimate settlement. For tax positions that are 50 percent or less likely of being sustained upon audit, the Company does not recognize any portion of that benefit in the financial statements.

Stock-Based Compensation

The Company accounts for stock-based compensation arrangements granted to employees in accordance with ASC 718, “Compensation: Stock Compensation”, by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform service in exchange for the award. Equity-based compensation expense is only recognized for awards subject to performance conditions if it is probable that the performance condition will be achieved. The Company accounts for forfeitures when they occur.

The Company uses the Black-Scholes option pricing model to determine the grant date fair value of its stock options granted. This model requires the Company to estimate the expected volatility and the expected term of the stock options, which are highly complex and subjective variables. The Company uses an expected volatility of its stock price during the expected life of the options that is based on the historical performance of the Company’s stock price as well as including an estimate using similar companies. The expected term is computed using the simplified method as the Company’s best estimate given its lack of actual exercise history. The Company has selected a risk-free rate based on the implied yield available on U.S. Treasury securities with a maturity equivalent to the expected exercise term of the stock option.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

The Company grants restricted stock units (“RSUs”) to employees and non-employee directors as part of its equity-based compensation program. RSUs represent the right to receive shares of the Company’s common stock upon vesting, subject to specified service. RSUs do not have voting or dividend rights prior to the issuance of shares, except for dividend equivalents if and when declared, as applicable under the terms of the award agreements.

The Company accounts for RSUs in accordance with ASC 718, Compensation—Stock Compensation. Compensation expense for RSUs is measured at the grant-date fair value, which is equal to the closing market price of the Company’s common stock on the date of grant. For RSUs subject solely to service-based vesting conditions, compensation expense is recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the award. The Company accounts for forfeitures as they occur.

Upon vesting, each RSU is converted into one share of the Company’s common stock. The Company may withhold shares to satisfy statutory tax withholding requirements. The issuance of shares upon vesting results in an increase to common stock and additional paid-in capital.

Advertising

Advertising costs are expensed as incurred and are recognized as a component of general and administrative expenses on the consolidated statement of operations and comprehensive loss. Advertising costs expensed were approximately $0.1 million and $0.2 million for the years ended December 31, 2025 and 2024, respectively.

Government Grants

Government grants are recognized where there is reasonable assurance that the grant will be received, and all attached conditions will be complied with. When the grant relates to an expense item, the grant is recognized in other income as government grants, deferred over the period necessary to match the grant on a systematic basis to the costs that it is intended to compensate. Where the grant relates to an asset, it is recognized as deferred income, and then recognized as income over the useful life of the related depreciable asset.

Research and Development

Research and development expenditures are expensed as incurred for designing and engineering products, including the costs of developing design tools. All research and development costs related to product development are expensed as incurred.

Research and Development Tax Credits

Research and development expenditures are expensed as incurred. The Company claims investment tax credits as a result of incurring scientific research and experimental development expenditures. Investment tax credits are recognized when the related expenditures are incurred, and there is reasonable assurance of their realization. Management has made a number of estimates and assumptions in determining the expenditures eligible for the investment tax credit claim. The Company’s claim is subject to audit by Canada Revenue Agency who may disallow all or a portion of the amount recorded. For the years ended December 31, 2025 and 2024, the Company earned $0.0 million and $0.2 million of research and development tax credits.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

Net Loss Per Share

Basic and diluted net loss per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed. The Company’s preferred stock does not contractually require the holders of such stock to participate in losses of the Company. Accordingly, in periods in which the Company reports a net loss attributable to common stockholders, such losses are not allocated to such participating securities.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted net loss per share is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common stock and potentially dilutive securities outstanding for the period. For purposes of this calculation, stock options, warrants, and restricted stock units have been excluded from the calculation of diluted net loss per share attributable to common stockholders as their effect is anti-dilutive for all periods presented.

Segment reporting

The Company has a single operating and reportable segment. The Company’s Chief Executive Officer (“CEO”) is its Chief Operating Decision Maker (“CODM”), who reviews financial information presented on a consolidated basis for the purposes of making operating decisions, allocating resources and evaluating financial performance.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09 (Topic 740), Improvements to Income Tax Disclosures, which enhances the transparency and decision usefulness of income tax disclosures. The amendments in ASU 2023-09 are effective for annual periods beginning after December 15, 2024. The Company has adopted this guidance on a retrospective basis, which did not have an impact on its financial position, results of operations, or cash flows, although it did result in expanded disclosures which are included in Note 16 of the consolidated financial statements.

Issued in November 2024, ASU 2024-03, Disaggregation of Income Statement Expenses (Subtopic 220-40), requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization, within relevant income statement captions. This ASU also requires disclosure of the total amount of selling expenses along with the definition of selling expenses. The ASU is effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Adoption of this ASU can either be applied prospectively to consolidated financial statements issued for reporting periods after the effective date of this ASU or retrospectively to any or all prior periods presented in the consolidated financial statements. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

In March 2025, the FASB issued ASU No. 2025-03 (Topics 805 and 810), Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity. The ASU modifies the guidance for identifying the accounting acquirer in business combinations involving a variable interest entity (VIE) by requiring entities to evaluate the existing business combination indicators when the VIE is a business and equity interests are exchanged. The ASU is effective on a prospective basis for annual reporting periods beginning after December 15, 2026. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements and related disclosures.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

In July 2025, the FASB issued ASU 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The ASU introduces a practical expedient that allows entities to assume current economic conditions remain unchanged over the life of an asset when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions under ASC 606, Revenue from Contracts with Customers. The guidance is effective for annual periods beginning after December 15, 2025, and interim periods within those annual periods. Early adoption is permitted. The amendments are applied prospectively to eligible assets existing on or arising after the date of adoption. The Company does not currently have accounts receivable or contract assets arising from ASC 606 transactions. Accordingly, the adoption of ASU 2025-05 is not expected to have a material impact on the Company’s financial position, results of operations, or cash flows. The Company will continue to monitor future activity and evaluate the applicability of this guidance if accounts receivable or contract assets arise in future periods.

In December 2025, the FASB issued ASU 2025-10, “Accounting for Government Grants Received by Business Entities” (“ASU 2025-10”), which establishes the accounting and presentation for government grants received by a business entity. ASU 2025-10 is effective for annual reporting periods beginning after December 15, 2028, and interim reporting periods within those annual reporting periods. Early adoption is permitted. ASU 2025-10 permits an entity to apply the new guidance using a modified prospective basis, a modified retrospective basis, or a full retrospective basis. The Company is currently evaluating the impact from ASU 2025-10 on its consolidated financial statements.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements (ASU 2025-11). ASU 2025-11 is intended to improve the clarity and navigability of interim reporting guidance by (i) specifying the required form and content of interim financial statements, (ii) consolidating and organizing interim disclosure requirements across the Codification, and (iii) introducing a disclosure principle requiring entities to describe events occurring after the end of the most recent annual reporting period that have a material impact on the entity. ASU 2025-11 is effective for public business entities for fiscal years beginning after December 15, 2027, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2025-11 on its consolidated financial statements and related disclosures.

In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements (“ASU 2025-12”). ASU 2025-12 adds clarification, corrects errors, or makes minor improvements. ASU 2025-12 is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted as of the beginning of an annual reporting period and adoption can be applied on prospectively or retrospectively. The Company is currently evaluating the impact of ASU 2025-12 on its consolidated financial statements and disclosures.

Other than as described above, no accounting pronouncements issued or effective during the year ended December 31, 2025, has had or is expected to have a material impact on the consolidated financial statements.

3. Reverse Recapitalization

On the Closing Date, HCM II consummated the transactions set forth by the Business Combination Agreement dated March 26, 2025 with TEDI and Merger Sub. Upon closing, Merger Sub merged with and into TEDI, with TEDI surviving as a wholly owned subsidiary of the Company. The Transactions were accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting:

●	TEDI is treated as the accounting acquirer.
●	The transaction is equivalent to the issuance of shares by TEDI for the net monetary assets of the Company, accompanied by a recapitalization.
●	No goodwill or other intangible assets were recorded. The net assets of the Company were recorded at historical cost.

HCM II did not meet the definition of a “business” pursuant to ASC 805-10-55, Business Combinations (“ASC 805”), and thus, for accounting purposes, the Business Combination was accounted for as a reverse recapitalization, within the scope

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

of ASC 805. The net assets of HCM II were stated at historical cost, with no goodwill or other intangible assets recorded. There was no excess of the fair value of shares issued to HCM II over the fair value of HCM II’s identifiable net assets acquired.

Accordingly the consolidated financial statements prior to the Closing Date represent those of TEDI, while the equity structure (i.e., number and type of shares outstanding) reflects the legal capital structure of the Company after the Business Combination, retroactively adjusted to reflect the Exchange Ratio of 44.7029 as of the earliest presented period, in this case, January 1, 2024.

Upon closing of the Business Combination:

●	An aggregate of 48,028,812 shares of common stock were issued to TEDI securityholders, including holders of convertible notes.
●	Preferred shares of TEDI converted into common stock pursuant to the terms of TEDI’s governing documents.
●	TEDI’s convertible notes were converted into common stock in accordance with their contractual terms.
●	Outstanding options, warrants, and restricted stock units of TEDI were assumed and converted into comparable awards exercisable for or settled in common stock based on the Exchange Ratio.
●	In connection with the shareholder vote approving the Business Combination, 7,390 public shares were redeemed for approximately $77,890.

PIPE Financing

Concurrently with the closing of the Business Combination, the Company consummated a private placement (the “PIPE”) pursuant to which it issued 5,000,000 shares of common stock at $10.00 per share, resulting in gross proceeds of $50.0 million.

The following table reconciles the elements of the Business Combination to the consolidated statements of cash flows for the year ended December 31, 2025:

Cash-trust and cash, net of redemptions	$243,066,977
Add: proceeds from issuance of shares from PIPE investors	49,500,000
Less: transaction costs and professional fees, paid	(22,305,729)
Net proceeds from the Business Combination	$270,261,248

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

The following table provides a reconciliation of the common and exchangeable shares as of December 31, 2025:

TEDI existing shares at closing date:
Preferred Series A shares	200,592
Common shares	784,831
Total TEDI shares at closing date	985,423
Total TEDI shares at closing date - recasted	44,051,295
Conversion of convertible notes to common shares	3,977,517
Issuance of shares to PIPE investors	5,000,000
Issuance of shares to HCM II	28,742,610
Total recapitalized common shares at December 31, 2025	81,771,422

TEDI existing exchangeable shares at closing date:
Preferred exchangeable shares	6,200
Common exchangeable shares	530,924
Total TEDI exchangeable shares at closing date	537,124
Total TEDI exchangeable shares at closing date - recasted	24,011,017

Conversion of preferred exchangeable shares to exchangeable shares	277,158
Conversion of common exchangeable shares to exchangeable shares	23,733,859
Total recapitalized exchangeable shares at December 31, 2025	24,011,017

The below table represents the amount of the Company’s transaction expenses included in the financial statements for the year ended December 31, 2025:

December 31, 2025
Professional fees	$14,324,981
Legal expenses	7,980,748
Total transaction costs	$22,305,729

4. Prepaid Expenses and Other Current Assets

The components of prepaid expenses and other current assets were as follows:

	December 31,
	2025	2024
Sales tax receivable	$92,547	$82,924
Government grants receivable	—	45,991
Prepaid software costs	490,907	15,462
Prepaid insurance	1,007,243	—
Other prepaid expenses	178,567	125,714
Total	$1,769,264	$270,091

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

5. Property and Equipment, Net

The components of property and equipment, net were as follows:

	December 31,
	2025	2024
Computer equipment	$738,809	$1,548,538
Computer software	1,199,373	5,123,755
Equipment	22,869	4,827
Furniture and fixtures	3,233	163,756
Leasehold improvements	140,881	687,024
Total	2,105,165	7,527,900
Less: Accumulated depreciation and amortization	(1,270,370)	(6,757,352)
Total	$834,795	$770,548

Depreciation and amortization expense on property and equipment for the years ended December 31, 2025 and 2024 was $1,012,872 and $1,206,215, respectively.

6. Intangible Assets, Net

The components of intangible assets, net were as follows:

	Useful life	December 31,
		2025	2024
Intellectual property rights	20 years	$22,800	$21,718
Patents and trademarks	20 years	991,930	865,682
Total		1,014,730	887,400
Less: Accumulated amortization		(306,981)	(270,428)
Total		$707,749	$616,972

Amortization expense relating to the intangible assets for the years ended December 31, 2025 and 2024 was $25,254 and $50,176, respectively.

Estimated future amortization of intangibles is as follows:

Year ending December 31,	Amount
2026	$43,417
2027	43,417
2028	43,417
2029	43,417
2030	43,417
Thereafter	490,664
$707,749

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

7. Financial Instruments

The following table shows the Company’s cash, cash equivalents and short-term investments by significant investment category as of December 31, 2025.

				Cash and Cash	Short-Term
	Amortized Cost	Unrealized Gains	Fair Value	Equivalents	Investments
Cash	$—	$—	$—	$3,266,974	$—
Level 1:	—	—	—	—	—
Money market funds	—	—	—	93,897,417	—
U.S. Treasury securities	199,496,833	1,129,448	200,626,281	—	200,626,281
Total	$199,496,833	$1,129,448	$200,626,281	$97,164,391	$200,626,281

As of December 31, 2024, the Company’s cash and cash equivalents were $3,021,795.

8. Accounts Payable and Accrued Expenses

The components of accounts payable and accrued expenses were as follows:

	December 31,
	2025	2024
Trade payables	$4,478,088	$366,321
Accrued salaries and benefits	87,360	54,569
Accrued contractor expense	92,593	47,956
Government grant repayment accrual	—	10,274
Other accrued expenses	842,905	269,747
Total	$5,500,946	$748,867

9. Leases

The Company leases office spaces and office equipment from various lessors. Some property leases contain extension options exercisable by the Company up to one year before the end of the non-cancellable contract period. The lease agreements do not contain any material residual value guarantees or material restrictive covenants. The components of lease cost for the year ended December 31, 2025 and 2024 are summarized below:

	Year ended
	December 31,
	2025	2024
Operating lease cost	296,466	218,886
Finance lease cost	148,537	62,453
Total lease cost	445,003	281,339

Operating lease costs are included under “general and administrative” in the consolidated statements of operations. Interest on finance leases are included under “interest expense” in the consolidated statements of operations, with amortization of finance leases included under “depreciation and amortization” in the consolidated statements of operations.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

Other information — operating leases

	Year ended
	December 31,
	2025	2024
Weighted-average remaining lease term (in years)	4.28	5.00
Weighted-average discount rate	4.22%	4.38%
Cash paid for amounts included in the measurement of operating lease liabilities	$328,496	$218,886

Right-of-use assets obtained in exchange for operating lease liabilities for the year ended December 31, 2025 and 2024 were $970,279 and $144,978, respectively.

The following table reconciles the future undiscounted cash flows of operating leases to the operating and finance lease liabilities recorded on the consolidated balance sheet as of December 31, 2025:

	Operating	Finance
Period range	leases	leases
0 – 1 years	$458,502	$37,831
1 – 2 years	511,596	37,831
2 – 3 years	521,179	12,153
3 – 4 years	530,970	8,999
4 – 5 years	148,235	—
Total undiscounted lease payments	2,170,482	96,814
Less: imputed interest	(186,587)	(7,473)
Total lease liabilities	1,983,895	89,341
Less current portion	(383,223)	(33,362)
Noncurrent portion	$1,600,672	$55,979

10. Government Grants

On September 2, 2020, the Ministry of Innovation, Science and Economic Development Canada (“ISED”) agreed to provide the Company with a conditionally repayable contribution of up to $20,000,000 CAD (“Contribution Agreement”) through the Strategic Innovation Fund (“SIF”) to fund eligible expenditures incurred from April 1, 2019 through December 31, 2021 related to the development of the Company’s patented IMSR reactor (“the “SIF Project”).

The contribution is repayable annually at 3.00% of Gross Business Revenues (“GBR”), as defined in the Contribution Agreement, for a period of 25 years beginning at the start of the Company’s second fiscal year following completion of the SIF Project, or until total repayments reach up to 1.75 times the actual amount received from ISED, whichever occurs first. Repayments are calculated based on GBR earned during the Canadian government fiscal year (April 1 to March 31) and are due no later than April 30 following the end of the applicable government fiscal year. If no GBR is earned in a given government fiscal year, no repayment is required for that period. The repayment period expires on the later of April 30, 2048, or the date of the final repayment.

The Company recognized the benefit of the contribution as government grant income in other income on a systematic basis as the related eligible expenditures were incurred (see Note 2, Significant Accounting Policies). Future repayments are contingent on the generation of GBR, and management is not able to reasonably estimate the timing or amount of such repayments as of December 31, 2025. Accordingly, no liability has been recognized for contingent future repayments beyond amounts accrued for repayments triggered by revenues earned to date.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

As of December 31, 2025, the Company has received total contributions of $14,925,373. The Company has recorded $0 and $10,274 as a repayment accrual as of December 31, 2025 and 2024, respectively, which is included in accounts payable and accrued expenses on the consolidated balance sheets.

11. Convertible Notes and Convertible Notes — Related Parties

2024 Bridge Round Offering

From April 2024 through December 2024, the Company entered into subscription and exchange agreements for an offering of units with various investors, including related parties (the “Bridge Round Offering”). Each unit was comprised of (i) a convertible note and (ii) ten warrants expiring July 31, 2028 to buy common stock of the Company at $2.24 exercisable in cash or by cashless exercise based on the market price of shares in the specified manner.

Each convertible note was a secured convertible note of the Company in the principal amount of $1,000 per unit due July 31, 2026 with a principal amount of $1,000 bearing interest at 8%. The convertible notes (including unpaid interest) were automatically convertible prior to maturity into (i) (a) the shares of the surviving entity following a SPAC (Special Purpose Acquisition Company) merger at a conversion price equal to 75% of the issue price of the securities issued by such surviving entity and (b) certain limited rights to the issue of additional surviving entity securities 21 days after the expiry of the lock ups associated with the SPAC merger transaction to compensate for any price evolution in the trading price of such securities below the issue price down to $5.00; (ii) the Company’s common or preferred stock in the case of a $50.0 million issuance of common or preferred stock (excluding units or monies raised in connection with a SPAC merger) at a conversion price equal to 75% of the issue price of such securities, or (iii) the same class of shares of the Company issued in connection with an IPO shares at a conversion price equal to 75% of the price of such shares immediately post IPO.

The Company’s obligations under the convertible notes, are secured in favor of each convertible note holder by a guaranty made by the Company and a security interest in all present and after acquired personal property and assets of the Company. The convertible notes include a prohibition on the Company granting liens or security interests on its assets outside the ordinary course of business.

Additionally, the Company entered into exchange agreements with each of the previously outstanding Convertible Note holders whereby the holders received similar rights as investors in the Bridge Round Offering. The Company evaluated the exchange agreement and determined it was not required to be accounted for as a Troubled Debt Restructuring under ASC 470-60 as no concession was granted to the Company. The Company then evaluated the exchange under ASC 470-50, Debt — Modifications and Extinguishment.

The 2024 Bridge Round Convertible Notes are required to be accounted for as an ASC 480-10 liability as a result of the Variable Share Settlement provisions. The warrants issued in the Bridge Round Offering (the “Bridge Warrants”) qualified as permanent equity under ASC 815-40; therefore, the Bridge Warrants were recognized within paid-in capital and measured at relative fair value. When estimating the fair value of the Bridge Warrants, the Company has followed the guidance in ASC 820 Fair Value Measurement.

The value of the Bridge Warrants was based on Black-Scholes pricing model based on the following inputs:

2024 Bridge
Round Offering
Stock price	$1.16
Exercise (Strike) price	$2.24
Time to maturity (years)	4.1
Annualized risk-free rate	4.3%
Annualized volatility	63.0%

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

February 2025 Bridge Round Offering

During February 2025 the Company entered into subscription and exchange agreements for an offering of units with various investors, including related parties (the “February 2025 Offering”) providing for proceeds of $11.0 million. Each unit was comprised of (i) a convertible note and (ii) ten warrants expiring July 31, 2028 to buy common stock of the Company at $2.24 exercisable in cash or by cashless exercise based on the market price of shares in the specified manner.

Each convertible note was a secured convertible note of the Company in the principal amount of $1,000 per unit due July 31, 2026 with a principal amount of $1,000 bearing interest at 8%. The convertible notes (including unpaid interest) were automatically convertible prior to maturity into (i) (a) the shares of the surviving entity following a Special Purpose Acquisition Company (“SPAC”) merger at a conversion price equal to 75% of the issue price of the securities issued by such surviving entity and (b) certain limited rights to the issue of additional surviving entity securities 21 days after the expiry of the lock ups associated with the SPAC merger transaction to compensate for any price evolution in the trading price of such securities below the issue price down to $5.00; (ii) the Company’s common or preferred stock in the case of a $50.0 million issuance of common or preferred stock (excluding units or monies raised in connection with a SPAC merger) at a conversion price equal to 75% of the issue price of such securities, or (iii) same class of shares of the Company issued in connection with IPO shares at a conversion price equal to 75% of the price of such shares immediately post IPO.

The Company’s obligations under the convertible notes, are secured in favor of each convertible note holder by a guaranty made by the Company and a security interest in all present and after acquired personal property and assets of the Company. The convertible notes include a prohibition on the Company granting liens or security interests on its assets outside the ordinary course of business.

The February 2025 Offering convertible notes are required to be accounted for as an ASC 480-10 liability as a result of the Variable Share Settlement provisions. The warrants qualified as permanent equity under ASC 815-40; therefore, the warrants were recognized within paid-in capital and measured at relative fair value. When estimating the fair value of the warrants, the Company has followed the guidance in ASC 820 Fair Value Measurement.

The fair value of the warrants issued with the February 2025 Offering was based on Black-Scholes pricing model based on the following inputs:

February 2025
Bridge Round
Offering
Stock price	$1.45
Exercise (Strike) price	$2.24
Time to maturity (years)	3.4
Annualized risk-free rate	4.2%
Annualized volatility	51.3%

Each convertible note that was outstanding immediately prior to the Effective Time of the close was cancelled and automatically converted pursuant to its terms, and the holder thereof became entitled to receive, a number of shares of common stock equal to (A) the outstanding amount of such convertible note, including any accrued and unpaid interest, divided by (B) $7.91 (seventy-five percent (75%) of the redemption price).

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

Rollforward of Convertible Notes and Convertible Notes-Related Party

		Convertible
	Convertible	Notes – Related
	Notes	Party
Balance at January 1, 2024	$7,918,528	$2,032,017
Bridge Round Offering proceeds	6,563,000	650,000
Loss on extinguishment of debt	1,183,289	202,204
Recognition of debt discount	(2,173,509)	(514,827)
Foreign currency translation adjustment	(369,323)	(130,898)
Amortization of debt discount	586,847	133,498
Balance at December 31, 2024	13,708,832	2,371,994
February 2025 Offering proceeds	9,335,000	1,650,000
Recognition of debt discount	(2,323,073)	(271,458)
Amortization of debt discount	1,698,368	439,616
Conversion of convertible notes to common shares, exclusive of accrued interest converted	(22,419,127)	(4,190,152)
Balance at December 31, 2025	$—	$—

12. Related Party Balances and Transactions

The following table summarizes the Company’s related party transactions for the year:

	2025	2024
Professional fees and expenses paid to companies controlled by officers included in general and administrative	$249,323	$442,110
Research and development expenses paid to companies controlled by officers included in general and administrative	$—	$42,212
Accounts payable due to related parties	$—	$9,010

These transactions are in the normal course of operations and are measured at fair value, which is the amount of consideration established and agreed to by the related parties.

During the year ended December 31, 2024, the Company issued 2,818,520 shares of Common Stock to SWH Capital LLC, an entity controlled and owned by the Chief Executive Officer of the Company, as consideration for all of the shares of common stock of TEUSA owned by SWH.

In December 2024, the Company received $100,000 in advance from a related party as an advance of the February 2025 Bridge Round Offering.

The Company had issued convertible notes to certain related parties, which included accrued interest prior to automatic conversion to common shares following the SPAC merger, refer Note 3 and 11 for further detail. All convertible notes converted as of December 31, 2025.

13. Stockholders’ Equity (Deficit)

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share. The Company’s Board of Directors is authorized, without further stockholder action, to issue preferred stock in one or more series and to establish the designations, powers, preferences and rights of each such series and the qualifications, limitations and restrictions thereof.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

No shares of preferred stock were issued or outstanding as of December 31, 2025 or 2024 on a post-Reverse Recapitalization basis. Immediately prior to the Reverse Recapitalization described in Note 3, the Company had 6,154,342 shares of Series A Preferred Stock outstanding as of December 31, 2024 and issued an additional 2,812,708 shares of Series A-1 Preferred Stock during 2025. In connection with the Reverse Recapitalization, all 8,967,050 outstanding shares of preferred stock were converted into common stock.

Common Stock

The Company’s Board of Directors has authorized 500,000,000 shares of common stock, par value $0.0001. Holders of common stock are entitled to one vote per share. Subject to the rights of any series of preferred stock that may be outstanding, holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available. In the event of liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the Company’s remaining assets after the satisfaction of liabilities and subject to any preferential rights of preferred stock. par value of Common Stock. As of December 31, 2025 and 2024, the Company has 81,771,422 and 39,159,901 shares of common stock issued and outstanding, respectively. In connection with the Reverse Recapitalization, outstanding share amounts as of December 31, 2024 have been retrospectively restated to give effect to the Business Combination.

Common Stock Warrants

As of December 31, 2025, the Company had 30,276,119 of outstanding warrants to purchase common stock at an average exercise price of $8.24 per share.

As of December 31, 2024, the Company had 7,759,535 of outstanding warrants to purchase common stock at an average exercise price of $2.24 per share.

Call Options

Pursuant to various call option agreements entered into with certain stockholders prior to the Company’s April 5, 2024 redomicile and corporate reorganization and the Business Combination, the Company retains the right to repurchase up to an aggregate of 6,124,297 shares of its outstanding common stock at fixed exercise prices ranging from $1.12 CAD to $2.24 per share. These call options are exercisable at the Company’s discretion and expire at various dates ranging from December 31, 2035, through March 7, 2043. The call options are not subject to any service, performance, or market-based vesting conditions and are not transferable without Company consent. The Company has not exercised any of these call options as of December 31, 2025.

The call option agreements continue to be valid and enforceable following the redomicile and corporate reorganization and consummation of the business combination. These instruments are presented within stockholders’ equity (deficit) at the original consideration price per share and are not remeasured unless exercised.

Exchangeable Shares

As of both December 31, 2025 and 2024, the Company had 24,011,017 exchangeable shares outstanding on a post-Reverse Recapitalization basis. Immediately prior to the Reverse Recapitalization, the December 31, 2024 balance consisted of 277,158 preferred exchangeable shares and 23,733,859 common exchangeable shares. These shares are legally issued by Terrestrial Energy Canada (Exchange) Inc., a wholly-owned subsidiary of the Company (“ExchangeCo”). In connection with the closing of the Business Combination, ExchangeCo exchangeable preferred shares and exchangeable common shares that existed prior to the Business Combination were recapitalized into a single class of exchangeable shares as of the Business Combination.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

Each exchangeable share is convertible on a 1-for-1 basis into the Company’s common shares, either at the option of the holder or upon the occurrence of certain events. The exchangeable shares carry economic rights and dividend entitlements equivalent to the Company’s corresponding equity instruments and participate in Company-level voting through a special voting mechanism. Exchangeable shares hold limited economic rights with respect to ExchangeCo and are not entitled to dividends of ExchangeCo; provided that holders of exchangeable shares are entitled to dividends paid on Company shares.

The Company has entered into an amended and restated support and exchange agreement with the ExchangeCo and a trustee to guarantee all obligations associated with the exchangeable shares and ensure that holders receive equivalent rights that are intended to be substantively equivalent to direct shareholders of the Company. As such, these instruments are treated as equity of the Company, and not reported as noncontrolling interests. No exchange of shares occurred during the years ended December 31, 2025 or 2024.

14. Net Loss Per Share of Common Share

Prior to the Merger, the Company used the two-class method required for participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to shares in undistributed earnings as if all income (loss) for the period had been distributed. The Company’s preferred stock that was outstanding prior to the Merger contractually entitled the holders of such stock to participate in dividends but did not contractually require the holders of such stock to participate in losses of the Company. Accordingly, in periods in which the Company reported a net loss attributable to common stockholders, such losses were not allocated to the preferred stock. The Company may be required to issue additional common shares pursuant to contingent value rights (“CVRs”) issued in connection with the Business Combination. The number of shares issuable is contingent upon the Company’s future stock price performance over a specified measurement period. As the contingency has not been met as of December 31, 2025, these shares have not been included in the calculation of basic or diluted net loss per share.

After the Merger, the Company applied the treasury stock method to determine the dilutive effect of potentially dilutive securities, and the if-converted method to determine the dilutive effect of any potentially dilutive convertible securities, as post-merger, the Company’s only participating securities were shares of the Company’s common stock, and any dividends declared on the common stock would be forfeitable if not vested.

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted average number of common stock outstanding during the period, without consideration of potentially dilutive securities. There are no potentially dilutive securities included in the Company’s diluted net loss per share calculation for the years ended December 31, 2025 and 2024, as the effect of any potentially dilutive security is anti-dilutive due to the net losses in those periods.

The table below sets forth the computation of basic and dilutive net loss per share:

	For the year ended
	December 31,
	2025	2024
Numerator:
Net loss	$(28,016,641)	$(11,485,410)
Denominator:
Weighted-average shares outstanding, basic and diluted	71,646,985	60,414,175
Net loss per share, basic and diluted	$(0.39)	$(0.19)

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

The weighted-average shares outstanding above include both common shares and exchangeable shares outstanding at December 31, 2025 and 2024 as these shares are exchangeable one-for-one basis into the Company’s common shares and are therefore economically equivalent to common shares outstanding.

The table below sets forth a listing of potentially dilutive securities that were excluded from the calculation of diluted net loss per share attributable to common shareholders because the impact of including them would have been anti-dilutive or out-of-the-money. Potentially dilutive securities include stock options, restricted stock units, warrants, and other share-settled instruments:

	For the year ended
	December 31,
	2025	2024
Stock options	17,691,184	18,951,539
RSUs	1,232,794	—
Warrants (public and private)	30,276,119	7,759,535
Total	49,200,097	26,711,074

15. Stock-Based Compensation

In 2014, the Company adopted the amended and restated Terrestrial Energy Inc. 2014 Stock Options Plan A (the “2014 Plan”). In connection with the Company’s redomestication to Delaware, outstanding awards under the 2014 Plan were assumed by the Terrestrial Energy Delaware Inc. 2024 Stock Option Plan, which was most recently amended and restated in October 2024, as the Terrestrial Energy Inc. Second Amended and Restated 2024 Stock Option Plan. In October 2025, the Company adopted the 2025 Equity Incentive Plan, effective immediately prior to the closing of the Business Combination (the “Current Plan”). As of December 31, 2025, the Current Plan authorizes the Company to award equity awards resulting in the issuance of up to 38,741,269 shares of common stock. The Current Plan provides for grants of incentive stock options, non-qualified stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other awards to employees, non-employee directors, consultants and advisors of the Company. The Current Plan is designed to promote the interests of the Company using equity investment interests to attract, motivate, and retain individuals. The Current Plan is administered by the Board of Directors. The Board determines the type, number, vesting requirements and other features and conditions of such awards. Generally, stock options granted from the Current Plan have a contractual term of twenty years from the date of the grant and vest over one to three years.

Stock option transactions and the number of stock options outstanding are summarized as follows:

	December 31, 2025		December 31, 2024
		Weighted		Weighted
		Average		Average
	Number	Exercise Price	Number	Exercise Price
Outstanding, beginning of year	19,018,593	$1.01	18,249,971	$1.00
Granted	1,167,819	4.83	768,622	2.24
Exercised	(67,054)	0.09	—	—
Forfeited	(2,428,174)	1.47	—	—
Outstanding, end of year	17,691,184	1.34	19,018,593	1.01
Less: Options not vested	(2,339,259)	4.18	(2,154,905)	2.17
Exercisable at year end	15,351,925	$0.89	16,863,688	$0.49

The Company recorded stock-based compensation expense for options of $1,323,108 and $670,243 for the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025, total compensation expense related to awards not yet recognized (except those with performance conditions that are not yet probable) was $2.0 million which is expected to be recognized over a weighted average period of 1.7 years.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

The Company used the Black-Scholes option-pricing model to estimate the fair value of the options granted at the grant date using the following data and assumptions:

	2025	2024
Risk-free interest rate	4.56%	3.87%
Exercise price	$4.83	$2.24
Share price	$3.99	$1.16
Expected life of options	3 Years	3 Years
Annualized volatility	86.0%	63.0%

As there is insufficient historical share price data of the Company from which to estimate future share price volatility, the Company has estimated expected share price volatility based on the historical share price volatility of comparable entities. The expected life of the share options is based on the expectation that investors will exercise their rights as certain Company milestones are met as well as review of comparable companies. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected term of the stock options. The Company has not paid and does not anticipate paying cash dividends on shares of common stock; therefore, the expected dividend yield is assumed to be zero.

Restricted stock unit transactions and the number of RSUs outstanding are summarized as follows:

	December 31, 2025
		Weighted
		Average
	Number	Grant-Date Fair Value
Outstanding, beginning of year	—	$—
Granted	1,232,794	10.56
Vested	—	—
Forfeited/Expired	—	—
Outstanding, end of year	1,232,794	$10.56

The Company recorded stock-based compensation expense for RSU awards of $1,780,594 and $0 for the years ended December 31, 2025 and 2024, respectively

The total unrecognized RSU expense as of December 31, 2025 was $11,258,886 with a weighted-average period over which it is to be recognized of 1.4 years.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

16. Income Taxes

The income tax expense (benefit) for 2025 and 2024 are as follows:

	2025	2024
Current:
Federal	$—	$35,088
State	700	—
Foreign	1,849	1,278
Total current income tax	2,549	36,366

Deferred:
Federal	15,401	(15,401)
State	—	—
Foreign	—	—
Total deferred tax	15,401	(15,401)
Total income tax expense	$17,950	$20,965

A reconciliation between domestic and international earnings (loss) before income taxes is as follows:

	2025	2024
Domestic	$(17,127,042)	$(1,374,250)
International	(10,871,649)	(10,090,195)
Net loss before income taxes	$(27,998,691)	$(11,464,445)

A reconciliation between the effective income tax rate and the federal statutory income tax rate is as follows:

	2025		2024
Federal tax at statutory rate	$(5,879,725)	21.0%	$(2,407,533)	21.0%
Permanent book/tax differences	1,317,897	(4.7)	676,297	(5.9)
Return to provision adjustments	1,392,136	(5.0)	(65,996)	0.6
Difference in tax rates	(539,994)	1.9	(586,767)	5.1
Impact of Canadian dollar exchange rate changes	(1,013,116)	3.6	1,560,416	(13.6)
Change in valuation allowance	4,740,752	(16.9)	844,548	(7.4)
Total tax expense	$17,950	(0.1)%	$20,965	(0.2)%

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

Deferred Income Tax

The significant components of the deferred tax assets and liabilities consisted of the following:

	2025	2024
Deferred tax assets:
R&D expenses	$3,485,406	$3,380,350
Net operating loss carryforwards	17,547,661	13,401,755
Tax credit carryforwards	2,445,772	3,133,678
Operating lease liabilities	498,400	239,253
Stock based compensation	502,016	—
R&D intangible tax pool section 174	622,270	—
Other	93,988	73,668
Total gross deferred tax assets	25,195,513	20,228,704
Valuation allowance	(24,640,726)	(19,821,008)
Total deferred tax assets, net of valuation allowance	554,787	407,696

Deferred tax liabilities
Property and equipment	(94,585)	(60,460)
Intangible assets	(27,892)	(96,660)
Right of use assets	(432,310)	(176,333)
Convertible debt	—	(740,196)
Total gross deferred tax liabilities	(554,787)	(1,073,649)
Net deferred tax liabilities	$—	$(665,953)

In assessing the realizability of deferred tax assets, management considers all positive and negative evidence to determine whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Due to the uncertainty of the Company’s ability to realize the benefit of the deferred tax assets, primarily related to the history of cumulative operating losses, the net deferred tax assets are offset by a valuation allowance at December 31, 2025 and 2024. As of December 31, 2025, the Company recorded a valuation allowance of $24,640,726 compared to $19,821,008 as of December 31, 2024.

As of December 31, 2025 and 2024, the Company had no unrecognized tax benefits. The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. As of both December 31, 2025 and December 31, 2024, the Company had no accrual for any for net interest and penalties.

As of December 31, 2025 and 2024, the Company had net operating loss carryforwards (“NOLs”) of $67,261,109 and $50,927,528, respectively, comprised of $62,233,225 Canadian NOLs which have a 20-year expiration period and will begin to expire in 2035 and $5,027,884 U.S NOLs with indefinite carryforward period, Canadian federal tax credit carryforwards of $2,197,097 and $3,187,456, respectively, that have a 20-year expiration period and will begin to expire in 2039, Canadian state tax credit carryforwards of $830,310 and $790,898, respectively, that have a 20-year expiration and will begin to expire in 2035, and foreign tax credit carryforwards of $0 and $7,136, respectively, that have a 20-year expiration period and will begin to expire in 2041.

The Company is subject to U.S. federal and state income tax, Canadian federal and provincial income tax, as well as various other foreign jurisdictions that impose an income tax. The years that remain subject to examination are primarily 2021 and later.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted in the United States. The OBBBA includes significant tax law changes, including the permanent extension of certain provisions from the U.S. Tax Cuts and Jobs Act, modifications to the international tax framework, and the reinstatement of favorable business tax provisions. These include 100% bonus depreciation, immediate expensing of Section 174 domestic research and experimental expenditures, and revised limitations under Section 163(j) on the deductibility of business interest expense. The legislation has multiple effective dates, with certain provisions effective beginning in 2025, and others implemented through 2027. We evaluated the impact of the OBBBA and determined its provisions do not have a material impact on our overall tax liability both for the current year and in the succeeding years.

17. Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer in accordance with ASC 280-10-50-5, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the consolidated statement of operations as net income or loss. The measure of segment assets is reported on the consolidated balance sheet as total assets when evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the year ended
	December 31,
	2025	2024
Research and development costs	$9,767,996	$5,176,932
General and administrative expenses	14,266,775	4,168,576
Other significant non-cash items:
Depreciation and amortization	1,161,704	1,256,391
Total Operating Expenses	25,196,475	10,601,899
Revenue	—	248,357
Total other (expense) income	(2,802,216)	(1,110,903)
Income tax expense	(17,950)	(20,965)
Net loss	$(28,016,641)	$(11,485,410)

As the Company has not earned significant revenue yet, the key measures of segment profit or loss reviewed by the Company’s CODM are research and development costs and general and administrative expenses to monitor, manage and forecast cash to ensure enough capital is available for working capital needs. The CODM also reviews research and development costs and general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

Terrestrial Energy Inc.

Notes to the Consolidated Financial Statements

The geographic location of long-lived assets is as follows:

	December 31,
	2025	2024
United States	$1,231,273	$14,853
Canada	2,189,215	2,024,865
Total	$3,420,488	$2,039,718

18. Commitments and Contingencies

Litigation and loss contingencies

From time to time, the Company may be subject to other legal proceedings, claims, investigations, and government inquiries (collectively, legal proceedings) in the ordinary course of business. It may receive claims from third parties asserting, among other things, infringement of their intellectual property rights, defamation, labor and employment rights, privacy, and contractual rights. There are no currently pending legal proceedings that the Company believes will have a material adverse impact on the business or consolidated financial statements.

19. Subsequent Events

The Company evaluated subsequent events from December 31, 2025 through March 30, 2026, the issuance date of these consolidated financial statements, for events requiring recognition or disclosure in the consolidated financial statements as of and for the year ended December 31, 2025.

On March 3, 2026, the Company received a demand letter from a former employee of one of the Company’s subsidiaries over his efforts to exercise certain stock option agreements. Specifically, the dispute centers on whether this former employee has or is willing to address certain potential tax obligations in order to allow the option exercise to be affected. The demand letter seeks enforcement of the option agreements, but no litigation has commenced.

The Company is currently evaluating the matter in consultation with legal counsel. Based on the information available as of the issuance date of these consolidated financial statements, the Company has not recorded a liability related to this matter as it has not concluded that a loss is probable.

The ultimate outcome of this matter is uncertain and, if the outcome was unfavorable to the Company, could have a material effect on the Company’s financial position, results of operations, or cash flows in a future period.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby. All of such expenses are estimates, other than the filing fee payable to the SEC. The SEC registration fee and certain other fees were previously paid in connection with the filing of the Registration Statements on Form S-1 (Registration No. 333-291796) and Form S-4 (File No. 333-299735) with the SEC, to which this registration statement is a post-effective amendment.

SEC registration fee		$33,814.05	(1)
Accounting fees and expenses		*
Legal fees and expenses		*
Financial printing and miscellaneous expenses		*
Total	$	*
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.
(1)	SEC registration fee was previously paid.

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 15. Recent Sales of Unregistered Securities.

At the closing of the Business Combination, we issued an aggregate of 5,000,000 shares of Common Stock pursuant to the PIPE Subscription Agreements, for an aggregate consideration of $50,000,000. These securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended. Each acquiror is an accredited investor for purposes of Rule 501 of Regulation D.

On October 28, 2025, the Company issued 166,298 restricted stock units (“RSUs”) to Simon Irish, the Company’s Chief Executive Officer, as an initial equity grant pursuant to Mr. Irish’s employment agreement with the Company. Mr. Irish’s RSUs vest pro rata over a three year period following the grant date.

On December 18, 2025, the Company issued 43,335 RSUs to its directors pursuant to the Company’s director compensation policy for their service as directors. All such RSUs vest in full on December 31, 2026, subject to the director’s continued service to the Company through such date.

The issuance of these RSUs was exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering.

On March 19, 2026, the Company issued 12,000 shares Common Stock to MZHCI, LLC, the Company’s public relations consulting firm for services rendered. The issuance of these shares was exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a)Exhibits. See the exhibit index immediately preceding the signature pages hereto, which is incorporated by reference as if fully set forth herein.
(b)Financial Statement Schedules. None.

Item 17. Undertakings. The undersigned registrant hereby undertakes as follows:

(a)

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(7)That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(8)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit	Description
2.1**

Business Combination Agreement, dated as of March 26, 2025, by and among HCM II Acquisition Corp., HCM II Merger Sub Inc., and Terrestrial Energy Inc. (incorporated by reference herein to Exhibit 2.1 filed with the Registration Statement on Form S-4/A (Reg. No. 333-288735) filed by the registrant on September 23, 2025).

2.2

Amendment No. 1 to Business Combination Agreement, effective as of October 26, 2025, by and among HCM II Acquisition Corp., HCM II Merger Sub Inc., and Terrestrial Energy Inc. (incorporated herein by reference to Exhibit 2.2 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).

2.3

Certificate of Merger of HCM II Merger Sub Inc. with and into Terrestrial Energy Inc. (incorporated herein by reference to Exhibit 2.3 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).

2.4	Plan of Domestication. (incorporated herein by reference to Exhibit 2.4 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).
3.1

Composite Certificate of Incorporation of Terrestrial Energy Inc. (as amended through March 27, 2026) (incorporated herein by reference to Exhibit 3.1 filed with the Annual Report on Form 10-K (Reg. No. 001-42252) filed by the registrant on March 30, 2026).

3.2

Composite Bylaws of Terrestrial Energy Inc. (as amended through October 28, 2025) (incorporated herein by reference to Exhibit 3.2 filed with the Annual Report on Form 10-K (Reg. No. 001-42252) filed by the registrant on March 30, 2026).

3.3

Certificate of Designations for Special Voting Preferred Stock (incorporated herein by reference to Exhibit 3.3 filed with the Annual Report on Form 10-K (Reg. No. 001-42252) filed by the registrant on March 30, 2026).

4.1

Specimen Common Stock Certificate of Terrestrial Energy Inc. (incorporated by reference herein to Exhibit 4.5 filed with the Registration Statement on Form S-4/A (Reg. No. 333-288735) filed by the registrant on September 23, 2025).

4.2	Specimen Warrant Certificate of Terrestrial Energy Inc. (included as an exhibit to Exhibit 10.1).
5.1

Opinion of Bryan Cave Leighton Paisner LLP as to the validity of the securities being registered (incorporated herein by reference to Exhibit 5.1 filed with the Registration Statement on Form S-1 (File No. 333-291796) filed by the registrant on December 22, 2025).

5.2

Opinion of King & Spalding LLP as to the validity of the securities being registered (incorporated herein by reference to Exhibit 5.1 filed with the Registration Statement on Form S-4 (File No. 333-288735) filed by the registrant on September 23, 2025).

10.1

Amended and Restated Warrant Agreement, dated October 28, 2025, by and between HCM II Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated herein by reference to Exhibit 10.1 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).

10.2

Assignment and Assumption Agreement dated October 28, 2025 by and between Terrestrial Energy Inc. and HCM II Acquisition Corp. (incorporated herein by reference to Exhibit 10.2 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).

10.3

Amended and Restated Registration Rights Agreement, dated as of October 28, 2025, by and among Terrestrial Energy Inc., Cantor Fitzgerald & Co. and HCM Investor Holdings II, LLC (incorporated herein by reference to Exhibit 10.3 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).

10.4

Sponsor Support Agreement, by and among HCM II Acquisition Corp., HCM Investor Holdings II, LLC, and the other parties thereto (incorporated by reference herein to Exhibit 10.2 filed with the Registration Statement on Form S-4/A (Reg. No. 333-288735) filed by the registrant on September 23, 2025).

10.5

Sponsor Lock-Up Agreement, dated as of October 28, 2025, by and among Terrestrial Energy Inc. and HCM Investor Holdings II, LLC (incorporated herein by reference to Exhibit 10.5 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).

10.6	Form of Key Holders Lock-Up Agreement, dated October 28, 2025, by and among HCM II Acquisition Corp. and the other parties thereto. (incorporated by reference herein to Exhibit 10.7 filed with the

Registration Statement on Form S-4/A (Reg. No. 333-288735) filed by the registrant on September 23, 2025).
10.7

Second Amended and Restated Exchange and Support Agreement dated October 28, 2025, by and among HCM II Acquisition Corp., Terrestrial Energy Canada (Call) Inc., and Terrestrial Energy Canada (Exchange) Inc. (incorporated herein by reference to Exhibit 10.7 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).

10.8

Form of PIPE Subscription Agreement (incorporated by reference herein to Exhibit 4.8 filed with the Registration Statement on Form S-4/A (Reg. No. 333-288735) filed by the registrant on September 23, 2025).

10.9+

Terrestrial Energy Inc. 2025 Equity Incentive Plan, dated as of October 28, 2025 (incorporated herein by reference to Exhibit 10.9 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).

10.10+

Form of Restricted Stock Unit Award under 2025 Plan (incorporated herein by reference to Exhibit 10.10 filed with the Annual Report on Form 10-K (Reg. No. 001-42252) filed by the registrant on March 30, 2026).

10.11+	Form of Stock Option Award under 2025 Plan (incorporated herein by reference to Exhibit 10.11 filed with the Annual Report on Form 10-K (Reg. No. 001-42252) filed by the registrant on March 30, 2026).
10.12+

Terrestrial Energy Inc. Second Amended and Restated 2024 Stock Option Plan (incorporated herein by reference to Exhibit 10.12 filed with the Annual Report on Form 10-K (Reg. No. 001-42252) filed by the registrant on March 30, 2026).

10.13+	Form of Option Agreement under 2024 Plan (incorporated herein by reference to Exhibit 10.13 filed with the Annual Report on Form 10-K (Reg. No. 001-42252) filed by the registrant on March 30, 2026).
10.14+

Employment Agreement, dated as of October 28, 2025, by and between Simon Irish and Terrestrial Energy Inc., as amended (incorporated herein by reference to Exhibit 10.10 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).

10.15+

Assignment, Assumption, Waiver and Covenant Agreement, dated as of February 18, 2026, by and between Simon Irish, Terrestrial Energy Inc., and Terrestrial Energy Development Inc. (incorporated herein by reference to Exhibit 10.15 filed with the Annual Report on Form 10-K (Reg. No. 001-42252) filed by the registrant on March 30, 2026).

10.16+

Form of Indemnification Agreement between Terrestrial Energy and each of its directors and executive officers (incorporated herein by reference to Exhibit 10.11 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).

10.17+	Non-Employee Director Compensation Policy (incorporated herein by reference to Exhibit 10.17 filed with the Annual Report on Form 10-K (Reg. No. 001-42252) filed by the registrant on March 30, 2026).
10.18

Form of assumed Warrant Agreement of Terrestrial Energy Development Inc. (incorporated herein by reference to Exhibit 10.12 filed with the Registration Statement on Form S-1 (File No. 333-291796) filed by the registrant on November 26, 2025).

21.1

List of Subsidiaries of Terrestrial Energy Inc. (incorporated herein by reference to Exhibit 21.1 filed with the Current Report on Form 8-K (Reg. No. 001-42252) filed by the registrant on November 3, 2025).

23.1*	Consent of UHY LLP.
23.2	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on signature page to this registration statement).
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
107	Filing Fee Table (incorporated by reference to Exhibit 107 filed with the Registration Statement on Form S-1 (File No. 333-291796) filed by the registrant on December 22, 2025).
*	Filed herewith.

**

Certain schedules and similar attachments to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. Terrestrial Energy Inc. agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

+	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on June 5, 2026.

TERRESTRIAL ENERGY INC.
By:	/s/ Simon Irish
Name:	Simon Irish
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Simon Irish	Chief Executive Officer and Director	June 5, 2026
Simon Irish	(Principal Executive Officer)

/s/ Brian Thrasher	Chief Financial Officer	June 5, 2026
Brian Thrasher	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	June 5, 2026
Frederick Buckman

*	Director	June 5, 2026
Shawn Matthews

*	Director	June 5, 2026
Hugh MacDiarmid

*	Director	June 5, 2026
David Hill

*	Director	June 5, 2026
Charles Pardee

*	Director	June 5, 2026
Robert W. Jones

*	Director	June 5, 2026
William Johnson

*	Chief Technology Officer and Director	June 5, 2026
David LeBlanc

By:	/s/ Brian Thrasher
Name:	Brian Thrasher
Attorney-in-fact